As filed with the Securities and Exchange Commission On April 29, 2005

Registration No. 811-8162

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

AMENDMENT NO. 29 TO THE

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

MASTER INVESTMENT PORTFOLIO

(Exact Name of Registrant as Specified in Charter)

45 Fremont Street

San Francisco, CA 94105

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 244-1544

c/o Investors Bank & Trust Company

200 Clarendon Street

Boston, Massachusetts 02116

(Name and Address of Agent for Service)

With a copy to:

Marco E. Adelfio, Esq.

Morrison & Foerster LLP

2000 Pennsylvania Avenue, N.W., Suite 5500

Washington, D.C. 20006-1812

MASTER INVESTMENT PORTFOLIO

ACTIVE STOCK MASTER PORTFOLIO

EXPLANATORY NOTE

General. Master Investment Portfolio (“MIP”) is an open-end, management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part A for the Active Stock Master Portfolio (the “Master Portfolio”), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for other purposes. A holder of beneficial interests (an “interestholder”) of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers fourteen other series pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

PART A

May 1, 2005

Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVE

•	The Active Stock Master Portfolio seeks to provide long-term appreciation of capital.

The Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and principal investment strategies of the Master Portfolio determine the securities in which it invests, the degree of risk to which it is subject and ultimately, its performance. There can be no assurance that the investment objective of the Master Portfolio will be achieved.

PRINCIPAL INVESTMENT STRATEGIES

The Master Portfolio invests, under normal circumstances, at least 80% of its assets in common stocks. The Master Portfolio invests primarily in equity securities of U.S. companies with capitalizations similar to the range of capitalizations represented in the Standard & Poor’s 500 Index. Barclays Global Fund Advisors (“BGFA”) invests the Master Portfolio’s assets using a proprietary quantitative model that is designed to select stocks based on an analysis of a wide range of company-specific factors, such as relative values based on earnings and cash flows; earnings quality as measured by the company’s financial condition and earnings reports; sentiment as expressed through management and market participant behavior; and industry classification. BGFA considers risk parameters in deciding upon the Master Portfolio’s aggregate holdings, and factors trading costs into its stock selection process.

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The Master Portfolio may also invest in futures contracts and options on futures contracts. The Master Portfolio intends to use futures contracts and options as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. The Master Portfolio may also lend its portfolio securities.

In addition, the Master Portfolio may invest a portion of its assets in repurchase agreements and money market instruments, including U.S. Government obligations, obligations of domestic and foreign banks, short-term corporate debt instruments and shares of money market funds advised by BGFA.

RISK CONSIDERATIONS

General – The net asset value of the Master Portfolio’s beneficial interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities — The equity investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Different parts of the equity market and different types of equity securities, however, can fluctuate separately in response to issuer, political, market and economic developments.

Foreign Securities — The Master Portfolio may invest in equity securities of foreign issuers and may invest in American Depositary Receipts (“ADRs”) and European Depositary Receipts (“EDRs”) of such issuers. Investing in the securities of issuers in any foreign country, including through ADRs and EDRs, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, amounts realized on foreign securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with investments in foreign securities may include higher custodial fees than apply to domestic custodial arrangements. The Master Portfolio’s performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

Investment Management Risk — In investing the Master Portfolio’s assets, BGFA bases security selection on its analysis of securities, as described in the section entitled, “Principal Investment Strategies.” The Master Portfolio is therefore subject to the risk that poor security selection will result in underperformance of the Master Portfolio in comparison with other investment vehicles with similar investment objectives and strategies.

Other Investment Considerations — The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that each Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

PORTFOLIO HOLDINGS INFORMATION

A description of the Master Portfolio’s policies and procedures with respect to disclosure of the Master Portfolio’s portfolio holdings is available in the Master Portfolio’s Part B of its registration statement.

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See Item 11, “Description of the Master Portfolio and its Investments and Risks” in Part B for additional details.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER — BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (“BGI”), which, in turn, is an indirect subsidiary of Barclays Bank PLC, and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2004, BGFA and its affiliates provided investment advisory services for over $1.3 trillion of assets under management.

BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.25% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

ADMINISTRATOR – BGI serves as administrator of the Master Portfolio. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates the MIP’s trustees, officers and employees who are affiliated with BGI.

BGI has agreed to bear all costs of the Master Portfolio’s and MIP’s operations, except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses that are borne by the Master Portfolio, such as fees payable to BGFA and BGI. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable. BGI is entitled to receive a monthly fee at an annual rate of 0.10% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolio, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator.

PORTFOLIO MANAGERS

Freddy Huynh and Diane Misra are primarily responsible for the day-to-day management of the Active Stock Master Portfolio (the “Portfolio Managers”). Each Portfolio Manager is responsible for various functions related to portfolio management, including, but not limited to, investing cash inflows, coordinating with members of their team to focus on certain asset classes, implementing investment strategies, researching and reviewing investment strategies, and overseeing members of his or her portfolio management team with more limited responsibilities, but each Portfolio manager has appropriate limitations on his or her authority for risk management and compliance purposes.

Freddy Huynh is an employee of Barclays BGFA and BGI, and has been primarily responsible for the day-to-day management of the Active Stock Master Portfolio for less than a year. He has been with the US Alpha Tilts portfolio management team since 2001. Prior to becoming a Portfolio Manager, Mr. Huynh was employed by AdFlight, Inc. as a manager of media operations from 2000 to 2001, and Barclays Global Investors as an accountant and supervisor in the Portfolio Accounting department from 1998 to 2000.

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Diane Misra is an employee of Barclays BGFA and BGI, and has been primarily responsible for the day-to-day management of the Active Stock Master Portfolio for less than a year. She has been with the US Alpha Tilts portfolio management team since 2001. Prior to becoming a Portfolio Manager, Ms. Misra was employed by Goldman, Sachs & Co., as a Vice President from 1996 to 2000.

The Active Stock Master Portfolio’s Part B provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers’ ownership of shares in the Fund for which they are Portfolio Managers.

ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest cent, although the Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of the Master Portfolio’s Net Assets is determined as of the close of regular trading on the New York Stock Exchange, which is typically 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the New York Stock Exchange is open for business (a “Business Day”).

An investor in the Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected as of that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are valued primarily on the basis of market prices. In the event that a market price for an investment is not available or is not reliable, the investment will be valued using fair value pricing in accordance with BGI’s pricing policy, as approved by the Master Portfolio’s Board of Trustees. The frequency with which the Master Portfolio’s investments are valued using fair value pricing is primarily a function of the types of securities and other assets in which the Master Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933); (iii) a security whose trading has been suspended or which has been de-listed

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from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by extreme market conditions; (vii) a security affected by currency controls or restrictions; and (viii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Master Portfolio’s net asset value is computed and that may materially affect the value of the Master Portfolio’s investments). Examples of events that may be “significant events” are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.

Valuing a Master Portfolio’s investments using fair value pricing will result in using prices for those investments that may differ from current market prices.

Because foreign markets may be open on different days than the days during which an interestholder may purchase the Master Portfolio’s interests, the value of the Master Portfolio’s investments may change on days when interestholders are not able to purchase the Master Portfolio’s interests.

An investor in the Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations or interpretations. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolio reserves the right to refuse any purchase of interests.

The Master Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. These “in kind” redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

Frequent purchases and redemptions of Master Portfolio interests (“frequent trading”) may have a detrimental effect on the Master Portfolio and its interestholders. Depending on various factors, such as the size of the Master Portfolios and the amount of assets maintained in cash, frequent trading may harm the performance of the Master Portfolio by interfering with the implementation of the Master Portfolio’s investment strategies and/or increasing transaction costs and taxes, and/or may dilute the value of Master Portfolio interests held by long-term investors. Frequent trading may include activity that appears to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of the Master Portfolio’s portfolio securities after the close of the primary markets for those portfolio securities and the reflection of that change in the Master Portfolio’s net asset value (“market timing”).

The Master Portfolio’s Board of Trustees has adopted a policy of not monitoring for possible market timing activity in the Master Portfolio because the primary market for large capitalization U.S. equity securities closes at the same time as of which the net asset value for the Master Portfolio is calculated (normally 4:00 p.m. Eastern time). BGI’s ability to monitor trades that are placed by shareholders of feeder funds invested in the Master Portfolio is severely limited because BGI does not receive transaction information showing individual investment decisions. In addition, feeder funds’ ability to impose restrictions on the trading practices of their shareholders may be affected by legal or technological limitations. The Master Portfolio’s Board of Trustees has not adopted a policy of monitoring for other frequent trading activity in the Master Portfolio in light of the nature of the Master Portfolio’s interestholders.

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NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolio generally will be accrued and allocated daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or Holiday will be accrued and allocated to investors of record as of 4:00 p.m. (Eastern time) on the previous business day. Allocations of the Master Portfolio’s net investment income will be distributed to an interestholder’s account on the interestholder’s payment date. Any net capital gains realized by the Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the interestholder’s payment date.

The Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

TAXES

The Master Portfolio will be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor’s share of the Master Portfolio’s taxable income and losses, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. The Master Portfolio will have no more than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Investor inquiries should be directed to Master Investment Portfolio, 45 Fremont Street, San Francisco, CA 94105.

ITEM 7. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP is a statutory trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without interestholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

FUND-OF-FUND AND MASTER/FEEDER STRUCTURE

The Master Portfolio is one of the underlying funds in which the MIP LifePath Master Portfolios invest. The MIP LifePath Master Portfolios invest in a combination of underlying funds also advised by BGFA.

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The Master Portfolio also can be a “master” fund in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in the Master Portfolio, but instead may purchase shares in a corresponding “feeder fund” that is an accredited investor and invests all of its assets in the Master Portfolio. Other accredited investors may also be permitted to invest in the Master Portfolio. Such other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolio.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

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MASTER INVESTMENT PORTFOLIO

ACTIVE STOCK MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

May 1, 2005

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end, management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with the Active Stock Master Portfolio’s Part A, also dated May 1, 2005. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., — Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C.

ITEM 10. TRUST HISTORY.

MIP is an open-end, management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part B for the Active Stock Master Portfolio (the “Master Portfolio”), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for other purposes. A holder of beneficial interests (an “interestholder”) of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers fourteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Investments in the

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Master Portfolio may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. Some investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as “feeder funds.”

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives.

The Master Portfolio’s investment objective is set forth in Item 4, “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings,” of Part A. The Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of the Master Portfolio determine the types of portfolio securities in which the Master Portfolio invests, the degree of risk to which the Master Portfolio is subject and, ultimately, the Master Portfolio’s performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

Investment Restrictions.

Fundamental Investment Restrictions.

The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolio may not:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio’s investments in that industry would exceed 25% of the current value of the Master Portfolio’s total assets, provided that this restriction does not limit the Master Portfolio’s: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements, provided further that the Master Portfolio reserves the right to concentrate in the obligations of domestic banks (as such term is interpreted by the SEC or its staff).

(2) Purchase securities of any issuer if, as a result, with respect to 75% of the Master Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Master Portfolio’s investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies.

(3) Borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(4) Issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(5) Make loans to other parties, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans.

(6) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Master Portfolio’s investment program may be deemed to be an underwriting; and provided further, that the purchase by the Master Portfolio of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio shall not constitute an underwriting for purposes of this paragraph.

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(7) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

(8) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

With respect to paragraph 3, the 1940 Act currently allows the Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph 5, the 1940 Act and regulatory interpretations currently limit the percentage of the Master Portfolio’s securities that may be loaned to one-third of the value of its total assets.

Non-Fundamental Investment Restrictions.

The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that the Master Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

(4) The Master Portfolio will provide interestholders with at least 60 days’ notice of any change to the Master Portfolio’s non-fundamental policy to invest at least 80% of the value of the Master Portfolio’s net assets, plus the amount of any borrowing for investment purposes, in common stocks. The notice will be provided in plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: “Important Notice Regarding Change in Investment Policy.” This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to interestholders, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

Investments and Risks.

Bonds.

Certain of the debt instruments purchased by the Master Portfolio may be bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest

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at a stated rate on specific dates and to repay principal (the bond’s face value) periodically or on a specified maturity date. An issuer may have the right to redeem or “call” a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a “coupon” rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond’s yield (income as a percent of the bond’s current value) may differ from its coupon rate as its value rises or falls. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of “floating-rate” or “variable-rate” bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation’s earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer’s general creditworthiness) or secured (also backed by specified collateral).

Borrowing.

The Master Portfolio may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, the Master Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings, but are not considered borrowings if the Master Portfolio maintains a segregated account.

Convertible Securities.

The Master Portfolio may purchase fixed-income convertible securities, such as bonds or preferred stock, which may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation’s capital structure, but usually are subordinated to non-convertible debt securities. While providing a fixed-income stream (generally higher in yield than the income from a common stock but lower than that afforded by a non-convertible debt security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible.

In general, the market value of a convertible security is the higher of its “investment value” (i.e., its value as a fixed-income security) or its “conversion value” (i.e., the value of the underlying shares of common stock if the security is converted). As a fixed-income security, the market value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. However, the price of a convertible security also is influenced by the market value of the security’s underlying common stock. Thus, the price of a convertible security generally increases as the market value of the underlying stock increases and generally decreases as the market value of the underlying stock declines. Investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

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Equity Securities.

Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally; particular industries, sectors or geographic regions represented in those markets; or individual issuers. The types of developments that may affect an issuer of an equity security include management performance, financial leverage and reduced demand for the issuer’s goods or services. Common and preferred stock represent equity or ownership interests in an issuer. Preferred stock, however, pays dividends at a specified rate and has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

These obligations are direct lending arrangements between the lender and borrower. There may not be an established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations that are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by BGFA.

Futures Contracts, Options Transactions, and Swap Transactions.

The Master Portfolio may enter into futures contracts and may purchase and write (i.e., sell) options thereon. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a

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futures contract (a long position if the position is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes). In addition, in employing futures contracts as a hedge against cash market price volatility, futures prices may correlate imperfectly with the prices of securities held by the Master Portfolio. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute.

Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

Upon the exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily and that change would be reflected in the net asset value of the Master Portfolio.

The Master Portfolio has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5, and, therefore, the Master Portfolio is not subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act.

Stock Index Futures and Options on Stock Index Future.

The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers “shares” of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date – the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. The Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity.

An option on a stock index is similar to an option on a stock except that (a) the expiration cycles vary either monthly or quarterly, and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash “exercise settlement amount” equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed “index multiplier.” Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiplier. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset a position in stock index options prior to expiration by entering into a closing transaction on an exchange or the writer may let the option expire unexercised.

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Index Swaps.

The Master Portfolio may enter into index swaps. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The use of index swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

Future Developments.

The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio’s investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its Part A or Part B.

Illiquid Securities.

The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Investment Companies and Exchange-Traded Funds.

The Master Portfolio may invest in securities issued by other open-end and closed end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of the Master Portfolio’s total assets with respect to all such companies in the aggregate. The Master Portfolio has obtained permission from the SEC (via exemptive order) to invest any cash balances that have not been otherwise invested in portfolio securities, and money received as collateral through securities lending activities in certain affiliated money market funds, including those of MIP, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc., which comply with Rule 2a-7 under the 1940 Act. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses.

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The Master Portfolio may purchase shares of exchange-traded funds (“ETFs”). Typically, the Master Portfolio would purchase ETF shares for the same reason it would purchase (and as an alternative to purchasing) futures contracts – to obtain relatively low-cost exposure to the stock market while maintaining flexibility to meet the liquidity needs of the Master Portfolio. ETF shares enjoy several advantages over futures. Depending on the market, the holding period, and other factors, ETF shares can be less costly than futures. In addition, ETF shares can be purchased for smaller sums and offer exposure to market sectors and styles for which there is no suitable or liquid futures contract. The Master Portfolio may invest a small portion of its assets in shares of ETFs that are advised by BGFA. BGFA will receive investment advisory fees at both the Master Portfolio level and the ETF level for investments by the Master Portfolio in shares of an ETF advised by BGFA. Because most ETFs are investment companies, the Master Portfolio’s purchases of ETF shares generally are subject to the 3/5/10% limitations described above.

An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange traded) that has the same investment objectives, strategies, and policies. The price of an ETF can fluctuate within a wide range, and the Master Portfolio could lose money investing in an ETF if the prices of the stocks owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of the ETF’s shares may trade at a discount to their net asset value; (ii) an active trading market for an ETF’s shares may not develop or be maintained; or (iii) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.

Loans of Portfolio Securities.

The Master Portfolio may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. The Master Portfolio may terminate a loan at any time and obtain the return of the securities loaned. The Master Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. The Master Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Master Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of the lending Master Portfolio or through one or more joint accounts or money market funds, including those managed by BGFA.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Master Portfolio has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return the Master Portfolio’s securities as agreed, the Master Portfolio may experience losses if the proceeds received from liquidating the collateral does not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

The Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Master Portfolio’s Board of Trustees. Barclays Global Investors, N.A. (“BGI”) acts as securities lending agent for the Master Portfolio subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

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Repurchase Agreements.

The Master Portfolio may enter into repurchase agreements with certain counterparties. Repurchase agreements involve an agreement to purchase financial instruments and to resell those instruments back to the same counterparty at an agreed-upon date and price, which price reflects a rate of interest unrelated to a coupon rate or maturity of the purchased instruments. The value of the instruments purchased may be more or less than the price at which the counterparty has agreed to repurchase them. As protection against the risk that the counterparty will not fulfill its obligation, the instruments are marked to market daily and are maintained at a value at least equal to the sale price plus the accrued incremental amount. Delays or losses could result if the counterparty to the repurchase agreement defaults or becomes insolvent. The Master Portfolio will only engage in repurchase agreements with counterparties whose creditworthiness has been reviewed and found satisfactory by BGFA.

Restricted Securities.

Restricted securities are subject to legal restrictions on their sale. Difficulty in selling restricted securities may result in a loss or be costly to the Master Portfolio. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering. Where registration is required, the restricted security’s holder may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time the holder decides to seek registration and the time the holder may be permitted to sell a security under an effective registration statement. If, during that period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

Reverse Repurchase Agreements.

The Master Portfolio may enter into reverse repurchase agreements, which involve the sale of securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. Generally the effect of such transactions is that the Master Portfolio can recover all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement, while in many cases the Master Portfolio is able to keep some of the interest income associated with those securities. Such transactions are only advantageous if the Master Portfolio has an opportunity to earn a greater rate of interest on the cash derived from these transactions than the interest cost of obtaining the same amount of cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available and the Master Portfolio intends to use the reverse repurchase technique only when BGFA believes it will be advantageous to the Master Portfolio. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of the Master Portfolio’s assets. The custodian bank will maintain a separate account for the Master Portfolio with securities having a value equal to or greater than such commitments. Under the 1940 Act, reverse repurchase agreements are considered borrowings.

Securities of Non-U.S. Issuers.

The Master Portfolio may invest in certain securities of non-U.S. issuers. Investing in the securities of foreign issuers involves special risks and considerations not typically associated with investing in U.S. issuers. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, potential restrictions of the flow of international capital, and transaction costs of foreign currency conversions. Foreign issuers may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy with respect to growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions. In addition, changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar.

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Obligations of Foreign Governments, Supranational Entities and Banks.

The Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which the Master Portfolio may invest. The Master Portfolio may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of the Master Portfolio’s assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

The Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

Foreign Equity Securities and Depositary Receipts.

The Master Portfolio’s assets may be invested in the securities of foreign issuers and American Depositary Receipts (“ADRs”) and European Depositary Receipts (“EDRs”) of such issuers.

ADRs and EDRs may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts (“CDRs”), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the U. S. securities markets and EDRs and CDRs in bearer form are designed for use in Europe. The Master Portfolio may invest in ADRs, EDRs and CDRs through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute interestholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

Short Term Instruments.

The Master Portfolio may invest in various money market instruments. Money market instruments are generally short-term investments that may include but are not limited to: (i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit (“CDs”), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches); (iii) commercial paper; (iv) non-convertible corporate debt securities (e.g., bonds and debentures); (v) repurchase agreements; and (vi) U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, in the opinion of BGFA, are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Money market instruments also include shares of money market mutual funds, including those managed by BGFA.

U.S. Government Obligations.

The Master Portfolio may invest in various types of U.S. Government obligations. A U.S. Government obligation is a type of bond. U.S. Government obligations include securities issued or guaranteed as to principal and

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interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and Government National Mortgage Association (i.e., GNMA) certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with Federal National Mortgage Association (i.e. FNMA), Federal Home Loan Mortgage Corporation (i.e., FHLMC), or Federal Home Loan Bank (i.e., FHLB) notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Warrants.

A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specified amount of the corporation’s capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities.

Portfolio Holdings Information.

The Master Portfolio’s Board of Trustees has adopted a policy regarding the disclosure of the Master Portfolio’s portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of the Master Portfolio’s interestholders; (b) does not put the interests of the Master Portfolio’s investment adviser (the “BGFA” or “Investment Adviser”), the Master Portfolio’s distributor (the “Distributor”), or any affiliated person of the Master Portfolio, the Investment Adviser or the Distributor, above those of Master Portfolio interestholders; (c) does not advantage any current or prospective Master Portfolio interestholders over any other current or prospective Master Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements limiting the use of such information are in effect.

Daily access to information concerning the Master Portfolio’s portfolio holdings is permitted (i) to certain personnel of those service providers that are involved in portfolio management and providing administrative, operational, risk management, or other support to portfolio management, including affiliated broker-dealers, and (ii) to other personnel of the Investment Adviser and other service providers, such as the Master Portfolio’s administrator, custodian and fund accountant, who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolio and the terms of the Master Portfolio’s current registration statement.

From time to time, information concerning the Master Portfolio’s portfolio holdings may also be provided to other entities that provide additional services to the Master Portfolio, including, among others, rating or ranking organizations, in the ordinary course of business, no earlier than the close of trading on the same business day as the date of the information.

In addition, the Master Portfolio will provide portfolio holdings information to the sponsors, administrators or other service providers for feeder funds as may be necessary to (i) conduct business in the ordinary course in a manner consistent with agreements with the feeder funds and the terms of the Master Portfolio’s current registration statement, or (ii) satisfy legal requirements applicable to the feeder funds. The Master Portfolio may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential feeder fund to the extent necessary for such entities to evaluate a potential investment in the Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.

The Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the SEC on a quarterly basis, based on the Master Portfolio’s fiscal year, within 60 days of the end of the quarter, and will provide

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that information to shareholders, as required by federal securities laws and regulations thereunder. The Master Portfolio, however, may voluntarily disclose all or part of its portfolio holdings in advance of required filings with the SEC, provided that such information is made generally available to all interestholders and other interested parties in a manner that is consistent with the above policy for disclosure of portfolio holdings information. Such information may be made available through a website available to intermediaries and institutional investors or other means that make the information available to all likely interested parties in a contemporaneous manner.

The Master Portfolio’s Chief Compliance Officer may authorize disclosure of portfolio holdings information pursuant to the above policy and procedures.

The Master Portfolio’s Board of Trustees reviews the policy and the procedures for disclosure of portfolio holdings information at least annually.

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.” The Board of Trustees is responsible for the overall management and operations of the Master Portfolio. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each, unless otherwise indicated, is c/o Barclays Global Investors, N.A., Mutual Fund Administration, 45 Fremont Street, San Francisco, CA 94105.

Interested Trustees & Officers

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Lee T. Kranefuss,** September 27, 1961	Trustee since November 16, 2001, President and Chief Executive Officer	Chief Executive Officer of the Intermediary Investor Business of BGI.	124	Trustee of iShares Trust; Trustee of BGIF; and Director of iShares Inc.

Michael A. Latham, September 15, 1965	Secretary, Treasurer and Chief Financial Officer since April 1, 2003	Chief Operating Officer of the Intermediary Investor Business of BGI (since 2004); Director of Mutual Fund Delivery of the Intermediary Investor Business of BGI (2000-2004); Head of Operations, BGI Europe (1997-2000).	N/A	None

*	The Trust, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.
**	Lee T. Kranefuss is deemed to be an “interested person” of the Trust because he serves as Chief Executive Officer of the Intermediary Investor Business of BGI, the administrator of the Master Portfolios and the parent company of BGFA, the investment adviser of the Master Portfolios.

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Independent Trustees

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Mary G. F. Bitterman, May 29, 1944	Trustee since November 16, 2001.	President, Osher Lifelong Learning Institutes, The Bernard Osher Foundation; President and Chief Executive Officer of The James Irvine Foundation (non-profit foundation) from 2002-2003; President and Chief Executive Officer of KQED, Inc. (public television and radio) from 1993-2002.	27	Trustee of BGIF; Director, Bank of Hawaii.

Jack S. Euphrat, May 28, 1922	Trustee since October 20, 1993.	Private Investor.	27	Trustee of BGIF.

Richard K. Lyons, February 10, 1961	Trustee since November 16, 2001.	Acting Dean, Professor, University of California, Berkeley: Haas School of Business; Member, Council of Foreign Relations.	124	Trustee of BGIF; Director (Chairman) of Matthews Asian Funds (oversees 6 portfolios); Trustee of iShares Trust; and Director of iShares Inc.

Leo Soong, May 15, 1946	Trustee since February 9, 2000.	President of Trinity Products LLC (beverages); Managing Director of CG Roxane LLC (water company); Co-Founder of Crystal Geyser Water Co. (President through 1999).	27	Trustee of BGIF; Vice Chairman of the California Pacific Medical Center; Director of California State Automobile Association; and Director of the American Automobile Association.

*	The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.

Committees.

There are two standing committees of the Board of Trustees – the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Trustee that is not an “interested person” of the Trust (as such term is defined in the 1940 Act) (“Independent Trustee”). The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible. Pursuant to the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. Jack S. Euphrat serves as Chairman of the Nominating Committee. The Nominating Committee will not consider nominees recommended by interestholders. During the fiscal period ended December 31, 2004, the Nominating Committee did not hold any meetings.

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The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolios’ accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolios’ financial statements and interacting with the Master Portfolios’ independent auditors on behalf of the full Board. Leo Soong serves as Chairman of the Audit Committee. During the fiscal period ended December 31, 2004, the Audit Committee held four meetings.

Beneficial Equity Ownership Information.

As of the date of this Part B, Trustees and Officers of the Trust, as a group, beneficially owned less than 1% of the outstanding beneficial interest of the Trust. The table below shows for each Trustee, the amount of interests in the Master Portfolios beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Master Portfolio

and Family of Investment Companies (as of December 31, 2004)

	Dollar Range of Securities in Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Interested Trustees
Lee T. Kranefuss	0	D

Independent Trustees
Mary G. F. Bitterman	0	0
Jack S. Euphrat	0	0
W. Rodney Hughes*	0	0
Richard K. Lyons	0	D
Leo Soong	0	0

*	Served as Trustee through December 31, 2004.

Ownership of Securities of Certain Entities.

As of December 31, 2004, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

Approval of Investment Advisory Contract.

Under Section 15(c) of the Investment Company Act of 1940, the Board is required to approve the Master Portfolio’s investment advisory contract with BGFA (the “Advisory Contract”). The Board is provided with quantitative and qualitative information to assist the Board in evaluating the terms of the Advisory Contract. This information includes comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser, as well as a description of the quality of services provided by the investment adviser.

Before approving the Advisory Contract, the Board reviewed a detailed profitability analysis of BGFA based on the fees that will be payable under the Advisory Contract as well as any other servicing relationships between the Master Portfolio and BGFA or its affiliates. The Board analyzed the Master Portfolio’s contractual fees, including the investment advisory fee, as well as administration and Rule 12b-1 distribution fees, if any.

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The Board also reviewed statistical information regarding the expenses of the Master Portfolio. Prior to reviewing the statistical information, the Board was provided with a detailed description of the methodology used to prepare this information. The Board reviewed a comparison of the Master Portfolio’s advisory fee, other fees and total expense ratio to other funds in its peer group.

During its review, the Board considered the advisory fees that will be paid by the Master Portfolio as well as the total fees paid to BGFA and its affiliates for advisory and other services provided to the Master Portfolio. The Board also reviewed information pertaining to the fee structure for the Master Portfolio and considered whether alternative fee structures (i.e. breakpoint fee structures or performance-based fees) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in the Master Portfolio’s asset levels.

In addition, the Board analyzed BGFA’s background and services that it will provide to the Master Portfolio. For example, the Board reviewed and discussed the investment philosophy and experience of BGFA. The Board also considered the background and experience of the senior management of BGFA and the level of attention that will be given to the Master Portfolio by senior investment personnel of BGFA. In addition to the above considerations, the Board also analyzed BGFA’s investment strategies, research capabilities, means for executing portfolio transactions and scope of investment services. The Board received a presentation from BGFA and reviewed the qualifications, backgrounds and responsibilities of the staff performing investment services for the Master Portfolio. The Board recognized that BGFA has the size, visibility and resources to attract and retain highly qualified investment professionals. Similarly, the Board reviewed BGFA’s ability to provide a competitive compensation package to its employees such that each entity would be able to attract and retain high-quality employees.

Based on the above analysis, the Board determined that the Advisory Contract, including the fee level, was fair and reasonable in light of all relevant circumstances. This determination, was based on the following factors as discussed above: (i) level of profits anticipated to be realized by BGFA from the Advisory Contract; (ii) an analysis of advisory fees that will be paid by the Master Portfolio compared to other similar funds; (iii) the scope of BGFA’s background and experience; (iv) and the quality of services that will be provided by BGFA.

Compensation.

Trustees of the Trust are compensated annually by all the registrants in the Fund Complex for their services as indicated in the table below, and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trustees are compensated by the Trust and BGIF for their services as Trustees to the Trust and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex.

Compensation Table

For the Calendar Year Ended December 31, 2004

Interested Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Lee Kranefuss Trustee	$0	$0

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Independent Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Mary G. F. Bitterman Trustee	$13,000	$26,000
Jack S. Euphrat Trustee	$13,000	$26,000
W. Rodney Hughes Trustee*	$13,000	$26,000
Richard K. Lyons Trustee	$13,000	$91,000
Leo Soong Trustee	$13,000	$26,000

*	Served as Trustee through December 31, 2004.

Code of Ethics.

The Trust, BGFA and SEI have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, subject to certain limitations, including securities that may be purchased or held by the Master Portfolios. The Codes of Ethics are on public file with, and are available from, the SEC.

Proxy Voting Policies.

The Trust has adopted as its proxy voting policies the proxy voting guidelines of BGFA, the investment adviser to the Master Portfolio. The Trust has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by the Master Portfolio. Therefore, the remainder of this section discusses BGFA’s proxy voting guidelines.

BGFA votes (or refrains from voting) proxies for the Master Portfolio in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of the Master Portfolio. In some cases, BGFA may determine that it is in the best interests of the Master Portfolio to refrain from exercising the Master Portfolio’s proxy voting rights (such as, for example, proxies on certain non-U.S. securities which might impose costly or time-consuming in-person voting requirements). BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolio. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates. When voting proxies, BGFA attempts to ensure that companies follow practices that advance their economic value and allow the market to place a proper value on their assets. With respect to certain specific issues:

•	BGFA generally supports management in the election of directors and generally supports proposals that strengthen the independence of boards of directors;

•	BGFA generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolio investing in such issuer; and

•	BGFA generally votes against anti-takeover proposals and proposals which would create additional barriers or costs to corporate transactions.

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BGFA maintains institutional policies and procedures which are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates, from having any influence on BGFA’s proxy voting activity. In this way, BGFA seeks to prevent conflicts of interest that might influence BGFA’s independent business judgment on how to vote on specific proxy issues (or to refrain from voting). In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further safeguard to avoid the influence of a potential conflict of interest or as otherwise required by applicable law. Such independent fiduciary may either (i) vote such proxy, or (ii) provide BGFA with instructions as to how to vote such proxy. In the latter case, BGFA would vote the proxy in accordance with the independent fiduciary’s instructions.

Information with respect to how BGFA voted Fund proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available: (i) without charge, upon request, by calling 1-877-244-1544; and (ii) on the SEC’s website at www.sec.gov.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 1, 2005, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolio. Approximate percentages are indicated in the table below:

Master Portfolio	Name and Address of Interestholder	Percentage of Master Portfolio	Nature of Ownership
Active Stock Master Portfolio

	LifePath 2010 Master Portfolio Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	16%	Record

	LifePath 2020 Master Portfolio Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	36%	Record

	LifePath 2030 Master Portfolio Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	26%	Record

	LifePath 2040 Master Portfolio Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	17%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, such interest holder may be presumed to control the Master Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 5 in Part A.

Investment Adviser.

BGFA provides investment advisory services to the Master Portfolio pursuant to an Advisory Contract with MIP. The Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a

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majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The Advisory Contract will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Advisory Fees.

BGFA is entitled to receive monthly fees at the annual rate of 0.25% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the period shown below, the Master Portfolio paid to BGFA the following advisory fees, without waivers.

Period Ended 12/31/2004*
Active Stock Master Portfolio	$1,717,966

*	Commencement of operations March 15, 2004.

Administrator.

BGI serves as administrator of the Master Portfolio. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates the MIP’s trustees, officers and employees who are affiliated with BGI.

Adnimistration Fees.

BGI is entitled to receive a monthly fee at an annual rate of 0.10% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses, as described below under “Expenses.” BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolio, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator. For the period shown below, the Master Portfolio paid to BGFA the following administrative fees, without waivers.

As of December 31, 2004 the dollar amount paid for administrative services is shown below:

Period Ended 12/31/2004*
Active Stock Master Portfolio	$687,187

*	Commencement of operations March 15, 2004.

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*	Commencement of operations March 15, 2004.

Placement Agent.

SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolio. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania, 19456. SEI does not receive compensation from the Master Portfolio for acting as placement agent.

Custodian.

IBT acts as the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it receives compensation for providing sub-administration services to the Master Portfolios.

Transfer and Dividend Disbursing Agent.

IBT also acts as the Master Portfolio’s Transfer and Dividend Disbursing Agent (the “Transfer Agent”). IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolio.

Legal Counsel.

Morrison & Foerster LLP, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, serves as counsel to the Trust.

Expenses.

Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses that are borne by the Master Portfolio, such as investment advisory fees payable to BGFA and administration fees payable to BGI, BGI has agreed to bear all costs of the Master Portfolio’s and MIP’s operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS

The following information supplements and should be read in conjunction with Item 5 in Part A.

As of December 31, 2004, the individuals named as Portfolio Managers in the Active Stock Master Portfolio Prospectus were also primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts in addition to the Active Stock Master Portfolio, as indicated in the table below:

Freddy Huynh	Number of other Accounts Managed	Total Assets

Registered Investment Companies	2	$1,663,263,900
Other Pooled Investment Vehicles	17	$59,194,935,214
Other Accounts	38	$34,489,637,606

Diane Misra	Number of other Accounts Managed	Total Assets

Registered Investment Companies	2	$1,663,263,900
Other Pooled Investment Vehicles	17	$59,194,935,214
Other Accounts	36	$34,489,743,336

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Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management are composed of securities the identity and amount of which are selected by a computer model that is based on prescribed, objective criteria using independent third-party data to transform independently maintained indexes. The Portfolio Managers are required to manage each portfolio or account to meet those objectives. Pursuant to BGI and BGFA policy, investment opportunities are allocated equitably among the Active Stock Master Portfolio and other portfolios and accounts. For example, under certain circumstances, an investment opportunity may be restricted due to limited supply on the market, legal constraints or other factors, in which event the investment opportunity will be allocated equitably among those portfolios and accounts, including the Active Stock Master Portfolio, seeking such investment opportunity. As a consequence, from time to time the Active Stock Master Portfolio may receive a smaller allocation of an investment opportunity than they would have if the Portfolio Managers and BGFA and its affiliates did not manage other portfolios or accounts.

Like the Active Stock Master Portfolio, the other portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day portfolio management generally pay an asset-based fee to BGFA or BGI, as applicable, for its advisory services. One or more of those other portfolios or accounts, however, may pay BGI an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services. A portfolio or account with an incentive-based fee would pay BGI a portion of that portfolio’s or account’s gains, or would pay BGI more for its services than would otherwise be the case if BGI meets or exceeds specified performance targets. By their very nature, incentive-based fee arrangements could present an incentive for BGI to devote greater resources, and allocate more investment opportunities, to the portfolios or accounts that have those fee arrangements, relative to other portfolios or accounts, in order to earn larger fees. Although BGI has an obligation to allocate resources and opportunities equitably among portfolios and accounts and intends to do so, interestholders of the Active Stock Master Portfolio should be aware that, as with any group of portfolios and accounts managed by an investment adviser and/or its affiliates pursuant to varying fee arrangements, including incentive-based fee arrangements, there is the potential for a conflict-of-interest, that may result in the Portfolio Managers’ favoring those portfolios or accounts with incentive-based fee arrangements.

As of December 31, 2004, each Portfolio Manager receives a salary and is eligible to receive an annual bonus. Each Portfolio Manager’s salary is a fixed amount generally determined annually based on a number of factors, including, but limited to, the Portfolio Manager’s title, scope of responsibilities, experience and knowledge. Each Portfolio Manager’s bonus is a discretionary amount determined annually based on the overall profitability of the various Barclays Global Investors companies worldwide, the performance of the Portfolio Manager’s business unit, and an assessment of the Portfolio Manager’s individual performance. The Portfolio Manager’s salary and annual bonus are paid in cash. In addition, a Portfolio Manager may be paid a signing bonus or other amounts in connection with initiation of employment with BGFA. If a Portfolio Manager satisfied the requirements for being part of a “select group of management or highly compensated employees (within the meaning of ERISA section 401(a))” as so specified under the terms of BGI’s Compensation Deferral Plan, the Portfolio Manager may elect to defer a portion of his or her bonus under that Plan.

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Portfolio Managers may be selected, on a fully discretionary basis, for awards under BGI’s Compensation Enhancement Plan (“CEP”). Under CEP, these awards are determined annually, and vest after two years. At the option of the CEP administrators, the award may be “notionally invested” in funds managed by BGI, which means that the final award amount may be increased or decreased according to the performance of the BGI-managed funds over the two-year period. If the award is not notionally invested, the original award amount is paid once vested.

A Portfolio Manager may be granted options to purchase shares in Barclays Global Investors UK Holdings Limited (“BGI UK Holdings”), a company organized under the laws of England and Wales that directly or indirectly owns all of the Barclays Global Investors companies worldwide, which options vest in three equal installments over three years and are generally exercisable during prescribed exercise windows. Shares purchased must generally be held 355 days prior to sale. For such purposes, the value of BGI UK Holdings is based on its fair value as determined by an independent public accounting firm.

As of December 31, 2004, the Portfolio Managers beneficially owned shares of the Active Stock Master Portfolio for which they are primarily responsible for the day-to-day management in amounts reflected in the following table.

Active Stock Master Portfolio

	None	$0	$1 to $ 10k	$10,001 to $50k	$50,001 to $100k	$100,001 to $500k	$500,001 to $1m	over $1m

Freddy Huynh	X

Diane Misra	X

ITEM 16. BROKERAGE TRANSACTIONS AND OTHER PRACTICES.

General.

BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase and sale of portfolio securities. In selecting brokers or dealers for any transaction in portfolio securities, BGFA’s policy is to make such selection based on factors deemed relevant, including but not limited to, the breadth of the market in the security, the price of the security, the reasonableness of the commission or mark-up or mark-down, if any, execution capability, settlement capability, back office efficiency and the financial condition of the broker or dealer, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers may also be selected because of their ability to handle special or difficult executions, such as may be involved in large block trades, less liquid securities, broad distributions, or other circumstances. BGFA does not consider the provision or value of research, products or services a broker or dealer may provide, if any, as a factor in the selection of a broker or dealer or the determination of the reasonableness of commissions paid in connection with portfolio transactions. The Master Portfolio has adopted policies and procedures that prohibit the consideration of sales of the Master Portfolio’s interests as a factor in the selection of a broker or a dealer to execute its portfolio transactions.

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The Master Portfolio’s purchase and sale orders for securities may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority. If purchases or sales of portfolio securities of the Master Portfolio and one or more other accounts managed or advised by BGFA are considered at or about the same time, transactions in such securities are allocated among the Master Portfolio and the other accounts in a manner deemed equitable to all by BGFA. In some cases, this procedure could have a detrimental effect on the price or volume of the security as far as the Master Portfolio is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Master Portfolio. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest. BGFA may, from time to time, effect trades on behalf of and for the account of a Master Portfolio with brokers or dealers that are affiliated with BGFA, in conformity with the 1940 Act and SEC rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Master Portfolio will not deal with affiliates in principal transactions unless permitted by applicable SEC rule or regulation or by SEC exemptive order.

Portfolio Turnover.

Portfolio turnover may vary from year to year, as well as within a year. High portfolio turnover rates may result in comparatively greater brokerage expenses and larger amounts of short-term capital gains allocable to interestholders.

Brokerage Commissions.

The table below sets forth the brokerage commissions paid by the Master Portfolio for the periods noted. Any differences in brokerage commissions paid by the Master Portfolio from year to year are due to changes in market conditions and the frequency and size of interestholder transactions.

None of these brokerage commissions were paid to an affiliated broker.

Master Portfolio	Period Ended 12/31/2004*
Active Stock	$1,112,340

*	Commencement of operations March 15, 2004.

Securities of Regular Brokers/Dealers.

As of December 31, 2004, the Master Portfolio owned securities of its “regular brokers or dealers” (as defined in the 1940 Act), or their parents, as follows:

Master Portfolio	Broker/Dealer or Parent	Amount
Active Stock Master Portfolio

	Citigroup Inc.	$27,635,952
	Bank of America Corp.	$23,748,088
	Morgan Stanley	$13,623,720
	Goldman Sachs Group Inc. (The)	$7,130,694

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ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Interestholders in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolio in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Investments in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholder vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of the Master Portfolio. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 7 in Part A.

Purchase of Interests.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of BGFA, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or

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other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in the Master Portfolio may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio’s interestholders.

Valuation.

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are valued primarily on the basis of market prices. Investments for which the primary market is a national securities or commodities exchange or a recognized foreign securities exchange or commodities exchange are valued at last sale prices on the principal exchange on which they are traded, or in the absence of any sale on the valuation date, at latest quoted bid prices. Securities for which the primary market is Nasdaq Stock Market, Inc. (“Nasdaq”) are valued at the Nasdaq official closing price or, in the absence of any sale on the valuation date, at latest quoted bid prices, which are obtained from a reputable independent pricing service. U.S. Government securities and all other securities for which current over-the-counter market quotations are readily available are valued at latest quoted bid prices, which are obtained from one or more reputable independent pricing services. If quoted prices are unavailable or inaccurate, market values are determined based on quotes obtained from brokers, dealers and/or based on averages of prices obtained from reputable independent pricing services. Money market instruments and debt securities maturing in 60 days or less are valued at amortized cost, and shares of investment companies, other than investment companies whose shares are traded on an exchange, are valued at the fund’s published net asset value per share. Securities held under a repurchase agreement are valued at a price equal to the amount of the cash investment at the time of valuation on the valuation date. The market values of the underlying securities are determined in accordance with the above discussed valuation procedures, as appropriate, for the purpose of determining the adequacy of collateral.

Foreign currency-denominated securities are valued using foreign currency exchange rates provided by independent sources.

New York Stock Exchange Closings.

The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income, gains and losses (as determined for federal income tax purposes) generally will be included in determining the investor’s federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

The Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

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It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Withdrawals by investors from the Master Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or “substantially appreciated inventory,” as specially defined in the Code, held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If the Master Portfolio acquires any equity interest (which generally includes not only stock but also an option to acquire stock such as is inherent in a convertible bond under proposed Treasury Regulations) in a PFIC, its interestholders could be subject to federal income tax and Internal Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the Master Portfolio may incur the tax and interest charges described above in some instances.

Rules governing the federal income tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolio intends to monitor developments in this area. Certain requirements that must be met under the Code in order for a regulated investment company, which invests in the Master Portfolio, to maintain its status under the Code may limit the extent to which the Master Portfolio will be able to engage in swap agreements.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolio seeks to avoid significant noncash income, such noncash income could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order for regulated investment companies investing the Master Portfolio to maintain their status under the Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to satisfy its minimum distribution requirements.

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Some of the Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of the Master Portfolio. If the Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain. In addition, payments received by the Master Portfolio in connection with securities lending and repurchase agreements will not qualify for recently enacted reductions in individual federal income tax on certain dividends and so may be taxable as ordinary income.

Current federal income tax law provides for a maximum individual federal income tax rate applicable to “qualified dividend income” of 15%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. Absent further legislation, these reduced rates of tax will expire after December 31, 2008. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in the Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolio for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities that constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

PricewaterhouseCoopers LLP (“PwC”), 333 Market Street, San Francisco, California 94105, is an independent registered public accounting firm and serves as the independent auditors of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filings. The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ report for the Master Portfolio for the fiscal year ended December 31, 2004 are included in the Master Portfolio’s Form N-CSR (SEC File No. 811-7332) as filed with the SEC on March 10, 2005 and are hereby incorporated by reference. The audited financial statements for the Master Portfolio are attached to all Part Bs delivered to interestholders or prospective interestholders.

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APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”):

S&P Long-Term Credit Ratings

“AAA”

An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA”

An obligation rated ‘AA’ differs from the highest rated obligations only in a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A”

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB”

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated ‘BB’, ‘B’ ‘CCC’, ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B”

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and it is dependent upon favorable business, financial, and economic conditions for the obligor to meets its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC”

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

“C”

A subordinated debt or preferred stock obligation rated ‘C’ is CURRENTLY HIGHLY VULNERABLE to nonpayment. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

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“D”

An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-).

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

S&P Short-Term Credit Ratings

“A-1”

A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2”

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3”

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B”

A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“C”

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

“D”

A short-term obligation rated ‘D’ is in payment for default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard and Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Moody’s Long-Term Credit Ratings

“Aaa”

Obligations rated ‘Aaa’ are judged to be of the highest quality, with minimal credit risk.

“Aa”

Obligations rated ‘Aa’ are judged to be of high quality and are subject to very low credit risk.

“A”

Obligations rated ‘A’ are considered upper-medium grade and are subject to low credit risk.

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“Baa”

Obligations rated ‘Baa’ are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba”

Obligations rated ‘Ba’ are judged to have speculative elements and are subject to substantial credit risk.

“B”

Obligations rated ‘B’ are considered speculative and are subject to high credit risk.

“Caa”

Obligations rated ‘Caa’ are judged to be of poor standing and are subject to very high credit risk.

“Ca”

Obligations rated ‘Ca’ are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”

Obligations rated ‘C’ are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Moody’s Short-Term Credit Ratings

“P-1”

Issuers (or supporting institutions) rated ‘Prime-1’ have a superior ability to repay short-term debt obligations.

“P-2”

Issuers (or supporting institutions) rated ‘Prime-2’ have a strong ability to repay short-term debt obligations.

“P-3”

Issuers (or supporting institutions) rated ‘Prime-3’ have an acceptable ability to repay short-term obligations.

“NP”

Issuers (or supporting institutions) rated ‘Not Prime’ do not fall within any of the Prime rating categories.

Fitch Long-Term Credit Ratings

Fitch’s long-term credit ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

“AAA”

Obligations rated “AAA” are considered to be investment grade. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

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“AA”

Obligations rated “AA” are considered to be investment grade. ‘AA’ ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”

Obligations rated “A” are considered to be investment grade. ‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB”

Bonds rated “BBB” are considered to be investment grade. ‘BBB’ ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

“BB”

Obligations rated “BB” are considered to be speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as a result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

“B”

Obligations rated “B” are considered to be highly speculative. ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

“CCC”, “CC” and “C”

Obligations rated “CCC”, “CC” and “C” are considered to be in high default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’ rating indicates that default of some kind appears probably. ‘C’ ratings signal imminent default.

“DDD”, “DD” and “D”

Obligations rated “DDD”, “DD” and “D” are currently in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. ‘DDD’ obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. ‘DD’ indicates potential recoveries in the range of 50%-90% and ‘D’ the lowest recovery potential, i.e. below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated ‘DDD’ have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated ‘DD’ and ‘D’ are generally undergoing a formal reorganization or liquidation process; those rated ‘DD’ are likely to satisfy a higher portion of their outstanding obligations, while entities rated ‘D’ have a poor prospect of repaying all obligations.

Notes:

“+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ category or to categories below ‘CCC’.

Fitch Short-Term Credit Ratings

Fitch’s short-term credit ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

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“F-1”

Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F-2”

Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F-3”

Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

“B”

Speculative. Minimal capacity for timely payments of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

“C”

High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

“D”

Default. Denotes actual or imminent payment default.

Notes:

“+” may be appended to an ‘F1’ rating class to denote relative status within the category.

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MASTER INVESTMENT PORTFOLIO

INDEX MASTER PORTFOLIOS

BOND INDEX MASTER PORTFOLIO

S&P 500 INDEX MASTER PORTFOLIO

EXPLANATORY NOTE

General. Master Investment Portfolio (“MIP”) is an open-end, management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part A for the Bond Index and S&P 500 Index Master Portfolios (each, a “Master Portfolio” and collectively, the “Master Portfolios”), diversified portfolios of MIP. Each Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for other purposes. A holder of beneficial interests (an “interestholder”) of one Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers thirteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

PART A

May 1, 2005

Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVES

•	The Bond Index Master Portfolio seeks to provide investment results that correspond to the total return performance of fixed-income securities in the aggregate, as represented by the Lehman Brothers Aggregate Bond Index[1] (“Lehman Aggregate Bond Index”).

•	The S&P 500 Index Master Portfolio[2] seeks to provide investment results that correspond to the total return performance of publicly traded common stocks in the aggregate, as represented by the Standard & Poor’s 500 Stock Index (“S&P 500 Index”).

[1]	Lehman Brothers, Inc. does not sponsor the Master Portfolio, nor is it affiliated in any way with Barclays Global Investors, N.A. (“BGI”), Barclays Global Fund Advisors (“BGFA”) or the Master Portfolio. The Master Portfolio is not sponsored, endorsed, sold or promoted by Lehman Brothers, Inc. and Lehman Brothers, Inc. makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.
[2]	Standard & Poor’s (“S&P”) does not sponsor the Master Portfolio, nor is it affiliated in any way with BGI, BGFA or the Master Portfolio. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” and “Standard & Poor’s 500®” are trademarks of McGraw-Hill, Inc. The Master Portfolio is not sponsored, endorsed, sold, or promoted by S&P and S&P makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

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The investment objective of each Master Portfolio is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of each Master Portfolio determine the securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

PRINCIPAL INVESTMENT STRATEGIES

•	The Bond Index Master Portfolio seeks to match the total return performance of the Lehman Aggregate Bond Index, which is composed of approximately 5,500 fixed income securities. The fixed income securities that comprise the index include U.S. Government securities and investment grade corporate bonds, as well as mortgage backed securities, asset backed securities and commercial mortgage backed securities. The Bond Index Master Portfolio invests in a sample of these securities. Securities are selected for investment by the Bond Index Master Portfolio in accordance with their relative proportion of the Lehman Aggregate Bond Index as well as based on credit quality, issuer sector, maturity structure, coupon rates and callability, among other factors.

•	The S&P 500 Index Master Portfolio seeks to replicate the total return performance of the S&P 500 Index, which is composed of 500 selected common stocks, most of which are listed on the New York Stock Exchange. In or around March 2005, Standard & Poor’s will begin shifting the S&P 500 Index from market capitalization weights to float-adjusted market capitalization weights. This transition is expected to be completed in or around September 2005. The weightings of stocks in the S&P 500 Index are based on each stock’s relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the S&P 500 Index Master Portfolio’s assets invested in a given stock is approximately the same as the percentage such stock represents in the S&P 500 Index.

No attempt is made to manage the portfolio of each Master Portfolio using economic, financial and market analysis. Each Master Portfolio is managed by determining which securities are to be purchased or sold to replicate, to the extent feasible, the investment characteristics of its respective benchmark index. Under normal circumstances, at least 90% of the value of each Master Portfolio’s assets, plus the amount of any borrowing for investment purposes, is invested in investments comprising such Master Portfolio’s benchmark index, which for Bond Index Master Portfolio are considered “bonds.” BGFA considers investments that provide substantially similar exposure to securities in Bond Index Master Portfolio’s benchmark index to be investments comprising such Master Portfolio’s benchmark index. Each Master Portfolio may also invest in high-quality money market instruments, including shares of money market funds advised by BGFA.

Each Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before fees and expenses and the total return of such Master Portfolio’s benchmark index. Notwithstanding the factors described below, perfect (100%) correlation would be achieved if the total return of a Master Portfolio’s net assets increased or decreased exactly as the total return of such Master Portfolio’s benchmark index increased or decreased. A Master Portfolio’s ability to match its investment performance to the investment performance of its respective benchmark index may be affected by, among other things, the Master Portfolio’s expenses; the amount of cash and cash equivalents held by the Master Portfolio; the manner in which the total return of the Master Portfolio’s benchmark index is calculated; the size of the Master Portfolio’s investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. Each Master Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its portfolio to the securities comprising such Master Portfolio’s benchmark index. BGFA regularly monitors each Master Portfolio’s correlation to its respective benchmark index and adjusts the portfolio of each Master Portfolio to the extent necessary to achieve a correlation of at least 95% with its respective index. Inclusion of a security in an index in no way implies an opinion by the sponsor of the index as to its attractiveness as an investment. The Master Portfolios are not sponsored, endorsed, sold or promoted by the sponsor of their respective indices.

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The sampling techniques utilized by the Bond Index Master Portfolio are designed to allow the Master Portfolio to substantially duplicate the investment performance of the Lehman Aggregate Bond Index. However, the Bond Index Master Portfolio is not expected to track the Lehman Aggregate Bond Index with the same degree of accuracy that complete replication of such index would provide. In addition, at times, the portfolio composition of each Master Portfolio may be altered (or “rebalanced”) to reflect changes in the characteristics of the index that each Master Portfolio tracks.

Each Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. Each Master Portfolio may use futures contracts, options and other derivative transactions to manage its short-term liquidity and/or as substitutes for comparable market positions in the securities in its benchmark index.

RISK CONSIDERATIONS

General — The net asset value of each Master Portfolio’s beneficial interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities — The equity investments of the S&P 500 Index Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Different parts of the equity market and different types of equity securities, however, can fluctuate separately in response to issuer, political, market and economic developments.

Debt Securities — The debt instruments in which the Bond Index Master Portfolio invests are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolio invests may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolio invests. The value of the debt instruments generally changes inversely to market interest rates. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. The Master Portfolio’s exposure to interest-rate risk will increase to the extent the Master Portfolio’s assets are invested in long-term bonds, because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities. Although some of the Master Portfolio’s portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities will fluctuate. Certain securities issued by U.S. Government-sponsored entities, such as Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, and the Federal Home Loan Banks, are not guaranteed by the U.S. Government. Furthermore, no assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so.

Mortgage-Backed Securities — Mortgage-backed securities in which the Bond Index Master Portfolio may invest are subject to additional risks besides interest-rate risk and credit risk that are common to all types of bonds. Mortgage-backed securities are subject to prepayment risk and extension risk, either of which can reduce the rate of return on a portfolio. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment’s average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. If the underlying mortgages are paid off sooner than expected, the Master Portfolio may have to reinvest the money in mortgage-backed or other securities that have lower yields. Conversely, extension risk is the risk that borrowers extend the repayment of their mortgages longer than expected, which also may affect the investment’s average life and yield.

The Master Portfolio may obtain exposure to mortgage-backed securities through the use of “to-be-announced” or “TBA” transactions, which involve a commitment to deliver mortgage-backed securities at a

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future date. In the event of default of bankruptcy of a counterparty to a TBA transaction, the Master Portfolio would be exposed to possible loss because of adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage-backed securities specified in the TBA transaction.

Asset-Backed Securities – The risks of investments in asset-backed securities by the Bond Index Master Portfolio are ultimately dependent upon payment of the underlying loans by the individual borrowers (i.e., the backing asset). For example, the underlying loans are subject to prepayment and extension risks, which shorten or lengthen the weighted average life of asset-backed securities and may lower their return, in the same manner as described under “Mortgage-Backed Securities” risks above. Moreover, asset-backed securities typically do not have the benefit of the same direct security interest in the underlying collateral as do mortgage-backed securities. In addition, as purchasers of an asset-backed security, the Master Portfolio generally would have no recourse to the entity that originated the loans in the event of default by a borrower. If the credit enhancement of an asset-backed security held by the Master Portfolio has been exhausted, and, if any required payments of principal and interest are not made with respect to the underlying loans, the Master Portfolio may experience losses or delays in receiving payment.

Foreign Securities — Investing in the securities of issuers in any foreign country, including through American Depository Receipts (“ADRs”) and European Depository Receipts (“EDRs”), involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or potentially confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, amounts realized on foreign securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with investments in foreign securities may include higher custodial fees than apply to domestic custodial arrangements. A Master Portfolio’s performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

Issuer-Specific Changes — Changes in the financial condition of an issuer, changes in specific economic or political conditions that affect a particular type of security or issuer, and changes in general economic or political conditions can affect the value of an issuer’s securities.

Tracking Error Risk – Certain factors may affect BGFA’s ability to achieve close correlation with the index that each Master Portfolio tracks, such as rounding of prices and changes to an index and regulatory policies. Therefore, the return of a Master Portfolio may deviate from that of the index.

Other Investment Considerations — The Master Portfolios may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolios may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. In addition, in the event that the marked-to-market value of any over-the-counter derivative transaction(s) entered into by a Master Portfolio gives rise to negative exposure (that is, if the relevant derivative transaction(s) were to be terminated, the Master Portfolio would owe money to the counterparty), the Master Portfolio may be required to post collateral to its counterparty in order to reduce or eliminate that negative exposure, which may have an adverse impact on the Master Portfolio’s performance.

PORTFOLIO HOLDINGS

A description of the Master Portfolios’ policies and procedures with respect to disclosure of the Master Portfolios’ portfolio holdings is available in the Master Portfolios’ Part B of their registration statement.

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See Item 11, “Description of the Master Portfolios and Their Investments and Risks” in Part B for additional details.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER — BGFA serves as investment adviser to each Master Portfolio. BGFA is a direct subsidiary of BGI, which, in turn, is an indirect subsidiary of Barclays Bank PLC, and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2004, BGFA and its affiliates provided investment advisory services for over $1.3 trillion of assets under management.

BGFA provides each Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of each Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.08% and 0.05% of the average daily net assets of the Bond Index Master Portfolio and S&P 500 Index Master Portfolio, respectively, as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of a Master Portfolio and, accordingly, have a favorable impact on its performance.

PORTFOLIO MANAGERS

Michael Fong and Lee Sterne are primarily responsible for the day-to-day management of the Bond Index Master Portfolio (the “Portfolio Managers”). Each Portfolio Manager is responsible for various functions related to portfolio management, including, but not limited to, investing cash inflows, coordinating with members of their team to focus on certain asset classes, implementing investment strategies, researching and reviewing investment strategies, and overseeing members of his or her portfolio management team with more limited responsibilities, but each Portfolio manager has appropriate limitations on his or her authority for risk management and compliance purposes.

Michael Fong is an employee of BGFA and BGI and has been primarily responsible for the day-to-day management of the Bond Index Master Portfolio for two years. Prior to becoming a Portfolio Manager, Michael Fong worked as a strategist in U.S. Active Fixed Income at BGI from 1998 to 2002.

Lee Sterne is an employee of BGFA and BGI and has been primarily responsible for the day-to-day management of the Bond Index Master Portfolio for nine years.

Ed Corallo and Patrick O’Connor are primarily responsible for the day-to-day management of the S&P 500 Index Master Portfolio (the “Portfolio Managers”). Each Portfolio Manager is responsible for various functions related to portfolio management, including, but not limited to, investing cash inflows, coordinating with members of their team to focus on certain asset classes, implementing investment strategies, researching and reviewing investment strategies, and overseeing members of his or her portfolio management team with more limited responsibilities, but each Portfolio manager has appropriate limitations on his or her authority for risk management and compliance purposes.

Ed Corallo is an employee of BGFA and BGI and has been primarily responsible for the day-to-day management of the S&P 500 Index Master Portfolio for six years.

Patrick O’Connor is an employee of BGFA and BGI and has been primarily responsible for the day-to-day management of the S&P 500 Index Master Portfolio for over six years.

The Funds’ Part B provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers’ ownership of shares in the Funds for which they are Portfolio Managers.

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ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Beneficial interests in each Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolios. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of a Master Portfolio are sometimes referred to herein as “feeder funds.”

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest cent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of each Master Portfolio’s Net Assets is determined as of the close of regular trading on the New York Stock Exchange, which is typically 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the New York Stock Exchange is open for business (a “Business Day”).

An investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

In calculating a Master Portfolio’s net asset value, the Master Portfolio’s investments are valued primarily on the basis of market prices. In the event that a market price for an investment is not available or is not reliable, the investment will be valued using fair value pricing in accordance with BGI’s pricing policy, as approved by the Master Portfolio’s Board of Trustees. The frequency with which a Master Portfolio’s investments are valued using fair value pricing is primarily a function of the types of securities and other assets in which the Master Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by extreme market conditions; (vii) a security affected by currency controls or restrictions; and (viii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which a Master Portfolio’s net asset value is computed and that may materially affect the value of the Master Portfolio’s investments). Examples of events that may be “significant events” are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.

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Valuing a Master Portfolio’s investments using fair value pricing will result in using prices for those investments that may differ from current market prices. Accordingly, fair value pricing could result in a difference between the prices used to calculate a Master Portfolio’s net asset value and the prices used by the Master Portfolio’s benchmark index, which, in turn, could result in a difference between the Master Portfolio’s performance and the performance of the Master Portfolio’s benchmark index.

An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolios will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations or interpretations. Investments in the Master Portfolios may not be transferred.

The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in the markets the Master Portfolios ordinarily utilize is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolios reserve the right to refuse any purchase of interests.

The Master Portfolios reserve the right to pay redemption proceeds in portfolio securities rather than cash. These “in kind” redemptions normally occur if the amount to be redeemed is large enough to affect a Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

Frequent purchases and redemptions of Master Portfolio interests (“frequent trading”) may have a detrimental effect on the Master Portfolios and their interestholders. Depending on various factors, such as the size of a Master Portfolio and the amount of assets maintained in cash, frequent trading may harm the performance of a Master Portfolio by interfering with the implementation of the Master Portfolio’s investment strategies and/or increasing transaction costs and taxes, and/or may dilute the value of Master Portfolio interests held by long-term investors. Frequent trading may include activity that appears to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of a Master Portfolio’s portfolio securities after the close of the primary markets for those portfolio securities and the reflection of that change in the Master Portfolio’s net asset value (“market timing”).

BGI will monitor for market timing activity in the Bond Index Master Portfolio pursuant to a policy and procedures adopted by the Master Portfolio’s Board of Trustees. Due to the complexity and subjectivity involved in identifying market timing activity, there can be no assurance that BGI will identify all trades and trading practices that are market timing activity. In addition, BGI’s ability to monitor trades that are placed by shareholders of feeder funds invested in the Master Portfolio is severely limited because BGI does not receive transaction information showing individual investment decisions. In addition, feeder funds’ ability to impose restrictions on the trading practices of their shareholders may be affected by legal or technological limitations. BGI, however, monitors aggregate trades and seeks to work with feeder funds to address potential market timing activity that has a significant effect on the performance of the Master Portfolio and restrict or eliminate such activity where possible.

The Master Portfolio’s Board of Trustees has adopted a policy of not monitoring for possible market timing activity in the S&P 500 Index Master Portfolio because the primary market for large capitalization U.S. equity securities closes at the same time as of which the net asset value for S&P 500 Index Master Portfolio is calculated (normally 4:00 p.m. Eastern time). BGI’s ability to monitor trades that are placed by shareholders of feeder funds invested in the Master Portfolio is severely limited because BGI does not receive transaction information showing individual investment decisions. In addition, feeder funds’ ability to impose restrictions on the trading practices of their shareholders may be affected by legal or technological limitations.

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The Master Portfolios’ Board of Trustees has not adopted a policy of monitoring for other frequent trading activity in the Master Portfolios in light of the nature of the Master Portfolios’ interestholders.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. A Master Portfolio’s net investment income for a Saturday, Sunday or Holiday will be accrued and allocated to investors of record as of 4:00 p.m. (Eastern time) on the previous business day. Allocations of each Master Portfolio’s net investment income will be distributed to an interstholder’s account on the interestholder’s payment date. Any net capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the interestholder’s payment date.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

TAXES

Each Master Portfolio will be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that each Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor’s share of the Master Portfolio’s taxable income and losses, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Investor inquiries should be directed to Master Investment Portfolio, 45 Fremont Street, San Francisco, CA 94105.

ITEM 7. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP is a statutory trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without interestholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

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MASTER/FEEDER STRUCTURE

Each Master Portfolio is a “master” fund in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a corresponding “feeder fund” that is an accredited investor and invests all of its assets in the Master Portfolio. Other accredited investors may also be permitted to invest in the Master Portfolio. Such other investors will invest in a Master Portfolio on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in a Master Portfolio.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

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MASTER INVESTMENT PORTFOLIO

INDEX MASTER PORTFOLIOS

BOND INDEX MASTER PORTFOLIO

S&P 500 INDEX MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

May 1, 2005

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end, management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with the Bond Index and S&P 500 Index Master Portfolios’ Part A, also dated May 1, 2005. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., — Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C.

ITEM 10. TRUST HISTORY.

MIP is an open-end management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part B for the Bond Index and S&P 500 Index Master Portfolios (each, a “Master Portfolio” and collectively, the “Master Portfolios”), each a diversified portfolio of MIP. The Master Portfolios are treated as separate entities on certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for other purposes. A holder of beneficial interests (an “interestholder”) of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers thirteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

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Beneficial interests in the Master Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Investments in the Master Portfolios may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. Some investment companies that hold beneficial interests in the Master Portfolios are sometimes referred to herein as “feeder funds.”

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives.

Each Master Portfolio’s investment objective is set forth in Item 4, “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings,” of Part A. The investment objective of each Master Portfolio is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objectives and investment policies of each Master Portfolio determine the types of portfolio securities in which the Master Portfolio invests, the degree of risk to which the Master Portfolio is subject and, ultimately, the Master Portfolio’s performance. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

Investment Restrictions

Fundamental Investment Restrictions.

The Master Portfolios have adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to a Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolios may not:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of a Master Portfolio’s investments in that industry would equal or exceed 25% of the current value of the Master Portfolio’s total assets, provided that this restriction does not limit a Master Portfolio’s: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements collateralized by U.S. Government securities, and provided further that the Master Portfolios reserve the right to concentrate in any industry in which the index that each respective Master Portfolio tracks becomes concentrated to approximately the same degree during the same period.

(2) Purchase the securities of any single issuer if, as a result, with respect to 75% of a Master Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of such issuer or the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit a Master Portfolio’s cash or cash items, investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies.

(3) Borrow money or issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(4) Make loans to other parties, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans.

(5) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Master Portfolio’s investment program may be deemed to be an underwriting; and provided further, that the purchase by the Master Portfolios of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolios shall not constitute an underwriting for purposes of this paragraph.

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(6) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolios from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

(7) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

(8) Purchase securities on margin, but each Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

With respect to paragraph 3, the 1940 Act currently allows a Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph 4, the 1940 Act and regulatory interpretations currently limit the percentage of a Master Portfolio’s securities that may be loaned to one-third of the value of its total assets.

Non-Fundamental Investment Restrictions.

The Master Portfolios have adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP at any time. The Master Portfolios are subject to the following investment restrictions, all of which are non-fundamental policies.

(1) Each Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that the Master Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which the Master Portfolios invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) Each Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of a Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year.

(4) Each Master Portfolio may not purchase interests, leases, or limited partnerships interests in oil, gas, or other mineral exploration or development programs.

(5) Each Master Portfolio will provide interestholders with at least 60 days’ notice of any change to the Master Portfolio’s non-fundamental policy to invest at least 90% of the value of the Master Portfolio’s net assets, plus the amount of any borrowing for investment purposes, in securities comprising the index that the Master

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Portfolio tracks. The notice will be provided in plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: “Important Notice Regarding Change in Investment Policy.” This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to interestholders, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

Investments and Risks

Asset-Backed and Commercial Mortgage-Backed Securities.

The Bond Index Master Portfolio may invest in asset-backed and commercial mortgaged-backed securities. Asset-backed securities are securities backed by installment contracts, credit-card receivables or other assets. Commercial mortgage-backed securities are securities backed by commercial real estate properties. Both asset-backed and commercial mortgage-backed securities represent interests in “pools” of assets in which payments of both interest and principal on the securities are made on a regular basis. The payments are, in effect, “passed through” to the holder of the securities (net of any fees paid to the issuer or guarantor of the securities). The average life of asset-backed and commercial mortgage-backed securities varies with the maturities of the underlying instruments and, as a result of prepayments, can often be less than the original maturity of the assets underlying the securities. For this and other reasons, an asset-backed and commercial mortgage-backed security’s stated maturity may be shortened, and the security’s total return may be difficult to predict precisely.

Bonds.

The Bond Index Master Portfolio invests a substantial portion of its assets in U.S. registered, dollar-denominated bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) periodically or on a specified maturity date. An issuer may have the right to redeem or “call” a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a “coupon” rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond’s yield (income as a percent of the bond’s current value) may differ from its coupon rate as its value rises or falls. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of “floating-rate” or “variable-rate” bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. The Master Portfolio may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of its investment portfolio. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation’s earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer’s general creditworthiness) or secured (also backed by specified collateral).

Borrowing.

Each Master Portfolio may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Master Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings, but are not considered borrowings if a Master Portfolio maintains a segregated account.

Equity Securities.

Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to

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factors affecting equity securities markets generally; particular industries, sectors or geographic regions represented in those markets; or individual issuers. The types of developments that may affect an issuer of an equity security include management performance, financial leverage and reduced demand for the issuer’s goods or services. Common and preferred stock represent equity or ownership interests in an issuer. Preferred stock, however, pays dividends at a specified rate and has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Floating- and Variable-Rate Obligations.

Each Master Portfolio may purchase floating- and variable-rate obligations. The Master Portfolios may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit a Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

These obligations are direct lending arrangements between the lender and borrower. There may not be an established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolios may invest in obligations that are not so rated only if Barclays Global Fund Advisors (“BGFA”) determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolios may invest. BGFA considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in each Master Portfolio’s portfolio.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

Each Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although a Master Portfolio will generally purchase securities with the intention of acquiring them, a Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by BGFA.

Futures Contracts and Options Transactions.

Each Master Portfolio may enter into futures contracts and may purchase and write (i.e. sell) options theron. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary

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credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are also subject to market risk (i.e., exposure to adverse price changes). In addition, in employing futures contracts as a hedge against cash market price volatility, futures prices may correlate imperfectly with the prices of securities held by a Master Portfolio. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute.

Each Master Portfolio may engage only in futures contract transactions involving: (i) the sale of a futures contract (i.e., a short position) to hedge the value of securities held by the Master Portfolio; (ii) the purchase of a futures contract when the Master Portfolio holds a short position having the same delivery month (i.e., a long position offsetting a short position); or (iii) the purchase of a futures contract to permit the Master Portfolio to, in effect, participate in the market for the designated securities underlying the futures contract without actually owning such designated securities. If a Master Portfolio enters into a short position in a futures contract as a hedge against anticipated adverse market movements and the market then rises, the increase in the value of the hedged securities will be offset, in whole or in part, by a loss on the futures contract. If, instead, a Master Portfolio purchases a futures contract as a substitute for investing in the designated underlying securities, the Master Portfolio will experience gains or losses that correspond generally to gains or losses in the underlying securities.

Although each Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Master Portfolio to substantial losses. If it is not possible, or if a Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

Upon the exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily and that change would be reflected in the net asset value of a Master Portfolio.

Each Master Portfolio has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5, and, therefore, each Master Portfolio is not subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act.

Stock Index Futures and Options on Stock Index Futures.

The S&P 500 Index Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers “shares” of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date – the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. The Master Portfolios intend to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity.

An option on a stock index is similar to an option on stock except that (a) the expiration cycles vary either monthly or quarterly, and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the

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holder the right to receive a cash “exercise settlement amount” equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed “index multiplier.” Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiplier. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset a position in stock index options prior to expiration by entering into a closing transaction on an exchange or the writer may let the option expire unexercised.

Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts.

The Bond Index Master Portfolio may invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolio may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolio’s portfolio securities which are the subject of the transaction.

Interest-Rate and Index Swaps.

The Master Portfolios may enter into interest-rate and index swaps. Interest-rate swaps involve the exchange by a Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by a Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. A Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, a Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The use of interest-rate and index swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by a Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that a Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case a Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

Future Developments.

Each Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments that are not presently contemplated for use by the Master Portfolio or that are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio’s investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, a Master Portfolio will provide appropriate disclosure in its Part A or Part B.

Illiquid Securities.

Each Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are

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subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which a Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Investment Companies and Exchange Traded Funds.

Each Master Portfolio may invest in securities issued by other open-end and closed end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of a Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of a Master Portfolio’s total assets with respect to all such companies in the aggregate. The Master Portfolios have obtained permission from the SEC (via exemptive order) to invest any cash balances that have not been otherwise invested in portfolio securities, and money received as collateral through securities lending activities in certain affiliated money market funds, including those of MIP, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc., which comply with Rule 2a-7 under the 1940 Act. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses.

The Master Portfolios may purchase shares of exchange-traded funds (“ETFs”). Typically, a Master Portfolio would purchase ETF shares for the same reason it would purchase (and as an alternative to purchasing) futures contracts – to obtain relatively low-cost exposure to the stock market while maintaining flexibility to meet the liquidity needs of the Master Portfolio. ETF shares enjoy several advantages over futures. Depending on the market, the holding period, and other factors, ETF shares can be less costly than futures. In addition, ETF shares can be purchased for smaller sums and offer exposure to market sectors and styles for which there is no suitable or liquid futures contract. The Master Portfolios may invest a small portion of their assets in shares of ETFs that are advised by BGFA. BGFA will receive investment advisory fees at both the Master Portfolio level and the ETF level for investments by a Master Portfolio in shares of an ETF advised by BGFA. Because most ETFs are investment companies, a Master Portfolio’s purchases of ETF shares generally are subject to the 3/5/10% limitations described above.

An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange traded) that has the same investment objectives, strategies, and policies. The price of an ETF can fluctuate within a wide range, and a Master Portfolio could lose money investing in an ETF if the prices of the stocks owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of the ETF’s shares may trade at a discount to their net asset value; (ii) an active trading market for an ETF’s shares may not develop or be maintained; or (iii) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.

Letters of Credit.

Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Master Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of BGFA are of comparable quality to issuers of other permitted investments of such Master Portfolio may be used for letter of credit-backed investments.

Loans of Portfolio Securities.

Each Master Portfolio may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. A Master Portfolio may terminate a loan at any time and obtain the return of the securities loaned. Each Master Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

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With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. The Master Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Master Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of each lending Master Portfolio or through one or more joint accounts or money market funds, including those managed by BGFA.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Master Portfolio has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return a Master Portfolio’s securities as agreed, the Master Portfolio may experience losses if the proceeds received from liquidating the collateral does not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

A Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Master Portfolios’ Board of Trustees. Barclays Global Investors, N.A. (“BGI”) acts as securities lending agent for the Master Portfolio subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Mortgage Securities.

Mortgage securities are issued by government and non-government entities such as banks, mortgage lenders, or other institutions. A mortgage security is an obligation of the issuer backed by a mortgage or pool of mortgages or a direct interest in an underlying pool of mortgages. Some mortgage securities, such as collateralized mortgage obligations (or “CMOs”), make payments of both principal and interest at a range of specified intervals; others make semiannual interest payments at a predetermined rate and repay principal at maturity (like a typical bond). Mortgage securities are based on different types of mortgages, including those on commercial real estate or residential properties. Stripped mortgage securities are created when the interest and principal components of a mortgage security are separated and sold as individual securities. In the case of a stripped mortgage security, the holder of the “principal-only” security (PO) receives the principal payments made by the underlying mortgage, while the holder of the “interest-only” security (IO) receives interest payments from the same underlying mortgage.

The value of mortgage securities may change due to shifts in the market’s perception of the creditworthiness of issuers and changes in interest rates. The value of some mortgage-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, regulatory or tax changes may adversely affect the mortgage securities market as a whole. Non-government mortgage securities may offer higher yields than those issued by government entities, but also may be subject to greater price changes than government issues. Mortgage securities are subject to prepayment risk. Prepayment risk is the risk that early principal payments made on the underlying mortgages, usually in response to a reduction in interest rates, will result in the return of principal to the investor, causing it to be invested subsequently at a lower current interest rate. Alternatively, in a rising interest rate environment, mortgage security values may be adversely affected when prepayments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of stripped mortgage securities tend to be more volatile in response to changes in interest rates than those of non-stripped mortgage securities. In addition, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that private guarantors or insurers will meet their obligations.

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Mortgage Pass-Through Securities.

The Bond Index Master Portfolio may invest in mortgage pass-through securities, which are a category of pass-through securities backed by pools of mortgages and issued by the Government National Mortgage Association (“GNMA”) or by one of several U.S. Government-sponsored entities, such as the Federal National Mortgage Association (“FNMA”), the Federal Home Loan Mortgage Corporation (“FHLMC”) or the Federal Home Loan Banks (“FHLBs”). In the basic mortgage pass-through structure, mortgages with similar issuer, term and coupon characteristics are collected and aggregated into a “pool” consisting of multiple mortgage loans. The pool is assigned a CUSIP number and undivided interests in the pool are traded and sold as pass-through securities. The holder of the security is entitled to a pro rata share of principal and interest payments (including unscheduled prepayments) from the pool of mortgage loans.

An investment in a specific pool of pass-through securities requires an analysis of the specific prepayment risk of mortgages within the covered pool (since mortgagors typically have the option to prepay their loans). The level of prepayments on a pool of mortgage securities is difficult to predict and can impact the subsequent cash flows and value of the mortgage pool. In addition, when trading specific mortgage pools, precise execution, delivery and settlement arrangements must be negotiated for each transaction. These factors combine to make trading in mortgage pools somewhat cumbersome. For these and other reasons, the Master Portfolio may obtain exposure to U.S. agency mortgage pass-through securities primarily through the use of “to-be-announced” or “TBA transactions.” “TBA” refers to a commonly used mechanism for the forward settlement of U.S. agency mortgage pass-through securities, and not to a separate type of mortgage-backed security. Most transactions in mortgage pass-through securities occur through the use of TBA transactions. TBA transactions generally are conducted in accordance with widely-accepted guidelines that establish commonly observed terms and conditions for execution, settlement and delivery. In a TBA transaction, the buyer and seller decide on general trade parameters, such as agency, settlement date, par amount, and price. The actual pools delivered generally are determined two days prior to settlement date. The Master Portfolio may use TBA transactions in several ways. For example, the Master Portfolio may regularly enter into TBA agreements and “roll over” such agreements prior to the settlement date stipulated in such agreements. This type of TBA transaction is sometimes known as a “TBA roll.” In a “TBA roll” the Master Portfolio generally will sell the obligation to purchase the pools stipulated in the TBA agreement prior to the stipulated settlement date and will enter into a new TBA agreement for future delivery of pools of mortgage pass-through securities. In addition, the Master Portfolio may enter into TBA agreements and settle such transactions on the stipulated settlement date by accepting actual receipt or delivery of the pools of mortgage pass-through securities stipulated in the TBA agreement. Default by or bankruptcy of a counterparty to a TBA transaction would expose the Master Portfolio to possible loss because of adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA transaction. To minimize this risk, the Master Portfolio will enter into TBA transactions only with established counterparties (such as major broker-dealers) and BGFA will monitor the creditworthiness of such counterparties. The use of “TBA rolls” may cause the Master Portfolio to experience higher portfolio turnover and to pay higher capital gain distributions, which may result in larger amounts of short-term capital gains allocable to interestholders.

Municipal Securities.

Municipal securities are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of a municipal security issuer to make payments on that security could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. Municipal securities in which the Bond Index Master Portfolio may invest include, but are not limited to, municipal lease obligations and securities issued by entities whose underlying assets are municipal bonds.

In addition, the Master Portfolio may invest in residual interest bonds, which are created by depositing municipal securities in a trust and dividing the income stream of an underlying municipal bond in two parts, one, a variable rate security and the other, a residual interest bond. The interest rate for the variable rate security is

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determined by an index or an auction process held approximately every 7 to 35 days, while the residual interest bond holder receives the balance of the income from the underlying municipal bond less an auction fee. The market prices of residual interest bonds may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.

Repurchase Agreements.

Each Master Portfolio may enter into repurchase agreements with certain counterparties. Repurchase agreements involve an agreement to purchase financial instruments and to resell those instruments back to the same counterparty at an agreed-upon date and price, which price reflects a rate of interest unrelated to a coupon rate or maturity of the purchased instruments. The value of the instruments purchased may be more or less than the price at which the counterparty has agreed to repurchase them. As protection against the risk that the counterparty will not fulfill its obligation, the instruments are marked to market daily and are maintained at a value at least equal to the sale price plus the accrued incremental amount. Delays or losses could result if the counterparty to the repurchase agreement defaults or becomes insolvent. Each Master Portfolio will only engage in repurchase agreements with counterparties whose creditworthiness has been reviewed and found satisfactory by BGFA.

Restricted Securities.

Restricted securities are subject to legal restrictions on their sale. Difficulty in selling restricted securities may result in a loss or be costly to a Master Portfolio. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering. Where registration is required, the restricted security’s holder may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time the holder decides to seek registration and the time the holder may be permitted to sell a security under an effective registration statement. If, during that period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

Reverse Repurchase Agreements.

Each Master Portfolio may enter into reverse repurchase agreements, which involve the sale of securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. Generally the effect of such transactions is that a Master Portfolio can recover all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement, while in many cases the Master Portfolio is able to keep some of the interest income associated with those securities. Such transactions are only advantageous if a Master Portfolio has an opportunity to earn a greater rate of interest on the cash derived from these transactions than the interest cost of obtaining the same amount of cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available and each Master Portfolio intends to use the reverse repurchase technique only when BGFA believes it will be advantageous to the Master Portfolio. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of a Master Portfolio’s assets. The custodian bank will maintain a separate account for each Master Portfolio with securities having a value equal to or greater than such commitments. Under the 1940 Act, reverse repurchase agreements are considered borrowings.

Securities of Non-U.S. Issuers.

Each Master Portfolio may invest in certain securities of non-U.S. issuers. Investing in the securities of foreign issuers involves special risks and considerations not typically associated with investing in U.S. issuers. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, potential restrictions of the flow of international capital, and transaction costs of foreign currency conversions. Foreign issuers may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy with respect to growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions. In addition, changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar.

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Obligations of Foreign Governments, Supranational Entities and Banks.

Each Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which such Master Portfolio may invest. The Master Portfolios may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of each Master Portfolio’s assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

Each Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

Foreign Equity Securities and Depositary Receipts.

The S&P 500 Index Master Portfolio’s assets may be invested in the securities of foreign issuers and American Depositary Receipts (“ADRs”) and European Depositary Receipts (“EDRs”) of such issuers.

ADRs and EDRs may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts (“CDRs”), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the U. S. securities markets and EDRs and CDRs in bearer form are designed for use in Europe. The Master Portfolio may invest in ADRs, EDRs and CDRs through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute interestholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

Short Term Instruments.

The Master Portfolio may invest in various money market instruments. Money market instruments are generally short-term investments that may include but are not limited to: (i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit (“CDs”), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches); (iii) commercial paper; (iv) non-convertible corporate debt securities (e.g., bonds and debentures); (v) repurchase agreements; and (vi) U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, in the opinion of BGFA, are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Money market instruments also include shares of money market mutual funds, including those managed by BGFA.

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Unrated, Downgraded and Below Investment-Grade Investments.

The Master Portfolios may purchase instruments that are not rated if, in the opinion of the BGFA, such obligation is of investment quality comparable to other rated investments that are permitted to be purchased by such Master Portfolio. After purchase by a Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by such Master Portfolio. Neither event will require a sale of such security by a Master Portfolio provided that the amount of such securities held by a Master Portfolio does not exceed 5% of the Master Portfolio’s net assets. To the extent the ratings given by Moody’s or S&P may change as a result of changes in such organizations or their rating systems, each Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody’s and S&P are more fully described in the Appendix to this Part B.

The Master Portfolios are not required to sell downgraded securities, and each Master Portfolio could hold up to 5% of its net assets in debt securities rated below “Baa” by Moody’s or below “BBB” by S&P or if unrated, low quality (below investment grade) securities.

Although they may offer higher yields than do higher rated securities, low rated and unrated low quality debt securities generally involve greater volatility of price and risk of principal and income, including the possibility of default by, or bankruptcy of, the issuers of the securities. In addition, the markets in which low rated and unrated low quality debt are traded are more limited than those in which higher rated securities are traded. The existence of limited markets for particular securities may diminish a Master Portfolio’s ability to sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in the financial markets and could adversely affect and cause fluctuations in the daily net asset value of a Master Portfolio’s interests.

Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of low rated or unrated low quality debt securities, especially in a thinly traded market. Analysis of the creditworthiness of issuers of low rated or unrated low quality debt securities may be more complex than for issuers of higher rated securities, and the ability of a Master Portfolio to achieve its investment objective may, to the extent it holds low rated or unrated low quality debt securities, be more dependent upon such creditworthiness analysis than would be the case if the Master Portfolio held exclusively higher rated or higher quality securities.

Low rated or unrated low quality debt securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of such debt securities have been found to be less sensitive to interest rate changes than higher rated or higher quality investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in low rated or unrated low quality debt securities prices because the advent of a recession could dramatically lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of the debt securities defaults, the Master Portfolios may incur additional expenses to seek recovery.

U.S. Government Obligations.

The Master Portfolios may invest in various types of U.S. Government obligations. A U.S. Government obligation is a type of bond. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and Government National Mortgage Association (i.e., GNMA) certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with Federal National Mortgage Association (i.e., FNMA), Federal Home Loan Mortgage Corporation (i.e., FHLMC) or Federal Home Loan Bank (i.e., FHLB) notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

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Warrants.

The S&P 500 Index Master Portfolio may invest up to 5% of net assets at the time of purchase in warrants (other than those that have been acquired in units or attached to other securities), including not more than 2% of each of their net assets in warrants which are not listed on the New York or American Stock Exchange. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specified amount of the corporation’s capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. The S&P 500 Index Master Portfolio may only purchase warrants on securities in which the Master Portfolio may invest directly.

S&P 500 Index Master Portfolio.

The Master Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor’s (“S&P”). S&P makes no representation or warranty, express or implied, to the Master Portfolio or any member of the public regarding the advisability of investing in securities generally or in the Fund particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Master Portfolio is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index that is determined, composed and calculated by S&P without regard to the Master Portfolio. S&P has no obligation to take the needs of the Master Portfolio into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Master Portfolio’s interests or the timing of the issuance or sale of the Master Portfolio’s interests or in the determination or calculation of the equation by which the Master Portfolio’s interests are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Master Portfolio’s interests.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by the Master Portfolio, or any other person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

Portfolio Holdings Information

The Master Portfolios’ Board of Trustees has adopted a policy regarding the disclosure of the Master Portfolios’ portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of each Master Portfolio’s interestholders; (b) does not put the interests of the Master Portfolios’ investment adviser (the “BGFA” or “Investment Adviser”), the Master Portfolios’ distributor (the “Distributor”), or any affiliated person of the Master Portfolios, the Investment Adviser or the Distributor, above those of Master Portfolio interestholders; (c) does not advantage any current or prospective Master Portfolio interestholders over any other current or prospective Master Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements limiting the use of such information are in effect.

Daily access to information concerning the Master Portfolios’ portfolio holdings is permitted (i) to certain personnel of those service providers that are involved in portfolio management and providing administrative, operational, risk management, or other support to portfolio management, including affiliated broker-dealers, and (ii) to other personnel of the Investment Adviser and other service providers, such as the Master Portfolios’ administrator, custodian and fund accountant, who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolios and the terms of the Master Portfolios’ current registration statement.

From time to time, information concerning the Master Portfolios’ portfolio holdings may also be provided to other entities that provide additional services to the Master Portfolios, including, among others, rating or ranking organizations, in the ordinary course of business, no earlier than the close of trading on the same business day as the date of the information.

In addition, the Master Portfolios will provide portfolio holdings information to the sponsors, administrators or other service providers for feeder funds as may be necessary to (i) conduct business in the ordinary course in a manner consistent with agreements with the feeder funds and the terms of the Master Portfolios’ current registration statement, or (ii) satisfy legal requirements applicable to the feeder funds. The Master Portfolios may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential feeder fund to the extent necessary for such entities to evaluate a potential investment in the relevant Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.

Each Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the SEC on a quarterly basis, based on the Master Portfolio’s fiscal year, within 60 days of the end of the quarter, and will provide that information to shareholders, as required by federal securities laws and regulations thereunder. A Master Portfolio, however, may voluntarily disclose all or part of its portfolio holdings in advance of required filings with the SEC, provided that such information is made generally available to all interestholders and other interested parties in a manner that is consistent with the above policy for disclosure of portfolio holdings information. Such information may be made available through a website available to intermediaries and institutional investors or other means that make the information available to all likely interested parties in a contemporaneous manner.

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The Master Portfolios’ Chief Compliance Officer may authorize disclosure of portfolio holdings information pursuant to the above policy and procedures.

The Master Portfolios’ Board of Trustees reviews the policy and the procedures for disclosure of portfolio holdings information at least annually.

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ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.” The Board of Trustees is responsible for the overall management and operations of the Master Portfolios. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each Trustee and Officer, unless otherwise indicated, is c/o Barclays Global Investors, N.A., Mutual Fund Administration, 45 Fremont Street, San Francisco, CA 94105.

Interested Trustees & Officers

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Lee T. Kranefuss,** September 27, 1961	Trustee since November 16, 2001, President and Chief Executive Officer (since May 15, 2002).	Chief Executive Officer of the Intermediary Investor Business of BGI.	124	Trustee of iShares Trust; Trustee of BGIF; and Director of iShares Inc.

Michael A. Latham, September 15, 1965	Secretary, Treasurer and Chief Financial Officer since April 1, 2003.	Chief Operating Officer of the Intermediary Investor Business of BGI (since 2004); Director of Mutual Fund Delivery of the Intermediary Investor Business of BGI (2000-2004); Head of Operations, BGI Europe (1997-2000).	N/A	None.

*	The Trust, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.
**	Lee T. Kranefuss is deemed to be an “interested person” of the Trust because he serves as Chief Executive Officer of the Intermediary Investor Business of BGI, the administrator of the Master Portfolios and the parent company of BGFA, the investment adviser of the Master Portfolios.

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Independent Trustees

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Mary G. F. Bitterman, May 29, 1944	Trustee since November 16, 2001.	President (since 2004) and Director (since 2003), of the Bernard Osher Foundation; Director, Lifelong Learning Institutes (since 2003), President and CEO, Public Broadcasting Service (since 2003); President and Chief Executive Officer of The James Irvine Foundation (from 2002-2003); President and Chief Executive Officer of KQED, Inc. from 1993-2002; Director, Bank of Hawaii.1993-2002.	27	Trustee of BGIF; Director, Bank of Hawaii.

Jack S. Euphrat, May 28, 1922	Trustee since October 20, 1993.	Private Investor.	27	Trustee of BGIF.

Richard K. Lyons, February 10, 1961	Trustee since November 16, 2001.	Acting Dean, Professor, University of California, Berkeley: Haas School of Business; Member, Council of Foreign Relations.	124	Trustee of BGIF; Director (Chairman) of Matthews Asian Funds (oversees 6 portfolios); Trustee of iShares Trust; and Director of iShares Inc.

Leo Soong, May 15, 1946	Trustee since February 9, 2000.	President of Trinity Products LLC (beverages); Managing Director of CG Roxane LLC (water company); Co-Founder of Crystal Geyser Water Co. (President through 1999).	27	Trustee of BGIF; Vice Chairman of the California Pacific Medical Center; Director of California State Automobile Association; and Director of the American Automobile Association.

*	The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.

Committees.

There are two standing committees of the Board of Trustees – the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Trustee that is not an “interested person” of the Trust (as such term is defined in the 1940 Act) (“Independent Trustee”). The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible. Pursuant to

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the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. Jack S. Euphrat serves as Chairman of the Nominating Committee. The Nominating Committee will not consider nominees recommended by interestholders. During the fiscal year ended December 31, 2004, the Nominating Committee did not hold any meetings.

The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolios’ accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolios’ financial statements and interacting with the Master Portfolios’ independent auditors on behalf of the full Board. As of January 1, 2004, Leo Soong serves as Chairman of the Audit Committee. During the fiscal year ended December 31, 2004, the Audit Committee held four meetings.

Beneficial Equity Ownership Information.

As of the date of this Part B, Trustees of the Trust, as a group, beneficially owned less than 1% of the outstanding beneficial interest of the Trust. The table below shows for each Trustee, the amount of interests in the Master Portfolios beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

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Beneficial Equity Ownership in Master

Portfolios and Family of Investment Companies (as of December 31, 2004)

Interested Trustee	Dollar Range of Securities in:		Aggregate Dollar Range of Securities in the Family of Investment Companies
	Bond Index Master Portfolio	S&P 500 Index Master Portfolio
Lee T. Kranefuss			D

Independent Trustees	Bond Index Master Portfolio	S&P 500 Index Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Mary G. F. Bitterman			0
Jack S. Euphrat			0
W. Rodney Hughes*			0
Richard K. Lyons			D
Leo Soong			0

*	Served as Trustee through December 31, 2004.

Ownership of Securities of Certain Entities.

As of December 31, 2004, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

Approval of Investment Advisory Contract.

Under Section 15(c) of the Investment Company Act of 1940, the Board is required to approve each Master Portfolio’s investment advisory contract with BGFA (the “Advisory Contract”) annually. The Board is provided with quantitative and qualitative information to assist the Board in evaluating the terms of the Advisory Contract. This information includes comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser, as well as a description of the quality of services provided by the investment adviser.

Before approving the Advisory Contract, the Board reviewed a detailed profitability analysis of BGFA based on the fees payable under the Advisory Contract as well as any other servicing relationships between the Master Portfolios and BGFA or its affiliates. The Board analyzed each Master Portfolio’s contractual fees, including the investment advisory fee, as well as administration and Rule 12b-1 distribution fees, if any.

The Board also reviewed statistical information regarding the performance and expenses of the Master Portfolios. Prior to reviewing the statistical information, the Board was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for the Master Portfolios, the Board reviewed a comparison of the Master Portfolios’ performance information to other funds in a peer group. The Board then reviewed a comparison of each Master Portfolio’s advisory fee, other fees and total expense ratio to other funds in its peer group.

During its review, the Board considered the advisory fees paid by the Master Portfolios as well as the total fees paid to BGFA and its affiliates for advisory and other services provided to the Master Portfolios. The Board also periodically reviews information pertaining to the fee structure for the Master Portfolios and considers whether alternative fee structures (i.e. breakpoint fee structures or performance-based fees) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in the Master Portfolios’ asset levels.

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In addition, the Board analyzed BGFA’s background and services that it provides to the Master Portfolios. For example, the Board reviewed and discussed the investment philosophy and experience of BGFA. The Board also considered the background and experience of the senior management of BGFA and the level of attention given to the Master Portfolios by senior investment personnel of BGFA. In addition to the above considerations, the Board also analyzed BGFA’s indexing strategies, research capabilities, means for executing portfolio transactions and scope of investment services.

Based on the above analysis, the Board determined that the Advisory Contract for each Master Portfolio, including the fee level, was fair and reasonable in light of all relevant circumstances. This determination was based on the following factors as discussed above: (i) level of profits realized by BGFA from the Advisory Contract; (ii) an analysis of advisory fees paid by the Master Portfolio compared to other similar funds; (iii) the scope of BGFA’s background and experience; and (iv) the quality of services provided by BGFA.

Compensation.

Trustees of the Trust are compensated annually by all the registrants in the Fund Complex for their services as indicated in the table below, and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trustees are compensated by the Trust and BGIF for their services as Trustees to the Trust and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex.

Compensation Table

For the Calendar Year Ended December 31, 2004

Interested Trustees
Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Lee Kranefuss Trustee	$0	$0

Independent Trustees
Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Mary G. F. Bitterman Trustee	$13,000	$26,000
Jack S. Euphrat Trustee	$13,000	$26,000
W. Rodney Hughes Trustee*	$13,000	$26,000
Richard K. Lyons Trustee	$13,000	$91,000
Leo Soong Trustee	$13,000	$26,000

*	Served as Trustee through December 31, 2004.

Code of Ethics.

The Trust, BGFA and SEI have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, subject to certain limitations, including securities that may be purchased or held by the Master Portfolios. The Codes of Ethics are on public file with, and are available from, the SEC.

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Proxy Voting Policies.

The Trust has adopted as its proxy voting policies the proxy voting guidelines of BGFA, the investment adviser to the Master Portfolios. The Trust has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by the Master Portfolios. Therefore, the remainder of this section discusses BGFA’s proxy voting guidelines.

BGFA votes (or refrains from voting) proxies for the Master Portfolios in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of the Master Portfolios. In some cases, BGFA may determine that it is in the best interests of the Master Portfolios to refrain from exercising the Master Portfolios’ proxy voting rights (such as, for example, proxies on certain non-U.S. securities which might impose costly or time-consuming in-person voting requirements). BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolios. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolios, the Master Portfolios’ affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates. When voting proxies, BGFA attempts to ensure that companies follow practices that advance their economic value and allow the market to place a proper value on their assets. With respect to certain specific issues:

•	BGFA generally supports management in the election of directors and generally supports proposals that strengthen the independence of boards of directors;

•	BGFA generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolio investing in such issuer; and

•	BGFA generally votes against anti-takeover proposals and proposals which would create additional barriers or costs to corporate transactions.

BGFA maintains institutional policies and procedures which are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and the Master Portfolios, the Master Portfolios’ affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates, from having any influence on BGFA’s proxy voting activity. In this way, BGFA seeks to prevent conflicts of interest that might influence BGFA’s independent business judgment on how to vote on specific proxy issues (or to refrain from voting). In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further safeguard to avoid the influence of a potential conflict of interest or as otherwise required by applicable law. Such independent fiduciary may either (i) vote such proxy, or (ii) provide BGFA with instructions as to how to vote such proxy. In the latter case, BGFA would vote the proxy in accordance with the independent fiduciary’s instructions.

Information with respect to how BGFA voted Fund proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available: (i) without charge, upon request, by calling 1-877-244-1544; and (ii) on the SEC’s website at www.sec.gov.

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ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 1, 2005, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolios. Approximate percentages are indicated in the table below:

Name of Master Portfolio	Name and Address of Interestholder	Jurisdiction of Organization	Percentage of Master Portfolio	Nature of Ownership
S&P 500 Index Master Portfolio	Diversified Investors Stock Index Fund 4 Manhattanville Rd. Purchase, NY 10577	Massachusetts	23%	Record

	State Farm S&P 500 Index Fund One State Farm Plaza Bloomington, IL 61791	Delaware	20%	Record

	BGIF S&P 500 Stock Fund Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	Delaware	16%	Record

	Strong Index 500 Fund P.O. Box 2936 Milwaukee, WI 53201	Wisconsin	7%	Record

	Atlas S&P 500 Fund 794 Davis Street San Leandro, CA 94577	Maryland	5%	Record

Bond Index Master Portfolio	BGIF Bond Index Fund Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	Delaware	100%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control such Master Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 5 in Part A.

Investment Adviser.

BGFA provides investment advisory services to each Master Portfolio pursuant to an Advisory Contract with MIP. The applicable Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The applicable Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The applicable Advisory Contract will terminate automatically in the event of its assignment (as defined in the 1940 Act).

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Advisory Fees.

BGFA is entitled to receive monthly fees at the annual rate of 0.05% of the average daily net assets of the S&P 500 Index Master Portfolio and 0.08% of the average daily net assets of the Bond Index Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the periods shown below, the Master Portfolios paid the following advisory fees to BGFA, without waivers:

Master Portfolio	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
Bond Index Master Portfolio	$458,620	$511,325	$235,740
S&P 500 Index Master Portfolio	$1,291,462	$1,436,333	$1,401,018

Administrator.

BGI serves as the administrator of the Master Portfolios. BGI provides the Master Portfolios with administrative services, including general supervision of the Master Portfolios’ non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s Trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolios’ business, and compensates MIP’s Trustees, officers and employees who are affiliated with BGI.

BGI is not entitled to compensation for providing administration services to a Master Portfolio for so long as BGI is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolios, or BGI or an affiliate receives advisory fees from the Master Portfolios. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolios, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator.

For the period shown below, the Master Portfolio paid to BGFA the following administrative fees:

Master Portfolio	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
Bond Index Master Portfolio	$134,768	$113,486	$273,726
S&P 500 Index Master Portfolio	$1,771,745	$1,613,028	$1,425,243

Placement Agent.

SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolios. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI does not receive compensation from the Master Portfolios for acting as placement agent.

Custodian.

IBT is the Master Portfolios’ custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.

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Transfer and Dividend Disbursing Agent.

IBT also acts as each Master Portfolio’s transfer and dividend disbursing agent. IBT is not entitled to receive compensation for providing such services to the Master Portfolios so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolios.

Legal Counsel.

Morrison & Foerster LLP, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, serves as counsel to the Trust.

Expenses.

Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses that are borne by the Master Portfolios, such as investment advisory fees payable to BGFA and administration fees, if any, payable to BGI, BGI has agreed to bear all costs of the Master Portfolios’ and MIP’s operations. Expenses attributable only to a Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS.

The following information supplements and should be read in conjunction with Item 5 in Part A.

As of December 31, 2004, the individuals named as Portfolio Managers in the BGI Bond Index Fund’s Part A were also primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts in addition to the Bond Index Master Portfolio, as indicated in the table below:

Michael Fong	Number of other Accounts Managed	Total Assets
Registered Investment Companies	6	$1,357,000,000
Other Pooled Investment Vehicles	5	$4,523,515,944
Other Accounts	11	$6,998,313,293

Lee Sterne	Number of other Accounts Managed	Total Assets
Registered Investment Companies	1	$217,000,000
Other Pooled Investment Vehicles	1	$2,425,422,954
Other Accounts	6	$268,454,368

As of December 31, 2004, the individuals named as Portfolio Managers in the BGI S&P 500 Stock Fund’s Part A were also primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts in addition to the S&P 500 Index Master Portfolio, as indicated in the table below:

Ed Corallo	Number of other Accounts Managed	Total Assets
Registered Investment Companies	60	$76,393,130,652
Other Pooled Investment Vehicles	2	$1,235,585,422
Other Accounts	8	$2,338,549,334

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Patrick O’Connor	Number of other Accounts Managed	Total Assets
Registered Investment Companies	60	$76,393,130,652
Other Pooled Investment Vehicles	2	$1,235,585,422
Other Accounts	10	$2,338,848,763

Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management seek to track the rate of return, risk profile and other characteristics of independent third-party indexes by either replicating the same combination of securities that compose those indexes or sampling the securities that compose those indexes based on objective criteria and data. The Portfolio Managers are required to manage each portfolio or account to meet those objectives. Pursuant to BGI and BGFA policy, investment opportunities are allocated equitably among the Master Portfolios and other portfolios and accounts. For example, under certain circumstances, an investment opportunity may be restricted due to limited supply on the market, legal constraints or other factors, in which event the investment opportunity will be allocated equitably among those portfolios and accounts, including the Master Portfolios, seeking such investment opportunity. As a consequence, from time to time each Master Portfolio may receive a smaller allocation of an investment opportunity than they would have if the Portfolio Managers and BGFA and its affiliates did not manage other portfolios or accounts.

Like the Master Portfolios, the other portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day portfolio management generally pay an asset-based fee to BGFA or BGI, as applicable, for its advisory services. One or more of those other portfolios or accounts, however, may pay BGI an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services. A portfolio or account with an incentive-based fee would pay BGI a portion of that portfolio’s or account’s gains, or would pay BGI more for its services than would otherwise be the case if BGI meets or exceeds specified performance targets. By their very nature, incentive-based fee arrangements could present an incentive for BGI to devote greater resources, and allocate more investment opportunities, to the portfolios or accounts that have those fee arrangements, relative to other portfolios or accounts, in order to earn larger fees. Although BGI has an obligation to allocate resources and opportunities equitably among portfolios and accounts and intends to do so, interestholders of the Master Portfolios should be aware that, as with any group of portfolios and accounts managed by an investment adviser and/or its affiliates pursuant to varying fee arrangements, including incentive-based fee arrangements, there is the potential for a conflict-of-interest, that may result in the Portfolio Managers’ favoring those portfolios or accounts with incentive-based fee arrangements.

As of December 31, 2004, each Portfolio Manager receives a salary and is eligible to receive an annual bonus. Each Portfolio Manager’s salary is a fixed amount generally determined annually based on a number of factors, including, but limited to, the Portfolio Manager’s title, scope of responsibilities, experience and knowledge. Each Portfolio Manager’s bonus is a discretionary amount determined annually based on the overall profitability of the various Barclays Global Investors companies worldwide, the performance of the Portfolio Manager’s business unit, and an assessment of the Portfolio Manager’s individual performance. The Portfolio Manager’s salary and annual bonus are paid in cash. In addition, a Portfolio Manager may be paid a signing bonus or other amounts in connection with initiation of employment with BGFA. If a Portfolio Manager satisfied the requirements for being part of a “select group of management or highly compensated employees (within the meaning of ERISA section 401(a))” as so specified under the terms of BGI’s Compensation Deferral Plan, the Portfolio Manager may elect to defer a portion of his or her bonus under that Plan.

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Portfolio Managers may be selected, on a fully discretionary basis, for awards under BGI’s Compensation Enhancement Plan (“CEP”). Under CEP, these awards are determined annually, and vest after two years. At the option of the CEP administrators, the award may be “notionally invested” in funds managed by BGI, which means that the final award amount may be increased or decreased according to the performance of the BGI-managed funds over the two-year period. If the award is not notionally invested, the original award amount is paid once vested.

A Portfolio Manager may be granted options to purchase shares in Barclays Global Investors UK Holdings Limited (“BGI UK Holdings”), a company organized under the laws of England and Wales that directly or indirectly owns all of the Barclays Global Investors companies worldwide, which options vest in three equal installments over three years and are generally exercisable during prescribed exercise windows. Shares purchased must generally be held 355 days prior to sale. For such purposes, the value of BGI UK Holdings is based on its fair value as determined by an independent public accounting firm.

As of December 31, 2004, the Portfolio Managers beneficially owned shares of the Bond Index Master Portfolio for which they are primarily responsible for the day-to-day management in amounts reflected in the following table:

Bond Index Master Portfolio

	$0	$1 to $ 10k	$10,001 to $50k	$50,001 to $100k	$100,001 to $500k	$500,001 to $1m	over $1m

Michael Fong	X

Lee Sterne	X

As of December 31, 2004, the Portfolio Managers beneficially owned shares of the S&P 500 Index Master Portfolio for which they are primarily responsible for the day-to-day management in amounts reflected in the following table:

S&P 500 Index Master Portfolio

	$0	$1 to $ 10k	$10,001 to $50k	$50,001 to $100k	$100,001 to $500k	$500,001 to $1m	over $1m

Ed Corallo	X

Patrick O’Connor	X

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General.

BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase and sale of portfolio securities. In selecting brokers or dealers for any transaction in portfolio securities, BGFA’s policy is to make such selection based on factors deemed relevant, including but not limited to, the breadth of the market in the security, the price of the security, the reasonableness of the commission or mark-up or mark-down, if any, execution capability, settlement capability, back office efficiency and the financial condition of the broker or dealer, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions

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paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers may also be selected because of their ability to handle special or difficult executions, such as may be involved in large block trades, less liquid securities, broad distributions, or other circumstances. BGFA does not consider the provision or value of research, products or services a broker or dealer may provide, if any, as a factor in the selection of a broker or dealer or the determination of the reasonableness of commissions paid in connection with portfolio transactions. The Master Portfolios have adopted policies and procedures that prohibit the consideration of sales of a Master Portfolio’s interests as a factor in the selection of a broker or a dealer to execute its portfolio transactions.

Purchases and sales of fixed income securities for the Bond Index Master Portfolio usually are principal transactions and ordinarily are purchased directly from the issuer or from an underwriter or broker-dealer. The Bond Index Master Portfolio does not usually pay brokerage commissions in connection with such purchases and sales, but such transactions may be subject to mark-ups or mark-downs.

A Master Portfolio’s purchase and sale orders for securities may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority. If purchases or sales of portfolio securities of a Master Portfolio and one or more other accounts managed or advised by BGFA are considered at or about the same time, transactions in such securities are allocated among the Master Portfolio and the other accounts in a manner deemed equitable to all by BGFA. In some cases, this procedure could have a detrimental effect on the price or volume of the security as far as a Master Portfolio is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to a Master Portfolio. BGFA may deal, trade and invest for its own account in the types of securities in which a Master Portfolio may invest. BGFA may, from time to time, effect trades on behalf of and for the account of a Master Portfolio with brokers or dealers that are affiliated with BGFA, in conformity with the 1940 Act and SEC rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Master Portfolios will not deal with affiliates in principal transactions unless permitted by applicable SEC rule or regulation or by SEC exemptive order.

Portfolio Turnover.

Portfolio turnover may vary from year to year, as well as within a year. High portfolio turnover rates may result in comparatively greater brokerage expenses and larger amounts of short-term capital gains allocable to interestholders. The table below sets forth the portfolio turnover rates of the Master Portfolio for the periods noted. The variation in the portfolio turnover rate for the Bond Index Master Portfolio for the fiscal year ended 2004 (148%) as compared to the Master Portfolio’s portfolio turnover rate for the fiscal year ended 2003 (67%) is due to the Master Portfolio’s investment in mortgage pass-through securities on a when-issued or to-be-announced (“TBA”) basis, with payment and delivery scheduled for a future date.

Brokerage Commissions.

The table below sets forth the brokerage commissions paid by each Master Portfolio for the periods noted. Any differences in brokerage commissions paid by the Master Portfolio from year to year are due to changes in market conditions and the frequency and size of interestholder transactions.

None of these brokerage commissions were paid to affiliated broker.

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Master Portfolio	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
Bond Index	N/A	N/A	N/A
S&P 500 Index	$342,491	$98,111	$103,291

Securities of Regular Brokers/Dealers.

As of December 31, 2004, the Master Portfolio owned securities of its “regular brokers or dealers” (as defined in the 1940 Act), or their parents, as follows:

Master Portfolio	Broker/Dealer or Parent	Amount
Bond Index	Citigroup Inc. Morgan Stanley Goldman Sachs Group Inc. Merrill Lynch & Co. Inc. Lehman Brothers Holdings Inc. Credit Suisse First Boston Bank of America Corp. JP Morgan Chase & Co.	$ $ $ $ $ $ $ $	1,076,413 888,493 773,001 769,192 616,667 481,292 480,990 436,791

S&P 500 Index	Citigroup Inc. Bank of America Corp. Morgan Stanley Merrill Lynch & Co. Inc. Goldman Sachs Group Inc. (The) Lehman Brothers Holdings Inc. State Street Corp. Schwab (Charles) Corp. (The)	$ $ $ $ $ $ $ $	52,771,699 40,056,532 12,822,011 11,745,582 10,627,790 4,969,826 3,451,859 3,395,480

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in a Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholder vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the

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outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Purchase of Interests.

Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Payment for interests of a Master Portfolio may, at the discretion of BGFA, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the applicable Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in each Master Portfolio may be suspended or the date of redemption payment postponed for more than seven days (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolios’ investments or determination of the value of its net assets is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolios’ interestholders.

Valuation.

In calculating a Master Portfolio’s net asset value, the Master Portfolio’s investments are valued primarily on the basis of market prices. Investments for which the primary market is a national securities or commodities exchange or a recognized foreign securities exchange or commodities exchange are valued at last sale prices on the principal exchange on which they are traded, or in the absence of any sale on the valuation date, at latest quoted bid prices. Securities for which the primary market is Nasdaq Stock Market, Inc. (“Nasdaq”) are valued at the Nasdaq official closing price or, in the absence of any sale on the valuation date, at latest quoted bid prices, which are obtained from a reputable independent pricing service. U.S. Government securities and all other securities for which current over-the-counter market quotations are readily available are valued at latest quoted bid prices, which are obtained from one or more reputable independent pricing services. If quoted prices are unavailable or inaccurate, market values are determined based on quotes obtained from brokers, dealers and/or based on averages of prices obtained from

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reputable independent pricing services. Money market instruments and debt securities maturing in 60 days or less are valued at amortized cost, and shares of investment companies, other than investment companies whose shares are traded on an exchange, are valued at the fund’s published net asset value per share. Securities held under a repurchase agreement are valued at a price equal to the amount of the cash investment at the time of valuation on the valuation date. The market values of the underlying securities are determined in accordance with the above discussed valuation procedures, as appropriate, for the purpose of determining the adequacy of collateral.

New York Stock Exchange Closings.

The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any federal income tax. However, each investor’s share in a Master Portfolio (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income, gains and losses (as determined for federal income tax purposes) generally will be taxable in determining the investor’s federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and regulations promulgated thereunder.

Each Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolios will not be subject to federal income tax, they will file appropriate federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Internal Revenue Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Withdrawals by investors from a Master Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or “substantially appreciated inventory,” as specially defined in the Internal Revenue Code, held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Amounts realized by a Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

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“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If a Master Portfolio acquires any equity interest (which generally includes not only stock but also an option to acquire stock such as is inherent in a convertible bond under proposed Treasury Regulations) in a PFIC, its interestholders could be subject to federal income tax and Internal Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. A Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, a Master Portfolio may incur the tax and interest charges described above in some instances.

Some of a Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Internal Revenue Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Internal Revenue Code in order for a regulated investment company, which invests in a Master Portfolio, to maintain its status under the Internal Revenue Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by a Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant noncash income, such noncash income could be recognized by a Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order for regulated investment companies investing the Master Portfolio to maintain their status under the Internal Revenue Code. In this regard, a Master Portfolio could be required at times to liquidate investments prematurely in order to satisfy its minimum distribution requirements.

Current federal income tax law provides for a maximum individual federal income tax rate applicable to “qualified dividend income” of 15%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. Absent further legislation, these reduced rates of tax will expire after December 31, 2008. For this purpose, a regulated investment company investing in a Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Master Portfolio.

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ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

PricewaterhouseCoopers LLP (“PwC”), 333 Market Street, San Francisco, California 94105, is an independent registered public accounting firm and serves as the independent auditors of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filings. The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ reports for the Master Portfolios for the fiscal year ended December 31, 2004, are included in the Master Portfolios’ Form N-CSR (SEC File No. 811-07332) as filed with the SEC on March 10, 2005 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts Bs delivered to interestholders or prospective interestholders.

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APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”):

S&P Long-Term Credit Ratings

“AAA”

An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA”

An obligation rated ‘AA’ differs from the highest rated obligations only in a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A”

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB”

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated ‘BB’, ‘B’ ‘CCC’, ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B”

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and it is dependent upon favorable business, financial, and economic conditions for the obligor to meets its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC”

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

“C”

A subordinated debt or preferred stock obligation rated ‘C’ is CURRENTLY HIGHLY VULNERABLE to nonpayment. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

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“D”

An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-).

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

S&P Short-Term Credit Ratings

“A-1”

A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2”

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3”

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B”

A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“C”

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

“D”

A short-term obligation rated ‘D’ is in payment for default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard and Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Moody’s Long-Term Credit Ratings

“Aaa”

Obligations rated ‘Aaa’ are judged to be of the highest quality, with minimal credit risk.

“Aa”

Obligations rated ‘Aa’ are judged to be of high quality and are subject to very low credit risk.

“A”

Obligations rated ‘A’ are considered upper-medium grade and are subject to low credit risk.

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“Baa”

Obligations rated ‘Baa’ are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba”

Obligations rated ‘Ba’ are judged to have speculative elements and are subject to substantial credit risk.

“B”

Obligations rated ‘B’ are considered speculative and are subject to high credit risk.

“Caa”

Obligations rated ‘Caa’ are judged to be of poor standing and are subject to very high credit risk.

“Ca”

Obligations rated ‘Ca’ are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”

Obligations rated ‘C’ are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Moody’s Short-Term Credit Ratings

“P-1”

Issuers (or supporting institutions) rated ‘Prime-1’ have a superior ability to repay short-term debt obligations.

“P-2”

Issuers (or supporting institutions) rated ‘Prime-2’ have a strong ability to repay short-term debt obligations.

“P-3”

Issuers (or supporting institutions) rated ‘Prime-3’ have an acceptable ability to repay short-term obligations.

“NP”

Issuers (or supporting institutions) rated ‘Not Prime’ do not fall within any of the Prime rating categories.

Fitch Long-Term Credit Ratings

Fitch’s long-term credit ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

“AAA”

Obligations rated “AAA” are considered to be investment grade. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

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“AA”

Obligations rated “AA” are considered to be investment grade. ‘AA’ ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”

Obligations rated “A” are considered to be investment grade. ‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB”

Bonds rated “BBB” are considered to be investment grade. ‘BBB’ ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

“BB”

Obligations rated “BB” are considered to be speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as a result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

“B”

Obligations rated “B” are considered to be highly speculative. ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

“CCC”, “CC” and “C”

Obligations rated “CCC”, “CC” and “C” are considered to be in high default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’ rating indicates that default of some kind appears probably. ‘C’ ratings signal imminent default.

“DDD”, “DD” and “D”

Obligations rated “DDD”, “DD” and “D” are currently in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. ‘DDD’ obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. ‘DD’ indicates potential recoveries in the range of 50%-90% and ‘D’ the lowest recovery potential, i.e. below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated ‘DDD’ have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated ‘DD’ and ‘D’ are generally undergoing a formal reorganization or liquidation process; those rated ‘DD’ are likely to satisfy a higher portion of their outstanding obligations, while entities rated ‘D’ have a poor prospect of repaying all obligations.

Notes:

“+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ category or to categories below ‘CCC’.

Fitch Short-Term Credit Ratings

Fitch’s short-term credit ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

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A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

“F-1”

Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F-2”

Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F-3”

Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

“B”

Speculative. Minimal capacity for timely payments of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

“C”

High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

“D”

Default. Denotes actual or imminent payment default.

Notes:

“+” may be appended to an ‘F1’ rating class to denote relative status within the category.

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MASTER INVESTMENT PORTFOLIO

COREALPHA BOND MASTER PORTFOLIO

EXPLANATORY NOTE

General. Master Investment Portfolio (“MIP”) is an open-end, management investment company, organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part A for the CoreAlpha Bond Master Portfolio (the “Master Portfolio”), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940 (the “1940 Act”), and for other purposes. A holder of beneficial interests (an “interestholder”) of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers fourteen other series pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

PART A

May 1, 2005

Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS

INVESTMENT OBJECTIVE

•	The CoreAlpha Bond Master Portfolio seeks to provide a combination of income and capital growth.

The Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and principal investment strategies of the Master Portfolio determine the securities in which it invests, the degree of risk to which it is subject and ultimately, its performance. There can be no assurance that the investment objective of the Master Portfolio will be achieved.

PRINCIPAL INVESTMENT STRATEGIES

Barclays Global Fund Advisors (“BGFA”) invests the Master Portfolio’s assets pursuant to a systematic method that relies on proprietary quantitative models to allocate assets among various bond sectors by evaluating each sector’s relative value and risk-adjusted return. BGFA’s models also allocate assets among bonds of different

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maturities based on yield characteristics and expectations. Specific security selection decisions are made on the basis of evaluations of relative value, credit quality and other factors. The Master Portfolio invests, under normal circumstances, at least 80% of its assets in bonds. For the purposes of this strategy, “bonds” include the following: obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; mortgage-backed securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, including U.S. agency mortgage pass-through securities; commercial mortgage-backed securities; debt obligations of U.S. corporations; dollar-denominated debt obligations of foreign issuers; municipal securities; and asset-backed securities.

The Master Portfolio may invest a significant portion of its assets in U.S. agency mortgage pass-through securities, which are securities issued by entities such as the Government National Mortgage Association (“GNMA”) and the Federal National Mortgage Association (“FNMA”) that are backed by pools of mortgages. Most transactions in mortgage pass-through securities occur through standardized contracts for future delivery in which the exact mortgage-backed securities to be delivered are not specified until a few days prior to settlement. The Master Portfolio expects to enter into such contracts on a regular basis.

Although the Master Portfolio normally invests primarily in investment grade securities, it may also invest up to 10% of its assets in securities rated below investment grade. Investment grade securities are those rated at least Baa by Moody’s Investors Service, Inc. (“Moody’s”), or BBB by Standard & Poor’s Corporation (“S&P”), Fitch Investors Service, Inc. (“Fitch”) or Duff & Phelps, Inc. (“Duff”) or, if unrated, deemed to be of comparable quality by BGFA. See “Risk Considerations—Debt Securities” below, and “Appendix” in Part B.

The Master Portfolio may also invest in futures contracts and options on futures contracts. The Master Portfolio intends to use futures contracts and options as part of its short-term liquidity holdings, as substitutes for comparable market positions in the underlying securities and/or for duration management purposes.

The Master Portfolio may also invest in various other derivative instruments (such as interest rate swaps and credit default swaps), convertible securities, common and preferred stocks, private placements and other restricted securities, and shares of other investment companies, including exchange-traded funds affiliated with BGFA. The Master Portfolio may also lend its portfolio securities.

In addition, the Master Portfolio may invest a portion of its assets in repurchase agreements and money market instruments, including U.S. Government obligations, obligations of domestic and foreign banks, short-term corporate debt instruments and shares of money market funds advised by BGFA.

RISK CONSIDERATIONS

General – The net asset value of the Master Portfolio’s beneficial interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Debt Securities — The debt instruments in which the Master Portfolio invests are subject to credit risk, interest rate risk, and high yield securities risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolio invests may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolio invests. The value of the debt instruments generally changes inversely to market interest rates. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. The Master Portfolio’s exposure to interest rate risk will increase to the extent the Master Portfolio’s assets are invested in long-term bonds, because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities. Although some of the Master Portfolio’s portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities will fluctuate. Certain securities issued by U.S. Government-sponsored entities, such as FNMA, the Federal Home Loan Mortgage Corporation, and the Federal Home Loan Banks, are not guaranteed by the U.S. Government. Furthermore, no assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. High yield securities risk is the risk that securities that are rated below investment grade, or are unrated but

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judged to be of comparable quality, at the time of purchase may be more volatile than higher-rated securities of similar maturity. The value of high yield securities can be affected by overall economic conditions, and high yield securities may be less liquid and more difficult to value than higher-rated securities.

Equity Securities — Any equity investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Different parts of the equity market and different types of equity securities, however, can fluctuate separately in response to issuer, political, market and economic developments.

Foreign Securities — The Master Portfolio may invest in debt obligations and equity securities of foreign issuers and may invest in American Depositary Receipts (“ADRs”) and European Depositary Receipts (“EDRs”) of such issuers. Investing in the securities of issuers in any foreign country, including through ADRs and EDRs, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, amounts realized on foreign securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with investments in foreign securities may include higher custodial fees than apply to domestic custodial arrangements. The Master Portfolio’s performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

Investment Management Risk — In investing the Master Portfolio’s assets, BGFA bases security selection on its analysis of available securities, as described in the section entitled, “Principal Investment Strategies.” The Master Portfolio is therefore subject to the risk that poor security selection will result in underperformance of the Master Portfolio in comparison with other investment vehicles with similar investment objectives and strategies.

Other Investment Considerations — The Master Portfolio may enter into transactions in futures contracts, options on futures contracts, and swaps, each of which involves risk. The futures contracts, options on futures contracts, and swaps that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. Some derivatives may be more sensitive than conventional securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. In addition, in the event that the marked-to-market value of any over-the-counter derivative transaction(s) entered into by the Master Portfolio gives rise to negative exposure (that is, if the relevant derivative transaction(s) were to be terminated, the Master Portfolio would owe money to the counterparty), the Master Portfolio may be required to post collateral to its counterparty in order to reduce or eliminate that negative exposure, which may have an adverse impact on the Master Portfolio’s performance. The Master Portfolio may make short sales as part of its overall portfolio management strategies or to offset a potential decline in value of a security. Short sales expose the Master Portfolio to the risk that it will be required to acquire, convert or exchange securities to replace the securities sold short at a time when the securities sold short have appreciated in value, thus resulting in a loss to the Master Portfolio. The Master Portfolio may also invest in securities that are subject to legal restrictions on their sale and may be considered illiquid. Difficulty in selling restricted securities may result in a loss or be costly to the Master Portfolio.

PORTFOLIO HOLDINGS INFORMATION

A description of the Master Portfolio’s policies and procedures with respect to disclosure of the Master Portfolio’s portfolio holdings is available in the Master Portfolio’s Part B of its registration statement.

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See Item 11, “Description of the Master Portfolio and its Investments and Risks” in Part B for additional details.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER — BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (“BGI”), which, in turn, is an indirect subsidiary of Barclays Bank PLC, and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2004, BGFA and its affiliates provided investment advisory services for over $1.3 trillion of assets under management.

BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.25% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

ADMINISTRATOR – BGI serves as administrator of the Master Portfolio. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates the MIP’s trustees, officers and employees who are affiliated with BGI.

BGI has agreed to bear all costs of the Master Portfolio’s and MIP’s operations, except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses that are borne by the Master Portfolio, such as fees payable to BGFA and BGI. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable. BGI is entitled to receive a monthly fee at an annual rate of 0.10% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolio, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator.

PORTFOLIO MANAGERS

Scott Radell and Ed Goard are primarily responsible for the day-to-day management of the CoreAlpha Bond Master Portfolio (the “Portfolio Managers”). Each Portfolio Manager is responsible for various functions related to portfolio management, including, but not limited to, investing cash inflows, coordinating with members of their team to focus on certain asset classes, implementing investment strategies, researching and reviewing investment strategies, and overseeing members of his or her portfolio management team with more limited responsibilities, but each Portfolio manager has appropriate limitations on his or her authority for risk management and compliance purposes.

Scott Radell is an employee of BGFA and BGI and has been primarily responsible for the day-to-day management of the CoreAlpha Bond Master Portfolio for over one year. Mr. Radell was a credit strategist before becoming a portfolio manger, from 2003 to 2004, and prior to that, he was employed by Morgan Stanley Asset Management as a credit analyst from 1996 to 2003.

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Ed Goard is an employee of BGFA and BGI and has been primarily responsible for the day-to-day management of the CoreAlpha Bond Master Portfolio for over one year. He has been with the US Fixed Income portfolio management team since 1996.

The CoreAlpha Bond Master Portfolio’s Part B provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers’ ownership of shares in the Fund for which they are Portfolio Managers.

ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest cent, although the Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of the Master Portfolio’s Net Assets is determined as of the close of regular trading on the New York Stock Exchange, which is typically 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the New York Stock Exchange is open for business (a “Business Day”).

An investor in the Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected as of that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are valued primarily on the basis of market prices. In the event that a market price for an investment is not available or is not reliable, the investment will be valued using fair value pricing in accordance with BGI’s pricing policy, as approved by the Master Portfolio’s Board of Trustees. The frequency with which the Master Portfolio’s investments are valued using fair value pricing is primarily a function of the types of securities and other assets in which the Master Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by extreme market conditions; (vii) a security

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affected by currency controls or restrictions; and (viii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Master Portfolio’s net asset value is computed and that may materially affect the value of the Master Portfolio’s investments). Examples of events that may be “significant events” are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.

Valuing the Master Portfolio’s investments using fair value pricing will result in using prices for those investments that may differ from current market prices.

Because foreign markets may be open on different days than the days during which an interestholder may purchase the Master Portfolio’s interests, the value of the Master Portfolio’s investments may change on days when interestholders are not able to purchase the Master Portfolio’s interests.

An investor in the Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations or interpretations. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolio reserves the right to refuse any purchase of interests.

The Master Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. These “in kind” redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

Frequent purchases and redemptions of Master Portfolio interests (“frequent trading”) may have a detrimental effect on the Master Portfolio and its interestholders. Depending on various factors, such as the size of the Master Portfolios and the amount of assets maintained in cash, frequent trading may harm the performance of the Master Portfolio by interfering with the implementation of the Master Portfolio’s investment strategies and/or increasing transaction costs and taxes, and/or may dilute the value of Master Portfolio interests held by long-term investors. Frequent trading may include activity that appears to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of the Master Portfolio’s portfolio securities after the close of the primary markets for those portfolio securities and the reflection of that change in the Master Portfolio’s net asset value (“market timing ”).

BGI will monitor for market timing activity in the Master Portfolio pursuant to a policy and procedures adopted by the Master Portfolio’s Board of Trustees. Due to the complexity and subjectivity involved in identifying market timing activity, there can be no assurance that BGI will identify all trades and trading practices that are market timing activity. In addition, BGI’s ability to monitor trades that are placed by shareholders of feeder funds invested in the Master Portfolio is severely limited because BGI does not receive transaction information showing individual investment decisions. In addition, feeder funds’ ability to impose restrictions on the trading practices of their shareholders may be affected by legal or technological limitations. BGI, however, monitors aggregate trades and seeks to work with feeder funds to address potential market timing activity that has a significant effect on the performance of the Master Portfolio and restrict or eliminate such activity where possible. The Master Portfolio’s Board of Trustees has not adopted a policy of monitoring for other frequent trading activity in the Master Portfolio in light of the nature of the Master Portfolio’s interestholders.

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NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolio generally will be accrued and allocated daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or Holiday will be accrued and allocated to investors of record as of 4:00 p.m. (Eastern time) on the previous business day. Allocations of the Master Portfolio’s net investment income will be distributed to an interestholder’s account on the interestholder’s payment date. Any net capital gains realized by the Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the interestholder’s payment date.

The Master Portfolio will allocate its investment income, expenses, and realized and unrealized gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

TAXES

The Master Portfolio will be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor’s share of the Master Portfolio’s taxable income and losses, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. The Master Portfolio will have no more than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Investor inquiries should be directed to Master Investment Portfolio, 45 Fremont Street, San Francisco, CA 94105.

ITEM 7. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP is a statutory trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without interestholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

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FUND-OF-FUND AND MASTER/FEEDER STRUCTURE

The Master Portfolio is one of the underlying funds in which the MIP LifePath Master Portfolios invest. The MIP LifePath Master Portfolios invest in a combination of underlying funds also advised by BGFA.

The Master Portfolio also can be a “master” fund in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in the Master Portfolio, but instead may purchase shares in a corresponding “feeder fund” that is an accredited investor and invests all of its assets in the Master Portfolio. Other accredited investors may also be permitted to invest in the Master Portfolio. Such other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolio.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

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MASTER INVESTMENT PORTFOLIO

COREALPHA BOND MASTER PORTFOLIO

PART B – STATEMENT OF ADDITIONAL INFORMATION

May 1, 2005

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end, management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with the CoreAlpha Bond Master Portfolio’s Part A, also dated May 1, 2005, 2004. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., — Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C.

ITEM 10. TRUST HISTORY.

MIP is an open-end, management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part B for the CoreAlpha Bond Master Portfolio (the “Master Portfolio”), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity on certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for other purposes. A holder of beneficial interests (an “interestholder”) of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers fourteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Investments in the Master Portfolio may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. Some investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as “feeder funds.”

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives.

The Master Portfolio’s investment objective is set forth in Item 4, “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings,” of Part A. The Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of the Master Portfolio determine the types of portfolio securities in which the Master Portfolio invests, the degree of risk to which the Master Portfolio is subject and, ultimately, the Master Portfolio’s performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

Investment Restrictions

Fundamental Investment Restrictions.

The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolio may not:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio’s investments in that industry would exceed 25% of the current value of the Master Portfolio’s total assets, provided that this restriction does not limit the Master Portfolio’s: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements, provided further that the Master Portfolio reserves the right to concentrate in the obligations of domestic banks (as such term is interpreted by the SEC or its staff).

(2) Purchase securities of any issuer if, as a result, with respect to 75% of the Master Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Master Portfolio’s investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies.

(3) Borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(4) Issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(5) Make loans to other parties, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans.

(6) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio’s investment program may be deemed to be an underwriting; and provided further, that the purchase by the Master Portfolio of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio shall not constitute an underwriting for purposes of this paragraph.

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(7) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

(8) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

With respect to paragraph 3, the 1940 Act currently allows the Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph 5, the 1940 Act and regulatory interpretations currently limit the percentage of the Master Portfolio’s securities that may be loaned to one-third of the value of its total assets.

Non-Fundamental Investment Restrictions.

The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that the Master Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

(4) The Master Portfolio will provide interestholders with at least 60 days’ notice of any change to the Master Portfolio’s non-fundamental policy to invest at least 80% of the value of the Master Portfolio’s net assets, plus the amount of any borrowing for investment purposes, in bonds. The notice will be provided in plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: “Important Notice Regarding Change in Investment Policy.” This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to interestholders, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

Investments and Risks

Asset-Backed and Commercial Mortgage-Backed Securities.

The Master Portfolio may invest in asset-backed and commercial mortgaged-backed securities. Asset-backed securities are securities backed by installment contracts, credit-card receivables or other assets. Commercial

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mortgage-backed securities are securities backed by commercial real estate properties. Both asset-backed and commercial mortgage-backed securities represent interests in “pools” of assets in which payments of both interest and principal on the securities are made on a regular basis. The payments are, in effect, “passed through” to the holder of the securities (net of any fees paid to the issuer or guarantor of the securities). The average life of asset-backed and commercial mortgage-backed securities varies with the maturities of the underlying instruments and, as a result of prepayments, can often be less than the original maturity of the assets underlying the securities. For this and other reasons, an asset-backed and commercial mortgage-backed security’s stated maturity may be shortened, and the security’s total return may be difficult to predict precisely.

Bonds.

The Master Portfolio invests a substantial portion of its assets in U.S. registered, dollar-denominated bonds. A bond is an interest-bearing security issued by a company or a governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) periodically or on a specified maturity date. An issuer may have the right to redeem or “call” a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a “coupon” rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond’s yield (income as a percent of the bond’s current value) may differ from its coupon rate as its value rises or falls. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of “floating-rate” or “variable-rate” bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. The Master Portfolio may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of its investment portfolio. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation’s earnings and assets and, in the event of liquidation, are paid before subordinated obligations. Bonds may be unsecured (backed only by the issuer’s general creditworthiness) or secured (also backed by specified collateral).

Borrowing.

The Master Portfolio may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, the Master Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings, but are not considered borrowings if the Master Portfolio maintains a segregated account.

Convertible Securities.

The Master Portfolio may purchase fixed-income convertible securities, such as bonds or preferred stock, which may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation’s capital structure, but usually are subordinated to non-convertible debt securities. While providing a fixed-income stream (generally higher in yield than the income from a common stock but lower than that afforded by a non-convertible debt security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible.

In general, the market value of a convertible security is the higher of its “investment value” (i.e., its value as a fixed-income security) or its “conversion value” (i.e., the value of the underlying shares of common stock if the security is converted). As a fixed-income security, the market value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. However, the price of a convertible security also is influenced by the market value of the security’s underlying common stock. Thus, the price of a convertible security generally increases as the market value of the underlying stock increases and generally decreases as the market value of the underlying stock declines. Investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

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Credit-Linked Securities.

The Master Portfolio may invest in credit-linked securities. Credit-linked securities are securities that are collateralized usually by one of more credit default swaps on corporate credits and, in some instances, by government securities or similar low risk assets. As an investor in credit-linked securities, the Master Portfolio has the right to receive periodic interest payments from the issuer of the credit-linked security at an agreed-upon interest rate, and, subject to certain conditions, a return of principal at the maturity date.

Credit-linked securities are typically privately negotiated transactions between two or more parties. The issuer of the credit-linked security will usually be a financial institution or a special purpose vehicle established by a financial institution. The Master Portfolio bears the risk that the issuer of the credit-linked security will default or become bankrupt. The Master Portfolio bears the risk of loss of its principal investment, and the periodic interest payments expected to be received for the duration of its investment in the credit-linked security.

Credit-linked securities are also subject to the credit risk of the corporate credits underlying the credit default swaps. If one or more of the credit events agreed upon in the credit default swap occurs with respect to one or more of the underlying corporate credits and the credit default swap is physically-settled, the Master Portfolio may receive physical delivery of the security or loan that is subject to the relevant credit event, and the Master Portfolio’s principal investment would be reduced by the corresponding face value of the security or loan that is the subject of the credit event. In instances where the underlying credit default swap is cash-settled on the occurrence of a credit event, the Master Portfolio’s principal investment would be reduced typically by the face value of the security or loan in respect of which the applicable credit event has occurred, and the Master Portfolio would not receive physical delivery of the loan or security that was the subject of the relevant credit event.

The market for credit-linked securities may be, or suddenly can become, illiquid. Indeed, often credit-linked securities are subject to significant restrictions on transfer thereby enhancing the illiquidity of such securities. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for credit-linked securities. In certain cases, a market price for a credit-linked security may not be available. The value of the credit-linked security will typically increase or decrease with any change in value of the underlying collateral, if any, held by the issuer and the credit default swap. Further, in cases where the credit-linked security is structured such that the payments to the Master Portfolio are based on amounts received in respect of, or the value of performance of, any reference obligation specified in the terms of the relevant credit default swap, fluctuations in the value of such reference obligation or the performance of the related reference entity may affect the value of the credit-linked security.

An investment in credit-linked securities involves reliance on the counterparty to the swap entered into with the issuer to make periodic payments to the issuer under the terms of the credit default swap. Any delay or cessation in the making of such payments may be expected in certain instances to result in delays or reductions in payments to the Master Portfolio as investor in such credit-linked securities. Additionally, credit-linked securities are typically structured as limited recourse obligations of the issuer of the securities such that the securities issued will usually be obligations solely of the issuer and will not be obligations or responsibilities of any other person.

See “Futures Contracts, Options Transactions, and Swap Transactions” for additional risks associated with swap transactions.

Equity Securities.

Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally; particular industries, sectors or geographic regions represented in those markets; or individual issuers. The types of developments that may affect an issuer of an equity security include management performance, financial leverage and reduced demand for the issuer’s goods or services. Common and preferred stock represent equity or ownership interests in an issuer. Preferred stock, however, pays

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dividends at a specified rate and has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

These obligations are direct lending arrangements between the lender and borrower. There may not be an established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations that are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio.

Futures Contracts, Options Transactions, and Swap Transactions.

The Master Portfolio may enter into futures contracts and may purchase and write (i.e., sell) options thereon. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes). In addition, in employing futures contracts as a hedge against cash market price volatility, futures prices may correlate imperfectly with the prices of securities held by the Master Portfolio. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute.

Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

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Upon the exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily and that change would be reflected in the net asset value of the Master Portfolio.

The Master Portfolio has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5, and, therefore, the Master Portfolio is not subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act.

Stock Index Futures and Options on Stock Index Futures.

The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers “shares” of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date – the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. The Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity.

An option on a stock index is similar to an option on a stock except that (a) the expiration cycles vary either monthly or quarterly and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash “exercise settlement amount” equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed “index multiplier.” Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiplier. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset a position in stock index options prior to expiration by entering into a closing transaction on an exchange or the writer may let the option expire unexercised.

Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts.

The Master Portfolio may invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolio may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate its options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolio’s portfolio securities which are the subject of the transaction.

Interest-Rate and Index Swaps.

The Master Portfolio may enter into interest-rate and index swaps. Interest-rate swaps involve the exchange by the Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it

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will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The use of interest-rate and index swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

Credit Default Swaps.

The Master Portfolio may also engage in credit default swaps to (a) protect against credit risks associated with investing in certain companies (each, as used in this risk discussion, a “reference entity”) and (b) to sell protection to a counterparty against credit risks associated with a reference entity. In a credit default swap, the Master Portfolio would, if buying protection, enter into an agreement with a counterparty whereby, if the transaction is to be cash settled, the counterparty agrees to compensate the Master Portfolio for the loss in market value of its investment in the reference entity in the event the reference entity experiences a credit event, such as a material loan or bond default, restructuring or bankruptcy. Alternatively, if the transaction were to be physically settled, the counterparty would agree that if a specified credit event occurs, it would take delivery of the investment and pay to the Master Portfolio an amount equal to the face value of the investment. In exchange for this risk protection, the Master Portfolio would pay the counterparty a fixed premium over the specified life of the swap contract. In instances where the Master Portfolio sells protection, the Master Portfolio would be compensated for assuming the transfer of credit risk from the counterparty by receiving a fixed premium over the life of the transaction. The Master Portfolio would be required to compensate the counterparty for the loss in market value of its investment if the reference entity suffered a credit event and the credit default swap were to be cash-settled. In the event that the transaction were to be physically settled on the occurrence of a specified credit event with respect to the reference entity, the Master Portfolio would be required to take physical delivery of the designated investment and would pay to the counterparty an amount equal to the face value of such investment. Credit default swaps involve significant risks, including the risk of loss associated with the failure of the counterparty to perform its obligations under the swap contract. In the event of counterparty default, the Master Portfolio would have rights solely against the counterparty and will have no recourse against the reference entity as a result of the counterparty default.

Future Developments.

The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio’s investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its Part A or Part B.

High Yield Securities.

The Master Portfolio may invest in high-yield securities. These securities are generally not exchange traded and, as a result, trade in a smaller secondary market than exchange-traded bonds. In addition, the Master Portfolio may invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments. Investing in high yield debt securities involves risks that are greater than the risks of investing in higher quality debt securities. These risks include: (i) changes in credit status, including weaker overall credit conditions of issuers and risks of default; (ii) industry, market and economic risk; (iii) interest rate fluctuations; and (iv) greater price variability and credit risks of certain high yield securities such as zero coupon and payment-in-kind securities. While these risks provide the opportunity for maximizing return over time, they may result in greater upward and downward movement of the value of the Master Portfolio’s portfolio.

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Furthermore, the value of high yield securities may be more susceptible to real or perceived adverse economic, company or industry conditions than is the case for higher quality securities. The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities. Adverse market, credit or economic conditions could make it difficult at certain times to sell certain high yield securities held by the Master Portfolio.

Illiquid Securities.

The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Investment Companies and Exchange-Traded Funds.

The Master Portfolio may invest in securities issued by other open-end and closed end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of a Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of a Master Portfolio’s total assets with respect to all such companies in the aggregate. The Master Portfolios have obtained permission from the SEC (via exemptive order) to invest any cash balances that have not been otherwise invested in portfolio securities, and money received as collateral through securities lending activities in certain affiliated money market funds, including those of MIP, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc., which comply with Rule 2a-7 under the 1940 Act. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses.

The Master Portfolio may purchase shares of exchange-traded funds (“ETFs”). Typically, the Master Portfolio would purchase ETF shares for the same reason it would purchase (and as an alternative to purchasing) futures contracts – to obtain relatively low-cost exposure to the stock market while maintaining flexibility to meet the liquidity needs of the Master Portfolio. ETF shares enjoy several advantages over futures. Depending on the market, the holding period, and other factors, ETF shares can be less costly than futures. In addition, ETF shares can be purchased for smaller sums and offer exposure to market sectors and styles for which there is no suitable or liquid futures contract. The Master Portfolio may invest a small portion of their assets in shares of ETFs that are advised by BGFA. BGFA will receive investment advisory fees at both the Master Portfolio level and the ETF level for investments by a Master Portfolio in shares of an ETF advised by BGFA. Because most ETFs are investment companies, a Master Portfolio’s purchases of ETF shares generally are subject to the 3/5/10% limitations described above.

An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange traded) that has the same investment objectives, strategies, and policies. The price of an ETF can fluctuate within a wide range, and the Master Portfolio could lose money investing in an ETF if the prices of the stocks owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of the ETF’s shares may trade at a discount to their net asset value; (ii) an active trading market for an ETF’s shares may not develop or be maintained; or (iii) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.

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Letters of Credit.

Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Master Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies that, in the opinion of BGFA, as investment adviser, are of comparable quality to issuers of other permitted investments of the Master Portfolio may be used for letter of credit-backed investments.

Loans of Portfolio Securities.

The Master Portfolio may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. The Master Portfolio may terminate a loan at any time and obtain the return of the securities loaned. The Master Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. The Master Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Master Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of each lending Master Portfolio or through one or more joint accounts or money market funds, including those managed by BGFA.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Master Portfolio has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return the Master Portfolio’s securities as agreed, the Master Portfolio may experience losses if the proceeds received from liquidating the collateral does not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

The Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Board of Trustees. Barclays Global Investors, N.A. (“BGI”) acts as securities lending agent for the Master Portfolio subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Mortgage Securities.

Mortgage securities are issued by government and non-government entities such as banks, mortgage lenders, or other institutions. A mortgage security is an obligation of the issuer backed by a mortgage or pool of mortgages or a direct interest in an underlying pool of mortgages. Some mortgage securities, such as collateralized mortgage obligations (or “CMOs”), make payments of both principal and interest at a range of specified intervals; others make semiannual interest payments at a predetermined rate and repay principal at maturity (like a typical bond). Mortgage securities are based on different types of mortgages, including those on commercial real estate or residential properties. Stripped mortgage securities are created when the interest and principal components of a mortgage security are separated and sold as individual securities. In the case of a stripped mortgage security, the holder of the “principal-only” security (PO) receives the principal payments made by the underlying mortgage, while the holder of the “interest-only” security (IO) receives interest payments from the same underlying mortgage.

The value of mortgage securities may change due to shifts in the market’s perception of the creditworthiness of issuers and changes in interest rates. The value of some mortgage-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, regulatory or tax changes may adversely affect the mortgage securities market as a whole. Non-government mortgage securities may offer higher yields than those issued by

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government entities, but also may be subject to greater price changes than government issues. Mortgage securities are subject to prepayment risk. Prepayment risk is the risk that early principal payments made on the underlying mortgages, usually in response to a reduction in interest rates, will result in the return of principal to the investor, causing it to be invested subsequently at a lower current interest rate. Alternatively, in a rising interest rate environment, mortgage security values may be adversely affected when prepayments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of stripped mortgage securities tend to be more volatile in response to changes in interest rates than those of non-stripped mortgage securities. In addition, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that private guarantors or insurers will meet their obligations.

Mortgage Pass-Through Securities.

The Master Portfolio may invest in mortgage pass-through securities, which are a category of pass-through securities backed by pools of mortgages and issued by the Government National Mortgage Association (“GNMA”) or by one of several U.S. government-sponsored entities, such as the Federal National Mortgage Association (“FNMA”), Federal Home Loan Mortgage Corporation (“FHLMC”), or the Federal Home Loan Banks (“FHLBs”). In the basic mortgage pass-through structure, mortgages with similar issuer, term and coupon characteristics are collected and aggregated into a “pool” consisting of multiple mortgage loans. The pool is assigned a CUSIP number and undivided interests in the pool are traded and sold as pass-through securities. The holder of the security is entitled to a pro rata share of principal and interest payments (including unscheduled prepayments) from the pool of mortgage loans.

An investment in a specific pool of pass-through securities requires an analysis of the specific prepayment risk of mortgages within the covered pool (since mortgagors typically have the option to prepay their loans). The level of prepayments on a pool of mortgage securities is difficult to predict and can impact the subsequent cash flows and value of the mortgage pool. In addition, when trading specific mortgage pools, precise execution, delivery and settlement arrangements must be negotiated for each transaction. These factors combine to make trading in mortgage pools somewhat cumbersome. For these and other reasons, the Master Portfolio may obtain exposure to U.S. agency mortgage pass-through securities primarily through the use of “to-be-announced” or “TBA transactions.” “TBA” refers to a commonly used mechanism for the forward settlement of U.S. agency mortgage pass-through securities, and not to a separate type of mortgage-backed security. Most transactions in mortgage pass-through securities occur through the use of TBA transactions. TBA transactions generally are conducted in accordance with widely-accepted guidelines that establish commonly observed terms and conditions for execution, settlement and delivery. In a TBA transaction, the buyer and seller decide on general trade parameters, such as agency, settlement date, par amount, and price. The actual pools delivered generally are determined two days prior to settlement date. The Master Portfolio may use TBA transactions in several ways. For example, the Master Portfolio may regularly enter into TBA agreements and “roll over” such agreements prior to the settlement date stipulated in such agreements. This type of TBA transaction is sometimes known as a “TBA roll.” In a “TBA roll” the Master Portfolio generally will sell the obligation to purchase the pools stipulated in the TBA agreement prior to the stipulated settlement date and will enter into a new TBA agreement for future delivery of pools of mortgage pass-through securities. In addition, the Master Portfolio may enter into TBA agreements and settle such transactions on the stipulated settlement date by accepting actual receipt or delivery of the pools of mortgage pass-through securities stipulated in the TBA agreement. Default by or bankruptcy of a counterparty to a TBA transaction would expose the Master Portfolio to possible loss because of adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA transaction. To minimize this risk, the Master Portfolio will enter into TBA transactions only with established counterparties (such as major broker-dealers) and BGFA will monitor the creditworthiness of such counterparties. The use of “TBA rolls” may cause the Master Portfolio to experience higher portfolio turnover and to pay higher capital gain distributions, which may result in larger amounts of short-term capital gains allocable to interestholders.

Municipal Securities.

Municipal securities are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of a municipal security issuer to make payments on that security could be affected by litigation, legislation or other

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political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. Municipal securities in which the Master Portfolio may invest include, but are not limited to, municipal lease obligations and securities issued by entities whose underlying assets are municipal bonds.

In addition, the Master Portfolio may invest in residual interest bonds, which are created by depositing municipal securities in a trust and dividing the income stream of an underlying municipal bond in two parts, one, a variable rate security and the other, a residual interest bond. The interest rate for the variable rate security is determined by an index or an auction process held approximately every 7 to 35 days, while the residual interest bond holder receives the balance of the income from the underlying municipal bond less an auction fee. The market prices of residual interest bonds may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.

Repurchase Agreements.

The Master Portfolio may enter into repurchase agreements with certain counterparties. Repurchase agreements involve an agreement to purchase financial instruments and to resell those instruments back to the same counterparty at an agreed-upon date and price, which price reflects a rate of interest unrelated to a coupon rate or maturity of the purchased instruments. The value of the instruments purchased may be more or less than the price at which the counterparty has agreed to repurchase them. As protection against the risk that the counterparty will not fulfill its obligation, the instruments are marked to market daily and are maintained at a value at least equal to the sale price plus the accrued incremental amount. Delays or losses could result if the counterparty to the repurchase agreement defaults or becomes insolvent. The Master Portfolio will only engage in repurchase agreements with counterparties whose creditworthiness has been reviewed and found satisfactory by BGFA.

Restricted Securities.

Restricted securities are subject to legal restrictions on their sale. Difficulty in selling restricted securities may result in a loss or be costly to the Master Portfolio. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering. Where registration is required, the restricted security’s holder may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time the holder decides to seek registration and the time the holder may be permitted to sell a security under an effective registration statement. If, during that period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

Reverse Repurchase Agreements.

The Master Portfolio may enter into reverse repurchase agreements, which involve the sale of securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. Generally the effect of such transactions is that the Master Portfolio can recover all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement, while in many cases the Master Portfolio is able to keep some of the interest income associated with those securities. Such transactions are only advantageous if the Master Portfolio has an opportunity to earn a greater rate of interest on the cash derived from these transactions than the interest cost of obtaining the same amount of cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available and the Master Portfolio intends to use the reverse repurchase technique only when BGFA believes it will be advantageous to the Master Portfolio. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of the Master Portfolio’s assets. The custodian bank will maintain a separate account for the Master Portfolio with securities having a value equal to or greater than such commitments. Under the 1940 Act, reverse repurchase agreements are considered borrowings.

Securities of Non-U.S. Issuers.

The Master Portfolio may invest in certain securities of non-U.S. issuers. Investing in the securities of foreign issuers involves special risks and considerations not typically associated with investing in U.S. issuers. These

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include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, potential restrictions of the flow of international capital, and transaction costs of foreign currency conversions. Foreign issuers may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy with respect to growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions. In addition, changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar.

Obligations of Foreign Governments, Supranational Entities and Banks.

The Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which the Master Portfolio may invest. The Master Portfolio may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of the Master Portfolio’s assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

The Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

Foreign Equity Securities and Depositary Receipts.

The Master Portfolio’s assets may be invested in the securities of foreign issuers and American Depositary Receipts (“ADRs”) and European Depositary Receipts (“EDRs”) of such issuers.

ADRs and EDRs may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts (“CDRs”), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the U. S. securities markets and EDRs and CDRs in bearer form are designed for use in Europe. The Master Portfolio may invest in ADRs, EDRs and CDRs through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute interestholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

Short Sales.

The Master Portfolio may make short sales of securities as part of its overall portfolio management strategies or to offset potential declines in long positions in similar securities. When the Master Portfolio makes a short sale, it sells a security to a broker or other institution that it is ultimately obligated to deliver to that entity. Following a short sale, the Master Portfolio purchases the same security to offset the short obligation. If the price of the security sold short increases between the time of the short sale and the time the Master Portfolio purchases the security sold short, the Master Portfolio would incur a loss; conversely, if the price of the security sold short declines, the Master Portfolio will realize capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. When making a short sale, the Master Portfolio must segregate liquid assets or otherwise cover its position. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

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Short Term Instruments.

The Master Portfolio may invest in various money market instruments. Money market instruments are generally short-term investments that may include but are not limited to: (i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit (“CDs”), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches); (iii) commercial paper; (iv) non-convertible corporate debt securities (e.g., bonds and debentures); (v) repurchase agreements; and (vi) U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, in the opinion of BGFA, are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Money market instruments also include shares of money market mutual funds, including those managed by BGFA.

U.S. Government Obligations.

The Master Portfolio may invest in various types of U.S. Government obligations. A U.S. Government obligation is a type of bond. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and Government National Mortgage Association (i.e., GNMA) certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with Federal National Mortgage Association (i.e., FNMA), Federal Home Loan Mortgage Corporation (i.e., FHLMC) or Federal Home Loan Bank (i.e., FHLB notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Warrants.

A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specified amount of the corporation’s capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities.

Portfolio Holdings Information

The Master Portfolio’s Board of Trustees has adopted a policy regarding the disclosure of the Master Portfolio’s portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of the Master Portfolio’s interestholders; (b) does not put the interests of the Master Portfolio’s investment adviser (the “BGFA” or “Investment Adviser”), the Master Portfolio’s distributor (the “Distributor”), or any affiliated person of the Master Portfolio, the Investment Adviser or the Distributor, above those of Master Portfolio interestholders; (c) does not advantage any current or prospective Master Portfolio interestholders over any other current or prospective Master Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements limiting the use of such information are in effect.

Daily access to information concerning the Master Portfolio’s portfolio holdings is permitted (i) to certain personnel of those service providers that are involved in portfolio management and providing administrative, operational, risk management, or other support to portfolio management, including affiliated broker-dealers, and (ii) to other personnel of the Investment Adviser and other service providers, such as the Master Portfolio’s

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administrator, custodian and fund accountant, who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolio and the terms of the Master Portfolio’s current registration statement.

From time to time, information concerning the Master Portfolio’s portfolio holdings may also be provided to other entities that provide additional services to the Master Portfolio, including, among others, rating or ranking organizations, in the ordinary course of business, no earlier than the close of trading on the same business day as the date of the information.

In addition, the Master Portfolio will provide portfolio holdings information to the sponsors, administrators or other service providers for feeder funds as may be necessary to (i) conduct business in the ordinary course in a manner consistent with agreements with the feeder funds and the terms of the Master Portfolio’s current registration statement, or (ii) satisfy legal requirements applicable to the feeder funds. The Master Portfolio may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential feeder fund to the extent necessary for such entities to evaluate a potential investment in the Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.

The Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the SEC on a quarterly basis, based on the Master Portfolio’s fiscal year, within 60 days of the end of the quarter, and will provide that information to shareholders, as required by federal securities laws and regulations thereunder. The Master Portfolio, however, may voluntarily disclose all or part of its portfolio holdings in advance of required filings with the SEC, provided that such information is made generally available to all interestholders and other interested parties in a manner that is consistent with the above policy for disclosure of portfolio holdings information. Such information may be made available through a website available to intermediaries and institutional investors or other means that make the information available to all likely interested parties in a contemporaneous manner.

The Master Portfolio’s Chief Compliance Officer may authorize disclosure of portfolio holdings information pursuant to the above policy and procedures.

The Master Portfolio’s Board of Trustees reviews the policy and the procedures for disclosure of portfolio holdings information at least annually.

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.” The Board of Trustees is responsible for the overall management and operations of the Master Portfolio. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each Trustee and Officer, unless otherwise indicated, is c/o Barclays Global Investors, N.A., Mutual Fund Administration, 45 Fremont Street, San Francisco, CA 94105.

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Interested Trustees & Officers

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Lee T. Kranefuss,** September 27, 1961	Trustee since November 16, 2001, President and Chief Executive Officer (since May 15, 2002).	Chief Executive Officer of the Intermediary Investor Business of BGI.	124	Trustee of iShares Trust; Trustee of BGIF; and Director of iShares Inc.

Michael A. Latham, September 15, 1965	Secretary, Treasurer and Chief Financial Officer since April 1, 2003.	Chief Operating Officer of the Intermediary Investor Business of BGI (since 2004); Director of Mutual Fund Delivery of the Intermediary Investor Business of BGI (2000-2004); Head of Operations, BGI Europe (1997-2000).	N/A	None.

*	The Trust, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.
**	Lee T. Kranefuss is deemed to be an “interested person” of the Trust because he serves as Chief Executive Officer of the Intermediary Investor Business of BGI, the administrator of the Master Portfolios and the parent company of BGFA, the investment adviser of the Master Portfolios.

Independent Trustees

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Mary G. F. Bitterman, May 29, 1944	Trustee since November 16, 2001.	President (since 2004) and Director (since 2003), of the Bernard Osher Foundation; Director, Lifelong Learning Institutes (since 2003), President and CEO, Public Broadcasting Service (since 2003); President and Chief Executive Officer of The James Irvine Foundation (from 2002-2003); President and Chief Executive Officer of KQED, Inc. from 1993-2002; Director, Bank of Hawaii.	27	Trustee of BGIF; Director, Bank of Hawaii.

Jack S. Euphrat, May 28, 1922	Trustee since October 20, 1993.	Private Investor.	27	Trustee of BGIF.

Richard K. Lyons, February 10, 1961	Trustee since November 16, 2001.	Acting Dean, Professor, University of California, Berkeley: Haas School of Business; Member, Council of Foreign Relations.	124	Trustee of BGIF; Director (Chairman) of Matthews Asian Funds (oversees 6 portfolios); Trustee of iShares Trust; and Director of iShares Inc.

Leo Soong, May 15, 1946	Trustee since February 9, 2000.	President of Trinity Products LLC (beverages); Managing Director of CG Roxane LLC (water company); Co-Founder of Crystal Geyser Water Co. (President through 1999).	27	Trustee of BGIF; Vice Chairman of the California Pacific Medical Center; Director of the California State Automobile Association; Director of the American Automobile Association.

*	The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.

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Committees.

There are two standing committees of the Board of Trustees – the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Trustee that is not an “interested person” of the Trust (as such term is defined in the 1940 Act) (“Independent Trustee”). The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible. Pursuant to the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. Jack S. Euphrat serves as Chairman of the Nominating Committee. The Nominating Committee will not consider nominees recommended by interestholders. During the fiscal period ended December 31, 2004, the Nominating Committee did not hold any meetings.

The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolios’ accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolios’ financial statements and interacting with the Master Portfolios’ independent auditors on behalf of the full Board. As of January 1, 2004, Leo Soong serves as Chairman of the Audit Committee. During the fiscal period ended December 31, 2004, the Audit Committee held four meetings.

Beneficial Equity Ownership Information.

As of the date of this Part B, Trustees and Officers of the Trust, as a group, beneficially owned less than 1% of the outstanding beneficial interest of the Trust. The table below shows for each Trustee, the amount of interests in the Master Portfolio beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

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Beneficial Equity Ownership in Master Portfolio

and Family of Investment Companies (as of December 31, 2004)

	Dollar Range of Securities in Master Portfolio
	CoreAlpha Bond Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Interested Trustees
Lee T. Kranefuss	0	D

Independent Trustees
Mary G. F. Bitterman	0	0
Jack S. Euphrat	0	0
W. Rodney Hughes*	0	0
Richard K. Lyons	0	D
Leo Soong	0	0

*	Served as Trustee through December 31, 2004.

Ownership of Securities of Certain Entities.

As of December 31, 2004, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

Approval of Investment Advisory Contract.

Under Section 15(c) of the Investment Company Act of 1940, the Board is required to approve the Master Portfolio’s investment advisory contract with BGFA (the “Advisory Contract”). The Board is provided with quantitative and qualitative information to assist the Board in evaluating the terms of the Advisory Contract. This information includes comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser, as well as a description of the quality of services provided by the investment adviser.

Before approving the Advisory Contract, the Board reviewed a detailed profitability analysis of BGFA based on the fees that will be payable under the Advisory Contract as well as any other servicing relationships between the Master Portfolio and BGFA or its affiliates. The Board analyzed the Master Portfolio’s contractual fees, including the investment advisory fee, as well as administration and Rule 12b-1 distribution fees, if any.

The Board also reviewed statistical information regarding the expenses of the Master Portfolio. Prior to reviewing the statistical information, the Board was provided with a detailed description of the methodology used to prepare this information. The Board reviewed a comparison of the Master Portfolio’s advisory fee, other fees and total expense ratio to other funds in its peer group.

During its review, the Board considered the advisory fees that will be paid by the Master Portfolio as well as the total fees paid to BGFA and its affiliates for advisory and other services provided to the Master Portfolio. The Board also reviewed information pertaining to the fee structure for the Master Portfolio and considered whether alternative fee structures (i.e. breakpoint fee structures or performance-based fees) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in the Master Portfolio’s asset levels.

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In addition, the Board analyzed BGFA’s background and services that it will provide to the Master Portfolio. For example, the Board reviewed and discussed the investment philosophy and experience of BGFA. The Board also considered the background and experience of the senior management of BGFA and the level of attention that will be given to the Master Portfolio by senior investment personnel of BGFA. In addition to the above considerations, the Board also analyzed BGFA’s investment strategies, research capabilities, means for executing portfolio transactions and scope of investment services. The Board received a presentation from BGFA and reviewed the qualifications, backgrounds and responsibilities of the staff performing investment services for the Master Portfolio. The Board recognized that BGFA has the size, visibility and resources to attract and retain highly qualified investment professionals. Similarly, the Board reviewed BGFA’s ability to provide a competitive compensation package to its employees such that each entity would be able to attract and retain high-quality employees.

Based on the above analysis, the Board determined that the Advisory Contract, including the fee level, was fair and reasonable in light of all relevant circumstances. This determination, was based on the following factors as discussed above: (i) level of profits anticipated to be realized by BGFA from the Advisory Contract; (ii) an analysis of advisory fees that will be paid by the Master Portfolio compared to other similar funds; (iii) the scope of BGFA’s background and experience; (iv) and the quality of services that will be provided by BGFA.

Compensation.

Trustees of the Trust are compensated annually by all the registrants in the Fund Complex for their services as indicated in the table below, and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trustees are compensated by the Trust and BGIF for their services as Trustees to the Trust and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex.

Compensation Table

For the Calendar Year Ended December 31, 2004

Interested Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Lee Kranefuss Trustee	$0	$0

Independent Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Mary G. F. Bitterman Trustee	$13,000	$26,000
Jack S. Euphrat Trustee	$13,000	$26,000
W. Rodney Hughes Trustee*	$13,000	$26,000
Richard K. Lyons Trustee	$13,000	$91,000
Leo Soong Trustee	$13,000	$26,000

*	Served as Trustee through December 31, 2004

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Code of Ethics.

The Trust, BGFA and SEI have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, subject to certain limitations, including securities that may be purchased or held by the Master Portfolios. The Codes of Ethics are on public file with, and are available from, the SEC.

Proxy Voting Policies.

The Trust has adopted as its proxy voting policies the proxy voting guidelines of BGFA, the investment adviser to the Master Portfolio. The Trust has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by the Master Portfolio. Therefore, the remainder of this section discusses BGFA’s proxy voting guidelines.

BGFA votes (or refrains from voting) proxies for the Master Portfolio in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of the Master Portfolio. In some cases, BGFA may determine that it is in the best interests of the Master Portfolio to refrain from exercising the Master Portfolio’s proxy voting rights (such as, for example, proxies on certain non-U.S. securities which might impose costly or time-consuming in-person voting requirements). BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolio. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates. When voting proxies, BGFA attempts to ensure that companies follow practices that advance their economic value and allow the market to place a proper value on their assets. With respect to certain specific issues:

•	BGFA generally supports management in the election of directors and generally supports proposals that strengthen the independence of boards of directors;

•	BGFA generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolio investing in such issuer; and

•	BGFA generally votes against anti-takeover proposals and proposals which would create additional barriers or costs to corporate transactions.

BGFA maintains institutional policies and procedures which are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates, from having any influence on BGFA’s proxy voting activity. In this way, BGFA seeks to prevent conflicts of interest that might influence BGFA’s independent business judgment on how to vote on specific proxy issues (or to refrain from voting). In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further safeguard to avoid the influence of a potential conflict of interest or as otherwise required by applicable law. Such independent fiduciary may either (i) vote such proxy, or (ii) provide BGFA with instructions as to how to vote such proxy. In the latter case, BGFA would vote the proxy in accordance with the independent fiduciary’s instructions.

Information with respect to how BGFA voted Fund proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available: (i) without charge, upon request, by calling 1-877-244-1544; and (ii) on the SEC’s website at www.sec.gov.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 1, 2005, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolio. Approximate percentages are indicated in the table below:

Master Portfolio	Name and Address of Interestholder	Percentage of Master Portfolio	Nature of Ownership
CoreAlpha Bond Master Portfolio	LifePath Retirement Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	15%	Record

	LifePath 2010 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	34%	Record

	LifePath 2020 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	35%	Record

	LifePath 2030 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	12%	Record

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For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 5 in Part A.

Investment Adviser.

BGFA provides investment advisory services to the Master Portfolio pursuant to an Advisory Contract with MIP. The Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The Advisory Contract will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Advisory Fees.

BGFA is entitled to receive monthly fees at the annual rate of 0.25% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the period shown below, the Master Portfolio paid to BGFA the following advisory fees;

Period Ended 12/31/2004*
CoreAlpha Bond Master Portfolio	$1,380,804

*	Commencement of operations March 15, 2004.

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Administrator.

BGI serves as administrator of the Master Portfolio. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates the MIP’s trustees, officers and employees who are affiliated with BGI.

Administration Fees.

BGI is entitled to receive a monthly fee at an annual rate of 0.10% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses, as described below under “Expenses.” BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolio, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator. For the period shown below, the Master Portfolio paid to BGFA the following administrative fees;

Period Ended 12/31/2004*
CoreAlpha Bond Master Portfolio	$552,322

*	Commencement of operations March 15, 2004.

Placement Agent.

SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolio. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania, 19456. SEI does not receive compensation from the Master Portfolio for acting as placement agent.

Custodian.

IBT acts as the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it receives compensation for providing sub-administration services to the Master Portfolios.

Transfer and Dividend Disbursing Agent.

IBT also acts as the Master Portfolio’s Transfer and Dividend Disbursing Agent (the “Transfer Agent”). IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolio.

Legal Counsel.

Morrison & Foerster LLP, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, serves as counsel to the Trust.

Expenses.

Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses that are borne by the Master Portfolio, such as investment advisory fees payable to BGFA and administration fees payable to BGI, BGI has agreed to bear all costs of the Master Portfolio’s and MIP’s operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master

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Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS

The following information supplements and should be read in conjunction with Item 5 in Part A.

As of December 31, 2004, the individuals named as Portfolio Managers in the CoreAlpha Bond Master Portfolio’s prospectus were also primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts in addition to the CoreAlpha Bond Master Portfolio, as indicated in the table below:

Scott Radell	Number of other Accounts Managed	Total Assets
Registered Investment Companies	1	$748,917,904
Other Pooled Investment Vehicles	3	$2,964,000,000
Other Accounts	2	$930,952,481

Ed Goard	Number of other Accounts Managed	Total Assets

Registered Investment Companies	1	$748,917,904
Other Pooled Investment Vehicles	3	$2,964,000,000
Other Accounts	0	0

The below table reflects, for each Portfolio Manager, the number of portfolios or accounts of the types enumerated in the above table and the aggregate of total assets in those portfolios or accounts with respect to which the investment management fees for those portfolios or accounts are based on the performance of those portfolios or accounts, as of December 31, 2004.

Scott Radell	Number of other Accounts Managed	Total Assets

Registered Investment Companies	0	0
Other Pooled Investment Vehicles	1	1,067,000,000
Other Accounts	0	0

Ed Goard

Registered Investment Companies	0	0
Other Pooled Investment Vehicles	1	1,067,000,000
Other Accounts	0	0

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Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management seek to track the rate of return, risk profile and other characteristics of independent third-party indexes by either replicating the same combination of securities that compose those indexes or sampling the securities that compose those indexes based on objective criteria and data. Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management are composed of securities the identity and amount of which are selected by a computer model that is based on prescribed, objective criteria using independent third-party data to transform independently maintained indexes. The Portfolio Managers are required to manage each portfolio or account to meet those objectives. Pursuant to BGI and BGFA policy, investment opportunities are allocated equitably among the CoreAlpha Bond Master Portfolio and other portfolios and accounts. For example, under certain circumstances, an investment opportunity may be restricted due to limited supply on the market, legal constraints or other factors, in which event the investment opportunity will be allocated equitably among those portfolios and accounts, including the CoreAlpha Bond Master Portfolio, seeking such investment opportunity. As a consequence, from time to time the CoreAlpha Bond Master Portfolio may receive a smaller allocation of an investment opportunity than they would have if the Portfolio Managers and BGFA and its affiliates did not manage other portfolios or accounts.

Like the CoreAlpha Bond Master Portfolio, the other portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day portfolio management generally pay an asset-based fee to BGFA or BGI, as applicable, for its advisory services. One or more of those other portfolios or accounts, however, may pay BGI an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services. A portfolio or account with an incentive-based fee would pay BGI a portion of that portfolio’s or account’s gains, or would pay BGI more for its services than would otherwise be the case if BGI meets or exceeds specified performance targets. By their very nature, incentive-based fee arrangements could present an incentive for BGI to devote greater resources, and allocate more investment opportunities, to the portfolios or accounts that have those fee arrangements, relative to other portfolios or accounts, in order to earn larger fees. Although BGI has an obligation to allocate resources and opportunities equitably among portfolios and accounts and intends to do so, interestholders of the CoreAlpha Bond Master Portfolio should be aware that, as with any group of portfolios and accounts managed by an investment adviser and/or its affiliates pursuant to varying fee arrangements, including incentive-based fee arrangements, there is the potential for a conflict-of-interest, that may result in the Portfolio Managers’ favoring those portfolios or accounts with incentive-based fee arrangements.

As of December 31, 2004, each Portfolio Manager receives a salary and is eligible to receive an annual bonus. Each Portfolio Manager’s salary is a fixed amount generally determined annually based on a number of factors, including, but limited to, the Portfolio Manager’s title, scope of responsibilities, experience and knowledge. Each Portfolio Manager’s bonus is a discretionary amount determined annually based on the overall profitability of the various Barclays Global Investors companies worldwide, the performance of the Portfolio Manager’s business unit, and an assessment of the Portfolio Manager’s individual performance. The Portfolio Manager’s salary and annual bonus are paid in cash. In addition, a Portfolio Manager may be paid a signing bonus or other amounts in connection with initiation of employment with BGFA. If a Portfolio Manager satisfied the requirements for being part of a “select group of management or highly compensated employees (within the meaning of ERISA section 401(a))” as so specified under the terms of BGI’s Compensation Deferral Plan, the Portfolio Manager may elect to defer a portion of his or her bonus under that Plan.

Portfolio Managers may be selected, on a fully discretionary basis, for awards under BGI’s Compensation Enhancement Plan (“CEP”). Under CEP, these awards are determined annually, and vest after two years. At the option of the CEP administrators, the award may be “notionally invested” in funds managed by BGI, which means that the final award amount may be increased or decreased according to the performance of the BGI-managed funds over the two-year period. If the award is not notionally invested, the original award amount is paid once vested.

A Portfolio Manager may be granted options to purchase shares in Barclays Global Investors UK Holdings Limited (“BGI UK Holdings”), a company organized under the laws of England and Wales that directly or indirectly owns all of the Barclays Global Investors companies worldwide, which options vest in three equal installments over three years and are generally exercisable during prescribed exercise windows. Shares purchased must generally be held 355 days prior to sale. For such purposes, the value of BGI UK Holdings is based on its fair value as determined by an independent public accounting firm.

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As of December 31, 2004, the Portfolio Managers beneficially owned shares of the CoreAlpha Bond Master Portfolio for which they are primarily responsible for the day-to-day management in amounts reflected in the following table.

CoreAlpha Bond Master Portfolio

	None	$0	$1 to $ 10k	$10,001 to $50k	$50,001 to $100k	$100,001 to $500k	$500,001 to $1m	over $1m
Scott Radell	X

Ed Goard	X

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General.

BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase and sale of portfolio securities. In selecting brokers or dealers for any transaction in portfolio securities, BGFA’s policy is to make such selection based on factors deemed relevant, including but not limited to, the breadth of the market in the security, the price of the security, the reasonableness of the commission or mark-up or mark-down, if any, execution capability, settlement capability, back office efficiency and the financial condition of the broker or dealer, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers may also be selected because of their ability to handle special or difficult executions, such as may be involved in large block trades, less liquid securities, broad distributions, or other circumstances. BGFA does not consider the provision or value of research, products or services a broker or dealer may provide, if any, as a factor in the selection of a broker or dealer or the determination of the reasonableness of commissions paid in connection with portfolio transactions. The Master Portfolio has adopted policies and procedures that prohibit the consideration of sales of the Master Portfolio’s interests as a factor in the selection of a broker or a dealer to execute its portfolio transactions.

Purchases and sales of fixed income securities for the CoreAlpha Bond Master Portfolio usually are principal transactions and ordinarily are purchased directly from the issuer or from an underwriter or broker-dealer. The CoreAlpha Bond Master Portfolio does not usually pay brokerage commissions in connection with such purchases and sales, but such transactions may be subject to mark-ups or mark-downs.

The Master Portfolio’s purchase and sale orders for securities may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority. If purchases or sales of portfolio securities of the Master Portfolio and one or more other accounts managed or advised by BGFA are considered at or about the same time, transactions in such securities are allocated among the Master Portfolio and the other accounts in a manner deemed equitable to all by BGFA. In some cases, this procedure could have a detrimental effect on the price or volume of the security as far as the Master Portfolio is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Master Portfolio. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest. BGFA may, from time to time, effect trades on behalf

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of and for the account of the Master Portfolio with brokers or dealers that are affiliated with BGFA, in conformity with the 1940 Act and SEC rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Master Portfolio will not deal with affiliates in principal transactions unless permitted by applicable SEC rule or regulation or by SEC exemptive order.

Portfolio Turnover.

Portfolio turnover may vary from year to year, as well as within a year. High portfolio turnover rates may result in comparatively greater brokerage expenses and larger amounts of short-term capital gains allocable to interestholders.

*	Commencement of operations March 15, 2004.

Brokerage Commissions.

The table below sets forth the brokerage commissions paid by the Master Portfolio for the periods noted. Any differences in brokerage commissions paid by the Master Portfolio from year to year are due to changes in market conditions and the frequency and size of interestholder transactions.

None of these brokerage commissions were paid to affiliated broker-if applicable.

Master Portfolio	Period Ended 12/31/2004*
CoreAlpha Bond Master Portfolio	N/A

*	Commencement of operations March 15, 2004.

Brokerage Commissions Paid to Affiliates.

The table below sets forth the brokerage commissions paid by the Master Portfolio to Barclays Global Investor Services (“BGIS”), an affiliate of BGFA and subsidiary of BGI, for the periods noted.

Master Portfolio	Period Ended 12/31/2004*
CoreAlpha Bond Master Portfolio	N/A

*	Commencement of operations March 15, 2004.

Securities of Regular Brokers/Dealers.

As of December 31, 2004, the Master Portfolio owned securities of its “regular brokers or dealers” (as defined in the 1940 Act), or their parents, as follows:

Master Portfolio	Broker/Dealer or Parent	Amount
CoreAlpha Bond Master Portfolio
	Merrill Lynch & Co. Inc.	$7,996,136
	Lehman Brothers Holdings Inc.	$5,537,955
	JP Morgan Chase & Co.	$4,158,376
	Goldman Sachs Group Inc.	$2,993,205
	Wachovia Corp.	$2,127,950

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ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Interestholders in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolio in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Investments in the Master Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholder vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of the Master Portfolio. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Purchase of Interests.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of BGFA, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in Part A. In connection with an in-kind securities payment, the Master Portfolio may

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require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in the Master Portfolio may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio’s interestholders.

Valuation.

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are valued primarily on the basis of market prices. Investments for which the primary market is a national securities or commodities exchange or a recognized foreign securities exchange or commodities exchange are valued at last sale prices on the principal exchange on which they are traded, or in the absence of any sale on the valuation date, at latest quoted bid prices. Securities for which the primary market is Nasdaq Stock Market, Inc. (“Nasdaq”) are valued at the Nasdaq official closing price or, in the absence of any sale on the valuation date, at latest quoted bid prices, which are obtained from a reputable independent pricing service. U.S. Government securities and all other securities for which current over-the-counter market quotations are readily available are valued at latest quoted bid prices, which are obtained from one or more reputable independent pricing services. If quoted prices are unavailable or inaccurate, market values are determined based on quotes obtained from brokers, dealers and/or based on averages of prices obtained from reputable independent pricing services. Money market instruments and debt securities maturing in 60 days or less are valued at amortized cost, and shares of investment companies, other than investment companies whose shares are traded on an exchange, are valued at the fund’s published net asset value per share. Securities held under a repurchase agreement are valued at a price equal to the amount of the cash investment at the time of valuation on the valuation date. The market values of the underlying securities are determined in accordance with the above discussed valuation procedures, as appropriate, for the purpose of determining the adequacy of collateral.

New York Stock Exchange Closings.

The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income, gains and losses (as determined for federal income tax purposes) generally will be included in determining the investor’s federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

The Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

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It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Withdrawals by investors from the Master Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or “substantially appreciated inventory,” as specially defined in the Code, held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in the Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If the Master Portfolio acquires any equity interest (which generally includes not only stock but also an option to acquire stock such as is inherent in a convertible bond under proposed Treasury Regulations) in a PFIC, its interestholders could be subject to federal income tax and Internal Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. The Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the Master Portfolio may incur the tax and interest charges described above in some instances.

Rules governing the federal income tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in the Master Portfolio might be jeopardized. The Master Portfolio intends to monitor developments in this area. Certain requirements that must be met under the Code in order for a regulated investment company, which invests in the Master Portfolio, to maintain its status under the Code may limit the extent to which the Master Portfolio will be able to engage in swap agreements.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolio seeks to avoid significant noncash income, such noncash income could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order for regulated investment companies investing the Master Portfolio to maintain their status under the Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to satisfy its minimum distribution requirements.

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Some of the Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of the Master Portfolio. If the Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain. In addition, payments received by the Master Portfolio in connection with securities lending and repurchase agreements will not qualify for recently enacted reductions in individual federal income tax on certain dividends and so may be taxable as ordinary income.

Current federal income tax law provides for a maximum individual federal income tax rate applicable to “qualified dividend income” of 15%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. Absent further legislation, these reduced rates of tax will expire after December 31, 2008. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in the Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolio for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities that constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

PricewaterhouseCoopers LLP (“PwC”), 333 Market Street, San Francisco, California 94105, is an independent registered public accounting firm and serves as the independent auditors of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filings. The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ reports for the Master Portfolios for the fiscal year ended December 31, 2004, are included in the Master Portfolio’s Form N-CSR (SEC File No. 811-7332) as filed with the SEC on March 10, 2005 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts Bs delivered to interestholders or prospective interestholders.

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APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”):

S&P Long-Term Credit Ratings

“AAA”

An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA”

An obligation rated ‘AA’ differs from the highest rated obligations only in a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A”

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB”

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated ‘BB’, ‘B’ ‘CCC’, ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B”

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and it is dependent upon favorable business, financial, and economic conditions for the obligor to meets its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC”

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

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“C”

A subordinated debt or preferred stock obligation rated ‘C’ is CURRENTLY HIGHLY VULNERABLE to nonpayment. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

“D”

An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-).

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

S&P Short-Term Credit Ratings

“A-1”

A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2”

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3”

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B”

A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“C”

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

“D”

A short-term obligation rated ‘D’ is in payment for default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard and Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

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Moody’s Long-Term Credit Ratings

“Aaa”

Obligations rated ‘Aaa’ are judged to be of the highest quality, with minimal credit risk.

“Aa”

Obligations rated ‘Aa’ are judged to be of high quality and are subject to very low credit risk.

“A”

Obligations rated ‘A’ are considered upper-medium grade and are subject to low credit risk.

“Baa”

Obligations rated ‘Baa’ are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba”

Obligations rated ‘Ba’ are judged to have speculative elements and are subject to substantial credit risk.

“B”

Obligations rated ‘B’ are considered speculative and are subject to high credit risk.

“Caa”

Obligations rated ‘Caa’ are judged to be of poor standing and are subject to very high credit risk.

“Ca”

Obligations rated ‘Ca’ are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”

Obligations rated ‘C’ are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Moody’s Short-Term Credit Ratings

“P-1”

Issuers (or supporting institutions) rated ‘Prime-1’ have a superior ability to repay short-term debt obligations.

“P-2”

Issuers (or supporting institutions) rated ‘Prime-2’ have a strong ability to repay short-term debt obligations.

“P-3”

Issuers (or supporting institutions) rated ‘Prime-3’ have an acceptable ability to repay short-term obligations.

“NP”

Issuers (or supporting institutions) rated ‘Not Prime’ do not fall within any of the Prime rating categories.

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Fitch Long-Term Credit Ratings

Fitch’s long-term credit ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

“AAA”

Obligations rated “AAA” are considered to be investment grade. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”

Obligations rated “AA” are considered to be investment grade. ‘AA’ ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”

Obligations rated “A” are considered to be investment grade. ‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB”

Bonds rated “BBB” are considered to be investment grade. ‘BBB’ ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

“BB”

Obligations rated “BB” are considered to be speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as a result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

“B”

Obligations rated “B” are considered to be highly speculative. ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

“CCC”, “CC” and “C”

Obligations rated “CCC”, “CC” and “C” are considered to be in high default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’ rating indicates that default of some kind appears probably. ‘C’ ratings signal imminent default.

“DDD”, “DD” and “D”

Obligations rated “DDD”, “DD” and “D” are currently in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following

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serve as general guidelines. ‘DDD’ obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. ‘DD’ indicates potential recoveries in the range of 50%-90% and ‘D’ the lowest recovery potential, i.e. below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated ‘DDD’ have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated ‘DD’ and ‘D’ are generally undergoing a formal reorganization or liquidation process; those rated ‘DD’ are likely to satisfy a higher portion of their outstanding obligations, while entities rated ‘D’ have a poor prospect of repaying all obligations.

Notes:

“+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ category or to categories below ‘CCC’.

Fitch Short-Term Credit Ratings

Fitch’s short-term credit ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

“F-1”

Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F-2”

Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F-3”

Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

“B”

Speculative. Minimal capacity for timely payments of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

“C”

High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

“D”

Default. Denotes actual or imminent payment default.

Notes:

“+” may be appended to an ‘F1’ rating class to denote relative status within the category.

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MASTER INVESTMENT PORTFOLIO

GOVERNMENT MONEY MARKET MASTER PORTFOLIO

TREASURY MONEY MARKET MASTER PORTFOLIO

EXPLANATORY NOTE

General. Master Investment Portfolio (“MIP”) is an open-end management investment company, organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part A for the Government Money Market Master Portfolio and the Treasury Money Market Master Portfolio (each a “Master Portfolio”, and collectively, the “Master Portfolios”), diversified portfolios of MIP. The Master Portfolios are each treated as a separate entity on certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for other purposes. A holder of beneficial interests (an “interestholder”) of one master portfolio of MIP is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters MIP interestholders vote together as a group; on other matters they vote separately by portfolio. MIP currently offers thirteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolios are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolios. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolios are sometimes referred to herein as “feeder funds.”

PART A

May 1, 2005

Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVE

•	The investment objective for both the Government Money Market Master Portfolio and the Treasury Money Market Master Portfolio is to provide investors with a high level of income consistent with the preservation of capital and liquidity.

Each Master Portfolios’ investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of a Master Portfolio determine the securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objective of a Master Portfolio will be achieved.

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Principal Investment Strategies

The Government Money Market Master Portfolio seeks to achieve its investment objective by investing in high quality, short-term investments. Under normal circumstances, at least 80% of the Master Portfolio’s assets will be invested in obligations of the U.S. Government, its agencies and instrumentalities, repurchase agreements collateralized by such instruments and in other money market funds that have the same investment objective as the Government Money Market Master Portfolio.

The Treasury Money Market Master Portfolio seeks to achieve its investment objective by investing in high quality short-term money market securities.

Pursuant to notice provided to interestholders as of May 1, 2005, up until June 30, 2005 it is the Master Portfolio’s non-fundamental policy that, under normal circumstances, 100% of the Master Portfolio’s assets will be invested in direct obligations of the U.S. Treasury, in repurchase agreements collateralized by such instruments and in other money market funds that have the same investment objective as the Treasury Money Market Master Portfolio.

From July 1, 2005 forward, it is the Master Portfolio’s non-fundamental policy that, under normal circumstances, at least 80% of the Master Portfolio’s assets will be invested in U.S. Treasury obligations or repurchase agreements with regard to U.S. Treasury obligations and other money market funds that have substantially the same investment objectives and strategies as the Treasury Money Market Master Portfolio.

It is further intended that under normal circumstances, 100% of the Master Portfolio’s investments will be U.S. Treasury obligations or repurchase agreements with regard to U.S. Treasury obligations and other money market funds that have substantially the same investment objectives and strategies as the Treasury Money Market Master Portfolio. U.S. Treasury obligations are backed by the full faith and credit of the U.S. government. The principal and interest of all securities are payable in U.S. dollars.

Each Master Portfolio may invest up to 10% of the value of its assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days.

RISK CONSIDERATIONS

Both Master Portfolios’ investments are expected to present minimal risks because of their relatively short maturities and the high credit quality (financial strength) of the issuers. The Master Portfolios each seek to maintain a portfolio of investments that will permit interestholders to maintain a net asset value of $1.00 per share; however, there is no assurance that this will be achieved.

Pursuant to the 1940 Act, the Master Portfolios must comply with certain investment criteria designed to provide liquidity and reduce risk to allow the interestholders to maintain a stable net asset value of $1.00 per share. The Master Portfolios seek to reduce risk by investing their assets in securities of various issuers. As such, the Master Portfolios are considered to be diversified for purposes of the 1940 Act.

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The Master Portfolios emphasize safety of principal and high credit quality. The Master Portfolios may only invest in floating-rate securities that bear interest at a rate that resets periodically, and that resets based on changes in standard money market rate indices such as U.S. Government Treasury bills, London Interbank Offered Rate, the prime rate, published commercial paper rates, or federal funds rates.

The Master Portfolios’ dollar-weighted average portfolio maturity must not exceed 90 days. Under normal circumstances, the Master Portfolios expect to maintain a dollar-weighted average portfolio maturity of 60 days or less. The Master Portfolios invest in securities with a remaining maturity of 397 calendar days or less from the date of acquisition. The 1940 Act provides that the maturity of an instrument may be deemed shorter in the case of certain instruments. The Master Portfolios may invest in variable and floating rate instruments of the U.S. Government, and its agencies and instrumentalities, with remaining maturities of 397 days or more, provided they are deemed to have a maturity of less than 397 days as defined in accordance with Rule 2a-7 under the 1940 Act. A variable rate instrument that matures in 397 days or more may be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.

In addition, any security that the Master Portfolios purchase must present minimal credit risks and be of “high quality.” “High quality” means to be rated in the top two rating categories by the requisite nationally recognized statistical rating organizations (“NRSROs”) or, if unrated, is determined to be of comparable quality to such rated securities by BGFA under guidelines adopted by MIP’s Board of Trustees. The Master Portfolios may not achieve as high a level of current income as other mutual funds that do not limit their investment to the high credit quality instruments in which the Master Portfolios invest.

PORTFOLIO HOLDINGS INFORMATION

A description of each Master Portfolio’s policies and procedures with respect to disclosure of the Master Portfolio’s portfolio holdings is available in the Master Portfolio’s Part B of its registration statement.

See Item 11, “Description of the Master Portfolios and Their Investments and Risks,” in Part B for additional details.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER – Barclays Global Fund Advisors (“BGFA”) serves as investment adviser to the Master Portfolios. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2004, BGFA and its affiliates provided investment advisory services for over $1.3 trillion of assets under management.

BGFA provides the Master Portfolios with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolios. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolios.

BGFA is entitled to receive monthly fees at the annual rate of 0.10% of the average daily net assets of the Master Portfolios as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolios and, accordingly, have a favorable impact on their performance.

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ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the Master Portfolios. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests in the Master Portfolios may be referred to herein as “feeder funds.”

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest cent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of each Master Portfolio’s Net Assets is determined as of 5:00 p.m. Eastern Time (“Valuation Time”) on each day the New York Stock Exchange is open for business with the exception of Columbus Day and Veterans Day (a “Business Day”).

An investor in the Master Portfolios may add to or reduce its investment in the Master Portfolios on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected.

Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction of which: (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day; and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

In calculating each Master Portfolio’s net asset value, the Master Portfolios’ investments are valued primarily on the basis of amortized cost.

An investor in the Master Portfolios may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolios will make payments for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations or interpretations. Investments in the Master Portfolios may not be transferred.

The right of any investor to receive payment with respect to any redemption may be suspended or the payment of redemption proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in the markets the Master Portfolios ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolios reserve the right to refuse any purchase of interests.

The Master Portfolios reserve the right to pay redemption proceeds in portfolio securities rather than cash. These “in kind” redemptions normally occur if the amount to be redeemed is large enough to affect a Master Portfolio’s operations (e.g., if it represents more than 1% of a Master Portfolio’s assets).

FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES

Because of the Master Portfolios’ investment objective and strategies, the Master Portfolios’ Board of Trustees has adopted a policy of not monitoring for frequent purchase and redemption (“frequent trading”)

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activity that appears to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of a Master Portfolios’ portfolio securities after the close of the primary markets for those portfolio securities and the reflection of that change in a Master Portfolios’ net asset value (“market timing “), and a Master Portfolios’ Board of Trustees has not adopted a policy of monitoring for other frequent trading activity in a Master Portfolios.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolios generally will be declared and paid as a distribution daily to all investors of record as of 5:00 p.m. Eastern time on any Business Day. The Master Portfolios’ net investment income for a Saturday, Sunday or holiday will be distributed to investors of record as of 5:00 p.m. Eastern time on the previous Business Day. Allocations of the Master Portfolios’ net investment income will be distributed to an interestholder’s account on the interestholder’s payment date. Any net capital gains realized by the Master Portfolios will be distributed at least annually to an interestholder’s account on the interestholder’s payment date.

In general, a distribution of net investment income or realized capital gains to an interestholder will be tax-free for federal income tax purposes, unless the distribution exceeds the tax basis in the interestholder’s beneficial interests. Such distributions will reduce an interestholder’s tax basis in its beneficial interests, but not below zero.

Each Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

TAXES

Each Master Portfolio will be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor’s share of a Master Portfolio’s taxable income and losses, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s federal income tax liability. As a non-publicly traded partnership, a Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Investor inquiries should be directed to Master Investment Portfolio, 45 Fremont Street, San Francisco, CA 94105.

ITEM 7. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP is a statutory trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject

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only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

MASTER/FEEDER STRUCTURE

Each Master Portfolio is a “master” fund in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead may purchase shares in a corresponding “feeder fund” that invests all of its assets in the Master Portfolio. Each feeder fund is an “accredited investor” as discussed in Item 6 above. Other accredited investors may also be permitted to invest in a Master Portfolio. Such other investors will invest in a Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of a Master Portfolio.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

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MASTER INVESTMENT PORTFOLIO

GOVERNMENT MONEY MARKET MASTER PORTFOLIO

TREASURY MONEY MARKET MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

May 1, 2005

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with the Government Money Market and Treasury Money Market Master Portfolios’ Part A, also dated May 1, 2005. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, Massachusetts 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C.

ITEM 10. TRUST HISTORY.

MIP is an open-end management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part B for the Government Money Market and the Treasury Money Market Master Portfolios (each, a “Master Portfolio” and collectively, the “Master Portfolios”), each a diversified portfolio of MIP. The Master Portfolios are treated as separate entities on certain matters under the Investment Company Act of 1940 (the “1940 Act”), and for other purposes. A holder of beneficial interests (an “interestholder”) of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers thirteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

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Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Investments in the Master Portfolios may be made only by investment companies or certain other entities, which are “accredited investors” within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolios are sometimes referred to herein as “feeder funds.”

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objective.

Each Master Portfolio’s investment objective is set forth in Item 4, “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings,” of Part A. The investment objective of each Master Portfolio is non-fundamental which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objectives and investment policies of each Master Portfolio determine the types of portfolio securities in which the Master Portfolio invests, the degree of risk to which the Master Portfolio is subject and, ultimately, the Master Portfolio’s performance. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

Investment Restrictions

Fundamental Investment Restrictions.

The Master Portfolios have adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests.

The Master Portfolios may not:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio’s investments in that industry would equal or exceed 25% of the current value of the Master Portfolio’s total assets, provided that this restriction does not limit the Master Portfolio’s: (i) investments in securities of other investment companies; (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; or (iii) investments in repurchase agreements collateralized by U.S. Government securities, including those issued or guaranteed by its agencies or instrumentalities;

(2) Purchase the securities of any single issuer if, as a result, with respect to 75% of the Master Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of such issuer or the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Master Portfolio’s cash or cash items, investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies;

(3) Borrow money or issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

(4) Make loans to other parties, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans;

(5) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in

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accordance with the Master Portfolio’s investment program may be deemed to be an underwriting; and provided further, that the purchase by the Master Portfolio of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio shall not constitute an underwriting for purposes of this paragraph;

(6) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business);

(7) Purchase or sell commodities, provided that: (i) currency will not be deemed to be a commodity for purposes of this restriction; (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options; and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

With respect to paragraph 3, the 1940 Act currently allows the Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph 4, the 1940 Act and regulatory interpretations currently limit the percentage of the Master Portfolio’s securities that may be loaned to one-third of the value of its total assets.

Non-Fundamental Investment Restrictions.

The Master Portfolios have adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolios are subject to the following investment restrictions, all of which are non-fundamental policies:

(1) Each Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that a Master Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which a Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by such Master Portfolio;

(2) Each Master Portfolio may not invest more than 10% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others: (i) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale; (ii) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days; and (iii) repurchase agreements not terminable within seven days;

(3) Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year;

(4) Each Master Portfolio may not make investments for the purpose of exercising control or management; provided that the Master Portfolio may invest all its assets in a diversified, open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio, without regard to the limitations set forth in this paragraph;

(5) The Government Money Market Master Portfolio will provide insterestholders with at least 60 days’ notice of any change to the Master Portfolio’s non-fundamental policy to invest at least 80% of the assets in the types of securities described in the Master Portfolio’s principal investment strategies. The notice will be provided in plain

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English in a separate written document, and will contain the following prominent statement or similar statement in boldface type: “Important Notice Regarding Change in Investment Policy.” This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to investors, in which case the statement will appear either on the notice or the envelope in which the notice is delivered;

(6) The Treasury Money Market Master Portfolio will provide interestholders with at least 60 days’ notice of any change to the Master Portfolio’s non-fundamental policy. Pursuant to notice provided to interestholders as of May 1, 2005, up until June 30, 2005 it is the Master Portfolio’s non-fundamental policy to invest 100% of the Master Portfolio’s assets in the types of securities described in the Master Portfolio’s principal investment strategies. From July 1, 2005 forward, it is the Master Portfolio’s non-fundamental policy to invest, under normal circumstances, at least 80% of the Master Portfolio’s assets in the types of securities described in the Master Portfolio’s principal investment strategies. The notice will be provided in plain English in a separate written document, and will contain the following prominent statement or similar statement in boldface type: “Important Notice Regarding Change in Investment Policy.” This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to investors, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

Investments and Risks

General.

The assets of each Master Portfolio consist only of obligations with a remaining maturity of 397 calendar days or less from the date of acquisition (as determined in accordance with the regulations of the SEC), and the dollar-weighted average maturity of the Master Portfolio may not exceed 90 days. Under normal circumstances, the Master Portfolios expect to maintain a dollar-weighted average portfolio maturity of 60 days or less. The securities in which the Master Portfolios may invest will not yield as high a level of current income as may be achieved from securities with less liquidity and less safety. There can be no assurance that the Master Portfolios’ investment objective will be realized as described in the Master Portfolios’ Part A.

The Government Money Market Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and Government National Mortgage Association (“GNMA”) certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with Federal National Mortgage Association (“FNMA”) notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

The Treasury Money Market Master Portfolio may invest in U.S. Treasury obligations, which include U.S. Treasury bills, notes and bonds. These instruments are direct obligations of the U.S. Government and, as such, are backed by the “full faith and credit” of the United States. They differ primarily from other debt securities in their interest rates and their maturities. The Treasury Money Market Master Portfolio may also invest in component parts of U.S. Treasury notes or bonds, namely, either the corpus (principal) of such Treasury obligations, or one or more of the interest payments scheduled to be paid on such obligations. Component parts of U.S. Treasury notes or bonds are created through the U.S. Treasury Department’s Separate Trading of Registered Interest and Principal of Securities (“STRIPS”) program. These obligations may take the form of: (i) Treasury obligations from which the interest coupons have been stripped; (ii) interest coupons that are stripped; or (iii) book-entries at a Federal Reserve member bank representing ownership of Treasury obligation components, and may be acquired by the Fund in the

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form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds. The underlying U.S. Treasury notes and bonds are held in custody by a bank on behalf of the owners. These custodial receipts are commonly referred to as Treasury strips.

Illiquid Securities.

Each Master Portfolio may invest in securities as to which a liquid trading market does not exist, provided such investments are consistent with the Master Portfolio’s investment objective. Such securities may include securities that are not readily marketable, such as: (i) privately issued securities and other securities that are subject to legal or contractual restrictions on resale; (ii) floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market; and (iii) repurchase agreements providing for settlement more than seven days after notice.

Investment Company Securities.

Each Master Portfolio may invest in shares of other open-end investment companies including investment companies that are affiliated with the Master Portfolios and its adviser, Barclays Global Fund Advisors (“BGFA”) that invest exclusively in high-quality short-term securities to the extent permitted under the 1940 Act. The Master Portfolios may also purchase shares of exchange listed closed-end funds, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of a Master Portfolios’ total assets with respect to any one investment company and (iii) 10% of a Master Portfolios’ total assets with respect to all such companies in the aggregate.

Loans of Portfolio Securities.

Each Master Portfolio may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. A Master Portfolio may terminate a loan at any time and obtain the return of the securities loaned. Each Master Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. The Master Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Master Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of each lending Master Portfolio or through one or more joint accounts or money market funds, including those managed by BGFA.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Master Portfolio has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return a Master Portfolio’s securities as agreed, the Master Portfolios may experience losses if the proceeds received from liquidating the collateral does not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

A Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Master Portfolios’ Board of Trustees. Barclays Global Investors, N.A. (“BGI”) acts as securities lending agent for the Master Portfolios subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

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Repurchase Agreements.

Each Master Portfolio may enter into repurchase agreements with certain counterparties. Repurchase agreements involve an agreement to purchase financial instruments and to resell those instruments back to the same counterparty at an agreed-upon date and price, which price reflects a rate of interest unrelated to a coupon rate or maturity of the purchased instruments. The value of the instruments purchased may be more or less than the price at which the counterparty has agreed to repurchase them. As protection against the risk that the counterparty will not fulfill its obligation, the instruments are marked to market daily and are maintained at a value at least equal to the sale price plus the accrued incremental amount. Delays or losses could result if the counterparty to the repurchase agreement defaults or becomes insolvent. The Master Portfolios will only engage in repurchase agreements with counterparties whose creditworthiness has been reviewed and found satisfactory by BGFA.

Restricted Securities.

Restricted securities are subject to legal restrictions on their sale. Difficulty in selling restricted securities may result in a loss or be costly to a Master Portfolio. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering. Where registration is required, the restricted security’s holder may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time the holder decides to seek registration and the time the holder may be permitted to sell a security under an effective registration statement. If, during that period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

Unrated Investments.

Each Master Portfolio may purchase instruments that are not rated if, in the opinion of BGFA, such obligations are of investment quality comparable to other rated investments that are permitted for purchase by the Master Portfolio, if they are purchased in accordance with the Master Portfolio’s procedures adopted by the Trust’s Board of Trustees in accordance with Rule 2a-7 under the 1940 Act. Such procedures require approval or ratification by the Trustees of the purchase of unrated securities. After purchase by the Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event will require an immediate sale of such security by the Master Portfolio provided that, when a security ceases to be rated, BGFA determines that such security presents minimal credit risks and, provided further that, when a security rating is downgraded below the eligible quality for investment or no longer presents minimal credit risks, BGFA finds that the sale of such security would not be in the best interest of the Master Portfolio’s interestholders.

To the extent the ratings given by a nationally recognized statistical ratings organization (“NRSRO”) may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in the Part A and in this Part B. The ratings of NRSROs are more fully described in the Part B Appendix.

In addition, the Government Money Market Master Portfolio, but not the Treasury Money Market Master Portfolio, may invest in:

Asset-Backed and Commercial Mortgage-Backed Securities.

The Master Portfolio may invest in asset-backed and commercial mortgaged-backed securities. Asset-backed securities are securities backed by consumer and commercial receivables or other assets. Commercial mortgage-backed securities are securities backed by commercial real estate properties. Both asset-backed and commercial mortgage-backed securities represent interests in “pools” of assets in which payments on the securities are made on a regular basis. The payments are, in effect, “passed through” to the holder of the securities (net of any fees paid to the

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issuer or guarantor of the securities). The average life of asset-backed and commercial mortgage-backed securities varies with the maturities of the underlying instruments and, as a result of prepayments, can often be less than the original maturity of the assets underlying the securities. For this and other reasons, an asset-backed and commercial mortgage-backed security’s stated maturity may be shortened, and the security’s total return may be difficult to predict precisely. The Master Portfolio may invest in such securities up to the limits prescribed by Rule 2a-7 under, and other provisions of, the 1940 Act.

Bank Obligations.

The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers’ acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic branches of foreign banks, domestic savings and loan and other banking institutions.

Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation (“FDIC”).

Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating or variable interest rates.

Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the FDIC. Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit (“CDs”) may be purchased by the Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by the Master Portfolio generally are required, among other things, to maintain specified levels of reserves, to limit the amounts which they can loan to a single borrower and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits (“TDs”), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and/or governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on amounts realized on the obligations. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

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Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

In addition, federal branches licensed by the Comptroller of the Currency and branches licensed by certain states (“State Branches”) may be required to: (i) pledge to the appropriate regulatory authority, by depositing assets with a designated bank within the relevant state, a certain percentage of their assets as fixed from time to time by such regulatory authority; and (ii) maintain assets within the relevant state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

Commercial Paper and Short-Term Corporate Debt Instruments.

The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and usually has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than thirteen months remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are deemed appropriate by BGFA in accordance with Rule 2a-7 under the 1940 Act. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

Floating and Variable Rate Obligations.

The Master Portfolio may purchase floating and variable rate obligations. The Master Portfolio may purchase floating and variable rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding 397 calendar days, as defined in accordance with Rule 2a-7 under the 1940 Act. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

These obligations are direct lending arrangements between the lender and borrower. There may not be an established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolios’ right to

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redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations that are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio.

Foreign Obligations.

The Master Portfolio may invest in certain securities of non-U.S. issuers. Investing in the securities of foreign issuers involves special risks and considerations not typically associated with investing in U.S. issuers. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, potential restrictions of the flow of international capital, and transaction costs of foreign currency conversions. Foreign issuers may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy with respect to growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions.

Obligations of Foreign Governments, Supranational Entities and Banks.

The Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which the Master Portfolio may invest. The Master Portfolio may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of the Master Portfolio’s assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond the customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by BGFA.

Funding Agreements.

The Master Portfolio may invest in short-term funding agreements. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by the purchaser. Funding agreements will also guarantee the return of principal and may guarantee a stream of payments over time. A funding agreement has a fixed maturity and may have either a fixed, variable or floating interest rate that is based on an index and guaranteed for a fixed time period. The Master Portfolio will purchase short-term funding agreements only from banks and insurance companies. The Master Portfolio may also purchase Guaranteed Investment Contracts (“GICs”).

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The secondary market, if any, for these funding agreements is limited; thus, such investments purchased by the Master Portfolio may be treated as illiquid. If a funding agreement is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Trustees. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the value of the Master Portfolio’s assets than if the value were based on available market quotations.

Letters of Credit.

Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Master Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies that, in the opinion of BGFA are of comparable quality to issuers of other permitted investments of the Master Portfolio, may be used for letter of credit-backed investments.

Loan Participation Agreements.

The Master Portfolio may purchase interests in loan participations that typically represent direct participation in a loan to a corporate borrower, and generally are offered by an intermediary bank or other financial institution or lending syndicate. Under these loan participation arrangements, the Master Portfolio will have the right to receive payments of principal, interest and any fees to which it is entitled from the bank selling the loan participation upon receipt by the bank of the payments from the borrower. The borrower in the underlying loan will be deemed to be the issuer of the participation interest except to the extent the Master Portfolio derives its rights from the intermediary bank that sold the loan participation. Such loans must be to issuers in whose obligations the Master Portfolio may invest.

Because the bank issuing the loan participation does not guarantee the participation in any way, the participation is subject to the credit risks associated with the underlying corporate borrower. In addition, it may be necessary, under the terms of the loan participation, for the Master Portfolio to assert its rights against the underlying corporate borrower, in the event that the underlying corporate borrower should fail to pay principal and interest when due. Thus, the Master Portfolio could be subject to delays, expenses, and risks, which are greater than those that would have been involved if the Master Portfolio had purchased a direct obligation of the borrower. Moreover, under the terms of the loan participation, the Master Portfolio may be regarded as a creditor of the issuing bank (rather than of the underlying corporate borrower), so that the Master Portfolio also may be subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, the loan participation might be subject to certain defenses that can be asserted by the borrower as a result of improper conduct by the issuing bank.

The secondary market, if any, for these loan participation interests is limited; thus, such participations purchased by the Master Portfolio may be treated as illiquid. If a loan participation is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Trustees. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the value of the Master Portfolio’s assets than if the value were based on available market quotations.

Mortgage Pass-Through Securities.

The Master Portfolio may invest in mortgage pass-through securities which are a category of pass-through securities backed by pools of mortgages and issued by one of several U.S. Government-sponsored enterprises including: the GNMA, FNMA or Federal Home Loan Mortgage Corporation (“FHLMC”). In the basic mortgage pass-through structure, mortgages with similar issuer, term and coupon characteristics are collected and aggregated into a “pool” consisting of multiple mortgage loans. The pool is assigned a CUSIP number and undivided interests in the pool are traded and sold as pass-through securities. The holder of the security is entitled to a pro rata share of principal and interest payments (including unscheduled prepayments) from the pool of mortgage loans.

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Municipal Securities.

The Master Portfolio may invest in municipal securities. Municipal securities are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of a municipal security issuer to make payments on that security could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. Municipal securities in which the Master Portfolio may invest include, but are not limited to, municipal lease obligations and securities issued by entities whose underlying assets are municipal bonds.

The Master Portfolio will invest in ‘high-quality’ long-term municipal bonds, municipal notes and short-term commercial paper, with remaining maturities not exceeding 397 calendar days.

Participation Interests.

The Master Portfolio may invest in participation interests in any type of security in which the Master Portfolio may invest. A participation interest gives the Master Portfolio an undivided interest in the underlying securities in the proportion that the Master Portfolio’s participation interest bears to the total principal amount of the underlying securities.

Portfolio Holdings Information

The Master Portfolios’ Board of Trustees has adopted a policy regarding the disclosure of the Master Portfolios’ portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of each Master Portfolio’s interestholders; (b) does not put the interests of the Master Portfolios’ investment adviser (“BGFA” or the “Investment Adviser”), the Master Portfolios’ distributor (the “Distributor”), or any affiliated person of the Master Portfolios, the Investment Adviser or the Distributor, above those of Master Portfolio interestholders; (c) does not advantage any current or prospective Master Portfolio interestholders over any other current or prospective Master Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements limiting the use of such information are in effect.

Daily access to information concerning the Master Portfolios’ portfolio holdings is permitted (i) to certain personnel of those service providers that are involved in portfolio management and providing administrative, operational, risk management, or other support to portfolio management, including affiliated broker-dealers, and (ii) to other personnel of the Investment Adviser and other service providers, such as the Master Portfolios’ administrator, custodian and fund accountant, who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolios and the terms of the Master Portfolios’ current registration statement.

From time to time, information concerning the Master Portfolios’ portfolio holdings may also be provided to other entities that provide additional services to the Master Portfolio, including, among others, rating or ranking organizations, in the ordinary course of business, no earlier than the close of trading on the same business day as the date of the information.

In addition, the Master Portfolios will provide portfolio holdings information to the sponsors, administrators or other service providers for feeder funds as may be necessary to (i) conduct business in the ordinary course in a manner consistent with agreements with the feeder funds and the terms of the Master Portfolios’ current registration statement, or (ii) satisfy legal requirements applicable to the feeder funds. The Master Portfolios may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential feeder fund to the extent necessary for such entities to evaluate a potential investment in the relevant Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.

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The Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the SEC on a quarterly basis, based on the Master Portfolios’ fiscal year, within 60 days of the end of the quarter, and will provide that information to shareholders, as required by federal securities laws and regulations thereunder. The Master Portfolio, however, may voluntarily disclose all or part of its portfolio holdings in advance of required filings with the SEC, provided that such information is made generally available to all interestholders and other interested parties in a manner that is consistent with the above policy for disclosure of portfolio holdings information. Such information may be made available through a website available to intermediaries and institutional investors or other means that make the information available to all likely interested parties in a contemporaneous manner.

The Master Portfolios’ Chief Compliance Officer may authorize disclosure of portfolio holdings information pursuant to the above policy and procedures.

The Master Portfolios’ Board of Trustees reviews the policy and the procedures for disclosure of portfolio holdings information at least annually.

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ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.” The Board of Trustees is responsible for the overall management and operations of the Master Portfolios. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each Trustee and Officer, unless otherwise indicated, is c/o Barclays Global Investors, Mutual Fund Administration, 45 Fremont Street, San Francisco, California 94105.

Interested Trustees & Officers

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Lee T. Kranefuss,** September 27, 1961	Trustee since November 16, 2001, President and Chief Executive Officer (since May 15, 2002).	Chief Executive Officer of the Intermediary Investor Business of Barclays Global Investors, N.A., (“BGI”).	124	Trustee of iShares Trust; Trustee of BGIF; and Director of iShares Inc.

Michael A. Latham, September 15, 1965	Secretary, Treasurer and Chief Financial Officer since April 1, 2003.	Chief Operating Officer of the Intermediary Investor Business of BGI (since 2004); Director of Mutual Fund Delivery of the Intermediary Investor Business of BGI (2000-2004); Head of Operations, BGI Europe (1997-2000).	N/A	None.

*	The Trust, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.
**	Lee T. Kranefuss is deemed to be an “interested person” of the Trust because he serves as Chief Executive Officer of the Intermediary Investor Business of BGI, the administrator of the Master Portfolios and the parent company of BGFA, the investment adviser of the Master Portfolios.

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Independent Trustees

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Mary G. F. Bitterman, May 29, 1944	Trustee since November 16, 2001.	President (since 2004) and Director (since 2003), of the Bernard Osher Foundation; Director, Lifelong Learning Institutes (since 2003), President and CEO, Public Broadcasting Service (since 2003); President and Chief Executive Officer of The James Irvine Foundation (from 2002-2003); President and Chief Executive Officer of KQED, Inc. from 1993-2002; Director, Bank of Hawaii.	27	Trustee of BGIF; Director, Bank of Hawaii.

Jack S. Euphrat, May 28, 1922	Trustee since October 20, 1993.	Private Investor.	27	Trustee of BGIF.

Richard K. Lyons, February 10, 1961	Trustee since November 16, 2001.	Acting Dean and Professor, University of California, Berkeley: Haas School of Business; Member, Council of Foreign Relations.	124	Trustee of BGIF; Director (Chairman) of Matthews Asian Funds (oversees 6 portfolios); Trustee of iShares Trust; and Director of iShares Inc.

Leo Soong, May 15, 1946	Trustee since February 9, 2000.	President of Trinity Products LLC (beverages); Managing Director of CG Roxane LLC (water company); Co-Founder of Crystal Geyser Water Co. (President through 1999).	27	Trustee of BGIF; Vice Chairman of the California Pacific Medical Center; Director of California State Automobile Association; and Director of the American Automobile Association.

*	The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.

Committees.

There are two standing committees of the Board of Trustees – the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Trustee that is not an “interested person” of the Trust (as such term is defined in the 1940 Act) (“Independent Trustee”). The

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Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible. Pursuant to the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. Jack S. Euphrat serves as Chairman of the Nominating Committee. The Nominating Committee will not consider nominees recommended by interestholders. During the fiscal year ended December 31, 2004, the Nominating Committee did not hold any meetings.

The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolios’ accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolio’s financial statements and interacting with the Master Portfolios’ independent auditors on behalf of the full Board. As of January 1, 2004, Leo Soong serves as Chairman of the Audit Committee. During the fiscal year ended December 31, 2004, the Audit Committee held four meetings.

Beneficial Equity Ownership Information.

As of December 31,2004, Trustees of the Trust, as a group, beneficially owned less than 1% of the outstanding beneficial interest of the Trust. The table below shows for each Trustee, the amount of interests in the Master Portfolio beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Master Portfolios and Family of Investment Companies

(as of December 31, 2004)

Interested Trustee	Dollar Range of Securities in Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Lee T. Kranefuss	0	D
Independent Trustees
Mary G. F. Bitterman	0	0
Jack S. Euphrat	0	0
W. Rodney Hughes*	0	0
Richard K. Lyons	0	D
Leo Soong	0	0

*	Served as Trustee through December 31, 2004.

Ownership of Securities of Certain Entities.

As of December 31, 2004, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

Approval of Investment Advisory Contract.

Under Section 15(c) of the 1940 Act, the Board is required to approve each Master Portfolio’s investment advisory contract with BGFA (the “Advisory Contract”) annually. The Board is provided with quantitative and qualitative information to assist the Board in evaluating the terms of the Advisory Contract. This information includes comparative fee information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser, as well as a description of the quality of services provided by the investment adviser.

Before approving the Advisory Contract, the Board reviewed a detailed profitability analysis of BGFA based on the fees payable under the Advisory Contract as well as any other servicing relationships between the Master Portfolio and BGFA or its affiliates. The Board analyzed the Master Portfolio’s contractual fees, including the investment advisory fee, as well as administration and Rule 12b-1 distribution fees, if any.

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The Board also reviewed statistical information regarding the expenses of the Master Portfolios. Prior to reviewing the statistical information, the Board was provided with a detailed description of the methodology used to prepare this information The Board also reviewed a comparison of each Master Portfolio’s advisory fee, other fees and the total expense ratio to other funds in its peer group.

During its review, the Board considered the advisory fees paid by each Master Portfolio as well as the total fees paid to BGFA and its affiliates for advisory and other services provided to the Master Portfolios. The Board also periodically reviews information pertaining to the fee structure for the Master Portfolios and considers whether alternative fee structures (i.e., breakpoint fee structures or performance-based fees) would be more appropriate or reasonable, taking into consideration any economies of scale or other efficiencies that accrue from increases in the Master Portfolios’ asset levels.

In addition, the Board analyzed BGFA’s background and services that it provides to the Master Portfolios. For example, the Board reviewed and discussed the investment philosophy and experience of BGFA. The Board also considered the background and experience of the senior management of BGFA and the level of attention given to the Master Portfolios by senior investment personnel of BGFA. In addition to the above considerations, the Board analyzed BGFA’s indexing strategies, research capabilities, means for executing portfolio transactions and scope of investment services.

Based on the above analysis, the Board determined that the Advisory Contract for each Master Portfolio, including the fee level, was fair and reasonable in light of all relevant circumstances. This determination was based on the following factors as discussed above: (i) an analysis of advisory fees paid by the Master Portfolio compared to other similar funds; (ii) the scope of BGFA’s background and experience; and (iii) the quality of services provided by BGFA.

Compensation.

Trustees of the Trust are compensated annually by all the registrants in the Fund Complex for their services, as indicated in the table below, and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trustees are compensated by the Trust and BGIF for their services as Trustees to the Trust and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex. As of the date of this Part B, the Trustees and Principal Officers of the Trust as a group beneficially owned less than 1% of the outstanding beneficial interest of the Trust.

Compensation Table

For the Calendar Year Ended December 31, 2004

Interested Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Lee Kranefuss Trustee	$0	$0

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Independent Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Mary G. F. Bitterman Trustee	$13,000	$26,000
Jack S. Euphrat Trustee	$13,000	$26,000
W. Rodney Hughes Trustee*	$13,000	$26,000
Richard K. Lyons Trustee	$13,000	$91,000
Leo Soong Trustee	$13,000	$26,000

*	Served as Trustee through December 31, 2004.

Proxy Voting Policies.

The Trust has adopted as its proxy voting policies the proxy voting guidelines of BGFA, the investment adviser to the Master Portfolios. The Trust has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by each Master Portfolio. Therefore, the remainder of this section discusses BGFA’s proxy voting guidelines.

BGFA votes (or refrains from voting) proxies for the Master Portfolios in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of the Master Portfolios. In some cases, BGFA may determine that it is in the best interests of the Master Portfolios to refrain from exercising the Master Portfolios’ proxy voting rights (such as, for example, proxies on certain non-U.S. securities which might impose costly or time-consuming in-person voting requirements). BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolios. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolios, the Master Portfolios’ affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates. When voting proxies, BGFA attempts to ensure that companies follow practices that advance their economic value and allow the market to place a proper value on their assets. With respect to certain specific issues:

•	BGFA generally supports management in the election of directors and generally supports proposals that strengthen the independence of boards of directors;

•	BGFA generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolio investing in such issuer; and

•	BGFA generally votes against anti-takeover proposals and proposals which would create additional barriers or costs to corporate transactions.

BGFA maintains institutional policies and procedures which are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and the Master Portfolios, the Master Portfolios’ affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates, from having any influence on BGFA’s proxy voting activity. In this way, BGFA seeks to prevent conflicts of interest that might influence BGFA’s independent business judgment on how to vote on specific proxy issues (or to refrain from voting). In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further safeguard to avoid the influence of a potential conflict of interest or as otherwise required by applicable law. Such independent fiduciary may either: (i) vote such proxy; or (ii) provide BGFA with instructions as to how to vote such proxy. In the latter case, BGFA would vote the proxy in accordance with the independent fiduciary’s instructions.

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Information with respect to how BGFA voted Fund proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available: (i) without charge, upon request, by calling 1-877-244-1544; and (ii) on the SEC’s website at www.sec.gov.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 1, 2005, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolios. Approximate percentages are indicated in the tables below:

Master Portfolios	Name and Address of Interestholder	Percentage of Master Portfolio	Jurisdiction of Organization	Nature of Ownership
Government Money Market Master Portfolio	BGIF Government Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	100%	Delaware	Record

Treasury Money Market Master Portfolio	BGIF Treasury Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	100%	Delaware	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 5 in Part A.

Investment Adviser.

BGFA provides investment advisory services to the Master Portfolios pursuant to an Advisory Contract with MIP with respect to each Master Portfolio. As to each Master Portfolio, the Advisory Contract is subject to annual approval by: (i) MIP’s Board of Trustees; or (ii) the vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolio, the Advisory Contract is terminable, without penalty, on 60 days’ written notice by either party. The Advisory Contract will terminate automatically in the event of its assignment (as defined in the 1940 Act).

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Advisory Fees.

BGFA is entitled to receive monthly fees at the annual rate of 0.10% of the average daily net assets of each Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the periods shown below, the Master Portfolio paid to BGFA the following advisory fees:

Period Ended 12/31/2004*
Government Money Market Master Portfolio	$0
Treasury Money Market Master Portfolio	$0

*	Commencement of operations September 1, 2004.

For the periods shown below, BGFA waived the following advisory fees with respect to the Master Portfolio:

Period Ended 12/31/2004*
Government Money Market Master Portfolio	$133,897
Treasury Money Market Master Portfolio	$134

*	Commencement of operations September 1, 2004.

Administrator.

BGI serves as the administrator to the Master Portfolios. BGI provides the Master Portfolios with administrative services, including general supervision of the Master Portfolios’ non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with the preparation of periodic reports to MIP’s Trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolios’ business, and compensates MIP’s Trustees, officers and employees who are affiliated with BGI. In addition, except as outlined below under “Expenses,” BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the advisory fees payable to BGFA.

BGI is not entitled to compensation for providing administration services to a Master Portfolio for so long as BGI is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolio, or BGI or an affiliate receives advisory fees from the Master Portfolios. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolios, and BGI pays IBT for those services from the fees BGI receives for its services as administrator.

Placement Agent.

SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolios. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI does not receive compensation from the Master Portfolios for acting as placement agent.

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Custodian.

IBT is the Master Portfolios’ custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.

Transfer and Dividend Disbursing Agent.

IBT also acts as the Master Portfolios’ transfer and dividend disbursing agent. IBT is not entitled to receive compensation for providing such services to the Master Portfolios so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolios.

Legal Counsel.

Morrison & Foerster LLP, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, serves as legal counsel to the Trust.

Expenses.

Except for advisory fees, extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, BGI has agreed to bear all costs of the Master Portfolios’ and MIP’s operations. Expenses attributable only to the Master Portfolios shall be charged only against the assets of the Master Portfolios. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General.

BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase and sale of portfolio securities. In selecting brokers or dealers for any transaction in portfolio securities, BGFA’s policy is to make such selection based on factors deemed relevant, including but not limited to, the breadth of the market in the security, the price of the security, the reasonableness of the commission or mark-up or mark-down, if any, execution capability, settlement capability, back office efficiency and the financial condition of the broker or dealer, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers may also be selected because of their ability to handle special or difficult executions, such as may be involved in large block trades, less liquid securities, broad distributions, or other circumstances. BGFA does not consider the provision or value of research, products or services a broker or dealer may provide, if any, as a factor in the selection of a broker or dealer or the determination of the reasonableness of commissions paid in connection with portfolio transactions. The Master Portfolios have adopted policies and procedures that prohibit the consideration of sales of a Master Portfolio’s interests as a factor in the selection of a broker or a dealer to execute its portfolio transactions.

Purchases and sales of fixed income securities for the Bond Index Master Portfolio usually are principal transactions and ordinarily are purchased directly from the issuer or from an underwriter or broker-dealer. The Bond Index Master Portfolio does not usually pay brokerage commissions in connection with such purchases and sales, but such transactions may be subject to mark-ups or mark-downs.

A Master Portfolio’s purchase and sale orders for securities may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority. If purchases or sales of portfolio securities of a Master Portfolio and one or more other accounts managed or advised by BGFA are considered at or about the same time, transactions in such securities are allocated among the Master Portfolio and the other accounts in a manner deemed equitable to all by BGFA. In some cases, this procedure could have a detrimental effect on the

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price or volume of the security as far as a Master Portfolio is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to a Master Portfolio. BGFA may deal, trade and invest for its own account in the types of securities in which a Master Portfolio may invest. BGFA may, from time to time, effect trades on behalf of and for the account of a Master Portfolio with brokers or dealers that are affiliated with BGFA, in conformity with the 1940 Act and SEC rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Master Portfolios will not deal with affiliates in principal transactions unless permitted by applicable SEC rule or regulation or by SEC exemptive order.

Portfolio Turnover.

Portfolio turnover may vary from year to year, as well as within a year. Because the portfolios of eachMaster Portfolio consist of securities with relatively short-term maturities, the Master Portfolios expect to experience high portfolio turnover. A high portfolio turnover rate should not adversely affect the Master Portfolios since portfolio transactions ordinarily will be made directly with principals on a net basis and, consequently, the Master Portfolios usually will not incur brokerage expenses or excessive transaction costs.

Securities of Regular Brokers/Dealers.

As of December 31, 2004, the Master Portfolio owned no securities of its “regular brokers or dealers” (as defined in the 1940 Act), or their parents.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in the Master Portfolios are entitled to participate pro rata in distributions and, generally, in allocations of income, gain, loss, deduction and credit of the Master Portfolios. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of a Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholders vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

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ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Purchase of Interests.

Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Payment for interests of a Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the applicable Master Portfolio and must meet the investment objective, policies and limitations of the applicable Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities: (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) be accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) not be subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) be accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in each Master Portfolio may be suspended or the date of redemption payment postponed for more than seven days: (i) during any period when the New York Stock Exchange is closed (including customary weekend and holiday closings); (ii) when trading in the markets the Master Portfolios ordinarily utilizes is restricted (i.e., Federal Reserve Bank holidays), or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable; or (iii) for such other periods as the SEC by order may permit to protect the Master Portfolios’ interestholders.

Valuation.

In calculating a Master Portfolio’s net asset value, the Master Portfolio’s investments are valued primarily on the basis of amortized cost. Shares of investment companies, other than investment companies whose shares are traded on an exchange, are valued at the fund’s published net asset value per share. The Master Portfolios uses the amortized cost method to determine the value of their portfolio securities pursuant to Rule 2a-7 under the 1940 Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price that a Master Portfolio would receive if the security were sold. During these periods, the yield to a shareholder may differ somewhat from that which could be obtained from a similar Master Portfolio that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method resulted in a lower value of a Master Portfolio’s portfolio on a particular day, a prospective investor in a Master Portfolio would be able to obtain a somewhat higher yield than would result from investment in a Master Portfolio using solely market values, and existing Master Portfolio interestholders would receive correspondingly less income. The converse would apply during periods of rising interest rates.

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Rule 2a-7 provides that in order to value their portfolios using the amortized cost method, the Master Portfolios must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase securities having remaining maturities (as defined in Rule 2a-7) of 397 days (thirteen months) or less and invest only in those high-quality securities that are determined by the Master Portfolio’s Board of Trustees to present minimal credit risks. The maturity of an instrument is generally deemed to be the period remaining until the date when the principal amount thereof is due or the date on which the instrument is to be redeemed. However, Rule 2a-7 provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable- and floating-rate instruments subject to demand features.

Fund Closings.

The holidays on which the Fund is closed currently are: New Years Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income, gains and losses (as determined for federal income tax purposes) generally will be included in determining the investor’s federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and regulations promulgated thereunder.

Each Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolios will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Internal Revenue Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Withdrawals by investors from the Master Portfolios generally will not result in their recognizing any gain or loss for federal income tax purposes, except that: (i) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in a Master Portfolio prior to the distribution; (ii) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or “substantially appreciated inventory,” as specially defined in the Internal Revenue Code, held by the Master Portfolio; and (iii) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Amounts realized by a Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

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Some of a Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the Internal Revenue Service might not accept such treatment. If it did not, the special status under the Internal Revenue Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Internal Revenue Code in order for a regulated investment company, which invests in a Master Portfolio, to maintain its status under the Internal Revenue Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

PricewaterhouseCoopers LLP (“PwC”), 333 Market Street, San Francisco, California 94105, is an independent registered public accounting firm and serves as the independent auditor of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filings. The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ reports for the Master Portfolios for the fiscal year ended December 31, 2004, are included in the Master Portfolios’ Form N-CSR (SEC File No. 811-7332) as filed with the SEC on March 10, 2005 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts Bs delivered to interestholders or prospective interestholders.

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APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”):

S&P Long-Term Ratings

“AAA”

Bonds rated “AAA” have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

“AA”

Bonds rated “AA” have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

“A”

Bonds rated “A” have a strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than securities or issuers in higher-rated categories.

S&P Short-Term Ratings

A-1 – Bonds rated A-1 are rated in the highest category by S&P. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2 - Bonds rated A-2 are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

Moody’s Long-Term Ratings

“Aaa”

Obligations rated “Aaa” are judged to be of the highest quality, with minimal credit risk.

“Aa”

Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A”

Obligations rated “A” are considered upper-medium grade and are subject to low credit risk.

Moody’s Short-Term Ratings

The rating (“P-1”) Prime-1 is the highest short-term rating assigned by Moody’s. Issuers of “P-1” paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

A-1

Issuers (or relating supporting institutions) rated (“P-2”) Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch Long-Term Ratings

The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

“AAA”

Bonds rated “AAA” are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

“AA”

Bonds rated “AA” are considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated “AAA”. Because bonds rated in the “AAA” and “AA” categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated “F-1+”.

“A”

‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

Fitch Short-Term Ratings

Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years.

Although the credit analysis is similar to Fitch’s long-term rating analysis, the short-term rating places greater emphasis than long-term ratings on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

“F-1+”

Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

“F-1”

Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated “F-1+.”

A-2

MASTER INVESTMENT PORTFOLIO

LIFEPATH RETIREMENT MASTER PORTFOLIO

LIFEPATH 2010 MASTER PORTFOLIO

LIFEPATH 2020 MASTER PORTFOLIO

LIFEPATH 2030 MASTER PORTFOLIO

LIFEPATH 2040 MASTER PORTFOLIO

EXPLANATORY NOTE

General. Master Investment Portfolio (“MIP”) is an open-end, management investment company, organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part A for the LifePath Retirement, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios (each, a “Master Portfolio” or “LifePath Master Portfolio,” and collectively, the “Master Portfolios” or “LifePath Master Portfolios”). Each LifePath Master Portfolio is a diversified portfolio of MIP. Each LifePath Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the “1940 Act”), and for other purposes. A holder of beneficial interests (an “interestholder”) of one LifePath Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers ten other series pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in each Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in a Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of a Master Portfolio are sometimes referred to herein as “feeder funds.”

PART A

May 1, 2005

Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVES. Each Master Portfolio seeks to provide long-term investors in a feeder fund with a common strategy designed to maximize assets for retirement or for other purposes consistent with the quantitatively measured risk such investors, on average, may be willing to accept given their investment time horizons. Specifically:

•	LifePath Retirement Master Portfolio (formerly, the LifePath Income Master Portfolio) is managed for investors in a feeder fund seeking income and moderate long-term growth of capital.

•	LifePath 2010 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2010.

•	LifePath 2020 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2020.

•	LifePath 2030 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2030.

•	LifePath 2040 Master Portfolio is managed for investors in a feeder fund planning to retire (or begin to withdraw substantial portions of their investment) approximately in the year 2040.

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Each LifePath Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. Each LifePath Master Portfolio invests in a combination of stock, bond and money market funds (the “Underlying Funds”), and may also invest in government securities and short-term paper in proportions suggested by its own comprehensive investment strategy that gradually becomes more conservative as the year in the LifePath Master Portfolio’s name approaches, except for the LifePath Retirement Master Portfolio (formerly, the LifePath Income Master Portfolio) that is already in its most conservative phase. The investment objective and principle investment strategies of a Master Portfolio determine the Underlying Funds in which it invests, the degree of risk to which the Master Portfolio is subject and ultimately, the Master Portfolio’s performance. There can be no assurance that the investment objective of a Master Portfolio will be achieved.

PRINCIPAL INVESTMENT STRATEGIES

INTRODUCTION. Each Master Portfolio pursues a common strategy of allocating and reallocating among the Underlying Funds. The LifePath Master Portfolios with longer time horizons invest a greater portion of their assets in Underlying Funds that invest in stocks, which provide a greater opportunity for capital appreciation over the long-term. In addition to investing in Underlying Funds, each LifePath Master Portfolio may borrow, lend its portfolio securities to brokers, dealers and financial institutions, and may invest the collateral in certain high-quality money-market instruments and U.S. Government obligations, as described in greater detail in Part B.

The LifePath Master Portfolios with shorter time horizons invest a greater portion of their assets in Underlying Funds that invest in bonds and money market instruments, which typically offer reduced risk and price volatility. The LifePath Master Portfolios with shorter time horizons, accordingly, have lower expected returns than the LifePath Master Portfolios with longer time horizons. As each LifePath Master Portfolio approaches its designated time horizon, it systematically reduces the level of risk by allocating assets more conservatively among the Underlying Funds. This systematic shift toward more conservative investments is designed to reduce the chance of variations in the value of an investment in a LifePath Master Portfolio.

For example, the LifePath Retirement Master Portfolio has entered its “retirement phase” and seeks to maximize assets consistent with the risk that an average investor in retirement may be willing to accept. This does not mean, however, that it invests exclusively in the Underlying Money Market Fund. Rather, because Barclays Global Fund Advisors (“BGFA”), the Master Portfolios’ investment adviser, believes that most investors are still willing to take some risks in pursuing returns even while drawing on their investments, a portion of the LifePath Retirement Master Portfolio’s assets will continue to be allocated to the underlying stock and bond funds, in addition to the underlying money market fund.

In determining the allocation of assets to the Underlying Funds, BGFA uses a proprietary investment model that analyzes securities market data, including risk, asset class correlations, and expected returns, to provide portfolio allocations among the asset classes represented by the Underlying Funds. The allocations are periodically monitored and rebalanced in an effort to maximize expected return for a given level of risk. In managing the LifePath Master Portfolios, BGFA focuses on long-term targets and objectives. The progression over time of a LifePath Master Portfolio’s asset allocation to less risky asset classes is a relatively steady process resulting in only minor changes to the asset allocation from quarter to quarter . The Underlying Funds invest in a mix of stocks, bonds and money market instruments. Certain Underlying Funds invest in foreign securities, emerging markets, below investment-grade bonds and derivatives, which are subject to additional risks, as described in the “Risk Considerations” section of this Part A. The investment model adjusts each LifePath Master Portfolio’s risk level by gradually making it more conservative as the year in the LifePath Master Portfolio’s name approaches, except for the LifePath Retirement Master Portfolio, which is already in its most conservative phase.

The Underlying Funds

Two of the Underlying Funds—the Active Stock Master Portfolio and the CoreAlpha Bond Master Portfolio (collectively, the “Underlying Master Portfolios”) are diversified portfolios of MIP. The Active Stock Master Portfolio seeks to provide long-term appreciation of capital. BGFA invests the Active Stock Master Portfolio’s assets using a proprietary quantitative model that is designed to select stocks based on an analysis of a wide range of company-specific factors. The CoreAlpha Bond Master Portfolio seeks to provide a combination of income and capital growth. BGFA invests the CoreAlpha Bond Master Portfolio’s assets pursuant to a systematic method that relies on proprietary quantitative models to allocate assets among various bond sectors by evaluating each sector’s relative value and risk-adjusted return.

The remaining Underlying Funds, other than the Barclays Global Investors Funds (“BGIF”) Institutional Money Market Fund (the “Underlying Money Market Fund”), are exchange-traded funds (“ETFs”) that are part of the iShares family of funds (“Underlying iShares Funds”). Each of the Underlying iShares Funds seeks investment results that correspond generally to the performance, before fees and expenses, of its underlying index. As a result, adverse performance of a particular security in an Underlying iShares Fund’s portfolio will ordinarily not result in the elimination of the security from the Underlying iShares Fund’s portfolio. Each Underlying iShares Fund offers and issues iShares at their net asset value per share (“NAV”) only in aggregations of a specified number of iShares.

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(each a “Creation Unit”), generally in exchange for a basket of securities included in its Underlying Index (the “Deposit Securities”), together with the deposit of a specified cash payment. The iShares for these Underlying iShares Funds are listed and traded on national securities exchanges and also may be listed on certain non-U.S. exchanges.

The relative weightings for each LifePath Master Portfolio in the various Underlying Funds will vary over time, and BGFA is not required to invest any Master Portfolio’s assets in each of the Underlying Funds or in any particular percentage. BGFA may add, eliminate or replace Underlying Funds at any time.

Each LifePath Master Portfolio invests in some or all of the Underlying Funds described below.

Active Stock Master Portfolio seeks to provide long-term appreciation of capital. The Active Stock Master Portfolio invests, under normal circumstances, at least 80% of its assets in common stocks. The Active Stock Master Portfolio invests primarily in equity securities of U.S. companies with capitalizations similar to the range of capitalizations represented in the Standard & Poor’s (“S&P”) 500 Index. BGFA invests the Active Stock Master Portfolio’s assets using a proprietary quantitative model that is designed to select stocks based on an analysis of a wide range of company-specific factors, such as relative values based on earnings and cash flows; earnings quality as measured by the company’s financial condition and earnings reports; sentiment as expressed through management and market participant behavior; and industry classification. BGFA considers risk parameters in deciding upon the Active Stock Master Portfolio’s aggregate holdings, and factors trading costs into its stock selection process.

CoreAlpha Bond Master Portfolio seeks to provide a combination of income and capital growth. BGFA invests the CoreAlpha Bond Master Portfolio’s assets pursuant to a systematic method that relies on proprietary quantitative models to allocate assets among various bond sectors by evaluating each sector’s relative value and risk-adjusted return. BGFA’s models also allocate assets among bonds of different maturities based on yield characteristics and expectations. Specific security selection decisions are made on the basis of evaluations of relative value, credit quality and other factors. The CoreAlpha Bond Master Portfolio invests, under normal circumstances, at least 80% of its assets in bonds. For the purposes of this strategy, “bonds” include the following: obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; mortgage-backed securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities, including U.S. agency mortgage pass-through securities; commercial mortgage-backed securities; debt obligations of U.S. corporations; dollar-denominated debt obligations of foreign issuers; municipal securities; and asset-backed securities.

BGIF Institutional Money Market Fund seeks a high level of income consistent with liquidity and the preservation of capital. The Fund invests in high-quality, short-term money market instruments that include fixed rate, floating rate and variable rate debt securities. The Fund also may invest in high-quality, short-term U.S. and foreign government debt, including the debt of agencies and instrumentalities, such as Fannie Mae and the Student Loan Marketing Association, U.S. and foreign bank obligations, corporate obligations, repurchase agreements, and asset-backed securities.

Underlying iShares Funds. In managing each of the Underlying iShares Funds, BGFA uses one of two basic indexing strategies, replication or representative sampling. Replication is investing in substantially all of the securities in the relevant underlying index in approximately the same proportions as the index. Representative sampling is investing in a representative sample of securities in the underlying index, which have a similar investment profile as the index. Securities selected under a representative sampling strategy have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the applicable underlying index. Underlying iShares Funds that use representative sampling generally do not hold all of the securities that are included in the relevant underlying index.

iShares S&P 500 Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500 Index. The S&P 500 Index measures the performance of the large-capitalization sector of the U.S. equity market. The stocks in the S&P 500 Index are selected according to the total market value of their outstanding shares.

iShares S&P MidCap 400 Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P MidCap 400 Index. The S&P MidCap 400 Index measures the performance of the mid-capitalization sector of the U.S. equity market. The stocks in the Index have a market capitalization between $1 billion and $5 billion (which may fluctuate depending on the overall level of the equity markets) and are selected for liquidity and industry group representation.

iShares S&P SmallCap 600 Index Fund seeks investment results that correspond generally to the price and yield perfomance, before fees and expenses, of the Standard & Poor’s SmallCap 600 Index. The S&P SmallCap 600 Index measures the performance of the small capitalization sector of the U.S. equity market.

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iShares Russell MidCap Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell MidCap Index. The Russell MidCap Index is a capitalization-weighted index consisting of the 800 smallest companies in the Russell 1000 Index.

iShares Russell 2000 Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000 Index. The Russell 2000 Index measures the performances of the small capitalization sector of the U.S. equity market. The Russell 2000 Index is a capitalization-weighted index of the approximately 2000 smallest companies in the Russell 3000 Index.

iShares Cohen & Steers Realty Majors Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Cohen & Steers Realty Majors Index (the “Cohen & Steers Index”). The Cohen & Steers Index consists of selected real estate investment trusts (“REITs”). The objective of the Cohen & Steers Index is to represent relatively large and liquid REITs that may benefit from future consolidation and securitization of the U.S. real estate industry. REITs are selected for inclusion in the Cohen & Steers Index based on a rigorous review of several factors, including management, portfolio quality, and sector and geographic diversification. The REITs selected for inclusion in the Cohen & Steers Index must meet minimum market capitalization and liquidity requirements. The Cohen & Steers Index is weighted according to the total market value of each REIT’s outstanding shares and is adjusted quarterly so that no REIT represents more than 8% of the index.

iShares MSCI EAFE Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses of the MSCI EAFE Index. The MSCI EAFE Index has been developed by Morgan Stanley Capital International, Inc. (“MSCI”) as an equity benchmark for international stock performance. The MSCI EAFE Index includes stocks from Europe, Australasia and the Far East.

iShares MSCI Emerging Markets Index Fund seeks investment results that correspond to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The Fund’s investment objective may be changed without shareholder approval. The MSCI Emerging Markets Index was developed by MSCI as an equity benchmark for international stock performance. The index is designed to measure equity market performance in the global emerging markets. As of September 30, 2004, the index consisted of the following 26 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, the Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and Venezuela. In order to improve its portfolio liquidity and its ability to track the MSCI Emerging Markets Index, the Fund may invest up to 10% of its assets in shares of other iShares Funds that seek to track the performance of equity securities in constituent countries of the MSCI Emerging Markets Index. BGFA will not charge portfolio management fees on that portion of the Fund’s assets invested in shares of other iShares Funds.

iShares Lehman U.S. Aggregate Bond Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the total U.S. investment grade bond market as defined by the Lehman Brothers U.S. Aggregate Index (the “Lehman Brothers Index”). The Lehman Brothers Index provides a measure of the performance of the U.S. investment grade bond market, which includes investment grade U.S. Government bonds, investment grade corporate bonds, mortgage pass-through securities, commercial mortgage-backed securities and asset-backed securities that are publicly offered for sale in the United States. The securities in the Lehman Brothers Index must have more than $250 million or more of outstanding face value and must have at least 1 year remaining to maturity. In addition, the securities must be denominated in U.S. dollars and must be fixed rate and non-convertible. Certain types of securities, such as state and local government series bonds, structured notes with embedded swaps or other special features, private placements, floating rate securities and Eurobonds are excluded from the Lehman Brothers Index. The Lehman Brothers Index is market capitalization weighted and the securities in the Lehman Brothers Index are updated on the last calendar day of each month.

iShares Lehman TIPS Bond Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the inflation-protected sector of the United States Treasury market as defined by the Lehman Brothers U.S. Treasury Inflation Notes Index. The Lehman Brothers U.S. Treasury Inflation Notes Index measures the performance of the inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS”.

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The following table lists the Underlying Funds and the approximate asset allocations for each Master Portfolio as of March 31, 2005. Each Master Portfolio’s investment adviser allocates the Master Portfolio’s assets among the Underlying Funds based on the Master Portfolio’s investment objective and policies. The asset allocation for each Master Portfolio will vary over time, and BGFA is not required to invest any Master Portfolio’s assets in each of the Underlying Funds or in any particular percentage. BGFA may add, eliminate or replace Underlying Funds at any time.

UNDERLYING FUNDS (AS OF March 31, 2005)

	LifePath Retirement	LifePath 2010	LifePath 2020	LifePath 2030	LifePath 2040
CAPITAL GROWTH

Master Investment Portfolio Active Stock Master Portfolio	21%	30%	42%	52%	61%

iShares S&P MidCap 400 Index Fund	2%	3%	3%	3%	4%

iShares Russell 2000 Index	3%	3%	4%	4%	5%

iShares MSCI EAFE Index Fund	9%	12%	16%	19%	20%

CAPITAL PRESERVATION

Master Investment Portfolio CoreAlpha Bond Master Portfolio	65%	53%	35%	21%	10%

Note:	The allocation percentages may not add to 100% due to rounding.

“Standard & Poor’s ®,” “S&P ®,” “S&P500 ®,” “Standard & Poor’s 500,” “S&P 500 Index,” “S&P MidCap 400 Index,” “ are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use for certain purposes by BGI. The Funds that are based on S&P Indices are not sponsored, endorsed, sold or promoted by Standard & Poor’s, and Standard & Poor’s makes no representation regarding the advisability of investing in iShares.

Frank Russell Company, Russell 2000® Index, Russell Midcap® Index, are trademarks of Frank Russell Company and have been licensed for use for certain purposes by BGI. The Funds that are based on the Russell Indices are not sponsored, endorsed, sold or promoted by Frank Russell Company, and Frank Russell Company makes no representation regarding the advisability of investing in iShares.

“Cohen & Steers” is a trademark and “Cohen & Steers Realty Majors Index®” is a registered trademark of Cohen & Steers Capital Management, Inc. (Cohen & Steers), and both such trademarks have been licensed for use for certain purposes by BGI. The iShares Cohen & Steers Realty Majors Index Fund is not sponsored, endorsed, sold or promoted by Cohen & Steers, and Cohen & Steers makes no representation regarding the advisability of investing in iShares.

Lehman Brothers and Lehman Brothers U.S. Aggregate Index are trademarks of Lehman Brothers and have been licensed for use for certain purposes by BGI. The iShares Lehman Aggregate Bond Fund is not sponsored or endorsed by Lehman Brothers, and Lehman Brothers makes no representations regarding the advisability of investing in iShares.

MSCI is a registered trade mark of Morgan Stanley Capital International Inc. (MSCI) and its affiliates and has been licensed for use for certain purposes by Barclays Global Investors, N.A. The iShares MSCI EAFE Index Fund the iShares MSCI Emerging Markets Index Fund have not been passed on by MSCI as to its legality or suitability, and is not issued, sponsored, endorsed, sold or promoted by MSCI. MSCI makes no warranties and bears no liability with respect to the Funds. MSCI has no responsibility for and does not participate in the management of the Fund assets or sale of the Fund shares. The prospectus for the iShares MSCI EAFE Index and iShares MSCI Emerging Markets Index Funds contains a more detailed description of the limited relationship MSCI has with BGI and the Funds. No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI ‘s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

RISK CONSIDERATIONS

General – The net asset value of each LifePath Master Portfolio’s beneficial interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

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General Risks Applicable to the LifePath Master Portfolios

Stock Investment Risk

The risks of stock investing include both short-term and prolonged price declines. Stocks may underperform fixed income investments and stock market indices that track other markets, segments and sectors. Mid- to small-cap stocks tend to present greater risks than large-cap stocks because they are generally more volatile and can be less liquid.

Bond Investment Risk

The risks of fixed income investing include short-term and prolonged price declines; however, such price declines in the bond market have historically been less severe than stock declines.

Credit Risk

Credit risk is the risk that the borrower that issued a bond may not repay principal or interest when due. U.S. Treasury bonds have minimal credit risk because they are backed by the U.S. Government’s full faith and credit. Certain securities issued by U.S. Government-sponsored entities, such as the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation and the Federal Home Loan Banks are not guaranteed by the U.S. Government. Additionally, corporate bonds are subject to greater credit risk than U.S. Government bonds and high yield bonds are subject to greater credit risk than higher quality bonds.

Interest Rate Risk

Interest rate risk is the risk that bond prices will decline over short or even long periods due to rising market interest rates. All bonds, including those issued by the U.S. Government and its agencies, are subject to interest rate risk. Their prices tend to move in the opposite direction from market interest rate movements. When interest rates go up, bond prices tend to fall; when rates fall, prices tend to rise. Bonds with longer maturities are affected more by interest rate movements than bonds with shorter maturities, bonds with interest rate reset provisions, notes or money market instruments. Mortgage-backed securities represent interests in or instruments backed by a pool of loans secured by mortgages. Mortgage-backed securities are also subject to prepayment risk and extension risk. The ability of an issuer of such a security to repay principal prior to a security’s maturity or extend repayment longer than anticipated can cause duration changes and greater price volatility in response to interest rate changes.

High Yield Securities Risk

Bonds that are in low or below investment-grade rating categories, or are unrated at the time of purchase (sometimes referred to as “junk bonds” or high yield securities) have a greater risk of default and are more volatile than higher-rated securities of similar maturity. The value of these securities is affected by overall economic conditions, interest rates, and the creditworthiness of the individual issuers. Additionally, these lower-rated or unrated bonds may be less liquid and more difficult to value than higher-rated securities.

Foreign Investment Risks

Investments in foreign securities are subject to certain risks, including potentially less liquidity and greater price volatility than securities traded in the U.S. markets. These risks are related to adverse political, regulatory, market or economic developments, and the general risk that foreign markets can and often do perform differently than U.S. markets. Foreign companies may be subject to significantly higher levels of taxation (and possibly confiscatory taxation), thereby reducing their earnings potential, and amounts realized on the sale foreign securities may be subject to high levels of foreign taxation (and possibly confiscatory taxation).

Investment in foreign securities may be made directly or through investments in American Depositary Receipts (“ADRs”) and other similar investments. ADRs are receipts for shares of foreign stocks held on deposit in U.S. banks or banks of major European countries. The receipts trade on the U.S. or local European stock markets as would normal stocks, entitling their owners to the dividends and capital gains earned by the real shares stored in bank vaults. Direct investment in foreign securities involves exposure to additional risks, including those related to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks. Similar investments (European and Global Depository Receipts) are receipts for stock deposited in foreign bank and trust companies, trade across foreign and domestic markets, and can involve different or greater risks than ADRs.

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Emerging Markets Risk

Some foreign markets are considered to be emerging market countries. Investment in these countries are subject to a greater risk of loss than investments in a developed country. This is due to, among other things, greater market volatility, lower trading volume, political and economic instability, greater risk of market shut down and more governmental limitations on foreign investment policy than those typically found in a developed market. Emerging market securities are securities: (1) issued by companies with their principal place of business or principal office in an emerging market country; (2) issued by companies for which the principal securities trading market is an emerging market country; or (3) issued by companies, regardless of where their securities are traded, that derive at least 50% of their revenue or profits from goods produced or sold, investments made, or services performed in emerging market countries or that have at least 50% of their assets in emerging market countries.

Model Risk

Although the model used to manage the LifePath Master Portfolios’ assets has been developed and refined over many years, neither the LifePath Master Portfolios nor BGFA can offer any assurance that the recommended allocation will either maximize returns or minimize risks. Nor can the LifePath Master Portfolios or BGFA offer assurance that a recommended allocation will be the appropriate allocation in all circumstances for every investor with a particular time horizon.

Real Estate Investment Risk

Investment in the real estate sector is subject to many of the same risks associated with the direct ownership of real estate, such as adverse changes in national, state or local real estate conditions (resulting from, for example oversupply of or reduced demand for space and changes in market rental rates); obsolescence of properties; changes in the availability, cost and terms of mortgage funds; and the impact of tax, environmental, and other laws.

Derivatives

Derivatives include, among other instruments, futures contracts, options on futures contracts, other types of options that may be exchange-traded or traded over-the-counter (“OTC”) and swaps. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. Some derivatives may be more sensitive than conventional securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure as contract terms.

Security Selection Risk

Because BGFA does not select individual companies in the underlying indexes for the Underlying iShares Funds, those Underlying iShares Funds may hold stocks in companies that present risks that an investment adviser researching individual stocks might seek to avoid. For each of Active Stock Master Portfolio and CoreAlpha Bond Master Portfolio, BGFA bases security selection on its analysis of securities and therefore is subject to the risk that poor security selection will result in underperformance of the Master Portfolio in comparison with other investment vehicles with similar investment objectives and strategies.

Concentration Risk

If an underlying index of an Underlying iShares Fund concentrates in a particular industry or group of industries, that Underlying iShares Fund may be adversely affected by the performance of those securities and be subject to price volatility. In addition, an Underlying Fund that concentrates in a single industry or group of industries may be more susceptible to any single economic, market, political or regulatory occurrence.

Market Trading Risks

The Underlying iShares Funds are subject to certain additional risks due to their iShares being listed and traded on securities exchanges. There can be no assurance that an active trading market for these particular ETFs will develop or be maintained. Trading in ETFs may be halted because of market conditions or for reasons that, in the view of the listing exchange, make trading in ETFs inadvisable. In addition, trading in ETFs is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules. There can be no assurance that the requirements necessary to maintain the listing of ETFs will continue to be met or will remain unchanged. An ETF may trade at, above or below its NAV. The NAV of an ETF will fluctuate with changes in the market value of its holdings. The trading price of an ETF will generally fluctuate in accordance with changes in its NAV, as well as market supply and demand.

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Tracking Error Risk

For those Underlying Funds that seek to track an index, factors such as the fees and expenses of an Underlying Fund, imperfect correlation between an Underlying Fund and the index that it tracks, rounding of prices, and changes to an index and regulatory policies, may affect the adviser’s ability to achieve close correlation with an index. Therefore, the return of an Underlying Fund that seeks to track an index may deviate from that of the index.

PORTFOLIO HOLDINGS INFORMATION

A description of the Master Portfolios’ policies and procedures with respect to the disclosure of the Master Portfolios’ portfolio holdings is available in the Master Portfolios’ Part B of their registration statement.

See Item 11, “Description of the Master Portfolio and its Investments and Risks” in Part B for additional details.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER — BGFA serves as investment adviser to each LifePath Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A., (“BGI”), which, in turn, is an indirect subsidiary of Barclays Bank PLC, and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2004, BGFA and its affiliates provided investment advisory services for over $1.3 trillion of assets under management.

BGFA provides each LifePath Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of each Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of each LifePath Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.35% of the average daily net assets of each LifePath Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of a Master Portfolio and, accordingly, have a favorable impact on its performance.

PORTFOLIO MANAGER

David Burkart and Mariana Egan are primarily responsible for the day-to-day management of the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio (the “Portfolio Managers”). Each Portfolio Manager is responsible for various functions related to portfolio management, including, but not limited to, investing cash inflows, coordinating with members of their team to focus on certain asset classes, implementing investment strategies, researching and reviewing investment strategies, and overseeing members of his or her portfolio management team with more limited responsibilities, but each Portfolio manager has appropriate limitations on his or her authority for risk management and compliance purposes.

David Burkart is an employee of BGFA and BGI and has been primarily responsible for the day-to-day management of the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio for five years.

Mariana Egan is an employee of BGFA and BGI and has been primarily responsible for the day-to-day management of the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio for four years. Prior to becoming a Portfolio Manager, Mariana Egan was employed by HSBC as a mutual fund manager and financial analyst.

The LifePath Portfolio’s Part B provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers’ ownership of shares in the Funds for which they are Portfolio Managers.

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ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Beneficial interests in the Master Portfolios are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests in the Master Portfolios are sometimes referred to herein as “feeder funds.

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest cent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of each Master Portfolio’s Net Assets is determined as of 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the New York Stock Exchange is open for business (a “Business Day”).

An investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined are then applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

The Net Asset Value (“NAV”) of each Master Portfolio is calculated based on the net asset values of the Underlying Funds in which the Master Portfolio invests. The registration statements for the Underlying Funds include descriptions of the methods for valuing the Underlying Funds’ investments, including a description of the circumstances in which the investments of the Underlying Funds that are not money market funds would be valued using fair value pricing and the effects of using fair value pricing.

An investor in a Master Portfolio may redeem all or any portion of its interest on any Business Day at the NAV next determined after a redemption request is received in proper form. A Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations or interpretations. Investments in a Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolio reserves the right to refuse any purchase of interests.

The Master Portfolios reserve the right to pay redemption proceeds in portfolio securities held by the Master Portfolios or the Underlying Funds rather than cash. These “in kind” redemptions normally occur if the amount to be redeemed is large enough to affect a Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

Frequent purchases and redemptions of Master Portfolio interests (“frequent trading”) may have a detrimental effect on the Master Portfolios and their interestholders. Depending on various factors, such as the size of the Master Portfolios and the amount of assets maintained in cash, frequent trading may harm the performance of a Master Portfolio by interfering with the implementation of the Master Portfolio’s investment strategies and/or increasing transaction costs and taxes, and/or may dilute the value of Master Portfolio interests held by long-term investors. Frequent trading may include activity that appears to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of a Master Portfolio’s portfolio securities after the close of the primary markets for those portfolio securities and the reflection of that change in the Master Portfolio’s net asset value (“market timing”).

The Master Portfolios’ Board of Trustees has adopted a policy of not monitoring for possible market timing activity in the Master Portfolios because the primary market for the Underlying Funds’ portfolio securities closes at the same time as of which the net asset value for the Master Portfolios is calculated (normally 4:00 p.m. Eastern Time). BGI’s ability to monitor trades that are placed by shareholders of feeder funds invested in the Mater Portfolios is severely limited because BGI does not receive transaction information showing individual investment decisions. In addition, feeder funds’ ability to impose restrictions on the trading practices of their shareholders may be affected by legal or technological limitations. The Master Portfolios’ Board of Trustees has not adopted a policy of monitoring for other frequent trading activity in the Master Portfolios in light of the nature of the Master Portfolios’ interestholders.

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NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS

Net investment income of the Master Portfolios generally will be accrued and allocated daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or Holiday will be accrued and allocated to investors of record as of 4:00 p.m. (Eastern time) on the previous business day. Allocations of a Master Portfolio’s net investment income will be distributed to an interestholder’s account on the interestholder’s payment date. Capital gains realized by a Master Portfolio will be allocated on the date of accrual and distributed at least annually to an interestholder’s account on the interestholder’s payment date.

The Master Portfolios will allocate their investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

TAXES

Each Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that each Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor’s share of the Master Portfolio’s taxable income and losses regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. Each Master Portfolio will have no more than 100 investors.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Investor inquiries should be directed to Master Investment Portfolio, 45 Fremont Street, San Francisco, CA 94105.

ITEM 7. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP is a statutory trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without interestholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

RULE 12b-1 PLAN

MIP’s Board of Trustees has adopted, on behalf of each Master Portfolio, a “defensive” distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the “Plan”). The Plan provides that if any portion of a LifePath Master Portfolio’s advisory fees (up to 0.25% of the average daily net assets of each LifePath Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a LifePath Master Portfolio such payment would be authorized pursuant to the Plan. These payments, if any, would be paid out of the Master Portfolios’ assets on an on-going basis. Over time, these payments would increase the cost of your investment and may cost you more than paying other types of sales charges. The Master Portfolios currently do not pay any amounts pursuant to the Plan.

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FUND-OF-FUNDS AND MASTER/FEEDER STRUCTURE

The Master Portfolios do not invest directly in a portfolio of securities. Instead, they invest in Underlying Funds also advised by BGFA. Each Master Portfolio may charge for its own direct expenses, in addition to bearing a pro-rata share of the expenses charged by the Underlying Funds in which it invests.

The Master Portfolios are also “master” funds in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in a Master Portfolio, but instead purchases shares in a corresponding “feeder fund” that is an “accredited investor” and invests all of its assets in the Master Portfolio. Other accredited investors may also be permitted to invest in the Master Portfolios. Such other investors will invest in a Master Portfolio on the same terms and conditions as the feeder funds, although they may have different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolios.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

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Disclaimers

The iShares Trust is not sponsored, endorsed, sold or promoted by Standard & Poor’s. Standard & Poor’s makes no representation or warranty, express or implied, to the owners of iShares or any member of the public regarding the advisability of investing in securities generally or in iShares particularly or the ability of the Standard & Poor’s Indices to track general stock market performance. Standard & Poor’s only relationship to BGI or BGFA is the licensing of certain trademarks and trade names of Standard & Poor’s and of the Standard & Poor’s Indicies that are determined, composed and calculated by Standard & Poor’s without regard to BGI, BGFA or the Trust. Standard & Poor’s has no obligation to take the needs of BGI, BGFA or the owners of iShares into consideration in determining, composing or calculating the Standard & Poor’s Indices. Standard & Poor’s is not responsible for and has not participated in the determination of the prices and amount of iShares or the timing of the issuance or sale of iShares or in the determination or calculation of the equation by which iShares are to be converted into cash. Standard & Poor’s has no obligation or liability in connection with the administration of the Trust, or the marketing or trading of the iShares. Standard & Poor’s does not guarantee the accuracy and/or the completeness of the Standard & Poor’s Indices or any data included therein and Standard & Poor’s shall have no liability for any errors, omissions, or interruptions therein. Standard & Poor’s makes no warranty, express or implied, as to results to be obtained by BGI, BGFA or owners of iShares, or any other person or entity from the use of the Standard & Poor’s Indices or any data included therein. Standard & Poor’s makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Standard & Poor’s Indices or any data included therein. Without limiting any of the foregoing, in no event shall Standard & Poor’s have any liability for any special, punitive, indirect, or consequential damages (including lost profits) resulting from the use of the Standard & Poor’s Indices or any data included therein, even if notified of the possibility of such damages.

The iShares Trust is not sponsored, endorsed, sold or promoted by Frank Russell Company. Frank Russell Company makes no representation or warranty, express or implied, to the owners of the iShares or any member of the public regarding the advisability of investing in securities generally or in iShares, particularly or the ability of the Russell Indices to track general stock market performance. Frank Russell Company is the licensor of certain trademarks, service marks, and trade names. The Russell Indices on which the Funds are based are determined, composed and calculated by Frank Russell Company without regard to BGI, BGFA or the Funds. Frank Russell Company has no obligation to take the needs of BGI, BGFA or the owners of iShares into consideration in determining, composing or calculating the Russell Indices, Frank Russell Company is not responsible for and has not participated in the determination of the prices and amount of iShares or the timing of the issuance or sale of iShares or in the determination or calculation of the equation by which iShares are to be converted into cash. Frank Russell Company has no obligation or liability in connection with the administration of the Trust or the marketing or trading of iShares. Although Frank Russell Company obtains information for inclusion or use in the calculation of the Russell Indices from sources that Frank Russell Company considers reliable, Frank Russell Company does not guarantee the accuracy and/or the completeness of the Russell Indices or any data included therein. Frank Russell Company shall have no liability for any errors, omissions, or interruptions therein. Frank Russell Company makes no warranty, express or implied, as to results to be obtained by BGI, BGFA or owners of iShares, or any other person or entity from the use of the Russell Indices or any data included therein. Frank Russell Company makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Russell Indices or any data included therein. Without limiting any of the foregoing, in no event shall Frank Russell Company have any liability for any special, punitive, direct, indirect, or consequential damages (including lost profits) resulting from the use of the Russell Indices or any data included therein, even if notified of the possibility of such damages.

iShares, Inc. is not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI, any of its affiliates nor any other party involved in making or compiling the MSCI Indices makes any representation or warranty, express or implied, to the owners of iShares or any member of the public regarding the advisability of investing in funds generally or in these Funds particularly or the ability of the MSCI Indices to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Indices which are determined, composed and calculated by MSCI without regard to the Funds. MSCI has no obligation to take the needs of the Funds or the owners of iShares into consideration in determining, composing or calculating the MSCI Indices. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of these Funds to be issued or in the determination or calculation of the equation by which these Funds are redeemable for cash. Neither MSCI, any of its affiliates nor any other party involved in making or compiling the MSCI Indices has any obligation or liability to owners of these Funds in connection with the administration, marketing or trading of iShares.

Although MSCI shall obtain information for inclusion in or for use in the calculation of the indexes from sources which MSCI considers reliable, neither MSCI, any of its affiliates nor any other party involved in making or compiling the MSCI Indices guarantees the accuracy and or the completeness of the indexes or any data included therein. Neither MSCI, any of its affiliates nor any other party involved in making or compiling the MSCI Indices makes any warranty, express or implied, as to results to be obtained by licensee, licensee’s customers and counterparties, owners of the Funds, or any other person or entity from the use of the indexes or any data included therein in connection with the rights licensed hereunder or for any other use. Neither MSCI, any of its affiliates nor any other party involved in making or compiling the MSCI Indices shall have any liability for any errors, omissions or interruptions of or in connection with the indexes or any data included therein. Neither MSCI, any of its affiliates nor any other party involved in making or compiling the MSCI Indices makes any express or implied warranties, and MSCI hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the indexes or any data included therein. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any other party involved in making or compiling the MSCI Indices have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

No purchaser, seller or holder of iShares, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

The iShares Trust is not sponsored, endorsed, sold or promoted by Cohen & Steers. Cohen & Steers makes no representation or warranty, express or implied, to the owners of iShares or any member of the public regarding the advisability of investing in securities generally or in the iShares Cohen & Steers Realty Majors Index Fund particularly or the ability of the Cohen & Steers Realty Majors Index to track general stock market performance. Cohen & Steers’ only relationship to the Trust, BGI is the licensing of certain trademarks and trade names of Cohen & Steers and of the Cohen & Steers Realty Majors Index which is determined, composed and calculated by Cohen & Steers without regard to the Trust, BGI, BGFA or the iShares Cohen & Steers Realty Majors Index Fund. Cohen & Steers has no obligation to take the needs of BGFA, BGI or the owners of iShares into consideration in determining, composing or calculating the Cohen & Steers Realty Majors Index. Cohen & Steers is not responsible for and has not participated in the determination of the prices and amount of the iShares Cohen & Steers Realty Majors Index Fund or the timing of the issuance or sale of the iShares Cohen & Steers Realty Majors Index Fund or in the determination or calculation of the equation by which iShares of the iShares Cohen & Steers Realty Majors Index Fund are to be converted into cash. Cohen & Steers has no obligation or liability in connection with the administration, marketing, or trading of the iShares Cohen & Steers Majors Index Fund. Cohen & Steers does not guarantee the accuracy and/or the completeness of the Cohen & Steers Realty Majors Index or any data included therein and Cohen & Steers shall have no liability for any errors, omissions, or interruptions therein. Cohen & Steers makes no warranty, express or implied, as to results to be obtained by BGI, owners of iShares of the iShares Cohen & Steers Realty Majors Index Fund, or any other person or entity from the use of the Cohen & Steers Realty Majors Index or any data included therein. Cohen & Steers makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Cohen & Steers Realty Majors Index or any data included therein. Without limiting any of the foregoing, in no event shall Cohen & Steers have any liability for any special, punitive, indirect, or consequential damages (including lost profits) resulting from the use of the Cohen & Steers Realty Majors Index or any data included therein, even if notified of the possibility of such damages.

The iShares Trust is not sponsored or endorsed by Lehman Brothers (Lehman). Lehman makes no representation or warranty, express or implied, to the owners of the iShares Lehman Aggregate Bond Fund (the “Lehman Fund”) or any member of the public regarding the advisability of investing in securities generally or in the Lehman Fund particularly, or the ability of the Lehman Brothers U.S. Aggregate Index (the “Lehman Index”) to track the appropriate bond market performance. Lehman is the licensor of certain trademarks, service marks and trade names to BGI. The Lehman Index is determined, composed and calculated by Lehman without regard to BGI, BGFA or the Lehman Fund. Lehman has no obligation to take the needs of BGI, BGFA or the owners of the Lehman Fund into consideration in determining, composing or calculating the Lehman Index. Lehman is not responsible for and has not participated in the determination of the prices and quantities of iShares of the Lehman Fund to be issued or the determination or calculation of the redemption price per share. Lehman has no obligation or liability in connection with the administration, marketing, or trading of the Trust.

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Lehman does not guarantee the quality, accuracy and/or the completeness of the Lehman Index or any data included therein. Lehman expressly disclaims and shall have no liability for any errors, omissions or interruptions therein. Lehman makes no warranty, express or implied, as to results to be obtained by BGI, BGFA or owners of the Lehman Fund, or any other person or entity, from the use of the Lehman Index or any data included therein. Lehman makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Lehman Index or any data included therein. Without limiting any of the foregoing, in no event shall Lehman have any liability for any special, punitive, direct, indirect, or consequential damages (including lost profits) resulting from the use of the Lehman Index or any data included therein, even if notified of the possibility of such damages.

iShares are not sponsored, endorsed or promoted by the AMEX. The AMEX makes no representation or warranty, express or implied, to the owners of the iShares of any Fund or any member of the public regarding the ability of a fund to track the total return performance of any underlying index or the ability of any underlying index identified herein to track stock market performance. The underlying indices identified herein are determined, composed and calculated by Standard & Poor’s, Frank Russell Company, MSCI, Cohen & Steers and Lehman without regard to any Fund. The AMEX is not responsible for nor has it participated in, the determination of the compilation or the calculation of any underlying index, nor in the determination of the timing of, prices of, or quantities of the iShares of any Fund to be issued, nor in the determination or calculation of the equation by which the iShares are redeemable. The AMEX has no obligation or liability to owners of the iShares of any Fund in connection with the administration, marketing or trading of the iShares of the Fund.

The AMEX does not guarantee the accuracy and/or the completeness of any underlying index or any data included therein. The AMEX makes no warranty, express or implied, as to results to be obtained by the iShares Trust on behalf of its Funds as licensee’s customers and counterparties, owners of the iShares, or any other person or entity from the use of the subject Indices or any data included therein in connection with the rights licensed as described herein or for any other use. The AMEX makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to any underlying index or any data included therein. Without limiting any of the foregoing, in no event shall the AMEX have any liability for any direct, indirect, special punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

iShares are not sponsored, endorsed or promoted by the NYSE. The NYSE makes no representation or warranty, express or implied, to the owners of the iShares of any Fund or any member of the public regarding the ability of a Fund to track the total return performance of any underlying index or the ability of any underlying index identified herein to track stock market performance. The Standard & Poor’s Indices identified herein is determined, composed and calculated by Standard & Poor’s without regard to the iShares of any Fund. The NYSE is not responsible for, nor has it participated in, the determination of the compilation or the calculation of the Standard & Poor’s Indices, nor in the determination of the timing of, prices of, or quantities of the iShares of any Fund to be issued, nor in the determination or calculation of the equation by which the iShares are redeemable. The NYSE has no obligation or liability to owners of the iShares of any Fund in connection with the administration, marketing or trading of the iShares of the Fund.

The NYSE does not guarantee the accuracy and/or the completeness of any underlying index or any data included therein. The NYSE makes no warranty, express or implied, as to results to be obtained by the iShares Trust on behalf of its Funds as licensee, licensee’s customers and counterparties, owners of the iShares, or any other person or entity from the use of the subject indices or any data included therein in connection with the rights licensed as described herein or for any other use. The NYSE makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to any underlying index or any data included therein. Without limiting any of the foregoing, in no event shall the NYSE have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

BGFA does not guarantee the accuracy and/or the completeness of the underlying indexes or any data included therein and BGFA shall have no liability for any errors, omissions, or interruptions therein.

BGFA makes no warranty, express or implied, as to results to be obtained by the Funds, owners of the iShares of any Fund, or any other person or entity from the use of any underlying index or any data included therein. BGFA makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to any underlying index or any data included therein. Without limiting any of the foregoing, in no event shall BGFA have any liability for any special, punitive, direct, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

13

MASTER INVESTMENT PORTFOLIO

LIFEPATH™ MASTER PORTFOLIOS

LIFEPATH RETIREMENT MASTER PORTFOLIO

LIFEPATH 2010 MASTER PORTFOLIO

LIFEPATH 2020 MASTER PORTFOLIO

LIFEPATH 2030 MASTER PORTFOLIO

LIFEPATH 2040 MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

May 1, 2005

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end, management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with Part A for the LifePath Master Portfolios, also dated May 1, 2005. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., — Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C.

ITEM 10. TRUST HISTORY.

MIP is an open-end, management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company divided into separate portfolios. This is Part B for the LifePath Retirement (formerly, LifePath Income), LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios (each, a “Master Portfolio” or “LifePath Master Portfolio” and collectively, the “Master Portfolios” or “LifePath Master Portfolios”). Each LifePath Master Portfolio is a diversified portfolio of MIP. The Master Portfolios are treated as separate entities for certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for other purposes. A holder of beneficial interests (an “interestholder”) of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers ten other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Investments in the Master Portfolios may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. Some investment companies that hold beneficial interests in the Master Portfolios are sometimes referred to herein as “feeder funds.”

ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives.

Each Master Portfolio’s investment objective is set forth in Item 4, “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings” of Part A. The Master Portfolios’ investment objectives are non-fundamental, which means they can be changed by MIP’s Board of Trustees without interestholder approval. The investment objectives and investment policies of the Master Portfolios determine the types of portfolio securities in which they invest, the degree of risk to which they are subject and, ultimately, their performance. There can be no assurance that a Master Portfolio’s investment objective will be achieved.

Investment Restrictions

Fundamental Investment Restrictions.

The Master Portfolios have adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to a Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolios may not:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of a Master Portfolio’s investments in that industry would equal or exceed 25% of the current value of the Master Portfolio’s total assets, provided that this restriction does not limit a Master Portfolio’s: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements collateralized by U.S. Government securities;

(2) Purchase the securities of any single issuer if, as a result, with respect to 75% of a Master Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of such issuer or the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit a Master Portfolio’s cash or cash items, investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies;

(3) Borrow money or issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

(4) Make loans to other parties, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans;

(5) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Master Portfolio’s investment program may be deemed to be an underwriting; and provided further, that the purchase by the Master Portfolio of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio shall not constitute an underwriting for purposes of this paragraph;

(6) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business);

(7) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

With respect to paragraph 3, the 1940 Act currently allows a Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph 4, the 1940 Act and regulatory interpretations currently limit the percentage of a Master Portfolio’s securities that may be loaned to one-third of the value of its total assets.

Non-Fundamental Investment Restrictions.

The Master Portfolios have adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolios are subject to the following investment restrictions, all of which are non-fundamental policies.

(1) Each Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that a Master Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which a Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by such Master Portfolio.

(2) Each Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of a Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year.

(4) Each Master Portfolio may not purchase securities on margin, but each Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indices, and options on futures contracts or indexes.

Investment and Risks of the Master Portfolios

Investments in Underlying Funds.

Each Master Portfolio invests its assets in a combination of stock, bond and money market funds (the “Underlying Funds”), and may invest in government securities and short-term paper. Each Underlying Fund invests directly in portfolio securities.

Borrowing.

The Master Portfolios may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, a Master Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings, but are not considered borrowings if a Master Portfolio maintains a segregated account.

Loans of Portfolio Securities.

Each Master Portfolio may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. A Master Portfolio may terminate a loan at any time and obtain the return of the securities loaned. Each Master Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. The Master Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Master Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of the lending Master Portfolio or through one or more joint accounts or money market funds, including those managed by BGFA.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Master Portfolio has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return the Master Portfolio’s securities as agreed, the Master Portfolio may experience losses if the proceeds received from liquidating the collateral does not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

A Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Master Portfolio’s Board of Trustees. Barclays Global Investors, N.A. (“BGI”) acts as securities lending agent for the Master Portfolio subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Short Term Instruments.

The Master Portfolio may invest in various money market instruments. Money market instruments are generally short-term investments that may include but are not limited to: (i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit (“CDs”), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches); (iii) commercial paper; (iv) non-convertible corporate debt securities (e.g., bonds and debentures); (v) repurchase agreements; and (vi) U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, in the opinion of BGFA, are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Money market instruments also include shares of money market mutual funds, including those managed by BGFA.

U.S. Government Obligations.

The Master Portfolios may invest in various types of U.S. Government obligations. A U.S. Government obligation is a type of bond. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and Government National Mortgage Association (i.e., GNMA) certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with Federal National Mortgage Association (i.e., FNMA), Federal Home Loan Mortgage Corporation (i.e., FHLMC), or Federal Home Loan Bank (i.e., FHLB) notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Investments and Risks of the Underlying Funds

Set forth below is more detailed information regarding types of instruments in which the Underlying Funds may invest, strategies BGFA may employ in pursuit of an Underlying Fund’s investment objective, and related risks.

Asset-Backed and Commercial Mortgage-Backed Securities.

Certain of the Underlying Funds may invest in asset-backed and commercial mortgaged-backed securities. Asset-backed securities are securities backed by installment contracts, credit-card receivables or other assets. Commercial mortgage-backed securities are securities backed by commercial real estate properties. Both asset-backed and commercial mortgage-backed securities represent interests in “pools” of assets in which payments of both interest and principal on the securities are made on a regular basis. The payments are, in effect, “passed through” to the holder of the securities (net of any fees paid to the issuer or guarantor of the securities). The average life of asset-backed and commercial mortgage-backed securities varies with the maturities of the underlying instruments and, as a result of prepayments, can often be less than the original maturity of the assets underlying the securities. For this and other reasons, an asset-backed and commercial mortgage-backed security’s stated maturity may be shortened, and the security’s total return may be difficult to predict precisely.

BGIF Institutional Money Market may invest in such securities up to the limits prescribed by Rule 2a-7 and other provisions of the 1940 Act.

Bonds.

A bond is an interest-bearing security issued by a company or a governmental unit or, in some cases, a non-U.S. entity. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) periodically or on a specified maturity date. An issuer may have the right to redeem or “call” a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a “coupon” rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond’s yield (income as a percent of the bond’s current value) may differ from its coupon rate as its value rises or falls. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of “floating-rate” or “variable-rate” bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. An Underlying Fund may treat a bond as having a shorter maturity for purposes of calculating the weighted average maturity of its investment portfolio. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation’s earnings and assets and, in the event of liquidation, are paid before subordinated obligations. Bonds may be unsecured (backed only by the issuer’s general creditworthiness) or secured (also backed by specified collateral).

Borrowing.

Each Underlying Fund may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, an Underlying Fund might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings, but are not considered borrowings if the Underlying Fund maintains a segregated account.

Convertible Securities.

Certain of the Underlying Funds may purchase fixed-income convertible securities, such as bonds or preferred stock, which may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation’s capital structure, but usually are subordinated to non-convertible debt securities. While providing a fixed-income stream (generally higher in yield than the income from a common stock but lower than that afforded by a non-convertible debt security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible.

In general, the market value of a convertible security is the higher of its “investment value” (i.e., its value as a fixed-income security) or its “conversion value” (i.e., the value of the underlying shares of common stock if the security is converted). As a fixed-income security, the market value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. However, the price of a convertible security also is influenced by the market value of the security’s underlying common stock. Thus, the price of a convertible security generally increases as the market value of the underlying stock increases and generally decreases as the market value of the underlying stock declines. Investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

Credit-Linked Securities.

Certain of the Underlying Funds may invest in credit-linked securities. Credit-linked securities are securities that are collateralized usually by one of more credit default swaps on corporate credits and, in some instances, by government securities or similar low risk assets. As an investor in credit-linked securities, an Underlying Fund has the right to receive periodic interest payments from the issuer of the credit-linked security at an agreed-upon interest rate, and, subject to certain conditions, a return of principal at the maturity date.

Credit-linked securities are typically privately negotiated transactions between two or more parties. The issuer of the credit-linked security will usually be a financial institution or a special purpose vehicle established by a financial institution. An Underlying Fund bears the risk that the issuer of the credit-linked security will default or become bankrupt. An Underlying Fund bears the risk of loss of its principal investment, and the periodic interest payments expected to be received for the duration of its investment in the credit-linked security.

Credit-linked securities are also subject to the credit risk of the corporate credits underlying the credit default swaps. If one or more of the credit events agreed upon in the credit default swap occurs with respect to one or more of the underlying corporate credits and the credit default swap is physically-settled, an Underlying Fund may receive physical delivery of the security or loan that is subject to the relevant credit event, and the Underlying Fund’s principal investment would be reduced by the corresponding face value of the security or loan that is the subject of the credit event. In instances where the underlying credit default swap is cash-settled on the occurrence of a credit event, an Underlying Fund’s principal investment would be reduced typically by the face value of the security or loan in respect of which the applicable credit event has occurred, and the Underlying Fund would not receive physical delivery of the loan or security that was the subject of the relevant credit event.

The market for credit-linked securities may be, or suddenly can become, illiquid. Indeed, often credit-linked securities are subject to significant restrictions on transfer thereby enhancing the illiquidity of such securities. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for credit-linked securities. In certain cases, a market price for a credit-linked security may not be available. The value of the credit-linked security will typically increase or decrease with any change in value of the underlying collateral, if any, held by the issuer and the credit default swap. Further, in cases where the credit-linked security is structured such that the payments to an Underlying Fund are based on amounts received in respect of, or the value of performance of, any reference obligation specified in the terms of the relevant credit default swap, fluctuations in the value of such reference obligation or the performance of the related reference entity may affect the value of the credit-linked security.

An investment in credit-linked securities involves reliance on the counterparty to the swap entered into with the issuer to make periodic payments to the issuer under the terms of the credit default swap. Any delay or cessation in the making of such payments may be expected in certain instances to result in delays or reductions in payments to an Underlying Fund as investor in such credit-linked securities. Additionally, credit-linked securities are typically structured as limited recourse obligations of the issuer of the securities such that the securities issued will usually be obligations solely of the issuer and will not be obligations or responsibilities of any other person.

See “Futures Contracts, Options Transactions, and Swap Transactions” for additional risks associated with swap transactions.

Currency Transactions.

Those Underlying Funds that may engage in currency transactions do not expect to engage in currency transactions for the purpose of hedging against declines in the value of the Funds’ assets that are denominated in a foreign currency. The Funds may enter into foreign currency forward and foreign currency futures contracts to facilitate local securities settlements or to protect against currency exposure in connection with its distributions to shareholders, but may not enter into such contracts for speculative purposes.

A forward currency contract is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A currency futures contract is a contract involving an obligation to deliver or acquire the specified amount of a specific currency, at a specified price and at a specified future time. Futures contracts may be settled on a net cash payment basis rather than by the sale and delivery of the underlying currency.

Foreign exchange transactions involve a significant degree of risk and the markets in which foreign exchange transactions are effected are highly volatile, highly specialized and highly technical. Significant changes, including changes in liquidity prices, can occur in such markets within very short periods of time, often within minutes. Foreign exchange trading risks include, but are not limited to, exchange rate risk, maturity gap, interest rate risk, and potential interference by foreign governments through regulation of local exchange markets, foreign investment or particular transactions in foreign currency. If BGFA utilizes foreign exchange transactions at an inappropriate time or judges market conditions, trends or correlations incorrectly, foreign exchange transactions may not serve their intended purpose of improving the correlation of an Underlying Fund’s return with the performance of its underlying index and may lower the Underlying Fund’s return. An Underlying Fund could experience losses if the value of its currency forwards, options and futures positions were poorly correlated with its other investments or if it could not close out its positions because of an illiquid market. In addition, an Underlying Fund could incur transaction costs, including trading commissions, in connection with certain foreign currency transactions.

Diversification and Concentration.

Certain of the Underlying Funds are “diversified funds.” A diversified fund is one that, with respect to 75% of its total assets (excluding cash and cash items, government securities, and securities of other investment companies), does not invest more than 5% of its total assets in securities of any one issuer and does not acquire more than 10% of the outstanding voting securities of any one issuer. The remaining 25% of a diversified Fund’s assets may be invested in any manner.

Other Underlying Funds are classified as “non-diversified” for purposes of the 1940 Act. A “non-diversified” classification means that an Underlying Fund is not limited by the 1940 Act with regard to the percentage of its assets that may be invested in the securities of a single issuer. The securities of a particular issuer may dominate the Underlying Fund’s underlying index and, consequently, the Underlying Fund’s investment portfolio. This may adversely affect the Underlying Fund’s performance or subject the Underlying Fund’s shares to greater price volatility than that experienced by more diversified investment companies.

In addition, an Underlying Fund may concentrate its investments in a particular industry or group of industries. The securities of issuers in particular industries may dominate the Underlying Fund’s underlying index and consequently the Underlying Fund’s investment portfolio. This may adversely affect the Underlying Fund’s performance or subject the Underlying Fund’s shares to greater price volatility than that experienced by less concentrated investment companies.

Each Underlying Fund intends to maintain the required level of diversification and otherwise conduct its operations so as to qualify as a “regulated investment company” for purposes of the Internal Revenue Code, and to relieve the Underlying Fund of any liability for federal income tax to the extent that its earnings are distributed to shareholders. Compliance with the diversification requirements of the Internal Revenue Code may limit the investment flexibility of an Underlying Fund and makes it less likely that the Underlying Fund will meet its investment objective.

Equity Securities.

Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally; particular industries, sectors or geographic regions represented in those markets; or individual issuers. The types of developments that may affect an issuer of an equity security include management performance, financial leverage and reduced demand for the issuer’s goods or services. Common and preferred stock represent equity or ownership interests in an issuer. Preferred stock, however, pays dividends at a specified rate and has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Exchange Listing and Trading.

Shares of the Underlying iShares Funds are listed for trading on the national securities exchanges and trade throughout the day on those exchanges and other secondary markets. There can be no assurance that the requirements of the national securities exchanges necessary to maintain the listing of shares of the Underlying iShares Funds will continue to be met. A national securities exchange may, but is not required to, remove the shares of the Underlying iShares Funds from listing if (1) following the initial 12-month period beginning upon the commencement of trading of an Underlying iShares Fund, there are fewer than 50 beneficial holders of the shares for 30 or more consecutive trading days, (2) the value of the Underlying iShares Fund’s underlying index is no longer calculated or available, or (3) any other event shall occur or condition exist that, in the opinion of the national securities exchange, makes further dealings on the national securities exchange inadvisable. A national securities exchange will remove the shares of an Underlying iShares Fund from listing and trading upon termination of the Underlying iShares Fund. As in the case of other publicly-traded securities, brokers’ commissions on transactions will be based on negotiated commission rates at customary levels.

Floating- and Variable-Rate Obligations.

Certain of the Underlying Funds may purchase debt instruments with interest rates that are periodically adjusted at specified intervals or whenever a benchmark rate or index changes. The floating- and variable-rate instruments that the Underlying Funds may purchase include certificates of participation in such instruments. These adjustments generally limit the increase or decrease in the amount of interest received on the debt instruments. Floating- and variable-rate instruments are subject to interest-rate risk and credit risk.

Certain of the Underlying Funds may purchase floating- and variable-rate obligations. Those Underlying Funds may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit an Underlying Fund to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Underlying Fund, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

These obligations are direct lending arrangements between the lender and borrower. There may not be an established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, an Underlying Fund’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and an Underlying Fund may invest in obligations that are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Underlying Fund may invest. BGFA, on behalf of an Underlying Fund, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Underlying Fund’s portfolio.

Foreign Securities.

Certain of the Underlying Funds may invest in certain securities of non-U.S. issuers. Investing in the securities of foreign issuers involves special risks and considerations not typically associated with investing in U.S. issuers. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, potential restrictions of the flow of international capital, and transaction costs of foreign currency conversions. Foreign issuers may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy with respect to growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions. In addition, changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar.

Obligations of Foreign Governments, Supranational Entities and Banks.

Certain of the Underlying Funds may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which the Underlying Fund may invest. Certain of the Underlying Funds may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of an Underlying Fund’s assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

Certain of the Underlying Funds may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

Certain of the Underlying Funds may purchase publicly traded common stocks of foreign corporations. To the extent an Underlying Fund invests in securities of foreign issuers, the Underlying Fund’s investment in such securities may also be in the form of American Depository Receipts (“ADRs”), Global Depository Receipts (“GDRs”) and European Depositary Receipts (“EDRs”) (collectively “Depositary Receipts”). Depositary Receipts are receipts, typically issued by a bank or trust company, which evidence ownership of underlying securities issued by a foreign corporation. For ADRs, the depository is typically a U.S. financial institution and the underlying securities are issued by a foreign issuer. For other Depositary Receipts, the depository may be a foreign or a U.S. entity, and the underlying securities may have a foreign or a U.S. issuer. Depositary Receipts will not necessarily be denominated in the same currency as their underlying securities. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designated for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world. An Underlying Fund may invest in Depositary Receipts through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute interestholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities. The issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the Depositary Receipts.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

Certain of the Underlying Funds may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although an Underlying Fund will generally purchase securities with the intention of acquiring them, the Underlying Fund may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by BGFA.

Funding Agreements.

Certain of the Underlying Funds may invest in short-term funding agreements. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by the purchaser. Funding agreements will also guarantee the return of principal and may guarantee a stream of payments over time. A funding agreement has a fixed maturity and may have either a fixed, variable or floating interest rate that is based on an index and guaranteed for a fixed time period. An Underlying Fund will purchase short-term funding agreements only from banks and insurance companies that, at the time of purchase, are rated in one of the three highest rating categories by an NRSRO.

The secondary market, if any, for these funding agreements is limited; thus, such investments purchased by an Underlying Fund may be treated as illiquid. If a funding agreement is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Underlying Fund’s Board of Trustees.

Futures Contracts, Options Transactions, and Swap Transactions.

Certain of the Underlying Funs may enter into futures contracts and may purchase and write (i.e., sell) options and options on futures contracts. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a specified amount of a specific commodity, index or financial instrument at a specific price on a specific date in the future. Upon entering into a futures contract, an Underlying Fund will be required to deposit with the broker an amount of cash or cash equivalents known as “initial margin,” which is in the nature of a performance bond or good faith deposit on the contract and is returned to the Underlying Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Subsequent payments, known as “variation margin,” to and from the broker will be made daily as the price of the index, commodity or instrument underlying the futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as “marking-to-market.” At any time prior to expiration of a futures contract, an Underlying Fund may elect to close the position by taking an opposite position, which will operate to terminate the Underlying Fund’s existing position in the contract. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. A call option gives a holder the right to purchase a specific security at a specified price (“exercise price”) within a specified period of time. A put option gives a holder the right to sell a specific security at a specified price within a specified period of time. The initial purchaser of a call option pays the “writer” a premium, which is paid at the time of purchase and is retained by the writer whether or not such option is exercised. An Underlying Fund may purchase put options to hedge its portfolio against the risk of a decline in the market value of securities held and may purchase call options to hedge against an increase in the price of securities it is committed to purchase. An Underlying Fund may write put and call options along with a long position in options to increase its ability to hedge against a change in the market value of the securities it holds or is committed to purchase. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. An Underlying Fund may purchase and write put and call options on futures contracts that are traded on a U.S. or foreign exchange as a hedge against changes in value of its portfolio securities, or in anticipation of the purchase of securities, and may enter into closing transactions with respect to such options to terminate existing positions. There is no guarantee that such closing transactions can be effected. Futures contracts and options on futures contracts are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes). In other words, because, by definition, futures contracts project price levels in the future and not current levels of valuation, market circumstances may result in a discrepancy between the price of the future and the movement in the underlying commodity index or instrument. In the event of adverse price movements, an Underlying Fund would continue to be required to make daily cash payments to maintain its required margin. In such situations, if the Underlying Fund has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it may be disadvantageous to do so. An Underlying Fund also may be required to deliver the instruments underlying the future contracts it has sold. In addition, in employing futures contracts as a hedge against cash market price volatility, futures prices may correlate imperfectly with the prices of securities held by an Underlying Fund. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute. There is also the risk of loss by an Underlying Fund of margin deposits in the event of bankruptcy of a broker with whom the Underlying Fund has an open position in the futures contract or option. The purchase of put or call options will be based upon predictions by BGFA as to anticipated trends, which predictions could prove to be incorrect.

Although an Underlying Fund intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Because the futures market imposes less burdensome margin requirements than the securities market, an increased amount of participation by speculators in the futures market could result in price fluctuations. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount by which the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting an Underlying

Fund to substantial losses. If it is not possible, or if an Underlying Fund determines not to close a futures position in anticipation of adverse price movements, the Underlying Fund will be required to make daily cash payments on variation margin.

Upon the exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily and that change would be reflected in the net asset value of an Underlying Fund. The potential for loss related to writing options is unlimited.

Each Underlying Fund has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5, and, therefore, the Underlying Funds will not be subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act (“CEA”).

Stock Index Futures and Options on Stock Index Future.

Certain of the Underlying Funds may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers “shares” of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date – the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. An Underlying Fund intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity.

An option on a stock index is similar to an option on a stock except that (a) the expiration cycles vary either monthly or quarterly, and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash “exercise settlement amount” equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed “index multiplier.” Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiplier. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset a position in stock index options prior to expiration by entering into a closing transaction on an exchange or the writer may let the option expire unexercised.

Interest-Rate and Index Swaps.

Certain of the Underlying Funds may enter into interest-rate and index swaps. Interest-rate swaps involve the exchange by an Underlying Fund with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by an Underlying Fund with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. An Underlying Fund will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Underlying Fund receiving or paying, as the case may be, only the net amount of the two payments. If an Underlying Fund enter into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, an Underlying Fund will have contractual remedies pursuant to the agreements related to the transaction.

The use of interest-rate and index swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by an Underlying Fund. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that an Underlying Fund is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case an Underlying Fund may not receive net amount of payments that the Underlying Fund contractually is entitled to receive.

Credit Default Swaps.

Certain Underlying Funds may also engage in credit default swaps to (a) protect against credit risks associated with investing in certain companies (each, as used in this risk discussion, a “reference entity”) and (b) to sell protection to a counterparty against credit risks associated with a reference entity. In a credit default swap, an Underlying Fund would, if buying protection, enter into an agreement with a counterparty whereby, if the transaction is to be cash settled, the counterparty agrees to compensate the Underlying Fund for the loss in market value of its investment in the reference entity in the event the reference entity experiences a credit event, such as a material loan or bond default, restructuring or bankruptcy. Alternatively, if the transaction were to be physically settled, the counterparty would agree that if a specified credit event occurs, it would take delivery of the investment and pay to the Underlying Fund an amount equal to the face value of the investment. In exchange for this risk protection, the Underlying Fund would pay the counterparty a fixed premium over the specified life of the swap contract. In instances where the Underlying Fund sells protection, the Underlying Fund would be compensated for assuming the transfer of credit risk from the counterparty by receiving a fixed premium over the life of the transaction. An Underlying Fund would be required to compensate the counterparty for the loss in market value of its investment if the reference entity suffered a credit event and the credit default swap were to be cash-settled. In the event that the transaction were to be physically settled on the occurrence of a specified credit event with respect to the reference entity, the Underlying Fund would be required to take physical delivery of the designated investment and would pay to the counterparty an amount equal to the face value of such investment. Credit default swaps involve significant risks, including the risk of loss associated with the failure of the counterparty to perform its obligations under the swap contract. In the event of counterparty default, the Underlying Fund would have rights solely against the counterparty and will have no recourse against the reference entity as a result of the counterparty default.

Future Developments.

An Underlying Fund may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Underlying Fund or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Underlying Fund’s investment objective and legally permissible for the Underlying Funds.

High Yield Securities.

Certain of the Underlying Funds may invest in high-yield securities. These securities are generally not exchange traded and, as a result, trade in a smaller secondary market than exchange-traded bonds. In addition, certain of the Underlying Funds may invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments. Investing in high yield debt securities involves risks that are greater than the risks of investing in higher quality debt securities. These risks include: (i) changes in credit status, including weaker overall credit conditions of issuers and risks of default; (ii) industry, market and economic risk; (iii) interest rate fluctuations; and (iv) greater price variability and credit risks of certain high yield securities such as zero coupon and payment-in-kind securities. While these risks provide the opportunity for maximizing return over time, they may result in greater upward and downward movement of the value of an Underlying Fund’s portfolio. Furthermore, the value of high yield securities may be more susceptible to real or perceived adverse economic, company or industry conditions than is the case for higher quality securities. The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities. Adverse market, credit or economic conditions could make it difficult at certain times to sell certain high yield securities held by an Underlying Fund.

Illiquid Securities.

Certain of the Underlying Funds may invest up to 15% (except that BGIF Institutional Money Market Fund may invest only up to 10%) of the value of their respective net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with their respective investment objectives. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which an Underlying Fund cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Inflation-Protected Obligations.

Certain of the Underlying Funds invest almost exclusively in inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS.” TIPS are a type of U.S. government obligation issued by the U.S. Treasury that are designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation - a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the consumer price index. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds.

Investment Companies, REITs.

The Underlying Funds may invest in the securities of other investment companies (including money market funds) and certain of the Underlying Funds may invest in real estate investment trusts (“REITs”) to the extent allowed by law. Under the 1940 Act, an Underlying Fund’s investment in investment companies is limited to, subject to certain exceptions, (i) 3% of the total outstanding voting stock of any one investment company, (ii) 5% of the Underlying Fund’s total assets with respect to any one investment company and (iii) 10% of the Underlying Fund’s total assets of investment companies in the aggregate. An Underlying Fund may invest its assets in shares of money market funds affiliated with BGFA pursuant to an exemptive order from the SEC. An Underlying Fund may purchase shares of exchange-traded funds (“ETFs”), which are a type of investment company. An Underlying Fund may purchase ETF shares for the same reason it would purchase (and as an alternative to purchasing) futures contracts – to obtain relatively low-cost exposure to the stock market while maintaining flexibility to meet the liquidity needs of the Underlying Fund. ETF shares enjoy several advantages over futures. Depending on the market, the holding period, and other factors, ETF shares can be less costly than futures. In addition, ETF shares can be purchased for smaller sums and offer exposure to market sectors and styles for which there is no suitable or liquid futures contract. An Underlying Fund may also purchase ETF shares for other purposes, including improving its ability to track its underlying index. An Underlying Fund may invest in shares of ETFs that are advised by BGFA.

An investment in an ETF generally presents the same primary risks as an investment in an open-end investment company that is not exchange traded that has the same investment objectives, strategies, and policies. The price of an ETF can fluctuate within a wide range, and an Underlying Fund could lose money investing in an ETF if the prices of the securities held by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to an open-end investment company that is not exchange-traded: (i) the market price of the ETF’s shares may trade at a discount to their net asset value; (ii) an active trading market for an ETF’s shares may not develop or be maintained; or (iii) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.

The BGIF Institutional Money Market Fund may invest in shares of other investment companies that invest exclusively in high-quality short-term securities to the extent permitted under the 1940 Act.

Other investment companies in which an Underlying Fund invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Underlying Fund.

The iShares MSCI Emerging Markets Index Fund, in order to improve its portfolio liquidity and its ability to track the MSCI Emerging Markets Index, may invest up to 10% of its assets in shares of other iShares Funds, which are ETFs advised by BGFA that seek to track the performance of equity securities in constituent countries of the MSCI Emerging Markets Index. BGFA will not charge advisory fees on that portion of the iShares MSCI Emerging Market Index Fund’s assets invested in shares of other iShares Funds.

An investment in an iShares Fund involves risks similar to those of investing in a broad-based portfolio of equity securities traded on exchanges in the respective countries covered by the individual iShares Fund. These risks include market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in stock prices. Investing in securities issued by companies domiciled in countries other than the domicile of the investor and denominated in currencies other than an investor’s local currency entails certain considerations and risks not typically encountered by the investor in making investments in its home country and in that country’s currency. These considerations include favorable or unfavorable changes in interest rates, currency exchange rates, exchange control regulations and the costs that may be incurred in connection with conversions between various currencies. Investing in an iShares Fund whose portfolio contains non-U.S. issuers involves certain risks and considerations not typically associated with investing in the securities of U.S. issuers. These risks include generally less liquid and less efficient securities markets; generally greater price volatility; less publicly available information about issuers; the imposition of withholding or other taxes; the imposition of restrictions on the expatriation of funds or other assets of the iShares Fund; higher transaction and custody costs; delays and risks attendant in settlement procedures; difficulties in enforcing contractual obligations; lesser liquidity and significantly smaller market capitalization of most non-U.S. securities markets; different accounting and disclosure standards; lesser levels of regulation of the securities markets; more substantial government interference with the economy; higher rates of inflation; greater social, economic, and political uncertainty; and the risk of nationalization or expropriation of assets and risk of war.

Investments in Subject Equity Markets.

Brief descriptions of certain equity markets in which certain of the Underlying Funds are invested are provided below.

The Brazilian Equity Markets

General Background. Formally established in 1845, the Rio de Janeiro exchange, or BVRJ (Bolsa de Valores de Rio de Janeiro) is the oldest exchange in Brazil, but is overshadowed by the Sao Paulo exchange, called Bolsa de Valores de Sao Paulo (“BOVESPA”), which is the largest and accounts for about 90% of trading activity. The BOVESPA was founded in 1890 and today acts as the center of integration for the nine regional stock exchanges: São Paulo, Rio de Janeiro, Minas-Espírito Santo-Brasília, Extremo Sul, Santos, Bahia-Sergipe-Alagoas, Pernambuco and Paraíba, Paraná and the Bolsa. All are linked with one another making it possible to settle transactions done on one exchange using the services of the other. The SOMA (Sociedade Operadora do Mercado de Ativos) manages the over-the-counter market organized in Brazil through an electronic system of negotiation. Government securities, corporate bonds, and money market instruments are traded in the open market. The Bolsa de Mercdorias & de Futuros (the “BM&F”), in Sao Paulo, is Brazil’s futures exchange. Options on the futures also are traded, but are less liquid. BM&F is the clearinghouse for all transactions. The financial market is regulated by three main bodies: the National Monetary Council, or CMN (Conselho Monetario Nacional); the Central Bank (Banco Central do Brasil), and the Securities Commission, or CVM (Comissao de Valores Mobiliarios).

Reporting, Accounting and Auditing. Brazilian reporting, auditing and accounting standards differ from U.S. standards. In general, Brazilian corporations do not provide all of the disclosure required by U.S. law and accounting practice, and such disclosure may be less timely and less frequent than that required of U.S. corporations.

Size of Equity Markets. The total market capitalization of the Brazilian equity markets was approximately US$269 billion as of September 30, 2004.

Chief Industries. Brazil’s chief industries are textiles, shoes, chemicals, cement, lumber, iron ore, tin, steel, aircraft, motor vehicles and parts, other machinery, and equipment.

Chief Imports. Brazil’s chief imports consist of machinery, electrical and transport equipment, chemical products and oil.

Chief Exports. Brazil’s chief exports consist of transport equipment, iron ore, soybeans, footwear, coffee, and autos.

Gross Domestic Product. Brazil’s GDP annual percent change was 5.7% for the year ended September 30, 2004.

Consumer Price Inflation. Brazil’s CPI annual percent change was 7.2% for the year ended September 30, 2004.

Unemployment Rate. Brazil’s unemployment rate was 11.4% for the year ended September 30, 2004.

The Malaysian Equity Markets

General Background. The securities industry in Malaysia dates back to the early 1930’s. Kuala Lumpur and Singapore were a single exchange until 1973 when they separated and the Kuala Lumpur Stock Exchange (the “KLSE”) was formed. The KLSE operated under a provisional set of rules until 1983 when a new Securities Industry Act came into force. As of September 30, 2004, 842 companies were listed on the KLSE main board. A Second Board, established in 1988, allows smaller companies to tap additional capital. There were 361 companies listed on the Second Board as of September 30, 2004. On June 11th of 2001 the Malaysia Derivatives Exchange (MDEX) was launched offering a wide range of derivative products. In March of 2002 a third stock market was launched in Malaysia, the MESDAQ. Over the years, the KLSE’s close links with the Stock Exchange of Singapore (the “SES”) has rendered it very vulnerable to developments in Singapore. Consequently, the Government decided, as a matter of national policy, on a delisting of Malaysian incorporated companies from the SES. This was effected on January 1, 1990. A similar move was made by Singapore, resulting in the delisting of all Singapore companies on the KLSE on January 1, 1990. There are two main stock indices in Malaysia. The wider ranging KLSE Composite represents 80 companies. The New Straits Times Industrial Index is an average of 30 industrial stocks.

Malaysian currency volatility and general economic deterioration led to the imposition of stringent capital controls in September 1998, including a one year prohibition on repatriation of capital and an indefinite prohibition on free transfers of securities. The prohibition on repatriation of capital was removed in February 1999 but the controls have adversely impacted foreign investors, including the Fund, which suspended creations in response to the controls. This adversely affected the trading market for the shares of the iShares MSCI Malaysia Index Fund.

Reporting, Accounting and Auditing. Malaysian reporting, accounting and auditing standards differ substantially from U.S. standards. In general, Malaysian corporations do not provide all of the disclosure required by U.S. law and accounting practice, and such disclosure may be less timely and less frequent than that required of U.S. corporations.

Size of Equity Markets. The total market capitalization of the Malaysian equity markets was approximately US$177 billion as of September 30, 2004.

Chief Industries. Peninsular Malaysia’s main industries are rubber and oil palm processing and manufacturing, light manufacturing industry, electronics, tin mining and smelting, logging and processing timber. Sabah’s main industries are logging, and petroleum production. Sarawak’s main industries are agriculture processing, petroleum production and refining, and logging.

Chief Imports. Malaysia’s chief imports consist of electronics, machinery, petroleum products, plastics, vehicles, iron and steel and iron and steel products, and chemicals.

Chief Exports. Malaysia’s chief exports consist of electronic equipment, petroleum and liquefied natural gas, wood and wood products, palm oil, rubber, textiles, and chemicals.

Gross Domestic Product. Malaysia’s GDP annual percent change was 6.8% for the year ended September 30, 2004.

Consumer Price Inflation. Malaysia’s CPI annual percent change was 1.6% for the year ended September 30, 2004.

Unemployment Rate. Malaysia’s unemployment rate was 3.7% for the year ended June 30, 2004.

The Mexican Equity Markets

General Background. There is only one stock exchange in Mexico, the Bolsa Mexicana de Valores (the “BMV”), which was established in 1894 and is located in Mexico City. The stock exchange is a private institution legally incorporated as a limited company with variable capital that operates under a concession from the Ministry of Finance and Public Credit and it governed by the Mexican Securities Market Act. The National Banking and Securities Commission (the “CNV”) supervises the stock exchange. The Mexican exchange operates primarily via the open outcry method. However, firm orders in writing can supersede this system, provided there is a perfect match of the details of a buy and sell order. Executions on the exchange can be done by members only. Membership of the stock exchange is restricted to Casas de Bolsa brokerage houses and Especialistas Bursatiles (stock exchange specialists).

Reporting, Accounting and Auditing. Mexican reporting, accounting and auditing standards differ substantially from U.S. standards. In general, Mexican corporations do not provide all of the disclosure required by U.S. law and accounting practice, and such disclosure may be less timely and less frequent than that required of U.S. corporations.

Size of Equity Markets. The total market capitalization of the Mexican equity markets was approximately US$148 billion as of September 30, 2004.

Chief Industries. Mexico’s chief industries are food and beverages, tobacco, chemicals, iron and steel, petroleum, mining, textiles, clothing, motor vehicles, consumer durables, and tourism.

Chief Imports. Mexico’s chief imports consist of metalworking machines, steel mill products, agricultural machinery, electrical equipment, car parts for assembly, repair parts for motor vehicles, aircraft, and aircraft parts.

Chief Exports. Mexico’s chief exports consist of manufactured goods, oil and oil products, silver, fruits, vegetables, coffee, and cotton.

Gross Domestic Product. Mexico’s GDP annual percent change was 3.9% for the year ended September 30, 2004.

Consumer Price Inflation. Mexico’s CPI annual percent change was 4.8% for the year ended September 30, 2004.

Unemployment Rate. Mexico’s unemployment rate was 4.1% for the year ended September 30, 2004.

The South African Equity Markets

General Background. The Johannesburg Stock Exchange (the “JSE”), the only stock exchange in South Africa, was initially founded in 1887. The JSE operates an equities market. However, many of the members of the JSE also participate in the trading of bonds and financial futures, with traditional options traded on an OTC basis. Introduced in November 1995, corporate limited liability membership with ownership by non-stockbrokers was established to supplement the present membership of partnerships, unlimited liability corporate members or sole traders. Foreigners are allowed by the JSE to operate as member firms.

Reporting, Accounting and Auditing. South African reporting, accounting and auditing standards differ substantially from U.S. standards. In general, South African corporations do not provide all of the disclosure required by U.S. law and accounting practice, and such disclosure may be less timely and less frequent than that required of U.S. corporations.

Size of Equity Markets. The total market capitalization of the South African equity markets was approximately US$374 billion as of September 30, 2004.

Chief Industries. South Africa’s chief industries consist of mining (it is the world’s largest producer of platinum, gold, chromium), automobile assembly, metal working, machinery, textile, iron and steel, chemicals, fertilizer and foodstuffs.

Chief Imports. South Africa’s chief imports consist of machinery, foodstuffs and equipment, chemicals, petroleum products and scientific instruments.

Chief Exports. South Africa’s chief exports consist of gold, diamonds, platinum, other metals, minerals, machinery and equipment.

Gross Domestic Product. South Africa’s GDP annual percent change was 3.8% for the year ended September 30, 2004.

Consumer Price Inflation. South Africa’s CPI annual percent change was 1.3% for the year ended September 30, 2004.

Unemployment Rate. South Africa’s unemployment rate was 28.2% for the year ended September 30, 2004.

The South Korean Equity Markets

General Background. After the formation of South Korea in 1948, the government issued Farmland Compensation Bonds to landowners in exchange for their farmland, and Kunkuk Bonds to cover their financial debt. The Daehan Stock Exchange was established in 1956 to enable trading of these bonds. The South Korea Stock Exchange was established several years later. The government enacted the Securities and Exchange Law in January 1962 as part of the First Five Year Economic Plan. The law was intended to help South Korean companies arrange funds for economic development by using the stock market. Within a year the market boomed and crashed.

The Securities and Exchange Law was amended in April 1962 to impose stricter regulatory measures on the operation of the securities market. The stock exchange became a non-profit, government-owned corporation called the South Korea Stock Exchange. However, the securities market was unable to overcome the aftermath of the crash and entered a period of inactivity.

In 1967, as part of the Second Five Year Economic Plan, the government encouraged the public to invest in the stock market by increasing the number of listed companies and the acceptability of equity shares. Tax advantages were given to companies that went public. Further legislation was passed in 1972 to encourage share flotation in the belief that corporations would reduce their high financing costs by converting bank loans into share capital.

As a result of these market measures, the number of listed companies started to increase. The Securities and Exchange Commission and its executive body, the Securities Supervisory Board, were established to strengthen investor protection.

The South Korea Securities Settlement Corporation, since renamed the South Korea Depository Corporation (KSD), was set up in 1974 to act as the clearing agent for the stock exchange and as the central depository. In 1977, the South Korea Securities Computer Corporation was established as an electronic data processing center for the securities industry to enable members to transmit orders directly to the trading floor.

In 1981, the government announced its long-term plans for opening the South Korean securities market to foreigners. International investment trusts were established and the South Korea Fund and the South Korea Europe Fund were incorporated overseas. In 1985, the government began to allow some domestic corporations to issue convertible bonds, bonds with warrants and depository receipts overseas. The government also eased controls to allow domestic institutional investors to invest in foreign securities. In December 1988, a new, detailed plan was put forward for the internationalization of the capital market from 1989 to 1992. A more open capital market was proposed to improve the financial structure of domestic firms and to strengthen their international competitiveness. The firms would be given access to an expanded and revitalized domestic capital market and cheaper sources of financing in the international markets. The stock market began to be opened to foreign investors in January 1992.

Reporting, Accounting and Auditing. South Korean reporting, accounting and auditing standards differ substantially from U.S. standards. In general, South Korean corporations do not provide all of the disclosure required by U.S. law and accounting practice, and such disclosure may be less timely and less frequent than that required of U.S. corporations.

Size of Equity Markets. The total market capitalization of the South Korean equity markets was approximately US$233 billion as of September 30, 2004.

Chief Industries. South Korea’s chief industries are electronics, financial services, telecommunications, automobile production, chemicals, shipbuilding and repair and steel.

Chief Imports. South Korea’s chief imports consist of machinery and equipment, oil, organic chemicals, plastics and transport equipment.

Chief Exports. South Korea’s chief exports consist of semiconductors, wireless telecommunications equipment, motor vehicles, computer equipment, steel, ships, and petrochemicals. Gross Domestic Product. South Korea’s GDP annual percent change was 5.5% for the year ended September 30, 2004.

Consumer Price Inflation. South Korea’s CPI annual percent change was 4.8% for the year ended September 30, 2004.

Unemployment Rate. South Korea’s unemployment rate was 3.7% for the year ended September 30, 2004.

The Taiwanese Equity Markets

General Background. The Taiwan Stock Exchange, located in Taipei, is the only stock exchange in Taiwan. Its roots can be traced to the Land Reform Movement of 1953. The government bought tracts of land from large landowners and paid for them with bonds and shares in government-owned companies. The need to trade those shares and bonds gradually bred the formation of a fledging over-the-counter market. As the economy prospered, the importance of a securities market was recognized. The government established the Securities Market Research Committee to study the feasibility of a formal stock market. Consequently, the Securities and Exchange Commission was established on September 1, 1960, as a department of the Ministry of Finance. The Taiwan Stock Exchange (the “TSE”) was founded a year later and officially commenced operation in February 1962.

In the exchange’s first year, there were 18 listed companies with an average trading volume of TWD 1,647,760. By 1963, there were 23 listed companies; by 1980, there were 100; and by 2004 there were 669. As listings steadily increased, the market remained stable for several years. Since then, the number of brokerage firms has multiplied and limitations on foreign investors have recently been relaxed.

Reporting, Accounting and Auditing. Taiwanese reporting, accounting and auditing standards differ substantially from U.S. standards. In general, Taiwanese corporations do not provide all of the disclosure required by U.S. law and accounting practice, and such disclosure may be less timely and less frequent than that required of U.S. corporations.

Size of Equity Markets. The total market capitalization of the Taiwanese equity markets was approximately US$385 billion as of September 30, 2004.

Chief Industries. Taiwan’s chief industries are electronics, petroleum refining, chemicals, textiles, iron and steel, machinery, cement, and food processing.

Chief Imports. Taiwan’s chief imports consist of machinery and electrical equipment, minerals, and precision instruments.

Chief Exports. Taiwan’s chief exports consist of machinery and electrical equipment, metals, textiles, plastics, and chemicals.

Gross Domestic Product. Taiwan’s GDP annual percent change was 5.7% for the year ended September 30, 2004.

Consumer Price Inflation. Taiwan’s CPI annual percent change was 2.8% for the year ended September 30, 2004.

Unemployment Rate. Taiwan’s unemployment rate was 4.3% for the year ended September 30, 2004.

Loans of Portfolio Securities.

Each Underlying Fund may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. The Underlying Fund may terminate a loan at any time and obtain the return of the securities loaned. The Underlying Fund receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. An Underlying Fund is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Underlying Fund is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of the lending Underlying Fund or through one or more joint accounts or money market funds, including those managed by BGFA.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Underlying Fund has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return the Underlying Fund’s securities as agreed, an Underlying Fund may experience losses if the proceeds received from liquidating the collateral does not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

An Underlying Fund may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Underlying Fund’s Board of Trustees. BGI acts as securities lending agent for the Underlying Funds subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Letters of Credit.

Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which certain of the Underlying Funds may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies that, in the opinion of BGFA, are of comparable quality to issuers of other permitted investments of an Underlying Fund may be used for letter of credit-backed investments.

Loan Participation Agreements.

Certain of the Underlying Funds may purchase interests in loan participations that typically represent direct participation in a loan to a corporate borrower, and generally are offered by an intermediary bank or other financial institution or lending syndicate. Under these loan participation arrangements, an Underlying Fund will have the right to receive payments of principal, interest and any fees to which it is entitled from the bank selling the loan participation upon receipt by the bank of the payments from the borrower. The borrower in the underlying loan will be deemed to be the issuer of the participation interest except to the extent the Underlying Fund derives its rights from the intermediary bank that sold the loan participation. Such loans must be to issuers in whose obligations the Underlying Fund may invest. Any participation purchased by an Underlying Fund must be sold by an intermediary bank in the United States.

Because the bank issuing the loan participation does not guarantee the participation in any way, the participation is subject to the credit risks associated with the underlying corporate borrower. In addition, it may be necessary, under the terms of the loan participation, for an Underlying Fund to assert its rights against the underlying corporate borrower, in the event that the underlying corporate borrower should fail to pay principal and interest when due. Thus, an Underlying Fund could be subject to delays, expenses, and risks that are greater than those that would have been involved if the Underlying Fund had purchased a direct obligation of the borrower. Moreover, under the terms of the loan participation, an Underlying Fund may be regarded as a creditor of the issuing bank (rather than of the underlying corporate borrower), so that the Underlying Fund also may be subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, the loan participation might be subject to certain defenses that can be asserted by the borrower as a result of improper conduct by the issuing bank.

The secondary market, if any, for these loan participation interests is limited; thus, such participations purchased by an Underlying Fund may be treated as illiquid. If a loan participation is determined to be illiquid, it will be valued at its fair market value as determined by procedures approved by the Underlying Fund’s Board of Trustees.

Mortgage Securities.

Mortgage securities are issued by government and non-government entities such as banks, mortgage lenders, or other institutions. A mortgage security is an obligation of the issuer backed by a mortgage or pool of mortgages or a direct interest in an underlying pool of mortgages. Some mortgage securities, such as collateralized mortgage obligations (or “CMOs”), make payments of both principal and interest at a range of specified intervals; others make semiannual interest payments at a predetermined rate and repay principal at maturity (like a typical bond). Mortgage securities are based on different types of mortgages, including those on commercial real estate or residential properties. Stripped mortgage securities are created when the interest and principal components of a mortgage security are separated and sold as individual securities. In the case of a stripped mortgage security, the holder of the “principal-only” security (PO) receives the principal payments made by the underlying mortgage, while the holder of the “interest-only” security (IO) receives interest payments from the same underlying mortgage.

The value of mortgage securities may change due to shifts in the market’s perception of the creditworthiness of issuers and changes in interest rates. The value of some mortgage-backed securities may be particularly sensitive to changes in prevailing interest rates. In addition, regulatory or tax changes may adversely affect the mortgage securities market as a whole. Non-government mortgage securities may offer higher yields than those issued by government entities, but also may be subject to greater price changes than government issues. Mortgage securities are subject to prepayment risk. Prepayment risk is the risk that early principal payments made on the underlying mortgages, usually in response to a reduction in interest rates, will result in the return of principal to the investor, causing it to be invested subsequently at a lower current interest rate. Alternatively, in a rising interest rate environment, mortgage security values may be adversely affected when prepayments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of stripped mortgage securities tend to be more volatile in response to changes in interest rates than those of non-stripped mortgage securities. In addition, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that private guarantors or insurers will meet their obligations.

Mortgage Pass-Through Securities.

Certain of the Underlying Funds may invest in mortgage pass-through securities which are a category of pass-through securities backed by pools of mortgages and issued by the Government National Mortgage Association (“GNMA”), or by one of several U.S. government-sponsored enterprises, such as the Federal National Mortgage Association (“FNMA”), or Federal Home Loan Mortgage Corporation (“FHLMC”), or the

Federal Home Loan Banks (“FHLBs”). In the basic mortgage pass-through structure, mortgages with similar issuer, term and coupon characteristics are collected and aggregated into a “pool” consisting of multiple mortgage loans. The pool is assigned a CUSIP number and undivided interests in the pool are traded and sold as pass-through securities. The holder of the security is entitled to a pro rata share of principal and interest payments (including unscheduled prepayments) from the pool of mortgage loans.

A significant portion of the Lehman Brothers U.S. Aggregate Index (the “Lehman Aggregate Index”) (recently, about 33%) represents the U.S. agency mortgage pass-through segment of the U.S. investment grade bond market. Therefore, a substantial portion of the iShares Lehman Aggregate Bond Fund is invested to seek exposure to a representative sample of U.S. agency mortgage pass-through securities. The portion of the Lehman Aggregate Index representing the mortgage pass-through segment of the U.S. investment grade bond market is comprised of multiple pools of mortgage pass-through securities.

An investment in a specific pool of pass-through securities requires an analysis of the specific prepayment risk of mortgages within the covered pool (since mortgagors typically have the option to prepay their loans). The level of prepayments on a pool of mortgage securities is difficult to predict and can impact the subsequent cash flows and value of the mortgage pool. In addition, when trading specific mortgage pools, precise execution, delivery and settlement arrangements must be negotiated for each transaction. These factors combine to make trading in mortgage pools somewhat cumbersome. For these and other reasons, an Underlying Fund may obtain exposure to U.S. agency mortgage pass-through securities primarily through the use of “to-be-announced” or “TBA transactions.” “TBA” refers to a commonly used mechanism for the forward settlement of U.S. agency mortgage pass-through securities, and not to a separate type of mortgage-backed security. Most transactions in mortgage pass-through securities occur through the use of TBA transactions. TBA transactions generally are conducted in accordance with widely-accepted guidelines that establish commonly observed terms and conditions for execution, settlement and delivery. In a TBA transaction, the buyer and seller decide on general trade parameters, such as agency, settlement date, par amount, and price. The actual pools delivered generally are determined two days prior to settlement date. An Underlying Fund may use TBA transactions in several ways. For example, an Underlying Fund may regularly enter into TBA agreements and “roll over” such agreements prior to the settlement date stipulated in such agreements. This type of TBA transaction is sometimes known as a “TBA roll.” In a “TBA roll” an Underlying Fund generally will sell the obligation to purchase the pools stipulated in the TBA agreement prior to the stipulated settlement date and will enter into a new TBA agreement for future delivery of pools of mortgage pass-through securities. In addition, an Underlying Fund may enter into TBA agreements and settle such transactions on the stipulated settlement date by accepting actual receipt or delivery of the pools of mortgage pass-through securities stipulated in the TBA agreement. Default by or bankruptcy of a counterparty to a TBA transaction would expose an Underlying Fund to possible loss because of adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA transaction. To minimize this risk, an Underlying Fund will enter into TBA transactions only with established counterparties (such as major broker-dealers) and BGFA will monitor the creditworthiness of such counterparties. The use of “TBA rolls” may cause an Underlying Fund to experience higher portfolio turnover and to pay higher capital gain distributions, which may result in larger amounts of short-term capital gains allocable to interestholders.

The iShares Lehman Aggregate Bond Fund intends to invest cash pending settlement of any TBA transactions in money market instruments, repurchase agreements or other high-quality, liquid short-term instruments, including money market funds affiliated with BGFA.

Municipal Securities.

Certain of the Underlying Funds may invest in municipal securities. Municipal securities are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of a municipal security issuer to make payments on that security could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. Municipal securities in which the Underlying Funds may invest include, but are not limited to, municipal lease obligations and securities issued by entities whose underlying assets are municipal bonds.

In addition, certain of the Underlying Funds may invest in residual interest bonds, which are created by depositing municipal securities in a trust and dividing the income stream of an underlying municipal bond in two parts, one, a variable rate security and the other, a residual interest bond. The interest rate for the variable rate security is determined by an index or an auction process held approximately every 7 to 35 days, while the residual interest bond holder receives the balance of the income from the underlying municipal bond less an auction fee. The market prices of residual interest bonds may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.

The BGIF Institutional Money Market Fund will invest in ‘high-quality’ long-term municipal bonds, municipal notes and short-term commercial paper, with remaining maturities not exceeding 397 calendar days.

Participation Interests.

An Underlying Fund may invest in participation interests in any type of security in which the Underlying Fund may invest. A participation interest gives an Underlying Fund an undivided interest in the underlying securities in the proportion that the Underlying Fund’s participation interest bears to the total principal amount of the underlying securities.

Repurchase Agreements.

An Underlying Fund may enter into repurchase agreements with certain counterparties. Repurchase agreements involve an agreement to purchase financial instruments and to resell those instruments back to the same counterparty at an agreed-upon date and price, which price reflects a rate of interest unrelated to a coupon rate or maturity of the purchased instruments. The value of the instruments purchased may be more or less than the price at which the counterparty has agreed to repurchase them. As protection against the risk that the counterparty will not fulfill its obligation, the instruments are marked to market daily and are maintained at a value at least equal to the sale price plus the accrued incremental amount. Delays or losses could result if the counterparty to the repurchase agreement defaults or becomes insolvent. An Underlying Fund will only engage in repurchase agreements with counterparties whose creditworthiness has been reviewed and found satisfactory by BGFA.

Restricted Securities.

Restricted securities are subject to legal restrictions on their sale. Difficulty in selling restricted securities may result in a loss or be costly to an Underlying Fund. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering. Where registration is required, the restricted security’s holder may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time the holder decides to seek registration and the time the holder may be permitted to sell a security under an effective registration statement. If, during that period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

Reverse Repurchase Agreements.

Certain of the Underlying Funds may enter into reverse repurchase agreements, which involve the sale of securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. Generally the effect of such transactions is that an Underlying Fund can recover all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement, while in many cases the Underlying Fund is able to keep some of the interest income associated with those securities. Such transactions are only advantageous if an Underlying Fund has an opportunity to earn a greater rate of interest on the cash derived from these transactions than the interest cost of obtaining the same amount of cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available and an Underlying Fund intends to use the reverse repurchase technique only when BGFA believes it will be advantageous to an Underlying Fund. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of an Underlying Fund’s assets. The custodian bank will maintain a separate account for the Underlying Fund with securities having a value equal to or greater than such commitments. Under the 1940 Act, reverse repurchase agreements are considered borrowings.

Short Term Instruments.

The Underlying Funds may invest in various money market instruments. Money market instruments are generally short-term investments that may include but are not limited to: (i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit (“CDs”), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches); (iii) commercial paper; (iv) non-convertible corporate debt securities (e.g., bonds and debentures); (v) repurchase agreements; and (vi) U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, in the opinion of BGFA, are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Money market instruments also include shares of money market mutual funds, including those managed by BGFA.

Unrated Investments.

The BGIF Institutional Money Market Fund may purchase instruments that are not rated if, in the opinion of BGFA, such obligations are of investment quality comparable to other rated investments that are permitted for purchase by the Fund, if they are purchased in accordance with the Fund’s procedures adopted by the Trust’s Board of Trustees in accordance with Rule 2a-7 under the 1940 Act. Such procedures require approval or ratification by the Board of Trustees of the purchase of unrated securities. After purchase by the Fund, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither event will require an immediate sale of such security by the Fund provided that, when a security ceases to be rated, BGFA determines that such security presents minimal credit risks and, provided further that, when a security rating is downgraded below the eligible quality for investment or no longer presents minimal credit risks, BGFA finds that the sale of such security would not be in the Fund’s shareholder’s best interest.

To the extent the ratings given by a nationally recognized statistical ratings organization (“NRSRO”) may change as a result of changes in such organizations or their rating systems, the Fund will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its registration statement.

U.S. Government Obligations.

Certain of the Underlying Funds may invest a portion of their assets in U.S. Government obligations. A U.S. Government obligation is a type of bond. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA, FHLMC or FHLB notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Warrants.

A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specified amount of the corporation’s capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities.

Portfolio Holdings Information.

The Master Portfolios’ Board of Trustees has adopted a policy regarding the disclosure of the Master Portfolios’ portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of each Master Portfolio’s respective interestholders; (b) does not put the interests of the Master Portfolios’ investment adviser (the “BGFA” or “Investment Adviser”), the Master Portfolios’ distributor (the “Distributor”), or any affiliated person of the Master Portfolios, the Investment Adviser or the Distributor, above those of Master Portfolio interestholders; (c) does not advantage any current or prospective Master Portfolio interestholders over any other current or prospective Master Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements limiting the use of such information are in effect.

Daily access to information concerning the Master Portfolios’ portfolio holdings is permitted (i) to certain personnel of those service providers that are involved in portfolio management and providing administrative, operational, risk management, or other support to portfolio management, including affiliated broker-dealers, and (ii) to other personnel of the Investment Adviser and other service providers, such as the Master Portfolios’ administrator, custodian and fund accountant, who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolios and the terms of the Master Portfolios’ current registration statement.

From time to time, information concerning the Master Portfolios’ portfolio holdings may also be provided to other entities that provide additional services to the Master Portfolios, including, among others, rating or ranking organizations, in the ordinary course of business, no earlier than the close of trading on the same business day as the date of the information.

In addition, the Master Portfolios will provide portfolio holdings information to the sponsors, administrators or other service providers for feeder funds as may be necessary to (i) conduct business in the ordinary course in a manner consistent with agreements with the feeder funds and the terms of the Master Portfolios’ current registration statement, or (ii) satisfy legal requirements applicable to the feeder funds. The Master Portfolios may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential feeder fund to the extent necessary for such entities to evaluate a potential investment in the relevant Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.

Each Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the SEC on a quarterly basis, based on the Master Portfolio’s fiscal year, within 60 days of the end of the quarter, and will provide that information to shareholders, as required by federal securities laws and regulations thereunder. A Master Portfolio, however, may voluntarily disclose all or part of its portfolio holdings in advance of required filings with the SEC, provided that such information is made generally available to all interestholders and other interested parties in a manner that is consistent with the above policy for disclosure of portfolio holdings information. Such information may be made available through a website available to intermediaries and institutional investors or other means that make the information available to all likely interested parties in a contemporaneous manner.

The Master Portfolios’ Chief Compliance Officer may authorize disclosure of portfolio holdings information pursuant to the above policy and procedures.

The Master Portfolios’ Board of Trustees reviews the policy and the procedures for disclosure of portfolio holdings information at least annually.

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.” The Board of Trustees is responsible for the overall management and operations of the Master Portfolios and the Underlying MIP Active Stock Master Portfolio and the Underlying MIP CoreAlpha Bond Master Portfolio (collectively, the “Underlying Master Portfolios”).

If the interests of a LifePath Portfolio, a LifePath Master Portfolio and an Underlying Master Portfolio were to diverge, a conflict of interest could arise and affect how the Trustees fulfill their fiduciary duties to the affected funds. In such instances, BGFA and the Trustees would take reasonable steps to minimize and, if possible, eliminate the conflict. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each Trustee and Officer, unless otherwise indicated, is c/o Barclays Global Investors, N.A., Mutual Fund Administration, 45 Fremont Street, San Francisco, CA 94105.

Interested Trustees & Officers

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Lee T. Kranefuss,** September 27, 1961	Trustee since November 16, 2001, President and Chief Executive Officer (since May 15, 2002).	Chief Executive Officer of the Intermediary Investor Business of BGI.	124	Trustee of iShares Trust; Trustee of BGIF; and Director of iShares Inc.

Michael A. Latham, September 15, 1965	Secretary, Treasurer and Chief Financial Officer since April 1, 2003.	Chief Operating Officer of the Intermediary Investor Business of BGI (since 2004); Director of Mutual Fund Delivery of the Intermediary Investor Business of BGI (2000-2004); Head of Operations, BGI Europe (1997-2000).	N/A	None.

*	The Trust, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.
**	Lee T. Kranefuss is deemed to be an “interested person” of the Trust because he serves as Chief Executive Officer of the Intermediary Investor Business of BGI, the administrator of the Master Portfolios and the parent company of BGFA, the investment adviser of the Master Portfolios.

Independent Trustees

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Mary G. F. Bitterman, May 29, 1944	Trustee since November 16, 2001.	President (since 2004) and Director (since 2003), of the Bernard Osher Foundation; Director, Lifelong Learning Institutes (since 2003), President and CEO, Public Broadcasting Service (since 2003); President and Chief Executive Officer of The James Irvine Foundation (from 2002-2003); President and Chief Executive Officer of KQED, Inc. from 1993-2002; Director, Bank of Hawaii.	27	Trustee of BGIF; Director, Bank of Hawaii;

Jack S. Euphrat, May 28, 1922	Trustee since October 20, 1993.	Private Investor.	27	Trustee of BGIF.

Richard K. Lyons, February 10, 1961	Trustee since November 16, 2001.	Acting Dean, Professor, University of California, Berkeley: Haas School of Business; Member, Council of Foreign Relations.	124	Trustee of BGIF; Director (Chairman) of Matthews Asian Funds (oversees 6 portfolios); Trustee of iShares Trust; and Director of iShares Inc.

Leo Soong, May 15, 1946	Trustee since February 9, 2000.	President of Trinity Products LLC; Managing Director of CG Roxane LLC (water company); Co-Founder of Crystal Geyser Water Co. (President through 1999).	27	Trustee of BGIF; Vice Chairman of the California Pacific Medical Center; Director of the California State Automobile Association; Director of the American Automobile Association.

*	The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.

Committees.

There are two standing committees of the Board of Trustees – the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Trustee that is not an “interested person” of the Trust (as such term is defined in the 1940 Act) (“Independent Trustee”). The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible. Pursuant to the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. Jack S. Euphrat serves as Chairman of the Nominating Committee. The Nominating Committee will not consider nominees recommended by interestholders. During the fiscal period ended December 31, 2004, the Nominating Committee did not hold any meetings.

The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolios’ accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolios’ financial statements and interacting with the Master Portfolios’ independent auditors on behalf of the full Board. As of January 1, 2004, Leo Soong serves as Chairman of the Audit Committee. During the fiscal period ended December 31, 2004, the Audit Committee held four meetings.

Beneficial Equity Ownership Information.

As of the date of this Part B, Trustees and Officers of the Trust, as a group, beneficially owned less than 1% of the outstanding beneficial interest of the Trust. The table below shows for each Trustee, the amount of interests in the Master Portfolios beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in LifePath Master Portfolios

and Family of Investment Companies (as of December 31, 2004)

	Dollar Range of Securities in:
	LifePath Retirement Master Portfolio	LifePath 2010 Master Portfolio	LifePath 2020 Master Portfolio	LifePath 2030 Master Portfolio	LifePath 2040 Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Interested Trustees

Lee T. Kranefuss	0	0	0	0	0	D

Independent Trustees

Mary G. F. Bitterman	0	0	0	0	0	0

Jack S. Euphrat	0	0	0	0	0	0

W. Rodney Hughes*	0	0	0	0	0	0

Richard K. Lyons	0	0	0	0	0	D

Leo Soong	0	0	0	0	0	0

*	Served as Trustee through December 31, 2004.

Ownership of Securities of Certain Entities.

As of December 31, 2004, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent, or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

Approval of Investment Advisory Contract.

Under Section 15(c) of the Investment Company Act of 1940, the Board is generally required to approve the Master Portfolios’ investment advisory contract with BGFA (the “Advisory Contract”) annually. The Board is provided with quantitative and qualitative information to assist the Board in evaluating the terms of the Advisory Contract. This information includes comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser, as well as a description of the quality of services provided by the investment adviser.

Before approving the Advisory Contract, the Board reviewed a detailed profitability analysis of BGFA based on the fees payable under the Advisory Contract as well as any other servicing relationships between the Master Portfolios and BGFA or its affiliates. The Board analyzed each Master Portfolio’s contractual fees, including the investment advisory fee, as well as administration and Rule 12b-1 distribution fees, if any.

The Board also reviewed statistical information regarding the performance and expenses of the Master Portfolios. Prior to reviewing the statistical information, the Board was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for the Master Portfolios, the Board reviewed the performance information for a group of funds that BGFA determined was similar to each Master Portfolio (“Peer Group”) and an appropriate broad-based market index. The Board then reviewed a comparison of each Master Portfolio’s advisory fee, other fees and total expense ratio to other funds in the Peer Group.

During its review, the Board considered the advisory fees paid by the Master Portfolios as well as the total fees paid to BGFA and its affiliates for advisory and other services provided to the Master Portfolios. The Board also reviewed information pertaining to the fee structure for the Master Portfolios and considered whether alternative fee structures (i.e. breakpoint fee structures or performance-based fees) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in the Master Portfolios’ asset levels.

In addition, the Board analyzed BGFA’s background and services that it provides to the Master Portfolios. For example, the Board reviewed and discussed the investment philosophy and experience of BGFA. The Board also considered the background and experience of the senior management of BGFA and the level of attention given to the Master Portfolios by senior investment personnel of BGFA. In addition to the above considerations, the Board also analyzed BGFA’s indexing strategies, research capabilities, means for executing portfolio transactions and scope of investment services. The Board received a presentation from BGFA and reviewed the qualifications, backgrounds and responsibilities of the staff performing investment services for the Master Portfolios. The Board recognized that BGFA has the size, visibility and resources to attract and retain highly qualified investment professionals. Similarly, the Board reviewed BGFA’s ability to provide a competitive compensation package to its employees such that each entity would be able to attract and retain high-quality employees.

Based on the above analysis, the Board determined that the Advisory Contract for the Master Portfolios, including the fee level, was fair and reasonable in light of all relevant circumstances. This determination, was based on the following factors as discussed above: (i) level of profits realized by BGFA from the Advisory Contract; (ii) an analysis of advisory fees paid by the Master Portfolios compared to other similar funds; (iii) the scope of BGFA’s background and experience; (iv) and the quality of services provided by BGFA.

Compensation.

Trustees of the Trust are compensated annually by all the registrants in the Fund Complex for their services as indicated in the table below, and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trustees are compensated by the Trust and BGIF for their services as Trustees to the Trust and BGIF. Richard K. Lyons also receives compensation for his services as Trustee of iShares Trust and Director of iShare Inc. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex.

Compensation Table

For the Calendar Year Ended December 31, 2004

Name of Interested Trustee	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Lee Kranefuss Trustee	$0	$0

Name of Interested Trustee	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Mary G. F. Bitterman Trustee	$13,000	$26,000

Jack S. Euphrat Trustee	$13,000	$26,000

W. Rodney Hughes* Trustee	$13,000	$26,000

Richard K. Lyons Trustee	$13,000	$91,000

Leo Soong Trustee	$13,000	$26,000

*	Served as Trustee through December 31, 2004.

Code of Ethics.

The Trust, BGFA and SEI have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, subject to certain limitations, including securities that may be purchased or held by the Master Portfolios. The Codes of Ethics are on public file with, and are available from, the SEC.

Proxy Voting Policies.

The Trust has adopted as its proxy voting policies the proxy voting guidelines of BGFA, the investment adviser to the Master Portfolios. The Trust has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by the Master Portfolios. Therefore, the remainder of this section discusses BGFA’s proxy voting guidelines.

BGFA votes (or refrains from voting) proxies for the Master Portfolios in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of the Master Portfolios. In some cases, BGFA may determine that it is in the best interests of a Master Portfolio to refrain from exercising the Master Portfolio’s proxy voting rights (such as, for example, proxies on certain non-U.S. securities which might impose costly or time-consuming in-person voting requirements). BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolios. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolios, the Master Portfolios’ affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates. When voting proxies, BGFA attempts to ensure that companies follow practices that advance their economic value and allow the market to place a proper value on their assets. With respect to certain specific issues:

•	BGFA generally supports management in the election of directors and generally supports proposals that strengthen the independence of boards of directors;

•	BGFA generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolios investing in such issuer; and

•	BGFA generally votes against anti-takeover proposals and proposals which would create additional barriers or costs to corporate transactions.

BGFA maintains institutional policies and procedures which are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and the Master Portfolios, the Master Portfolios’ affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates, from having any influence on BGFA’s proxy voting activity. In this way, BGFA seeks to prevent conflicts of interest that might influence BGFA’s independent business judgment on how to vote on specific proxy issues (or to refrain from voting). In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further safeguard to avoid the influence of a potential conflict of interest or as otherwise required by applicable law. Such independent fiduciary may either (i) vote such proxy, or (ii) provide BGFA with instructions as to how to vote such proxy. In the latter case, BGFA would vote the proxy in accordance with the independent fiduciary’s instructions.

Information with respect to how BGFA voted Fund proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available: (i) without charge, upon request, by calling 1-877-244-1544; and (ii) on the SEC’s website at www.sec.gov.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 1, 2005, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of their corresponding LifePath Master Portfolios. Approximate percentages are indicated in the table below:

Master Portfolios	Name and Address of Interestholders	Jurisdiction of Organization	Percentage of Master Portfolio	Nature of Ownership
LifePath Retirement Master Portfolio	BGIF LifePath Retirement Portfolio C/O 45 Fremont Street San Francisco, CA 94105	Delaware	52%	Record

	State Farm LifePath Income Portfolio One Sate Farm Plaza Bloominton, IL 61791	Delaware	48%	Record

LifePath 2010 Master Portfolio	BGIF LifePath 2010 Portfolio C/O 45 Fremont Street San Francisco, CA 94105	Delaware	62%	Record

	State Farm LifePath Income Portfolio One Sate Farm Plaza Bloominton, IL 61791	Delaware	38%	Record

LifePath 2020 Master Portfolio	BGIF LifePath 2020 Portfolio C/O 45 Fremont Street San Francisco, CA 94105	Delaware	65%	Record

	State Farm LifePath Income Portfolio One Sate Farm Plaza Bloominton, IL 61791	Delaware	35%	Record

LifePath 2030 Master Portfolio	BGIF LifePath 2030 Portfolio C/O 45 Fremont Street San Francisco, CA 94105	Delaware	64%	Record

	State Farm LifePath Income Portfolio One Sate Farm Plaza Bloominton, IL 61791	Delaware	36%	Record

LifePath 2040 Master Portfolio	BGIF LifePath 2040 Portfolio C/O 45 Fremont Street San Francisco, CA 94105	Delaware	61%	Record

	State Farm LifePath Income Portfolio One Sate Farm Plaza Bloominton, IL 61791	Delaware	39%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control such Master Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 5 in Part A.

Investment Adviser.

BGFA provides investment advisory services to each Master Portfolio pursuant to an investment advisory contract (the “Advisory Contract”) with MIP. The applicable Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The applicable Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The applicable Advisory Contract will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Advisory Fees.

BGFA is entitled to receive monthly fees at the annual rate of 0.35% of the average daily net assets of each Master Portfolio as compensation for its advisory services. BGFA has agreed to waive investment advisory fees charged to the Master Portfolios in an amount equal to the investment advisory fees charged by BGFA to the Underlying Funds in order to avoid duplication of such fees. In addition, BGI may receive fees as Administrator of certain of the Underlying Funds; however, BGFA has agreed to waive from investment advisory fees charged to the Master Portfolios an amount equal to the administration fees charged by BGI to those Underlying Funds. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the periods shown below, the Master Portfolios paid the following advisory fees to BGFA:

Master Portfolio	Fiscal Year Ended 2/28/2002	Ten-Month Period Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
LifePath Retirement Master Portfolio	$287,560	$125,456	$206,121	$105,524
LifePath 2010 Master Portfolio	$806,441	$364,517	$554,615	$258,352
LifePath 2020 Master Portfolio	$1,958,450	$886,213	$1,161,258	$502,996
LifePath 2030 Master Portfolio	$814,320	$326,689	$496,697	$253,651
LifePath 2040 Master Portfolio	$1,003,440	$249,155	$341,576	$163,444

For the period shown below, BGFA waived the following advisory fees with respect to the Master Portfolios:

Master Portfolio	Fiscal Year Ended 2/28/2002	Ten-Month Period Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004*
LifePath Retirement Master Portfolio	N/A	N/A	N/A	$472,893
LifePath 2010 Master Portfolio	N/A	N/A	N/A	$1,177,951
LifePath 2020 Master Portfolio	N/A	N/A	N/A	$2,031,283
LifePath 2030 Master Portfolio	N/A	N/A	N/A	$1,098,621
LifePath 2040 Master Portfolio	N/A	N/A	N/A	$662,446

*	Commencement of waivers March 17, 2004.

Underlying Funds. BGFA serves as investment adviser to each of the Underlying Funds, with the exception of the Barclays Global Investors Institutional Money Market Fund, which invests in a corresponding Master Portfolio advised by BGFA. Each Master Portfolio, as a shareholder of the Underlying Funds, bears a pro-rata share of the Underlying Funds’ advisory fees, which are based on the aggregate net assets, as listed in the chart below. Please note that the list of Underlying Funds below is as of the date of this SAI but BGFA may add, eliminate of replace Underlying Funds at any time.

Underlying Fund	Advisory Fee
MIP Active Stock Master Portfolio	0.25%
MIP CoreAlpha Bond Master Portfolio	0.25%
iShares S&P 500 Index Fund	0.09%
iShares S&P MidCap 400 Index Fund	0.20%
iShares S&P SmallCap 600 Index Fund	0.20%
iShares Russell 2000 Index Fund	0.20%
iShares Russell MidCap Index Fund	0.20%
iShares Cohen & Steers Realty Majors Index Fund	0.35%
iShares MSCI EAFE Index Fund	0.35%
iShares MSCI Emerging Markets Index Fund	0.75%
iShares Lehman Aggregate Bond Fund	0.20%
iShares Lehman TIPS Bond Fund	0.20%
BGIF Institutional Money Market Fund	0.10%

Administrator.

BGI serves as administrator of the Master Portfolios. BGI provides the Master Portfolios with administrative services, including general supervision of the Master Portfolios’ non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s Trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolios’ business, and compensates MIP’s Trustees, officers and employees who are affiliated with BGI.

BGI is not entitled to compensation for providing administration services to a Master Portfolio for so long as BGI is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolios, or BGI or an affiliate receives advisory fees from the Master Portfolios. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolios, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator.

Placement Agent.

SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolios. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI does not receive compensation from the Master Portfolios for acting as placement agent.

Distribution Plan.

MIP’s Board of Trustees has adopted, on behalf of each LifePath Master Portfolio, a “defensive” distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the “Plan”). The Plan was adopted by a majority of MIP’s Board of Trustees (including a majority of those Trustees who are not “interested persons” (as defined in the 1940 Act) of MIP on October 10, 1995. The Plan provides that if any portion of a LifePath Master Portfolio’s advisory fees (up to 0.25% of the average daily net assets of each LifePath Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a LifePath Master Portfolio, such payment would be authorized pursuant to the Plan.

Custodian.

IBT acts as the Master Portfolios’ custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.

Transfer and Dividend Disbursing Agent.

IBT also acts as each Master Portfolio’s transfer and dividend disbursing agent. IBT is not entitled to receive compensation for providing such services to the Master Portfolios so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolios.

Legal Counsel.

Morrison & Foerster LLP, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, serves as counsel to the Trust.

Expenses.

Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions, and certain other expenses that are borne by the Master Portfolios, such as investment advisory fees payable to BGFA, administration fees, if any, payable to BGI and distribution fees, if any, BGI has agreed to bear all costs of the Master Portfolios’ and MIP’s operations. Expenses attributable only to a Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each Master Portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

In addition to those expenses that are borne directly by the Master Portfolios, each Master Portfolio, as a shareholder of the Underlying Funds, bears a pro-rata share of the asset-based fees, including advisory fees and administration fees, if any, of the Underlying Funds.

ITEM 15. PORTFOLIO MANAGERS

The following information supplements and should be read in conjunction with Item 5 in Part A.

As of December 31, 2004, the individuals named as Portfolio Managers in the LifePath Retirement Master Portfolio’s, LifePath 2010 Master Portfolio’s, LifePath 2020 Master Portfolio’s, LifePath 2030 Master Portfolio’s and LifePath 2040 Master Portfolio’s prospectus were also primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts in addition to the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio as indicated in the table below:

David Burkart

	Number of Other Accounts Managed	Total Assets
Registered Investment Companies	10	$3,220,190,844

Other Pooled Investment Vehicles	50	$4,118,947,222

Other Accounts	10	$121,530,619

Mariana Egan

	Number of Other Accounts Managed	Total Assets
Registered Investment Companies	10	$3,220,190,844

Other Pooled Investment Vehicles	54	$7,316,310,111

Other Accounts	16	$171,938,052

Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management are composed of securities the identity and amount of which are selected by a computer model that is based on prescribed, objective criteria using independent third-party data to transform independently maintained indexes. The Portfolio Managers are required to manage each portfolio or account to meet those objectives. Pursuant to BGI and BGFA policy, investment opportunities are allocated equitably among the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio and other portfolios and accounts. For example, under certain circumstances, an investment opportunity may be restricted due to limited supply on the market, legal constraints or other factors, in which event the investment opportunity will be allocated equitably among those portfolios and accounts, including the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio, seeking such investment opportunity. As a consequence, from time to time the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio may receive a smaller allocation of an investment opportunity than they would have if the Portfolio Managers and BGFA and its affiliates did not manage other portfolios or accounts.

Like the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio, the other portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day portfolio management generally pay an asset-based fee to BGFA or BGI, as applicable, for its advisory services. One or more of those other portfolios or accounts, however, may pay BGI an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services. A portfolio or account with an incentive-based fee would pay BGI a portion of that portfolio’s or account’s gains, or would pay BGI more for its services than would otherwise be the case if BGI meets or exceeds specified performance targets. By their very nature, incentive-based fee arrangements could present an incentive for BGI to devote greater resources, and allocate more investment opportunities, to the portfolios or accounts that have those fee arrangements, relative to other portfolios or accounts, in order to earn larger fees. Although BGI has an obligation to allocate resources and opportunities equitably among portfolios and accounts and intends to do so, interestholders of the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio should be aware that, as with any group of portfolios and accounts managed by an investment adviser and/or its affiliates pursuant to varying fee arrangements, including incentive-based fee arrangements, there is the potential for a conflict-of-interest, that may result in the Portfolio Managers’ favoring those portfolios or accounts with incentive-based fee arrangements.

As of December 31, 2004, each Portfolio Manager receives a salary and is eligible to receive an annual bonus. Each Portfolio Manager’s salary is a fixed amount generally determined annually based on a number of factors, including, but limited to, the Portfolio Manager’s title, scope of responsibilities, experience and knowledge. Each Portfolio Manager’s bonus is a discretionary amount determined annually based on the overall profitability of the various Barclays Global Investors companies worldwide, the performance of the Portfolio Manager’s business unit, and an assessment of the Portfolio Manager’s individual performance. The Portfolio Manager’s salary and annual bonus are paid in cash. In addition, a Portfolio Manager may be paid a signing bonus or other amounts in connection with initiation of employment with BGFA. If a Portfolio Manager satisfied the requirements for being part of a “select group of management or highly compensated employees (within the meaning of ERISA section 401(a))” as so specified under the terms of BGI’s Compensation Deferral Plan, the Portfolio Manager may elect to defer a portion of his or her bonus under that Plan.

Portfolio Managers may be selected, on a fully discretionary basis, for awards under BGI’s Compensation Enhancement Plan (“CEP”). Under CEP, these awards are determined annually, and vest after two years. At the option of the CEP administrators, the award may be “notionally invested” in funds managed by BGI, which means that the final award amount may be increased or decreased according to the performance of the BGI-managed funds over the two-year period. If the award is not notionally invested, the original award amount is paid once vested.

A Portfolio Manager may be granted options to purchase shares in Barclays Global Investors UK Holdings Limited (“BGI UK Holdings”), a company organized under the laws of England and Wales that directly or indirectly owns all of the Barclays Global Investors companies worldwide, which options vest in three equal installments over three years and are generally exercisable during prescribed exercise windows. Shares purchased must generally be held 355 days prior to sale. For such purposes, the value of BGI UK Holdings is based on its fair value as determined by an independent public accounting firm.

As of December 31, 2004, the Portfolio Managers beneficially owned shares of the LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio, for which they are primarily responsible for the day-to-day management in amounts reflected in the following table:

LifePath Retirement Master Portfolio

	$0	$1 to $10k	$10,001 to $50k	$50,001 to $100k	$100,001 to $500k	$500,001 to $1m	over $1m
David Burkart	X

Mariana Egan	X

LifePath 2010 Master Portfolio

	$0	$1 to $10k	$10,001 to $50k	$50,001 to $100k	$100,001 to $500k	$500,001 to $1m	over $1m
David Burkart	X

Mariana Egan	X

LifePath 2020 Master Portfolio

	$0	$1 to $10k	$10,001 to $50k	$50,001 to $100k	$100,001 to $500k	$500,001 to $1m	over $1m
David Burkart	X

Mariana Egan	X

LifePath 2030 Master Portfolio

	$0	$1 to $10k	$10,001 to $50k	$50,001 to $100k	$100,001 to $500k	$500,001 to $1m	over $1m
David Burkart	X

Mariana Egan	X

LifePath 2040 Master Portfolio

	$0	$1 to $10k	$10,001 to $50k	$50,001 to $100k	$100,001 to $500k	$500,001 to $1m	over $1m
David Burkart	X

Mariana Egan	X

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General.

BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase and sale of portfolio securities. In selecting brokers or dealers for any transaction in portfolio securities, BGFA’s policy is to make such selection based on factors deemed relevant, including but not limited to, the breadth of the market in the security, the price of the security, the reasonableness of the commission or mark-up or mark-down, if any, execution capability, settlement capability, back office efficiency and the financial condition of the broker or dealer, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers may also be selected because of their ability to handle special or difficult executions, such as may be involved in large block trades, less liquid securities, broad distributions, or other circumstances. BGFA does not consider the provision or value of research, products or services a broker or dealer may provide, if any, as a factor in the selection of a broker or dealer or the determination of the reasonableness of commissions paid in connection with portfolio transactions. The Master Portfolios have adopted policies and procedures that prohibit the consideration of sales of a Master Portfolio’s interests as a factor in the selection of a broker or a dealer to execute its portfolio transactions.

Purchases and sales of fixed income securities for the CoreAlpha Bond Master Portfolio usually are principal transactions and ordinarily are purchased directly from the issuer or from an underwriter or broker-dealer. The CoreAlpha Bond Master Portfolio does not usually pay brokerage commissions in connection with such purchases and sales, but such transactions may be subject to mark-ups or mark-downs.

A Master Portfolio’s purchase and sale orders for securities may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority. If purchases or sales of portfolio securities of a Master Portfolio and one or more other accounts managed or advised by BGFA are considered at or about the same time, transactions in such securities are allocated among the Master Portfolio and the other accounts in a manner deemed equitable to all by BGFA. In some cases, this procedure could have a detrimental effect on the price or volume of the security as far as a Master Portfolio is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to a Master Portfolio. BGFA may deal, trade and invest for its own account in the types of securities in which a Master Portfolio may invest. BGFA may, from time to time, effect trades on behalf of and for the account of a Master Portfolio with brokers or dealers that are affiliated with BGFA, in conformity with the 1940 Act and SEC rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Master Portfolios will not deal with affiliates in principal transactions unless permitted by applicable SEC rule or regulation or by SEC exemptive order.

Portfolio Turnover.

Portfolio turnover may vary from year to year, as well as within a year. High portfolio turnover rates may result in comparatively greater brokerage expenses and larger amounts of short-term capital gains allocable to interestholders. The significant increase in portfolio turnover from 2003 to 2004 is primarily a result of LifePath Portfolios’ restructuring to funds-of-funds on March 15, 2004.

Brokerage Commissions.

The table below sets forth the brokerage commissions paid by each Master Portfolio for the periods noted. Any differences in brokerage commissions paid by the Master Portfolio from year to year are due to changes in market conditions and the frequency and size of interestholder transactions.

None of these brokerage commissions were paid to affiliated broker.

Master Portfolio	Fiscal Year Ended 2/28/2002*	Ten-Month Period Ended 12/31/2002*	Fiscal Year Ended 12/31/2003*	Fiscal Year Ended 12/31/2004*
LifePath Retirement Master Portfolio	$16,486	$14,254	$17,289	$49,294
LifePath 2010 Master Portfolio	$50,567	$61,324	$39,471	$150,167
LifePath 2020 Master Portfolio	$147,905	$138,785	$74,204	$316,223
LifePath 2030 Master Portfolio	$47,141	$48,071	$64,368	$196,426
LifePath 2040 Master Portfolio	$33,244	$38,702	$56,394	$124,190

*	Prior to March 15, 2004 the LifePath Master Portfolios held portfolio securities directly.

Brokerage Commissions Paid to Affiliates.

The table below sets forth the brokerage commissions paid by each Master Portfolio to Barclays Global Investor Services (“BGIS”), an affiliate of BGFA and subsidiary of BGI, for the periods noted.

Master Portfolio	Fiscal Year Ended 2/28/2002*	Ten-Month Period Ended 12/31/2002*	Fiscal Year Ended 12/31/2003*	Fiscal Year Ended 12/31/2004*
LifePath Retirement Master Portfolio	$3,021	$0	$0	$0
LifePath 2010 Master Portfolio	$9	$0	$0	$0
LifePath 2020 Master Portfolio	$33,241	$0	$0	$0
LifePath 2030 Master Portfolio	$0	$0	$0	$0
LifePath 2040 Master Portfolio	$10,266	$0	$0	$0

*	Prior to March 15, 2004 the LifePath Master Portfolios held portfolio securities directly.

As of December 31, 2004, the Master Portfolios paid no aggregate brokerage commissions to BGIS.

Securities of Regular Brokers/Dealers.

As of December 31, 2004, the Master Portfolios owned no securities of its “regular brokers or dealers” (as defined in the 1940 Act), or their parents.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Interestholders in a Master Portfolio generally are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolios in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Investments in the Master Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters effecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholder vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent auditors and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 7 in Part A.

Purchase of Interests.

Beneficial interests in each Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Payment for interests of a Master Portfolio may, at the discretion of BGFA, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in the Master Portfolios may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio’s interestholders.

Valuation.

In calculating a Master Portfolio’s net asset value, the Master Portfolio’s investments in the Underlying Funds are valued primarily on the basis of market prices. Underlying Fund Shares for which the primary market is a national securities exchange are valued at last sale prices on the principal exchange on which they are traded, or in the absence of any sale on the valuation date, at latest quoted bid prices. U.S. Government securities are valued at latest quoted bid prices, which are obtained from one or more reputable independent pricing services. If quoted prices are unavailable or inaccurate, market values are determined based on quotes obtained from brokers, dealers and/or based on averages of prices obtained from reputable independent pricing services. Money market instruments and debt securities maturing in 60 days or less are valued at amortized cost, and shares of investment companies, other than investment companies whose shares are traded on an exchange, are valued at the fund’s published net asset value per share. In the event that a market price for an investment is not available or is not reliable, the investment will be valued using fair value pricing in accordance with BGI’s pricing policy, as approved by the Master Portfolios’ Board of Trustees.

New York Stock Exchange Closings.

The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income, gains and losses generally will be included (as determined for federal income tax purposes) in determining the investor’s federal income tax liability, regardless of whether the Master Portfolios make any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code, and regulations promulgated thereunder.

Each Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolios will not be subject to federal income tax, they will file appropriate federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Internal Revenue Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually). Each Master Portfolio shall do so by investing in the Underlying Funds, which each qualify as a disregarded entity, non-publicly traded partnership or regulated investment company for federal income tax purposes.

Withdrawals by investors from a Master Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or “substantially appreciated inventory,” as specially defined in the Internal Revenue Code, held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Amounts realized by a Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

“Passive foreign investment corporations” (“PFICs”) are generally defined as foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income. If a Master Portfolio acquires any equity interest (which generally includes not only stock but also an option to acquire stock such as is inherent in a convertible bond under proposed Treasury Regulations) in a PFIC, its interestholders could be subject to federal income tax and Internal Revenue Service (“IRS”) interest charges on “excess distributions” received by the Master Portfolio from the PFIC or on gain from the sale of stock in the PFIC, even if all income or gain actually received by the Master Portfolio is timely distributed to its interestholders. Excess distributions will be characterized as ordinary income even though, absent the application of PFIC rules, some excess distributions would have been classified as capital gain.

Elections may be available that would ameliorate these adverse tax consequences, but such elections could require a Master Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Investments in PFICs could also result in the treatment of associated capital gains as ordinary income. A Master Portfolio may limit and/or manage its holdings in PFICs to minimize its tax liability or maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, a Master Portfolio may incur the tax and interest charges described above in some instances.

Some of a Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or swap agreements. Accordingly, while a Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the special status under the Internal Revenue Code of a regulated investment company investing in a Master Portfolio might be jeopardized. The Master Portfolios intend to monitor developments in these areas. In addition, certain requirements that must be met under the Internal Revenue Code in order for a regulated investment company, which invests in a Master Portfolio, to maintain its status under the Internal Revenue Code may limit the extent to which a Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of a Master Portfolio. If a Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain. In addition to the investments described above, prospective interestholders should be aware that other investments made by a Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolios seek to avoid significant noncash income, such noncash income could be recognized by a Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order for regulated investment companies investing the Master Portfolio to maintain their status under the Internal Revenue Code. In this regard, a Master Portfolio could be required at times to liquidate investments prematurely in order to satisfy its minimum distribution requirements.

Current federal income tax law provides for a maximum individual federal income tax rate applicable to “qualified dividend income” of 15%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. Absent further legislation, these reduced rates of tax will expire after December 31, 2008. For this purpose, a regulated investment company investing in a Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in a Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in a Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolios for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities that constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

PricewaterhouseCoopers LLP (“PwC”), 333 Market Street, San Francisco, California 94105, serves as the independent registered public accounting firm of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filing. The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statement of changes in net assets and independent auditors’ report for the Master Portfolios for the fiscal year ended December 31, 2004 and included in the Master Portfolio’s Form N-CSR (SEC File No. 811-7332) as filed with the SEC on March 10, 2005 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Part Bs delivered to interestholders or prospective interestholders.

APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”):

S&P Long-Term Credit Ratings

“AAA”

An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA”

An obligation rated ‘AA’ differs from the highest rated obligations only in a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A”

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB”

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated ‘BB’, ‘B’ ‘CCC’, ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B”

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and it is dependent upon favorable business, financial, and economic conditions for the obligor to meets its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC”

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

“C”

A subordinated debt or preferred stock obligation rated ‘C’ is CURRENTLY HIGHLY VULNERABLE to nonpayment. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

“D”

An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-).

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

S&P Short-Term Credit Ratings

“A-1”

A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2”

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3”

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B”

A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“C”

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

“D”

A short-term obligation rated ‘D’ is in payment for default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard and Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Moody’s Long-Term Credit Ratings

“Aaa”

Obligations rated ‘Aaa’ are judged to be of the highest quality, with minimal credit risk.

“Aa”

Obligations rated ‘Aa’ are judged to be of high quality and are subject to very low credit risk.

“A”

Obligations rated ‘A’ are considered upper-medium grade and are subject to low credit risk.

“Baa”

Obligations rated ‘Baa’ are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba”

Obligations rated ‘Ba’ are judged to have speculative elements and are subject to substantial credit risk.

“B”

Obligations rated ‘B’ are considered speculative and are subject to high credit risk.

“Caa”

Obligations rated ‘Caa’ are judged to be of poor standing and are subject to very high credit risk.

“Ca”

Obligations rated ‘Ca’ are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”

Obligations rated ‘C’ are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Moody’s Short-Term Credit Ratings

“P-1”

Issuers (or supporting institutions) rated ‘Prime-1’ have a superior ability to repay short-term debt obligations.

“P-2”

Issuers (or supporting institutions) rated ‘Prime-2’ have a strong ability to repay short-term debt obligations.

“P-3”

Issuers (or supporting institutions) rated ‘Prime-3’ have an acceptable ability to repay short-term obligations.

“NP”

Issuers (or supporting institutions) rated ‘Not Prime’ do not fall within any of the Prime rating categories.

Fitch Long-Term Credit Ratings

Fitch’s long-term credit ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

“AAA”

Obligations rated “AAA” are considered to be investment grade. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”

Obligations rated “AA” are considered to be investment grade. ‘AA’ ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”

Obligations rated “A” are considered to be investment grade. ‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB”

Bonds rated “BBB” are considered to be investment grade. ‘BBB’ ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

“BB”

Obligations rated “BB” are considered to be speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as a result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

“B”

Obligations rated “B” are considered to be highly speculative. ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

“CCC”, “CC” and “C”

Obligations rated “CCC”, “CC” and “C” are considered to be in high default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’ rating indicates that default of some kind appears probably. ‘C’ ratings signal imminent default.

“DDD”, “DD” and “D”

Obligations rated “DDD”, “DD” and “D” are currently in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. ‘DDD’ obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. ‘DD’ indicates potential recoveries in the range of 50%-90% and ‘D’ the lowest recovery potential, i.e. below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated ‘DDD’ have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated ‘DD’ and ‘D’ are generally undergoing a formal reorganization or liquidation process; those rated ‘DD’ are likely to satisfy a higher portion of their outstanding obligations, while entities rated ‘D’ have a poor prospect of repaying all obligations.

Notes:

“+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ category or to categories below ‘CCC’.

Fitch Short-Term Credit Ratings

Fitch’s short-term credit ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

“F-1”

Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F-2”

Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F-3”

Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

“B”

Speculative. Minimal capacity for timely payments of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

“C”

High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

“D”

Default. Denotes actual or imminent payment default.

Notes:

“+” may be appended to an ‘F1’ rating class to denote relative status within the category.

MASTER INVESTMENT PORTFOLIO

MONEY MARKET MASTER PORTFOLIO

EXPLANATORY NOTE

General. Master Investment Portfolio (“MIP”) is an open-end, management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part A for the Money Market Master Portfolio (the “Master Portfolio”), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity on certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for other purposes. A holder of beneficial interests (an “interestholder”) of one master portfolio of MIP is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters MIP interestholders vote together as a group; on other matters they vote separately by portfolio. MIP currently offers fourteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

PART A

May 1, 2005

Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVE

•	The Money Market Master Portfolio seeks to provide investors with a high level of income, while preserving capital and liquidity by investing in high quality, short-term investments.

The Master Portfolio’s investment objective is non-fundamental which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of the Master Portfolio determine the securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

Principal Investment Strategies

The Master Portfolio seeks to achieve its investment objective by investing in high quality, short term investments. Under normal circumstances, the Master Portfolio expects to invest at least 95% of its assets in any combination of such investments, which may include certificates of deposit, high-quality debt obligations, such as corporate debt, certain obligations of U.S. and foreign banks, certain repurchase agreements and obligations of the U.S. Government, its agencies and instrumentalities (including government-sponsored enterprises).

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The Master Portfolio may invest up to 10% of the value of its assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days.

RISK CONSIDERATIONS

The Master Portfolio’s investments are expected to present minimal risks because of their relatively short maturities and the high credit quality (financial strength) of the issuers. The Master Portfolio seeks to maintain a portfolio of investments that will permit interestholders to maintain a net asset value of $1.00 per share; however, there is no assurance that this will be achieved.

Pursuant to the 1940 Act, the Master Portfolio must comply with certain investment criteria designed to provide liquidity and reduce risk to allow the interestholders to maintain a stable net asset value of $1.00 per share. The Master Portfolio seeks to reduce risk by investing its assets in securities of various issuers. As such, the Master Portfolio is considered to be diversified for purposes of the 1940 Act.

The Master Portfolio emphasizes safety of principal and high credit quality. The Master Portfolio may only invest in floating-rate securities that bear interest at a rate that resets periodically, and that resets based on changes in standard money market rate indices such as U.S. Government Treasury bills, London Interbank Offered Rate, the prime rate, published commercial paper rates, federal funds rates, Public Securities Associates floaters or JJ Kenney index floaters.

The Master Portfolio’s dollar-weighted average portfolio maturity must not exceed 90 days. The Master Portfolio invests in securities with a remaining maturity of 397 calendar days or less from the date of acquisition. The 1940 Act provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable and floating rate instruments subject to demand features.

In addition, any security that the Master Portfolio purchases must present minimal credit risks and be of “high quality.” “High quality” means to be rated in the top two rating categories by the requisite NRSROs or, if unrated, determined to be of comparable quality to such rated securities by BGFA under guidelines adopted by MIP’s Board of Trustees. The Master Portfolio may not achieve as high a level of current income as other mutual funds that do not limit their investment to the high credit quality instruments in which the Master Portfolio invests.

PORTFOLIO HOLDINGS INFORMATION

A description of the Master Portfolio’s policies and procedures with respect to disclosure of the Master Portfolio’s portfolio holdings is available in the Master Portfolio’s Part B of its registration statement.

See Item 11, “Description of the Master Portfolio and Its Investments and Risks,” in Part B for additional details.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER — BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2004, BGFA and its affiliates provided investment advisory services for over $1.3 trillion of assets under management.

BGFA provides the Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.10% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

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ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests in the Master Portfolio may be referred to herein as “feeder funds.”

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest cent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of each Master Portfolio’s Net Assets is determined as of 5:00 p.m. Eastern Time (“Valuation Time”) on each day the New York Stock Exchange is open for business with the exception of Columbus Day and Veterans Day (a “Business Day”).

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are valued primarily on the basis of amortized cost.

An investor in the Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

An investor in the Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations or interpretations. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any redemption may be suspended or the payment of redemption proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolio reserves the right to refuse any purchase of interests.

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The Master Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. These “in kind” redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES

Because of the Master Portfolio’s investment objective and strategies, the Master Portfolio’s Board of Trustees has adopted a policy of not monitoring for frequent purchase and redemption (“frequent trading”) activity in the Master Portfolio that appears to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of a Master Portfolio’s portfolio securities after the close of the primary markets for those portfolio securities and the reflection of that change in the Master Portfolio’s net asset value (“market timing”), and the Master Portfolio’s Board of Trustees has not adopted a policy of monitoring for other frequent trading activity in the Master Portfolio.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolio generally will be declared and paid as a distribution daily to all investors of record as of 5:00 p.m. (Eastern time) on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or Holiday will be distributed to investors of record as of 5:00 p.m. (Eastern time) on the previous Business Day. The Master Portfolio’s net investment income will be distributed to an interestholder’s account on the interestholder’s payment date. Any net capital gains realized by the Master Portfolio will be distributed at least annually to an interestholder’s account on the interestholder’s payment date.

In general, a distribution of net investment income or realized capital gains to an interestholder will be tax-free for federal income tax purposes, unless the distribution exceeds the tax basis in the interestholder’s beneficial interests. Such distributions will reduce an interestholder’s tax basis in its beneficial interests, but not below zero.

The Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

TAXES

The Master Portfolio will be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor’s share of the Master Portfolio’s taxable income and losses, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. The Master Portfolio will have no more than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

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Investor inquiries should be directed to Master Investment Portfolio, 45 Fremont Street, San Francisco, CA 94105.

ITEM 7. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP is a statutory trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a “master” fund in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in the Master Portfolio, but instead may purchase shares in a corresponding “feeder fund” that invests all of its assets in the Master Portfolio. Each feeder fund is an “accredited investor” as discussed in the Explanatory Note. Other accredited investors may also be permitted to invest in the Master Portfolio. Such other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

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MASTER INVESTMENT PORTFOLIO

MONEY MARKET MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

May 1, 2005

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with the Money Market Master Portfolio’s Part A, also dated May 1, 2005. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., — Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, Massachusetts 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C.

ITEM 10. TRUST HISTORY.

MIP is an open-end management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part B for the Money Market Master Portfolio (the “Master Portfolio”), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity on certain matters under the Investment Company Act of 1940 (the “1940 Act”), and for other purposes. A holder of beneficial interests (an “interestholder”) of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters they vote separately by portfolio. MIP currently offers fourteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as “feeder funds.”

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ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objective.

The Master Portfolio’s investment objective is set forth in Item 4, “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings,” of Part A. The Master Portfolio’s investment objective is non-fundamental which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of the Master Portfolio determine the types of portfolio securities in which the Master Portfolio invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

Investment Restrictions

Fundamental Investment Restrictions.

The Master Portfolio has adopted investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolio may not:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio’s investments in that industry would equal or exceed 25% of the current value of the Master Portfolio’s total assets, provided that this restriction does not limit the Master Portfolio’s: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements collateralized by U.S. Government securities, and provided further that the Master Portfolio reserves the right to concentrate in the obligations of domestic banks (as such term is interpreted by the SEC or its staff);

(2) Purchase the securities of any single issuer if, as a result, with respect to 75% of the Master Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of such issuer or the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Master Portfolio’s cash or cash items, investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies;

(3) Borrow money or issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

(4) Make loans to other parties, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans;

(5) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio’s investment program may be deemed to be an underwriting; and provided further, that the purchase by the Master Portfolio of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio shall not constitute an underwriting for purposes of this paragraph;

(6) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business);

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(7) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

With respect to paragraph 3, the 1940 Act currently allows the Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph 4, the 1940 Act and regulatory interpretations currently limit the percentage of the Master Portfolio’s securities that may be loaned to one-third of the value of its total assets.

Non-Fundamental Investment Restrictions.

The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that the Master Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 10% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (i) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (ii) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (iii) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

(4) The Master Portfolio may not purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs.

(5) The Master Portfolio may not write, purchase or sell puts, calls, straddles, spreads, warrants, options or any combination thereof, except that the Master Portfolio may purchase securities with put rights in order to maintain liquidity.

(6) The Master Portfolio may not purchase securities on margin (except for short-term credits necessary for the clearance of transactions and except for margin payments in connection with options, futures and options on futures) or make short sales of securities.

(7) The Master Portfolio may not make investments for the purpose of exercising control or management; provided that the Master Portfolio may invest all its assets in a diversified, open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio, without regard to the limitations set forth in this paragraph.

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Investments and Risks

General.

The assets of the Master Portfolio consist only of obligations with a remaining maturity of 397 calendar days or less from the date of acquisition (as determined in accordance with the regulations of the SEC), and the dollar-weighted average maturity of the Master Portfolio may not exceed 90 days. The securities in which the Master Portfolio may invest will not yield as high a level of current income as may be achieved from securities with less liquidity and less safety. There can be no assurance that the Master Portfolio’s investment objective will be realized as described in the Master Portfolio’s Part A.

Asset-Backed and Commercial Mortgage-Backed Securities.

The Master Portfolio may invest in asset-backed and commercial mortgaged-backed securities. Asset-backed securities are securities backed by consumer and commercial receivables or other assets. Commercial mortgage-backed securities are securities backed by commercial real estate properties. Both asset-backed and commercial mortgage-backed securities represent interests in “pools” of assets in which payments on the securities are made on a regular basis. The payments are, in effect, “passed through” to the holder of the securities (net of any fees paid to the issuer or guarantor of the securities). The average life of asset-backed and commercial mortgage-backed securities varies with the maturities of the underlying instruments and, as a result of prepayments, can often be less than the original maturity of the assets underlying the securities. For this and other reasons, an asset-backed and commercial mortgage-backed security’s stated maturity may be shortened, and the security’s total return may be difficult to predict precisely. The Master Portfolio may invest in such securities up to the limits prescribed by Rule 2a-7 and other provisions of the 1940 Act.

Bank Obligations.

The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers’ acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic branches of foreign banks, domestic savings and loan associations and other banking institutions.

Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the “FDIC”). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit (“CDs”) may be purchased by the Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by the Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

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Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits (“TDs”), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and/or governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on amounts realized on the obligations. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

In addition, federal branches licensed by the Comptroller of the Currency and branches licensed by certain states (“State Branches”) may be required to: (1) pledge to the appropriate regulatory authority, by depositing assets with a designated bank within the relevant state, a certain percentage of their assets as fixed from time to time by such regulatory authority; and (2) maintain assets within the relevant state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

Commercial Paper and Short-Term Corporate Debt Instruments.

The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and usually has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than thirteen months remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are deemed appropriate by Barclays Global Fund Advisors (“BGFA”) in accordance with Rule 2a-7 under the 1940 Act. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty,

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pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

These obligations are direct lending arrangements between the lender and borrower. There may not be an established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations that are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio.

Foreign Obligations.

The Master Portfolio may invest in certain securities of non-U.S. issuers. Investing in the securities of foreign issuers involves special risks and considerations not typically associated with investing in U.S. issuers. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, potential restrictions of the flow of international capital, and transaction costs of foreign currency conversions. Foreign issuers may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy with respect to growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions.

Obligations of Foreign Governments, Supranational Entities and Banks.

The Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which the Master Portfolio may invest. The Master Portfolio may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of the Master Portfolio’s assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by BGFA.

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Funding Agreements.

The Master Portfolio may invest in short-term funding agreements. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by the purchaser. Funding agreements will also guarantee the return of principal and may guarantee a stream of payments over time. A funding agreement has a fixed maturity and may have either a fixed, variable or floating interest rate that is based on an index and guaranteed for a fixed time period. The Master Portfolio will purchase short-term funding agreements only from banks and insurance companies.

The secondary market, if any, for these funding agreements is limited; thus, such investments purchased by the Master Portfolio may be treated as illiquid. If a funding agreement is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Trustees. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the value of the Master Portfolio’s assets than if the value were based on available market quotations.

Illiquid Securities.

The Master Portfolio may invest in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Investment Company Securities.

The Master Portfolio may invest in shares of other open-end investment companies including investment companies that are affiliated with the Master Portfolio and its adviser, BGFA, that invest exclusively in high-quality short-term securities to the extent permitted under the 1940 Act. The Master Portfolio may also purchase shares of exchange listed closed-end funds, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of a Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of a Master Portfolio’s total assets with respect to all such companies in the aggregate.

Letters of Credit.

Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Master Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies that, in the opinion of BGFA are of comparable quality to issuers of other permitted investments of the Master Portfolio may be used for letter of credit-backed investments.

Loan Participation Agreements.

The Master Portfolio may purchase interests in loan participations that typically represent direct participation in a loan to a corporate borrower, and generally are offered by an intermediary bank or other financial institution or lending syndicate. Under these loan participation arrangements, the Master Portfolio will have the right to receive payments of principal, interest and any fees to which it is entitled from the bank selling the loan participation upon receipt by the bank of the payments from the borrower. The borrower in the underlying loan will be deemed to be the issuer of the participation interest except to the extent the Master Portfolio derives its rights from the intermediary bank that sold the loan participation. Such loans must be to issuers in whose obligations the Master Portfolio may invest.

Because the bank issuing the loan participation does not guarantee the participation in any way, the participation is subject to the credit risks associated with the underlying corporate borrower. In addition, it may be necessary, under the terms of the loan participation, for the Master Portfolio to assert its rights against the underlying corporate

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borrower, in the event that the underlying corporate borrower should fail to pay principal and interest when due. Thus, the Master Portfolio could be subject to delays, expenses, and risks which are greater than those that would have been involved if the Master Portfolio had purchased a direct obligation of the borrower. Moreover, under the terms of the loan participation, the Master Portfolio may be regarded as a creditor of the issuing bank (rather than of the underlying corporate borrower), so that the Master Portfolio also may be subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, the loan participation might be subject to certain defenses that can be asserted by the borrower as a result of improper conduct by the issuing bank.

The secondary market, if any, for these loan participation interests is limited; thus, such participations purchased by the Master Portfolio may be treated as illiquid. If a loan participation is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Trustees. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the value of the Master Portfolio’s assets than if the value were based on available market quotations.

Loans of Portfolio Securities.

The Master Portfolio may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. The Master Portfolio may terminate a loan at any time and obtain the return of the securities loaned. The Master Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. The Master Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Master Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of the lending Master Portfolio or through one or more joint accounts or money market funds, including those managed by BGFA.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Master Portfolio has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return the Master Portfolio’s securities as agreed, the Master Portfolio may experience losses if the proceeds received from liquidating the collateral does not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

The Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Master Portfolio’s Board of Trustees. Barclays Global Investors, N.A. (“BGI”) acts as securities lending agent for the Master Portfolio subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Mortgage Pass-Through Securities.

The Master Portfolio may invest in mortgage pass-through securities which are a category of pass-through securities backed by pools of mortgages and issued by one of several U.S. Government-sponsored enterprises including: the Government National Mortgage Association (“GNMA”), Federal National Mortgage Association (“FNMA”) or Federal Home Loan Mortgage Corporation (“FHLMC”). In the basic mortgage pass-through

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structure, mortgages with similar issuer, term and coupon characteristics are collected and aggregated into a “pool” consisting of multiple mortgage loans. The pool is assigned a CUSIP number and undivided interests in the pool are traded and sold as pass-through securities. The holder of the security is entitled to a pro rata share of principal and interest payments (including unscheduled prepayments) from the pool of mortgage loans.

Municipal Securities.

The Master Portfolio may invest in municipal securities. Municipal securities are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of a municipal security issuer to make payments on that security could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. Municipal securities in which the master Portfolio may invest include, but are not limited to, municipal lease obligations and securities issued by entities whose underlying assets are municipal bonds.

The Master Portfolio will invest in ‘high-quality’ long-term municipal bonds, municipal notes and short-term commercial paper, with remaining maturities not exceeding 397 calendar days.

Participation Interests.

The Master Portfolio may invest in participation interests in any type of security in which the Master Portfolio may invest. A participation interest gives the Master Portfolio an undivided interest in the underlying securities in the proportion that the Master Portfolio’s participation interest bears to the total principal amount of the underlying securities.

Repurchase Agreements.

The Master Portfolio may enter into repurchase agreements with certain counterparties. Repurchase agreements involve an agreement to purchase financial instruments and to resell those instruments back to the same counterparty at an agreed-upon date and price, which price reflects a rate of interest unrelated to a coupon rate or maturity of the purchased instruments. The value of the instruments purchased may be more or less than the price at which the counterparty has agreed to repurchase them. As protection against the risk that the counterparty will not fulfill its obligation, the instruments are marked to market daily and are maintained at a value at least equal to the sale price plus the accrued incremental amount. Delays or losses could result if the counterparty to the repurchase agreement defaults or becomes insolvent. The Master Portfolio will only engage in repurchase agreements with counterparties whose creditworthiness has been reviewed and found satisfactory by BGFA.

Restricted Securities.

Restricted securities are subject to legal restrictions on their sale. Difficulty in selling restricted securities may result in a loss or be costly to the Master Portfolio. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public offering. Where registration is required, the restricted security’s holder may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time the holder decides to seek registration and the time the holder may be permitted to sell a security under an effective registration statement. If, during that period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

Unrated Investments.

The Master Portfolio may purchase instruments that are not rated if, in the opinion of BGFA, such obligations are of investment quality comparable to other rated investments that are permitted for purchase by the Master Portfolio, if they are purchased in accordance with the Master Portfolio’s procedures adopted by the Trust’s Board of Trustees in accordance with Rule 2a-7 under the 1940 Act. Such procedures require approval or ratification by the Trustees of the purchase of unrated securities. After purchase by the Master Portfolio, a security may cease to be

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rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event will require an immediate sale of such security by the Master Portfolio provided that, when a security ceases to be rated, BGFA determines that such security presents minimal credit risks and, provided further that, when a security rating is downgraded below the eligible quality for investment or no longer presents minimal credit risks, BGFA finds that the sale of such security would not be in the Master Portfolio’s interestholder’s best interests.

To the extent the ratings given by a nationally recognized statistical ratings organization (“NRSRO”) may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in the Part A and in this Part B. The ratings of NRSROs are more fully described in the Part B Appendix.

U.S. Government Obligations.

The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and Government National Mortgage Association (i.e. GNMA) certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with Federal National Mortgage Association (i.e. FNMA) notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Portfolio Holdings Information.

The Master Portfolio’s Board of Trustees has adopted a policy regarding the disclosure of the Master Portfolio’s portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of the Master Portfolio’s interestholders; (b) does not put the interests of the Master Portfolio’s investment adviser (“BGFA” or the “Investment Adviser”), the Master Portfolio’s distributor (the “Distributor”), or any affiliated person of the Master Portfolio, the Investment Adviser or the Distributor, above those of Master Portfolio interestholders; (c) does not advantage any current or prospective Master Portfolio interestholders over any other current or prospective Master Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements limiting the use of such information are in effect.

Daily access to information concerning the Master Portfolio’s portfolio holdings is permitted (i) to certain personnel of those service providers that are involved in portfolio management and providing administrative, operational, risk management, or other support to portfolio management, including affiliated broker-dealers, and (ii) to other personnel of the Investment Adviser and other service providers, such as the Master Portfolio’s administrator, custodian and fund accountant, who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolio and the terms of the Master Portfolio’s current registration statement.

From time to time, information concerning the Master Portfolio’s portfolio holdings may also be provided to other entities that provide additional services to the Master Portfolio, including, among others, rating or ranking organizations, in the ordinary course of business, no earlier than the close of trading on the same business day as the date of the information.

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In addition, the Master Portfolio will provide portfolio holdings information to the sponsors, administrators or other service providers for feeder funds as may be necessary to (i) conduct business in the ordinary course in a manner consistent with agreements with the feeder funds and the terms of the Master Portfolio’s current registration statement, or (ii) satisfy legal requirements applicable to the feeder funds. The Master Portfolio may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential feeder fund to the extent necessary for such entities to evaluate a potential investment in the relevant Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.

The Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the SEC on a quarterly basis, based on the Master Portfolio’s fiscal year, within 60 days of the end of the quarter, and will provide that information to shareholders, as required by federal securities laws and regulations thereunder. The Master Portfolio, however, may voluntarily disclose all or part of its portfolio holdings in advance of required filings with the SEC, provided that such information is made generally available to all interestholders and other interested parties in a manner that is consistent with the above policy for disclosure of portfolio holdings information. Such information may be made available through a website available to intermediaries and institutional investors or other means that make the information available to all likely interested parties in a contemporaneous manner.

The Master Portfolio’s Chief Compliance Officer may authorize disclosure of portfolio holdings information pursuant to the above policy and procedures.

The Master Portfolio’s Board of Trustees reviews the policy and the procedures for disclosure of portfolio holdings information at least annually.

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ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.” The Board of Trustees is responsible for the overall management and operations of the Master Portfolio. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each Trustee and Officer, unless otherwise indicated, is c/o Barclays Global Investors, Mutual Fund Administration, 45 Fremont Street, San Francisco, California 94105.

Interested Trustees & Officers

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Lee T. Kranefuss,** September 27, 1961	Trustee since November 16, 2001, President and Chief Executive Officer (since May 15, 2002).	Chief Executive Officer of the Intermediary Investor Business of Barclays Global Investors, N.A., (“BGI”).	124	Trustee of iShares Trust; Trustee of BGIF; and Director of iShares Inc.

Michael A. Latham, September 15, 1965	Secretary, Treasurer and Chief Financial Officer since April 1, 2003.	Chief Operating Officer of the Intermediary Investor Business of BGI (since 2004); Director of Mutual Fund Delivery of the Intermediary Investor Business of BGI (2000-2004); Head of Operations, BGI Europe (1997-2000).	N/A	None.

*	The Trust, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.
**	Lee T. Kranefuss is deemed to be an “interested person” of the Trust because he serves as Chief Executive Officer of the Intermediary Investor Business of BGI, the administrator of the Master Portfolios and the parent company of BGFA, the investment adviser of the Master Portfolios.

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Independent Trustees

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Mary G. F. Bitterman, May 29, 1944	Trustee since November 16, 2001.	President (since 2004) and Director (since 2003), of the Bernard Osher Foundation; Director, Lifelong Learning Institutes (since 2003), President and CEO, Public Broadcasting Service (since 2003); President and Chief Executive Officer of The James Irvine Foundation (from 2002-2003); President and Chief Executive Officer of KQED, Inc. from 1993-2002; Director, Bank of Hawaii.	27	Trustee of BGIF; Director, Bank of Hawaii.

Jack S. Euphrat, May 28, 1922	Trustee since October 20, 1993.	Private Investor.	27	Trustee of BGIF.

Richard K. Lyons, February 10, 1961	Trustee since November 16, 2001.	Acting Dean, Professor, University of California, Berkeley: Haas School of Business; Member, Council of Foreign Relations.	124	Trustee of BGIF; Director (Chairman) of Matthews Asian Funds (oversees 6 portfolios); Trustee of iShares Trust; and Director of iShares Inc.

Leo Soong, May 15, 1946	Trustee since February 9, 2000.	President of Trinity Products LLC (beverages); Managing Director of CG Roxane LLC (water company); Co-Founder of Crystal Geyser Water Co. (President through 1999).	27	Trustee of BGIF; Vice Chairman of the California Pacific Medical Center; Director of California State Automobile Association; and Director of the American Automobile Association.

*	The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.

Committees.

There are two standing committees of the Board of Trustees – the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Trustee that is not an “interested person” of the Trust (as such term is defined in the 1940 Act) (“Independent Trustee”). The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible. Pursuant to

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the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. Jack S. Euphrat serves as Chairman of the Nominating Committee. The Nominating Committee will not consider nominees recommended by interestholders. During the fiscal year ended December 31, 2004, the Nominating Committee did not hold any meetings.

The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolio’s accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolio’s financial statements and interacting with the Master Portfolio’s independent auditors on behalf of the full Board. Leo Soong serves as Chairman of the Audit Committee. During the fiscal year ended December 31, 2004, the Audit Committee held four meetings.

Beneficial Equity Ownership Information.

As of December 31,2004, Trustees of the Trust, as a group, beneficially owned less than 1% of the outstanding beneficial interest of the Trust. The table below shows for each Trustee, the amount of interests in the Master Portfolio beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Master

Portfolios and Family of Investment Companies (as of December 31, 2004)

Interested Trustee	Dollar Range of Securities in Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Lee T. Kranefuss	0	D
Independent Trustees
Mary G. F. Bitterman	0	0
Jack S. Euphrat	0	0
W. Rodney Hughes*	0	0
Richard K. Lyons	0	D
Leo Soong	0	0

*	Served as Trustee through December 31, 2004.

Ownership of Securities of Certain Entities.

As of December 31, 2004, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

Approval of Investment Advisory Contract.

Under Section 15(c) of the Investment Company Act of 1940, the Board is required to approve the Master Portfolio’s investment advisory contract with BGFA (the “Advisory Contract”) annually. The Board is provided with quantitative and qualitative information to assist the Board in evaluating the terms of the Advisory Contract. This information includes comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser, as well as a description of the quality of services provided by the investment adviser.

Before approving the Advisory Contract, the Board reviewed a detailed profitability analysis of BGFA based on the fees payable under the Advisory Contract as well as any other servicing relationships between the Master Portfolio and BGFA or its affiliates. The Board analyzed the Master Portfolio’s contractual fees, including the investment advisory fee, as well as administration and Rule 12b-1 distribution fees, if any.

The Board also reviewed statistical information regarding the performance and expenses of the Master Portfolio. Prior to reviewing the statistical information, the Board was provided with a detailed description of the methodology

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used to prepare this information. In addition to the performance information for the Master Portfolio, the Board reviewed a comparison of Master Portfolio’s performance information to other funds in a peer group. The Board then reviewed a comparison of the Master Portfolio’s advisory fee, other fees and total expense ratio to other funds in its peer group.

During its review, the Board considered the advisory fees paid by the Master Portfolio as well as the total fees paid to BGFA and its affiliates for advisory and other services provided to the Master Portfolio. The Board also periodically reviews information pertaining to the fee structure for the Master Portfolio and considers whether alternative fee structures (i.e., breakpoint fee structures or performance-based fees) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in the Master Portfolio’s asset levels.

In addition, the Board analyzed BGFA’s background and services that it provides to the Master Portfolio. For example, the Board reviewed and discussed the investment philosophy and experience of BGFA. The Board also considered the background and experience of the senior management of BGFA and the level of attention given to the Master Portfolio by senior investment personnel of BGFA. In addition to the above considerations, the Board also analyzed BGFA’s indexing strategies, research capabilities, means for executing portfolio transactions and scope of investment services.

Based on the above analysis, the Board determined that the Advisory Contract, including the fee level, was fair and reasonable in light of all relevant circumstances. This determination was based on the following factors as discussed above: (i) level of profits realized by BGFA from its advisory arrangement with the Master Portfolio; (ii) an analysis of advisory fees paid by the Master Portfolio compared to other similar funds; (iii) the scope of BGFA’s background and experience; and (iv) the quality of services provided by BGFA.

Compensation.

Trustees of the Trust are compensated annually by all the registrants in the Fund Complex for their services as indicated in the table below, and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trustees are compensated by the Trust and BGIF for their services as Trustees to the Trust and BGIF.

Compensation Table

For the Calendar Year Ended December 31, 2004

Interested Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Lee Kranefuss Trustee	$0	$0

Independent Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Mary G. F. Bitterman Trustee	$13,000	$26,000
Jack S. Euphrat Trustee	$13,000	$26,000
W. Rodney Hughes Trustee*	$13,000	$26,000
Richard K. Lyons Trustee	$13,000	$91,000
Leo Soong Trustee	$13,000	$26,000

*	Served as Trustee through December 31, 2004.

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Proxy Voting Policies.

The Trust has adopted as its proxy voting policies the proxy voting guidelines of BGFA, the investment adviser to the Master Portfolio. The Trust has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by the Master Portfolio. Therefore, the remainder of this section discusses BGFA’s proxy voting guidelines.

BGFA votes (or refrains from voting) proxies for the Master Portfolio in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of the Master Portfolio. In some cases, BGFA may determine that it is in the best interests of the Master Portfolio to refrain from exercising the Master Portfolio’s proxy voting rights (such as, for example, proxies on certain non-U.S. securities which might impose costly or time-consuming in-person voting requirements). BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolio. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates. When voting proxies, BGFA attempts to ensure that companies follow practices that advance their economic value and allow the market to place a proper value on their assets. With respect to certain specific issues:

•	BGFA generally supports management in the election of directors and generally supports proposals that strengthen the independence of boards of directors;

•	BGFA generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolio investing in such issuer; and

•	BGFA generally votes against anti-takeover proposals and proposals which would create additional barriers or costs to corporate transactions.

BGFA maintains institutional policies and procedures which are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates, from having any influence on BGFA’s proxy voting activity. In this way, BGFA seeks to prevent conflicts of interest that might influence BGFA’s independent business judgment on how to vote on specific proxy issues (or to refrain from voting). In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further safeguard to avoid the influence of a potential conflict of interest or as otherwise required by applicable law. Such independent fiduciary may either (i) vote such proxy, or (ii) provide BGFA with instructions as to how to vote such proxy. In the latter case, BGFA would vote the proxy in accordance with the independent fiduciary’s instructions.

Information with respect to how BGFA voted Fund proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available: (i) without charge, upon request, by calling 1-877-244-1544; and (ii) on the SEC’s Website at www.sec.gov.

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ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 1, 2005, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolio. Approximate percentages are indicated in the table below:

Name and Address of Interestholder	Percentage of Master Portfolio	Jurisdiction of Organization	Nature of Ownership
BGIF Institutional Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	90%	Delaware	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 5 in Part A.

Investment Adviser.

BGFA provides investment advisory services to the Master Portfolio pursuant to an Advisory Contract with MIP. The Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The Advisory Contract will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Advisory Fees.

BGFA is entitled to receive monthly fees at the annual rate of 0.10% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the periods shown below, the Master Portfolio paid to BGFA the following advisory fees:

	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
Money Market Master Portfolio	$2,521,707	$4,247,387	$2,690,829

For the periods shown below, BGFA waived the following advisory fees with respect to the Master Portfolio:

	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
Money Market Master Portfolio	$0	$0	$2,694,437

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Administrator.

BGI serves as the Master Portfolio’s administrator. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s Trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates MIP’s Trustees, officers and employees who are affiliated with BGI. In addition, except as outlined below under “Expenses,” BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the advisory fees payable to BGFA.

BGI is not entitled to compensation for providing administration services to the Master Portfolio for so long as BGI is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolio, or BGI or an affiliate receives advisory fees from the Master Portfolio. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolio, and BGI pays IBT for those services and of the fees BGI receives for its services as administrator.

Placement Agent.

SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolio. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI does not receive compensation from the Master Portfolio for acting as placement agent.

Custodian.

IBT is the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

Transfer and Dividend Disbursing Agent.

IBT also acts as the Master Portfolio’s transfer and dividend disbursing agent. IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolio.

Legal Counsel.

Morrison & Foerster LLP, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, serves as legal counsel to the Trust.

Expenses.

Except for advisory fees, extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, BGI has agreed to bear all costs of the Master Portfolio’s and MIP’s operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

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ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General.

BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase and sale of portfolio securities. In selecting brokers or dealers for any transaction in portfolio securities, BGFA’s policy is to make such selection based on factors deemed relevant, including but not limited to, the breadth of the market in the security, the price of the security, the reasonableness of the commission or mark-up or mark-down, if any, execution capability, settlement capability, back office efficiency and the financial condition of the broker or dealer, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers may also be selected because of their ability to handle special or difficult executions, such as may be involved in large block trades, less liquid securities, broad distributions, or other circumstances. BGFA does not consider the provision or value of research, products or services a broker or dealer may provide, if any, as a factor in the selection of a broker or dealer or the determination of the reasonableness of commissions paid in connection with portfolio transactions. The Master Portfolios have adopted policies and procedures that prohibit the consideration of sales of a Master Portfolio’s interests as a factor in the selection of a broker or a dealer to execute its portfolio transactions.

Purchases and sales of fixed income securities for the Bond Index Master Portfolio usually are principal transactions and ordinarily are purchased directly from the issuer or from an underwriter or broker-dealer. The Bond Index Master Portfolio does not usually pay brokerage commissions in connection with such purchases and sales, but such transactions may be subject to mark-ups or mark-downs.

A Master Portfolio’s purchase and sale orders for securities may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority. If purchases or sales of portfolio securities of a Master Portfolio and one or more other accounts managed or advised by BGFA are considered at or about the same time, transactions in such securities are allocated among the Master Portfolio and the other accounts in a manner deemed equitable to all by BGFA. In some cases, this procedure could have a detrimental effect on the price or volume of the security as far as a Master Portfolio is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to a Master Portfolio. BGFA may deal, trade and invest for its own account in the types of securities in which a Master Portfolio may invest. BGFA may, from time to time, effect trades on behalf of and for the account of a Master Portfolio with brokers or dealers that are affiliated with BGFA, in conformity with the 1940 Act and SEC rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Master Portfolios will not deal with affiliates in principal transactions unless permitted by applicable SEC rule or regulation or by SEC exemptive order.

Portfolio Turnover.

Portfolio turnover may vary from year to year, as well as within a year. Because the portfolios of the Master Portfolio consist of securities with relatively short-term maturities, the Master Portfolio expect to experience high portfolio turnover. A high portfolio turnover rate should not adversely affect the Master Portfolios since portfolio transactions ordinarily will be made directly with principals on a net basis and, consequently, the Master Portfolio usually will not incur brokerage expenses or excessive transaction costs.

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Securities of Regular Brokers/Dealers.

As of December 31, 2004, the Master Portfolio owned securities of its “regular brokers or dealers” (as defined in the 1940 Act), or their parents, as follows:

Master Portfolio	Regular Broker/Dealer or Parent	Amount
Money Market Master Portfolio
	Goldman Sachs Group Inc. (The)	$100,000,000
	Merrill Lynch & Co. Inc.	$99,994,471
	Citigroup Global Markets Holdings Inc.	$99,801,944
	Morgan Stanley	$65,060,779
	Chase Manhattan Bank USA	$50,000,000

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Interestholders in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolio in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholders vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of the Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

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ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Purchase of Interests.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities, which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in the Master Portfolio may be suspended or the date of redemption payment postponed for more than seven days (a) during any period when the New York Stock Exchange is closed (including customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted (i.e., Federal Reserve Bank holidays), or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio’s interestholders.

Valuation.

The Master Portfolio uses the amortized cost method to determine the value of its portfolio securities pursuant to Rule 2a-7 under the 1940 Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price that the Master Portfolio would receive if the security were sold. During these periods the yield to a shareholder may differ somewhat from that which could be obtained from a similar Master Portfolio that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method resulted in a lower value of the Master Portfolio’s portfolio on a particular day, a prospective investor in the Master Portfolio would be able to obtain a somewhat higher yield than would result from investment in the Master Portfolio using solely market values, and existing Master Portfolio interestholders would receive correspondingly less income. The converse would apply during periods of rising interest rates.

Rule 2a-7 provides that in order to value its portfolio using the amortized cost method, the Master Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase securities having remaining maturities (as defined in Rule 2a-7) of 397 calendar days or less and invest only in those high-quality securities that are determined by the Master Portfolio’s Board of Trustees to present minimal credit risks. The maturity of an instrument is generally deemed to be the period remaining until the date when the principal amount thereof is due or

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the date on which the instrument is to be redeemed. However, Rule 2a-7 provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable- and floating-rate instruments subject to demand features.

Fund Closings.

The holidays on which the Fund is closed currently are: New Years Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income, gains and losses (as determined for federal income tax purposes) generally will be included in determining the investor’s federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and regulations promulgated thereunder.

The Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Internal Revenue Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Withdrawals by investors from the Master Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or “substantially appreciated inventory,” as specially defined in the Internal Revenue Code, held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in the Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

Amounts realized by the Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

Some of the Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Accordingly, while the Master Portfolio intends to account for such transactions in a manner it deems to be

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appropriate, the Internal Revenue Service might not accept such treatment. If it did not, the special status under the Internal Revenue Code of a regulated investment company investing in the Master Portfolio might be jeopardized. The Master Portfolio intends to monitor developments in these areas. In addition, certain requirements that must be met under the Internal Revenue Code in order for a regulated investment company, which invests in the Master Portfolio, to maintain its status under the Internal Revenue Code may limit the extent to which the Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of the Master Portfolio. If the Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in the Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolio for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

PricewaterhouseCoopers LLP (“PwC”), 333 Market Street, San Francisco, California 94105, is an independent registered public accounting firm and serves as the independent auditor of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filings. The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ reports for the Master Portfolios for the fiscal year ended December 31, 2004, are included in the Master Portfolio’s Form N-CSR (SEC File No. 811-07332) as filed with the SEC on March 10, 2005 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts Bs delivered to interestholders or prospective interestholders.

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APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”):

S&P Long-Term Credit Ratings

“AAA”

An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA”

An obligation rated ‘AA’ differs from the highest rated obligations only in a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A”

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB”

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated ‘BB’, ‘B’ ‘CCC’, ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B”

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and it is dependent upon favorable business, financial, and economic conditions for the obligor to meets its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC”

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

“C”

A subordinated debt or preferred stock obligation rated ‘C’ is CURRENTLY HIGHLY VULNERABLE to nonpayment. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

“D”

An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-).

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

S&P Short-Term Credit Ratings

“A-1”

A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2”

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3”

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B”

A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties, which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“C”

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

“D”

A short-term obligation rated ‘D’ is in payment for default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard and Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Moody’s Long-Term Credit Ratings

“Aaa”

Obligations rated ‘Aaa’ are judged to be of the highest quality, with minimal credit risk.

“Aa”

Obligations rated ‘Aa’ are judged to be of high quality and are subject to very low credit risk.

“A”

Obligations rated ‘A’ are considered upper-medium grade and are subject to low credit risk.

“Baa”

Obligations rated ‘Baa’ are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba”

Obligations rated ‘Ba’ are judged to have speculative elements and are subject to substantial credit risk.

“B”

Obligations rated ‘B’ are considered speculative and are subject to high credit risk.

“Caa”

Obligations rated ‘Caa’ are judged to be of poor standing and are subject to very high credit risk.

“Ca”

Obligations rated ‘Ca’ are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”

Obligations rated ‘C’ are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Moody’s Short-Term Credit Ratings

“P-1”

Issuers (or supporting institutions) rated ‘Prime-1’ have a superior ability to repay short-term debt obligations.

“P-2”

Issuers (or supporting institutions) rated ‘Prime-2’ have a strong ability to repay short-term debt obligations.

“P-3”

Issuers (or supporting institutions) rated ‘Prime-3’ have an acceptable ability to repay short-term obligations.

“NP”

Issuers (or supporting institutions) rated ‘Not Prime’ do not fall within any of the Prime rating categories.

Fitch Long-Term Credit Ratings

Fitch’s long-term credit ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

“AAA”

Obligations rated “AAA” are considered to be investment grade. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA”

Obligations rated “AA” are considered to be investment grade. ‘AA’ ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”

Obligations rated “A” are considered to be investment grade. ‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB”

Bonds rated “BBB” are considered to be investment grade. ‘BBB’ ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

“BB”

Obligations rated “BB” are considered to be speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as a result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

“B”

Obligations rated “B” are considered to be highly speculative. ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

“CCC”, “CC” and “C”

Obligations rated “CCC”, “CC” and “C” are considered to be in high default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’ rating indicates that default of some kind appears probably. ‘C’ ratings signal imminent default.

“DDD”, “DD” and “D”

Obligations rated “DDD”, “DD” and “D” are currently in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. ‘DDD’ obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. ‘DD’ indicates potential recoveries in the range of 50%-90% and ‘D’ the lowest recovery potential, i.e. below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated ‘DDD’ have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated ‘DD’ and ‘D’ are generally undergoing a formal reorganization or liquidation process; those rated ‘DD’ are likely to satisfy a higher portion of their outstanding obligations, while entities rated ‘D’ have a poor prospect of repaying all obligations.

Notes:

“+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ category or to categories below ‘CCC’.

Fitch Short-Term Credit Ratings

Fitch’s short-term credit ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

“F-1”

Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F-2”

Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F-3”

Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

“B”

Speculative. Minimal capacity for timely payments of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

“C”

High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

“D”

Default. Denotes actual or imminent payment default.

Notes:

“+” may be appended to an ‘F1’ rating class to denote relative status within the category.

MASTER INVESTMENT PORTFOLIO

PRIME MONEY MARKET MASTER PORTFOLIO

EXPLANATORY NOTE

General. Master Investment Portfolio (“MIP”) is an open-end, management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part A for the Prime Money Market Master Portfolio (the “Master Portfolio”), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity on certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for other purposes. A holder of beneficial interests (an “interestholder”) of one master portfolio of MIP is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters MIP interestholders vote together as a group; on other matters they vote separately by portfolio. MIP currently offers fourteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

PART A

May 1, 2005

Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVE

•	The Prime Money Market Master Portfolio seeks to provide investors with a high level of income, while preserving capital and liquidity.

The Master Portfolio’s investment objective is non-fundamental which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of the Master Portfolio determine the securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

Principal Investment Strategies

The Master Portfolio seeks to achieve its investment objective by investing in high quality, short term investments. Under normal circumstances, the Master Portfolio expects to invest at least 95% of its assets in any combination of such investments, which may include certificates of deposit, high-quality debt obligations, such as corporate debt, certain obligations of U.S. and foreign banks, certain repurchase agreements and obligations of the U.S. Government, its agencies and instrumentalities (including government-sponsored enterprises).

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The Master Portfolio may invest up to 10% of the value of its assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days.

RISK CONSIDERATIONS

The Master Portfolio’s investments are expected to present minimal risks because of their relatively short maturities and the high credit quality (financial strength) of the issuers. The Master Portfolio seeks to maintain a portfolio of investments that will permit interestholders to maintain a net asset value of $1.00 per share; however, there is no assurance that this will be achieved.

Pursuant to the 1940 Act, the Master Portfolio must comply with certain investment criteria designed to provide liquidity and reduce risk to allow the interestholders to maintain a stable net asset value of $1.00 per share. The Master Portfolio seeks to reduce risk by investing its assets in securities of various issuers. As such, the Master Portfolio is considered to be diversified for purposes of the 1940 Act.

The Master Portfolio emphasizes safety of principal and high credit quality. In particular, the internal investment policies of the Master Portfolio’s investment adviser, BGFA, have always prohibited the purchase by the Master Portfolio of many types of floating-rate instruments commonly referred to as derivatives that are considered to be potentially volatile. The Master Portfolio may only invest in floating-rate securities that bear interest at a rate that resets periodically, and that resets based on changes in standard money market rate indices such as U.S. Government Treasury bills, London Interbank Offered Rate, the prime rate, published commercial paper rates, federal funds rates, Public Securities Associates floaters or JJ Kenney index floaters.

The Master Portfolio’s dollar-weighted average portfolio maturity must not exceed 90 days. Under normal circumstances, the Master Portfolio expects to maintain a dollar-weighted average portfolio maturity of 60 days or less. Any security that the Master Portfolio purchases must have a remaining maturity of not more than 397 calendar days . The 1940 Act provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable and floating rate instruments subject to demand features.

In addition, any security that the Master Portfolio purchases must present minimal credit risks and be of “high quality.” “High quality” means to be rated in the top two rating categories by the requisite nationally recognized statistical rating organizations (“NRSROs”) or, if unrated, determined to be of comparable quality to such rated securities by BGFA under guidelines adopted by MIP’s Board of Trustees. The Master Portfolio may not achieve as high a level of current income as other mutual funds that do not limit their investment to the high credit quality instruments in which the Master Portfolio invests.

PORTFOLIO HOLDINGS INFORMATION

A description of the Master Portfolio’s policies and procedures with respect to disclosure of the Master Portfolio’s portfolio holdings is available in the Master Portfolio’s Part B of its registration statement.

See Item 11, “Description of the Master Portfolio and Its Investments and Risks,” in Part B for additional details.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER — BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2004, BGFA and its affiliates provided investment advisory services for over $1.3 trillion of assets under management.

BGFA provides the Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

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BGFA is entitled to receive monthly fees at the annual rate of 0.10% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests in the Master Portfolio may be referred to herein as “feeder funds.”

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest cent, although each Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of each Master Portfolio’s Net Assets is determined as of 5:00 p.m. Eastern Time (“Valuation Time”) on each day the New York Stock Exchange is open for business with the exception of Columbus Day and Veterans Day (a “Business Day”).

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are valued primarily on the basis of amortized cost.

An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

An investor in the Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations or interpretations. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any redemption may be suspended or the payment of redemption proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolio reserves the right to refuse any purchase of interests.

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The Master Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. These “in kind” redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

FREQUENT PURCHASES AND REDEMPTIONS OF FUND SHARES

Because of the Master Portfolio’s investment objective and strategies, the Master Portfolio’s Board of Trustees has adopted a policy of not monitoring for frequent purchase and redemption (“frequent trading”) activity that appears to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of a Master Portfolio’s portfolio securities after the close of the primary markets for those portfolio securities and the reflection of that change in a Master Portfolio’s net asset value (“market timing”), and a Master Portfolios’ Board of Trustees has not adopted a policy of monitoring for other frequent trading activity in a Master Portfolio.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolio generally will be declared and paid as a distribution daily to all investors of record as of 5:00 p.m. Eastern time on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or Holiday will be distributed to investors of record as of 5:00 p.m. Eastern time on the previous Business Day. The Master Portfolio’s net investment income will be distributed to an interestholder’s account on the interestholder’s payment date. Any net capital gains realized by the Master Portfolio will be distributed at least annually to an interestholder’s account on the interestholder’s payment date.

In general, a distribution of net investment income or realized capital gains to an interestholder will be tax-free for federal income tax purposes, unless the distribution exceeds the tax basis in the interestholder’s beneficial interests. Such distributions will reduce an interestholder’s tax basis in its beneficial interests, but not below zero.

The Master Portfolio will allocate its investment income, expenses, and realized and unrealized net gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

TAXES

The Master Portfolio will be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor’s share of the Master Portfolio’s taxable income and losses, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. The Master Portfolio will have no more than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

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Investor inquiries should be directed to Master Investment Portfolio, 45 Fremont Street, San Francisco, CA 94105.

ITEM 7. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP is a statutory trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a “master” fund in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in the Master Portfolio, but instead may purchase shares in a corresponding “feeder fund” that invests all of its assets in the Master Portfolio. Each feeder fund is an “accredited investor” as discussed in the Explanatory Note . Other accredited investors may also be permitted to invest in the Master Portfolio. Such other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

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MASTER INVESTMENT PORTFOLIO

PRIME MONEY MARKET MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

May 1, 2005

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with the Prime Money Market Master Portfolio’s Part A, also dated May 1, 2005. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., — Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, Massachusetts 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C.

ITEM 10. TRUST HISTORY.

MIP is an open-end management investment company organized on October 20, 1993 as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part B for the Prime Money Market Master Portfolio (the “Master Portfolio”), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity on certain matters under the Investment Company Act of 1940 (the “1940 Act”), and for other purposes. A holder of beneficial interests (an “interestholder”) of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers fourteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Investments in the Master Portfolio may be made only by investment companies or certain other entities, which are “accredited investors” within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as “feeder funds.”

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ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objective.

The Master Portfolio’s investment objective is set forth in Item 4, “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings,” of Part A. The Master Portfolio’s investment objective is non-fundamental which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of the Master Portfolio determine the types of portfolio securities in which the Master Portfolio invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

Investment Restrictions

Fundamental Investment Restrictions.

The Master Portfolio has adopted investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolio may not:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio’s investments in that industry would equal or exceed 25% of the current value of the Master Portfolio’s total assets, provided that this restriction does not limit the Master Portfolio’s: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements collateralized by U.S. Government securities, and provided further that the Master Portfolio reserves the right to concentrate in the obligations of domestic banks (as such term is interpreted by the SEC or its staff);

(2) Purchase the securities of any single issuer if, as a result, with respect to 75% of the Master Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of such issuer or the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Master Portfolio’s cash or cash items, investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies;

(3) Borrow money or issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

(4) Make loans to other parties, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans;

(5) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio’s investment program may be deemed to be an underwriting; and provided further, that the purchase by the Master Portfolio of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio shall not constitute an underwriting for purposes of this paragraph;

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(6) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business);

(7) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

With respect to paragraph 3, the 1940 Act currently allows the Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph 4, the 1940 Act and regulatory interpretations currently limit the percentage of the Master Portfolio’s securities that may be loaned to one-third of the value of its total assets.

Non-Fundamental Investment Restrictions.

The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that the Master Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 10% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (i) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (ii) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (iii) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

(4) The Master Portfolio may not purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs.

(5) The Master Portfolio may not write, purchase or sell puts, calls, straddles, spreads, warrants, options or any combination thereof, except that the Master Portfolio may purchase securities with put rights in order to maintain liquidity.

(6) The Master Portfolio may not purchase securities on margin (except for short-term credits necessary for the clearance of transactions and except for margin payments in connection with options, futures and options on futures) or make short sales of securities.

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(7) The Master Portfolio may not make investments for the purpose of exercising control or management; provided that the Master Portfolio may invest all its assets in a diversified, open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio, without regard to the limitations set forth in this paragraph.

Investments and Risks

General.

The assets of the Master Portfolio consist only of obligations with a remaining maturity of 397 calendar days or less from the date of acquisition (as determined in accordance with the regulations of the SEC), and the dollar-weighted average maturity of the Master Portfolio may not exceed 90 days. Under normal circumstances, the Master Portfolio expects to maintain a dollar-weighted average portfolio maturity 60 days or less. The securities in which the Master Portfolio may invest may not yield as high a level of current income as may be achieved from securities with less liquidity and less safety. There can be no assurance that the Master Portfolio’s investment objective will be realized as described in the Master Portfolio’s Part A.

Asset-Backed and Commercial Mortgage-Backed Securities.

The Master Portfolio may invest in asset-backed and commercial mortgaged-backed securities. Asset-backed securities are securities backed by consumer and commercial receivables or other assets. Commercial mortgage-backed securities are securities backed by commercial real estate properties. Both asset-backed and commercial mortgage-backed securities represent interests in “pools” of assets in which payments on the securities are made on a regular basis. The payments are, in effect, “passed through” to the holder of the securities (net of any fees paid to the issuer or guarantor of the securities). The average life of asset-backed and commercial mortgage-backed securities varies with the maturities of the underlying instruments and, as a result of prepayments, can often be less than the original maturity of the assets underlying the securities. For this and other reasons, an asset-backed and commercial mortgage-backed security’s stated maturity may be shortened, and the security’s total return may be difficult to predict precisely. The Master Portfolio may invest in such securities up to the limits prescribed by Rule 2a-7 and other provisions of the 1940 Act.

Bank Obligations.

The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers’ acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic branches of foreign banks, domestic savings and loan associations and other banking institutions.

Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the “FDIC”). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit (“CDs”) may be purchased by the Master Portfolio are insured

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by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by the Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits (“TDs”), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and/or governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on amounts realized on the obligations. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

In addition, federal branches licensed by the Comptroller of the Currency and branches licensed by certain states (“State Branches”) may be required to: (1) pledge to the appropriate regulatory authority, by depositing assets with a designated bank within the relevant state, a certain percentage of their assets as fixed from time to time by such regulatory authority; and (2) maintain assets within the relevant state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

Commercial Paper and Short-Term Corporate Debt Instruments.

The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and usually has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than thirteen months remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are deemed appropriate by Barclays Global Fund Advisors (“BGFA”) in accordance with Rule 2a-7 under the 1940 Act. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

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Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

These obligations are direct lending arrangements between the lender and borrower. There may not be an established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations that are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio.

Foreign Obligations.

The Master Portfolio may invest in certain securities of non-U.S. issuers. Investing in the securities of foreign issuers involves special risks and considerations not typically associated with investing in U.S. issuers. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or potentially confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, potential restrictions of the flow of international capital, and transaction costs of foreign currency conversions. Foreign issuers may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy with respect to growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions.

Obligations of Foreign Governments, Supranational Entities and Banks.

The Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which the Master Portfolio may invest. The Master Portfolio may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of the Master Portfolio’s assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

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Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by BGFA.

Funding Agreements.

The Master Portfolio may invest in short-term funding agreements. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by the purchaser. Funding agreements will also guarantee the return of principal and may guarantee a stream of payments over time. A funding agreement has a fixed maturity and may have either a fixed, variable or floating interest rate that is based on an index and guaranteed for a fixed time period. The Master Portfolio will purchase short-term funding agreements only from banks and insurance companies.

The secondary market, if any, for these funding agreements is limited; thus, such investments purchased by the Master Portfolio may be treated as illiquid. If a funding agreement is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Trustees. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the value of the Master Portfolio’s assets than if the value were based on available market quotations.

Illiquid Securities.

The Master Portfolio may invest in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Investment Company Securities.

The Master Portfolio may invest in shares of other open-end investment companies including investment companies that are affiliated with the Master Portfolio and its adviser, BGFA, that invest exclusively in high-quality short-term securities to the extent permitted under the 1940 Act. The Master Portfolio may also purchase shares of exchange listed closed-end funds, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of a Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of a Master Portfolio’s total assets with respect to all such companies in the aggregate.

Letters of Credit.

Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Master Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies that, in the opinion of BGFA are of comparable quality to issuers of other permitted investments of the Master Portfolio may be used for letter of credit-backed investments.

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Loan Participation Agreements.

The Master Portfolio may purchase interests in loan participations that typically represent direct participation in a loan to a corporate borrower, and generally are offered by an intermediary bank or other financial institution or lending syndicate. Under these loan participation arrangements, the Master Portfolio will have the right to receive payments of principal, interest and any fees to which it is entitled from the bank selling the loan participation upon receipt by the bank of the payments from the borrower. The borrower in the underlying loan will be deemed to be the issuer of the participation interest except to the extent the Master Portfolio derives its rights from the intermediary bank that sold the loan participation. Such loans must be to issuers in whose obligations the Master Portfolio may invest.

Because the bank issuing the loan participation does not guarantee the participation in any way, the participation is subject to the credit risks associated with the underlying corporate borrower. In addition, it may be necessary, under the terms of the loan participation, for the Master Portfolio to assert its rights against the underlying corporate borrower, in the event that the underlying corporate borrower should fail to pay principal and interest when due. Thus, the Master Portfolio could be subject to delays, expenses, and risks, which are greater than those that would have been involved if the Master Portfolio had purchased a direct obligation of the borrower. Moreover, under the terms of the loan participation, the Master Portfolio may be regarded as a creditor of the issuing bank (rather than of the underlying corporate borrower), so that the Master Portfolio also may be subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, the loan participation might be subject to certain defenses that can be asserted by the borrower as a result of improper conduct by the issuing bank.

The secondary market, if any, for these loan participation interests is limited; thus, such participations purchased by the Master Portfolio may be treated as illiquid. If a loan participation is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Trustees. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the value of the Master Portfolio’s assets than if the value were based on available market quotations.

Loans of Portfolio Securities.

The Master Portfolio may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. The Master Portfolio may terminate a loan at any time and obtain the return of the securities loaned. The Master Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. The Master Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Master Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of the lending Master Portfolio or through one or more joint accounts or money market funds, including those managed by BGFA.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Master Portfolio has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return the Master Portfolio’s securities as agreed, the Master Portfolio may experience losses if the proceeds received from liquidating the collateral does not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

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The Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Master Portfolio’s Board of Trustees. Barclays Global Investors, N.A. (“BGI”) acts as securities lending agent for the Master Portfolio subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Mortgage Pass-Through Securities.

The Master Portfolio may invest in mortgage pass-through securities which are a category of pass-through securities backed by pools of mortgages and issued by one of several U.S. Government-sponsored enterprises including: the Government National Mortgage Association (“GNMA”), Federal National Mortgage Association (“FNMA”) or Federal Home Loan Mortgage Corporation (“FHLMC”). In the basic mortgage pass-through structure, mortgages with similar issuer, term and coupon characteristics are collected and aggregated into a “pool” consisting of multiple mortgage loans. The pool is assigned a CUSIP number and undivided interests in the pool are traded and sold as pass-through securities. The holder of the security is entitled to a pro rata share of principal and interest payments (including unscheduled prepayments) from the pool of mortgage loans.

Municipal Securities.

The Master Portfolio may invest in municipal securities. Municipal securities are generally issued by states and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of a municipal security issuer to make payments on that security could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. Municipal securities in which the master Portfolio may invest include, but are not limited to, municipal lease obligations and securities issued by entities whose underlying assets are municipal bonds.

The Master Portfolio will invest in ‘high-quality’ long-term municipal bonds, municipal notes and short-term commercial paper, with remaining maturities not exceeding 397 calendar days.

Participation Interests.

The Master Portfolio may invest in participation interests in any type of security in which the Master Portfolio may invest. A participation interest gives the Master Portfolio an undivided interest in the underlying securities in the proportion that the Master Portfolio’s participation interest bears to the total principal amount of the underlying securities.

Repurchase Agreements.

The Master Portfolio may enter into repurchase agreements with certain counterparties. Repurchase agreements involve an agreement to purchase financial instruments and to resell those instruments back to the same counterparty at an agreed-upon date and price, which price reflects a rate of interest unrelated to a coupon rate or maturity of the purchased instruments. The value of the instruments purchased may be more or less than the price at which the counterparty has agreed to repurchase them. As protection against the risk that the counterparty will not fulfill its obligation, the instruments are marked to market daily and are maintained at a value at least equal to the sale price plus the accrued incremental amount. Delays or losses could result if the counterparty to the repurchase agreement defaults or becomes insolvent. The Master Portfolio will only engage in repurchase agreements with counterparties whose creditworthiness has been reviewed and found satisfactory by BGFA.

Restricted Securities.

Restricted securities are subject to legal restrictions on their sale. Difficulty in selling restricted securities may result in a loss or be costly to the Master Portfolio. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act, or in a registered public

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offering. Where registration is required, the restricted security’s holder may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time the holder decides to seek registration and the time the holder may be permitted to sell a security under an effective registration statement. If, during that period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

Unrated Investments.

The Master Portfolio may purchase instruments that are not rated if, in the opinion of BGFA, such obligations are of investment quality comparable to other rated investments that are permitted for purchase by the Master Portfolio, if they are purchased in accordance with the Master Portfolio’s procedures adopted by the Trust’s Board of Trustees in accordance with Rule 2a-7 under the 1940 Act. Such procedures require approval or ratification by the Trustees of the purchase of unrated securities. After purchase by the Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event will require an immediate sale of such security by the Master Portfolio provided that, when a security ceases to be rated, BGFA determines that such security presents minimal credit risks and, provided further that, when a security rating is downgraded below the eligible quality for investment or no longer presents minimal credit risks, BGFA finds that the sale of such security would not be in the Master Portfolio’s interestholder’s best interests.

To the extent the ratings given by a nationally recognized statistical ratings organization (“NRSRO”) may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in the Part A and in this Part B. The ratings of NRSROs are more fully described in the Part B Appendix.

To the extent that the Master Portfolio (or a feeder fund that invests in the Master Portfolio) seeks to be rated by an independent rating agency, the Master Portfolio will only invest in unrated securities in accordance with the procedures of the independent rating agency.

U.S. Government Obligations.

The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and Government National Mortgage Association (i.e. GNMA) certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with Federal National Mortgage Association (i.e. FNMA)). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Portfolio Holdings Information.

The Master Portfolio’s Board of Trustees has adopted a policy regarding the disclosure of the Master Portfolio’s portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of the Master Portfolio’s interestholders; (b) does not put the interests of the Master Portfolio’s investment adviser (“BGFA” or the “Investment Adviser”), the Master Portfolio’s distributor (the “Distributor”), or any affiliated person of the Master Portfolio, the Investment Adviser or the Distributor, above those of Master Portfolio interestholders; (c) does not advantage any current or prospective Master Portfolio interestholders over any other current or prospective Master Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements limiting the use of such information are in effect.

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Daily access to information concerning the Master Portfolio’s portfolio holdings is permitted (i) to certain personnel of those service providers that are involved in portfolio management and providing administrative, operational, risk management, or other support to portfolio management, including affiliated broker-dealers, and (ii) to other personnel of the Investment Adviser and other service providers, such as the Master Portfolio’s administrator, custodian and fund accountant, who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolio and the terms of the Master Portfolio’s current registration statement.

From time to time, information concerning the Master Portfolio’s portfolio holdings may also be provided to other entities that provide additional services to the Master Portfolio, including, among others, rating or ranking organizations, in the ordinary course of business, no earlier than the close of trading on the same business day as the date of the information.

In addition, the Master Portfolio will provide portfolio holdings information to the sponsors, administrators or other service providers for feeder funds as may be necessary to (i) conduct business in the ordinary course in a manner consistent with agreements with the feeder funds and the terms of the Master Portfolio’s current registration statement, or (ii) satisfy legal requirements applicable to the feeder funds. The Master Portfolio may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential feeder fund to the extent necessary for such entities to evaluate a potential investment in the relevant Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.

The Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the SEC on a quarterly basis, based on the Master Portfolio’s fiscal year, within 60 days of the end of the quarter, and will provide that information to shareholders, as required by federal securities laws and regulations thereunder. The Master Portfolio, however, may voluntarily disclose all or part of its portfolio holdings in advance of required filings with the SEC, provided that such information is made generally available to all interestholders and other interested parties in a manner that is consistent with the above policy for disclosure of portfolio holdings information. Such information may be made available through a website available to intermediaries and institutional investors or other means that make the information available to all likely interested parties in a contemporaneous manner.

The Master Portfolio’s Chief Compliance Officer may authorize disclosure of portfolio holdings information pursuant to the above policy and procedures.

The Master Portfolio’s Board of Trustees reviews the policy and the procedures for disclosure of portfolio holdings information at least annually.

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ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.” The Board of Trustees is responsible for the overall management and operations of the Master Portfolio. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each Trustee and Officer, unless otherwise indicated, is c/o Barclays Global Investors, Mutual Fund Administration, 45 Fremont Street, San Francisco, California 94105.

Interested Trustees & Officers

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Lee T. Kranefuss,** September 27, 1961	Trustee since November 16, 2001, President and Chief Executive Officer (since May 15, 2002).	Chief Executive Officer of the Intermediary Investor Business of Barclays Global Investors, N.A., (“BGI”).	124	Trustee of iShares Trust; Trustee of BGIF; and Director of iShares Inc.

Michael A. Latham, September 15, 1965	Secretary, Treasurer and Chief Financial Officer since April 1, 2003.	Chief Operating Officer of the Intermediary Investor Business of BGI (since 2004); Director of Mutual Fund Delivery of the Intermediary Investor Business of BGI (2000-2004); Head of Operations, BGI Europe (1997-2000).	N/A	None.

*	The Trust, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.
**	Lee T. Kranefuss is deemed to be an “interested person” of the Trust because he serves as Chief Executive Officer of the Intermediary Investor Business of BGI, the administrator of the Master Portfolios and the parent company of BGFA, the investment adviser of the Master Portfolios.

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Independent Trustees

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Mary G. F. Bitterman, May 29, 1944	Trustee since November 16, 2001.	President (since 2004) and Director (since 2003), of the Bernard Osher Foundation; Director, Lifelong Learning Institutes (since 2003), President and CEO, Public Broadcasting Service (since 2003); President and Chief Executive Officer of The James Irvine Foundation (from 2002-2003); President and Chief Executive Officer of KQED, Inc. from 1993-2002; Director, Bank of Hawaii.	27	Trustee of BGIF; Director, Bank of Hawaii.

Jack S. Euphrat, May 28, 1922	Trustee since October 20, 1993.	Private Investor.	27	Trustee of BGIF.

Richard K. Lyons, February 10, 1961	Trustee since November 16, 2001.	Acting Dean and Professor, University of California, Berkeley: Haas School of Business; Member, Council of Foreign Relations.	124	Trustee of BGIF; Director (Chairman) of Matthews Asian Funds (oversees 6 portfolios); Trustee of iShares Trust; and Director of iShares Inc.

Leo Soong, May 15, 1946	Trustee since February 9, 2000.	President of Trinity Products LLC (beverages); Managing Director of CG Roxane LLC (water company); Co-Founder of Crystal Geyser Water Co. (President through 1999).	27	Trustee of BGIF; Vice Chairman of the California Pacific Medical Center; Director of California State Automobile Association; and Director of the American Automobile Association.

*	The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.

Committees.

There are two standing committees of the Board of Trustees – the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Trustee that is not an “interested person” of the Trust (as such term is defined in the 1940 Act) (“Independent Trustee”). The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible.

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Pursuant to the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. Jack S. Euphrat serves as Chairman of the Nominating Committee. The Nominating Committee will not consider nominees recommended by interestholders. During the fiscal year ended December 31, 2004, the Nominating Committee did not hold any meetings.

The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolio’s accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolio’s financial statements and interacting with the Master Portfolio’s independent auditors on behalf of the full Board. Leo Soong serves as Chairman of the Audit Committee. During the fiscal year ended December 31, 2004, the Audit Committee held four meetings.

Beneficial Equity Ownership Information.

As of December 31, 2004, Trustees of the Trust, as a group, beneficially owned less than 1% of the outstanding beneficial interest of the Trust. The table below shows for each Trustee, the amount of interests in the Master Portfolio beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Master

Portfolios and Family of Investment Companies (as of December 31, 2004)

Interested Trustee	Dollar Range of Securities in Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Lee T. Kranefuss	0	D
Independent Trustees	Dollar Range of Securities in Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Mary G. F. Bitterman	0	0
Jack S. Euphrat	0	0
W. Rodney Hughes*	0	0
Richard K. Lyons	0	D
Leo Soong	0	0

*	Served as Trustee through December 31, 2004.

Ownership of Securities of Certain Entities.

As of December 31, 2004, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

Approval of Investment Advisory Contract.

Under Section 15(c) of the Investment Company Act of 1940, the Board is required to approve the Master Portfolio’s investment advisory contract with BGFA (the “Advisory Contract”) annually. The Board is provided with quantitative and qualitative information to assist the Board in evaluating the terms of the Advisory Contract. This information includes comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser, as well as a description of the quality of services provided by the investment adviser.

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Before approving the Advisory Contract, the Board reviewed a detailed profitability analysis of BGFA based on the fees payable under the Advisory Contract as well as any other servicing relationships between the Master Portfolio and BGFA or its affiliates. The Board analyzed the Master Portfolio’s contractual fees, including the investment advisory fee, as well as administration and Rule 12b-1 distribution fees, if any.

The Board also reviewed statistical information regarding the performance and expenses of the Master Portfolio. Prior to reviewing the statistical information, the Board was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for the Master Portfolio, the Board reviewed a comparison of Master Portfolio’s performance information to other funds in a peer group. The Board then reviewed a comparison of the Master Portfolio’s advisory fee, other fees and total expense ratio to other funds in its peer group.

During its review, the Board considered the advisory fees paid by the Master Portfolio as well as the total fees paid to BGFA and its affiliates for advisory and other services provided to the Master Portfolio. The Board also periodically reviews information pertaining to the fee structure for the Master Portfolio and considers whether alternative fee structures (i.e., breakpoint fee structures or performance-based fees) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in the Master Portfolio’s asset levels.

In addition, the Board analyzed BGFA’s background and services that it provides to the Master Portfolio. For example, the Board reviewed and discussed the investment philosophy and experience of BGFA. The Board also considered the background and experience of the senior management of BGFA and the level of attention given to the Master Portfolio by senior investment personnel of BGFA. In addition to the above considerations, the Board also analyzed BGFA’s indexing strategies, research capabilities, means for executing portfolio transactions and scope of investment services.

Based on the above analysis, the Board determined that the Advisory Contract, including the fee level, was fair and reasonable in light of all relevant circumstances. This determination was based on the following factors as discussed above: (i) level of profits realized by BGFA from its advisory arrangement with the Master Portfolio; (ii) an analysis of advisory fees paid by the Master Portfolio compared to other similar funds; (iii) the scope of BGFA’s background and experience; and (iv) the quality of services provided by BGFA.

Compensation.

Trustees of the Trust are compensated annually by all the registrants in the Fund Complex for their services as indicated in the table below, and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trustees are compensated by the Trust and BGIF for their services as Trustees to the Trust and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex.

Compensation Table

For the Calendar Year Ended December 31, 2004

Interested Trustee

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Lee Kranefuss Trustee	$0	$0

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Independent Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Mary G. F. Bitterman Trustee	$13,000	$26,000
Jack S. Euphrat Trustee	$13,000	$26,000
W. Rodney Hughes Trustee*	$13,000	$26,000
Richard K. Lyons Trustee	$13,000	$91,000
Leo Soong Trustee	$13,000	$26,000

*	Served as Trustee through December 31, 2004

Proxy Voting Policies.

The Trust has adopted as its proxy voting policies the proxy voting guidelines of BGFA, the investment adviser to the Master Portfolio. The Trust has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by the Master Portfolio. Therefore, the remainder of this section discusses BGFA’s proxy voting guidelines.

BGFA votes (or refrains from voting) proxies for the Master Portfolio in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of the Master Portfolio. In some cases, BGFA may determine that it is in the best interests of the Master Portfolio to refrain from exercising the Master Portfolio’s proxy voting rights (such as, for example, proxies on certain non-U.S. securities which might impose costly or time-consuming in-person voting requirements). BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolio. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates. When voting proxies, BGFA attempts to ensure that companies follow practices that advance their economic value and allow the market to place a proper value on their assets. With respect to certain specific issues:

•	BGFA generally supports management in the election of directors and generally supports proposals that strengthen the independence of boards of directors;

•	BGFA generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolio investing in such issuer; and

•	BGFA generally votes against anti-takeover proposals and proposals which would create additional barriers or costs to corporate transactions.

BGFA maintains institutional policies and procedures which are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates, from having any influence on BGFA’s proxy voting activity. In this way, BGFA seeks to prevent conflicts of interest that might influence BGFA’s independent business judgment on how to vote on specific proxy issues (or to refrain from voting). In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further

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safeguard to avoid the influence of a potential conflict of interest or as otherwise required by applicable law. Such independent fiduciary may either (i) vote such proxy, or (ii) provide BGFA with instructions as to how to vote such proxy. In the latter case, BGFA would vote the proxy in accordance with the independent fiduciary’s instructions.

Information with respect to how BGFA voted Fund proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available: (i) without charge, upon request, by calling 1-877-244-1544; and (ii) on the SEC’s Website at www.sec.gov.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 1, 2005, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolio. Approximate percentages are indicated in the following table:

Name and Address of Interestholder	Percentage of Master Portfolio	Jurisdiction of Organization	Nature of Ownership
BGIF Prime Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	89%	Delaware	Record

BGI Cayman Prime Money Market Fund C/O Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	11%	Cayman Islands	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder or record of more than 25% of a Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 5 in Part A.

Investment Adviser.

BGFA provides investment advisory services to the Master Portfolio pursuant to an Advisory Contract with MIP. The Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The Advisory Contract will terminate automatically in the event of its assignment (as defined in the 1940 Act).

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Advisory Fees.

BGFA is entitled to receive monthly fees at the annual rate of 0.10% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

For the periods shown below, the Master Portfolio paid to BGFA the following advisory fees:

	Period Ended 12/31/03*	Fiscal Year Ended 12/31/2004
Prime Money Market Master Portfolio	$552,683	$1,814,732

*	Commencement of operations April 16, 2003.

For the periods shown below, BGFA waived the following advisory fees with respect to the Master Portfolio:

	Period Ended 12/31/03*	Fiscal Year Ended 12/31/2004
Prime Money Market Master Portfolio	$1,199,673	$4,069.202

*	Commencement of operations April 16, 2003.

Administrator.

BGI serves as the Master Portfolio’s administrator. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s Trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates MIP’s Trustees, officers and employees who are affiliated with BGI. In addition, except as outlined below under “Expenses,” BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the advisory fees payable to BGFA.

BGI is not entitled to compensation for providing administration services to the Master Portfolio for so long as BGI is entitled to compensation for providing administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolio, or BGI or an affiliate receives advisory fees from the Master Portfolio. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolio, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator.

Placement Agent.

SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolio. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI does not receive compensation from the Master Portfolio for acting as placement agent.

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Custodian.

IBT is the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

Transfer and Dividend Disbursing Agent.

IBT also acts as the Master Portfolio’s transfer and dividend disbursing agent. IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolio.

Legal Counsel.

Morrison & Foerster LLP, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, serves as legal counsel to the Trust.

Expenses.

Except for advisory fees, extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, BGI has agreed to bear all costs of the Master Portfolio’s and MIP’s operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General.

BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase and sale of portfolio securities. In selecting brokers or dealers for any transaction in portfolio securities, BGFA’s policy is to make such selection based on factors deemed relevant, including but not limited to, the breadth of the market in the security, the price of the security, the reasonableness of the commission or mark-up or mark-down, if any, execution capability, settlement capability, back office efficiency and the financial condition of the broker or dealer, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers may also be selected because of their ability to handle special or difficult executions, such as may be involved in large block trades, less liquid securities, broad distributions, or other circumstances. BGFA does not consider the provision or value of research, products or services a broker or dealer may provide, if any, as a factor in the selection of a broker or dealer or the determination of the reasonableness of commissions paid in connection with portfolio transactions. The Master Portfolios have adopted policies and procedures that prohibit the consideration of sales of a Master Portfolio’s interests as a factor in the selection of a broker or a dealer to execute its portfolio transactions.

Purchases and sales of fixed income securities for the Bond Index Master Portfolio usually are principal transactions and ordinarily are purchased directly from the issuer or from an underwriter or broker-dealer. The Bond Index Master Portfolio does not usually pay brokerage commissions in connection with such purchases and sales, but such transactions may be subject to mark-ups or mark-downs.

A Master Portfolio’s purchase and sale orders for securities may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority. If purchases or sales of

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portfolio securities of a Master Portfolio and one or more other accounts managed or advised by BGFA are considered at or about the same time, transactions in such securities are allocated among the Master Portfolio and the other accounts in a manner deemed equitable to all by BGFA. In some cases, this procedure could have a detrimental effect on the price or volume of the security as far as a Master Portfolio is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to a Master Portfolio. BGFA may deal, trade and invest for its own account in the types of securities in which a Master Portfolio may invest. BGFA may, from time to time, effect trades on behalf of and for the account of a Master Portfolio with brokers or dealers that are affiliated with BGFA, in conformity with the 1940 Act and SEC rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Master Portfolios will not deal with affiliates in principal transactions unless permitted by applicable SEC rule or regulation or by SEC exemptive order.

Portfolio Turnover.

Portfolio turnover may vary from year to year, as well as within a year. Because the portfolios of the Master Portfolio consist of securities with relatively short-term maturities, the Master Portfolio expect to experience high portfolio turnover. A high portfolio turnover rate should not adversely affect the Master Portfolios since portfolio transactions ordinarily will be made directly with principals on a net basis and, consequently, the Master Portfolio usually will not incur brokerage expenses or excessive transaction costs.

Securities of Regular Brokers/Dealers.

As of December 31, 2004, the Master Portfolio owned securities of its “regular brokers or dealers” (as defined in the 1940 Act), or their parents, as follows:

Prime Money Market Master Portfolio	Regular Broker/Dealer or Parent	Amount
	Goldman Sachs Group Inc. (The)	$350,000,000
	Citigroup Global Markets Holdings Inc.	$299,616,667
	Merrill Lynch & Co. Inc.	$111,027,151
	Credit Suisse First Boston	$100,000,000
	Canadian Imperial Bank of Commerce	$99,968,455
	Morgan Stanley	$75,069,714

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Interestholders in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolio in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholder vote.

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Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of the Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Purchase of Interests.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in the Master Portfolio may be suspended or the date of redemption payment postponed for more than seven days (a) during any period when the New York Stock Exchange is closed (including customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted (i.e., Federal Reserve Bank holidays), or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio’s interestholders.

Valuation.

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are valued primarily on the basis of amortized cost. Shares of investment companies, other than investment companies whose shares are traded on an exchange, are valued at the fund’s published net asset value per share. The Master Portfolio uses the amortized cost method to determine the value of its portfolio securities pursuant to Rule 2a-7 under the 1940 Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the

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value, as determined by amortized cost, is higher or lower than the price that the Master Portfolio would receive if the security were sold. During these periods the yield to a shareholder may differ somewhat from that which could be obtained from a similar Master Portfolio that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method resulted in a lower value of the Master Portfolio’s portfolio on a particular day, a prospective investor in the Master Portfolio would be able to obtain a somewhat higher yield than would result from investment in the Master Portfolio using solely market values, and existing Master Portfolio interestholders would receive correspondingly less income. The converse would apply during periods of rising interest rates.

Rule 2a-7 provides that in order to value its portfolio using the amortized cost method, the Master Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase securities having remaining maturities (as defined in Rule 2a-7) of 397 calendar days or less and invest only in those high-quality securities that are determined by the Master Portfolio’s Board of Trustees to present minimal credit risks. The maturity of an instrument is generally deemed to be the period remaining until the date when the principal amount thereof is due or the date on which the instrument is to be redeemed. However, Rule 2a-7 provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable- and floating-rate instruments subject to demand features.

Fund Closings.

The holidays on which the Fund is closed currently are: New Years Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income, gains and losses (as determined for federal income tax purposes) generally will be included in determining the investor’s federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and regulations promulgated thereunder.

The Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Internal Revenue Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Withdrawals by investors from the Master Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or “substantially appreciated inventory,” as specially defined in the Internal Revenue Code, held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in the Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

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Amounts realized by the Master Portfolio on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

Some of the Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Accordingly, while the Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the Internal Revenue Service might not accept such treatment. If it did not, the special status under the Internal Revenue Code of a regulated investment company investing in the Master Portfolio might be jeopardized. The Master Portfolio intends to monitor developments in these areas. In addition, certain requirements that must be met under the Internal Revenue Code in order for a regulated investment company, which invests in the Master Portfolio, to maintain its status under the Internal Revenue Code may limit the extent to which the Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of the Master Portfolio. If the Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in the Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolio for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

PricewaterhouseCoopers LLP (“PwC”), 333 Market Street, San Francisco, California 94105, is an independent registered public accounting firm and serves as the independent auditor of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filings. The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ reports for the Master Portfolios for the fiscal year ended December 31, 2004, are included in the Master Portfolio’s Form N-CSR (SEC File No. 811-07332) as filed with the SEC on March 10, 2005 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts Bs delivered to interestholders or prospective interestholders.

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APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”):

S&P Long-Term Credit Ratings

“AAA”

An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA”

An obligation rated ‘AA’ differs from the highest rated obligations only in a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A”

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB”

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated ‘BB’, ‘B’ ‘CCC’, ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B”

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and it is dependent upon favorable business, financial, and economic conditions for the obligor to meets its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC”

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

“C”

A subordinated debt or preferred stock obligation rated ‘C’ is CURRENTLY HIGHLY VULNERABLE to nonpayment. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

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“D”

An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-).

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

S&P Short-Term Credit Ratings

“A-1”

A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2”

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3”

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B”

A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“C”

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

“D”

A short-term obligation rated ‘D’ is in payment for default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard and Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Moody’s Long-Term Credit Ratings

“Aaa”

Obligations rated ‘Aaa’ are judged to be of the highest quality, with minimal credit risk.

“Aa”

Obligations rated ‘Aa’ are judged to be of high quality and are subject to very low credit risk.

“A”

Obligations rated ‘A’ are considered upper-medium grade and are subject to low credit risk.

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“Baa”

Obligations rated ‘Baa’ are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba”

Obligations rated ‘Ba’ are judged to have speculative elements and are subject to substantial credit risk.

“B”

Obligations rated ‘B’ are considered speculative and are subject to high credit risk.

“Caa”

Obligations rated ‘Caa’ are judged to be of poor standing and are subject to very high credit risk.

“Ca”

Obligations rated ‘Ca’ are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”

Obligations rated ‘C’ are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Moody’s Short-Term Credit Ratings

“P-1”

Issuers (or supporting institutions) rated ‘Prime-1’ have a superior ability to repay short-term debt obligations.

“P-2”

Issuers (or supporting institutions) rated ‘Prime-2’ have a strong ability to repay short-term debt obligations.

“P-3”

Issuers (or supporting institutions) rated ‘Prime-3’ have an acceptable ability to repay short-term obligations.

“NP”

Issuers (or supporting institutions) rated ‘Not Prime’ do not fall within any of the Prime rating categories.

Fitch Long-Term Credit Ratings

Fitch’s long-term credit ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

“AAA”

Obligations rated “AAA” are considered to be investment grade. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

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“AA”

Obligations rated “AA” are considered to be investment grade. ‘AA’ ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”

Obligations rated “A” are considered to be investment grade. ‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB”

Bonds rated “BBB” are considered to be investment grade. ‘BBB’ ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

“BB”

Obligations rated “BB” are considered to be speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as a result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

“B”

Obligations rated “B” are considered to be highly speculative. ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

“CCC”, “CC” and “C”

Obligations rated “CCC”, “CC” and “C” are considered to be in high default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’ rating indicates that default of some kind appears probably. ‘C’ ratings signal imminent default.

“DDD”, “DD” and “D”

Obligations rated “DDD”, “DD” and “D” are currently in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. ‘DDD’ obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. ‘DD’ indicates potential recoveries in the range of 50%-90% and ‘D’ the lowest recovery potential, i.e. below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated ‘DDD’ have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated ‘DD’ and ‘D’ are generally undergoing a formal reorganization or liquidation process; those rated ‘DD’ are likely to satisfy a higher portion of their outstanding obligations, while entities rated ‘D’ have a poor prospect of repaying all obligations.

Notes:

“+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ category or to categories below ‘CCC’.

Fitch Short-Term Credit Ratings

Fitch’s short-term credit ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

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A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

“F-1”

Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F-2”

Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F-3”

Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

“B”

Speculative. Minimal capacity for timely payments of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

“C”

High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

“D”

Default. Denotes actual or imminent payment default.

Notes:

“+” may be appended to an ‘F1’ rating class to denote relative status within the category.

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MASTER INVESTMENT PORTFOLIO

RUSSELL 2000 INDEX MASTER PORTFOLIO

EXPLANATORY NOTE

General. Master Investment Portfolio (“MIP”) is an open-end, management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part A for the Russell 2000 Index Master Portfolio (the “Master Portfolio”), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity on certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for other purposes. A holder of beneficial interests (an “interestholder”) of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers fourteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

PART A

May 1, 2005

Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVE

•	The Russell 2000 Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of the Russell 2000 Index.[1]

The Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of the Master Portfolio determine the securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objective of the Master Portfolio will be achieved.

[1]	Frank Russell Company does not sponsor the Master Portfolio, nor is it affiliated in any way with Barclays Global Fund Advisors (“BGFA”) or the Master Portfolio. Frank Russell Company and Russell 2000® Index are trademarks of Frank Russell Company. The Master Portfolio is not sponsored, endorsed, sold, or promoted by Frank Russell Company, and Frank Russell Company makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

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PRINCIPAL INVESTMENT STRATEGIES

•	The Russell 2000 Index Master Portfolio seeks to match the total return performance of the small-capitalization sector of the U.S. stock market by investing in common stocks included in the Russell 2000 Index. The Russell 2000 Index measures the performance of the small-capitalization sector of the U.S. equity market. The Russell 2000 Index consists of the smallest 2000 companies in the Russell 3000 Index. The Russell 3000 Index represents approximately 98% of the U.S. equity market. The Russell 2000 Index represents approximately 8% of the total market capitalization of the Russell 3000 Index. The weightings of stocks in the Russell 2000 Index are based on each stock’s relative total market capitalization; that is, its market price per share times the number of shares outstanding. The Master Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Master Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

No attempt is made to manage the portfolio of the Master Portfolio using economic, financial and market analysis. The Master Portfolio is managed by determining which securities are to be purchased or sold to match, to the extent feasible, the capitalization range and returns of the Russell 2000 Index. Under normal circumstances, at least 90% of the value of the Master Portfolio’s assets, plus the amount of any borrowing for investment purposes, is invested in investments comprising the Russell 2000 Index. BGFA considers investments that provide substantially similar exposure to securities in the Russell 2000 Index to be investments comprising such index. The Master Portfolio may also invest in high-quality money market instruments, including shares of money market funds advised by BGFA.

The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before fees and expenses and the total return of the Russell 2000 Index. The Master Portfolio’s ability to match its investment performance to the investment performance of the Russell 2000 Index may be affected by, among other things: the Master Portfolio’s expenses; the amount of cash and cash equivalents held by the Master Portfolio; the manner in which the total return of the Russell 2000 Index is calculated; the size of the Master Portfolio’s investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Master Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its portfolio to the securities comprising the Russell 2000 Index. BGFA regularly monitors the Master Portfolio’s correlation to the Russell 2000 Index and adjusts the Master Portfolio’s portfolio to the extent necessary to achieve a correlation of at least 95% with the index. Inclusion of a security in the Russell 2000 Index in no way implies an opinion by Frank Russell Company as to its attractiveness as an investment.

BGFA may use statistical sampling techniques to attempt to replicate the returns of the Russell 2000 Index using a smaller number of securities. Statistical sampling techniques attempt to match the investment characteristics of the index and the Master Portfolio by taking into account such factors as capitalization, industry exposures, dividend yield, price/earnings ratio, price/book ratio, and earnings growth. The sampling techniques utilized by the Master Portfolio are designed to allow the Master Portfolio to substantially duplicate the investment performance of the Russell 2000 Index. However, the Master Portfolio is not expected to track the Russell 2000 Index with the same degree of accuracy that complete replication of such index would provide. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or “rebalanced”) to reflect changes in the characteristics of the Russell 2000 Index.

The Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio may use futures contracts, options and other derivative transactions to manage its short-term liquidity and/or as substitutes for comparable market positions in securities in the index. The Master Portfolio may invest up to 15% of the value of its assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days.

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RISK CONSIDERATIONS

General — The net asset value of the Master Portfolio’s beneficial interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities — The equity investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. Different parts of the equity market and different types of equity securities, however, can fluctuate separately in response to issuer, political, market and economic developments. In addition, many of the companies whose securities comprise the Russell 2000 Index are smaller companies, which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies.

Issuer-Specific Changes — Changes in the financial condition of an issuer, changes in specific economic or political conditions that affect a particular type of security or issuer, and changes in general economic or political conditions can affect the value of an issuer’s securities.

Small Company Investing — The value of securities of smaller, less well-known issuers can be more volatile than that of larger issuers and can react differently to issuer, political, market and economic developments than the market as a whole and other types of stocks. Smaller issuers can have more limited product lines, markets and financial resources.

Tracking Error Risk – Certain factors may affect BGFA’s ability to achieve close correlation with the Russell 2000 Index, such as rounding of prices and changes to the index and regulatory policies. Therefore, the return of the Master Portfolio may deviate from that of the index.

Other Investment Considerations — The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. In addition, in the event that the marked-to-market value of any over-the-counter derivative transaction(s) entered into by the Master Portfolio gives rise to negative exposure (that is, if the relevant derivative transaction(s) were to be terminated, the Master Portfolio would owe money to the counterparty), the Master Portfolio may be required to post collateral to its counterparty in order to reduce or eliminate that negative exposure, which may have an adverse impact on the Master Portfolio’s performance. The Master Portfolio may also invest in securities that are subject to legal restrictions on their sale and may be considered illiquid. Difficulty in selling restricted securities may result in a loss or be costly to the Master Portfolio.

PORTFOLIO HOLDINGS

A description of the Master Portfolio’s policies and procedures with respect to disclosure of the Master Portfolio’s portfolio holdings is available in the Master Portfolio’s Part B of its registration statement.

See Item 11, “Description of the Master Portfolios and Their Investments and Risks” in Part B for additional details.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER — BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (“BGI”), which, in turn, is an indirect subsidiary of Barclays Bank PLC, and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2004, BGFA and its affiliates provided investment advisory services for over $1.3 trillion of assets under management.

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BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

ADMINISTRATOR – BGI serves as administrator of the Master Portfolio. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates the MIP’s trustees, officers and employees who are affiliated with BGI.

BGI has agreed to bear all costs of the Master Portfolio’s and MIP’s operations, except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses that are borne by the Master Portfolio, such as fees payable to BGFA and BGI. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable. BGI is entitled to receive a monthly fee at an annual rate of 0.02% of the average daily net assets of the Master Portfolio. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolio, and BGI pay IBT for those services out of the fees BGI receives for its services as administrator.

PORTFOLIO MANAGER

Ed Corallo and Patrick O’Connor are primarily responsible for the day-to-day management of the Russell 2000 Master Portfolio (the “Portfolio Managers”). Each Portfolio Manager is responsible for various functions related to portfolio management, including, but not limited to, investing cash inflows, coordinating with members of their team to focus on certain asset classes, implementing investment strategy, researching and reviewing investment strategy, and overseeing members of his or her portfolio management team with more limited responsibilities, but each Portfolio manager has appropriate limitations on his or her authority for risk management and compliance purposes.

Ed Corallo is an employee of Barclays Global Fund Advisors (“BGFA”) and Barclays Global Investors, N.A. (“BGI”) and has been primarily responsible for the day-to-day management of the Russell 2000 Master Portfolio since April 1999.

Patrick O’Connor is an employee of Barclays Global Fund Advisors (“BGFA”) and Barclays Global Investors, N.A. (“BGI”) and has been primarily responsible for the day-to-day management of the Russell 2000 Master Portfolio since September 1999.

The Russell 2000 Master Portfolio’s Part B provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers’ ownership of shares in the Funds for which they are Portfolio Managers.

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ITEM 6. INTERESTHOLDER INFORMATION.

PURCHASE, REDEMPTION AND PRICING OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions, which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Only investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Master Portfolio. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Some investment companies that hold beneficial interests of the Master Portfolio are sometimes referred to herein as “feeder funds.”

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest (rounded to the nearest cent, although the Master Portfolio reserves the right to calculate proportionate ownership interest to more than two decimal places) in the Master Portfolio’s aggregate net assets (“Net Assets”) (i.e., the value of its total assets (including the securities held by the Master Portfolio plus any cash or other assets, including interest and dividends accrued but not yet received) less total liabilities (including accrued expenses)) as next determined after an order is received in proper form. The value of the Master Portfolio’s Net Assets is determined as of the close of regular trading on the New York Stock Exchange, which is typically 4:00 p.m. (Eastern time) (“Valuation Time”) on each day the New York Stock Exchange is open for business (a “Business Day”).

An investor in the Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each investor’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s Net Assets by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or redemptions of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or redemptions from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or redemptions from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are valued primarily on the basis of market prices. In the event that a market price for an investment is not available or is not reliable, the investment will be valued using fair value pricing in accordance with BGI’s pricing policy, as approved by the Master Portfolio’s Board of Trustees. The frequency with which the Master Portfolio’s investments are valued using fair value pricing is primarily a function of the types of securities and other assets in which the Master Portfolio invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by extreme market conditions; (vii) a security affected by currency controls or restrictions; and (viii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Master Portfolio’s net asset value is computed and that may materially affect the value of the Master Portfolio’s investments). Examples of events that may be “significant events” are government actions, natural disasters, armed conflict, acts of terrorism, and significant market fluctuations.

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Valuing the Master Portfolio’s investments using fair value pricing will result in using prices for those investments that may differ from current market prices. Accordingly, fair value pricing could result in a difference between the prices used to calculate the Master Portfolio’s net asset value and the prices used by the Master Portfolio’s benchmark index, which, in turn, could result in a difference between the Master Portfolio’s performance and the performance of the Master Portfolio’s benchmark index.

An investor in the Master Portfolio may redeem all or any portion of its interest on any Business Day at the net asset value next determined after a redemption request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations and interpretations. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists. In addition, the Master Portfolio reserves the right to refuse any purchase of interests.

The Master Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. These “in kind” redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

FREQUENT PURCHASES AND REDEMPTIONS OF INTERESTS

Frequent purchases and redemptions of Master Portfolio interests (“frequent trading”) may have a detrimental effect on the Master Portfolio and its interestholders. Depending on various factors, such as the size of the Master Portfolios and the amount of assets maintained in cash, frequent trading may harm the performance of the Master Portfolio by interfering with the implementation of the Master Portfolio’s investment strategies and/or increasing transaction costs and taxes, and/or may dilute the value of Master Portfolio interests held by long-term investors. Frequent trading may include activity that appears to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of the Master Portfolio’s portfolio securities after the close of the primary markets for those portfolio securities and the reflection of that change in the Master Portfolio’s net asset value (“market timing”).

BGI will monitor for market timing activity in the Master Portfolio pursuant to a policy and procedures adopted by the Master Portfolio’s Board of Trustees. Due to the complexity and subjectivity involved in identifying market timing activity, there can be no assurance that BGI will identify all trades and trading practices that are market timing activity. In addition, BGI’s ability to monitor trades that are placed by shareholders of feeder funds invested in the Master Portfolio is severely limited because BGI does not receive transaction information showing individual investment decisions. In addition, feeder funds’ ability to impose restrictions on the trading practices of their shareholders may be affected by legal or technological limitations. BGI, however, monitors aggregate trades and seeks to work with feeder funds to address potential market timing activity that has a significant effect on the performance of the Master Portfolio and restrict or eliminate such activity where possible.

The Master Portfolio’s Board of Trustees has not adopted a policy of monitoring for other frequent trading activity in the Master Portfolio in light of the nature of the Master Portfolio’s interestholders.

NET INVESTMENT INCOME AND CAPITAL GAIN ALLOCATIONS AND DISTRIBUTIONS

Any net investment income of the Master Portfolio generally will be accrued and allocated daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. The Master Portfolio’s net investment income for a Saturday, Sunday or Holiday will be distributed to investors of record as of 4:00 p.m. (Eastern time) on the previous business day. The Master Portfolio’s net investment income will be distributed to an interestholder’s account on the interestholder’s payment date. Any net capital gains realized by the Master Portfolio will be distributed at least annually to an interestholder’s account on the interestholder’s payment date.

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The Master Portfolio will allocate its investment income, expenses, and realized and unrealized gains and losses to its interestholders pro rata in accordance with their beneficial interests. Allocations of taxable income or loss may be made in a different manner in order to comply with federal income tax rules.

TAXES

The Master Portfolio will be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor’s share of the Master Portfolio’s taxable income and losses, regardless of whether any distributions are made to the investor, generally will be included in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have “passed through” to interestholders any of the Master Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. The Master Portfolio will have no more than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Investor inquiries should be directed to Master Investment Portfolio, 45 Fremont Street, San Francisco, CA 94105.

ITEM 7. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP is a statutory trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without interestholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 45 Fremont Street, San Francisco, CA 94105.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a “master” fund in a “master/feeder” structure. A non-accredited investor may not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding “feeder fund” that is an accredited investor and invests all of its assets in the Master Portfolio. Other accredited investors may also be permitted to invest in the Master Portfolio. Such other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, some indirect investors may have different returns than other indirect investors in the Master Portfolio.

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ITEM 8. FINANCIAL HIGHLIGHTS.

The response to Item 8 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

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MASTER INVESTMENT PORTFOLIO

RUSSELL 2000 INDEX MASTER PORTFOLIO

PART B — STATEMENT OF ADDITIONAL INFORMATION

May 1, 2005

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio (“MIP” or the “Trust”) is an open-end, management investment company. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with the Russell 2000 Index Master Portfolio’s Part A, also dated May 1, 2005. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., — Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission (“SEC”) in Washington, D.C.

ITEM 10. TRUST HISTORY.

MIP is an open-end management investment company, organized (on October 20, 1993) as a statutory trust under the laws of the State of Delaware. MIP is a “series fund,” which is a mutual fund company that has been divided into separate portfolios. This is Part B for the Russell 2000 Index Master Portfolio (the “Master Portfolio”), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940 (the “1940 Act”) and for other purposes. A holder of beneficial interests (an “interestholder”) of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, on certain matters, MIP interestholders vote together as a group; on other matters, they vote separately by portfolio. MIP currently offers fourteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933 (the “1933 Act”). Investments in the Master Portfolio may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. Some investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as “feeder funds.”

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ITEM 11. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives.

The Master Portfolio’s investment objective is set forth in Item 4, “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings,” of Part A. The Master Portfolio’s investment objective is non-fundamental, which means it can be changed by MIP’s Board of Trustees without interestholder approval. The investment objective and investment policies of the Master Portfolio determine the types of portfolio securities in which the Master Portfolio invests, the degree of risk to which the Master Portfolio is subject and, ultimately, the Master Portfolio’s performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

Investment Restrictions

Fundamental Investment Restrictions.

The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolio may not:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio’s investments in that industry would exceed 25% of the current value of the Master Portfolio’s total assets, provided that this restriction does not limit the Master Portfolio’s: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements provided further that the Master Portfolio reserves the right to concentrate in the obligations of domestic banks (as such term is interpreted by the SEC or its staff); and provided further that the Master Portfolio reserves the right to concentrate in any industry in which the Russell 2000 Index becomes concentrated approximately to the same degree during the same period.

(2) Purchase securities of any issuer if, as a result, with respect to 75% of the Master Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Master Portfolio’s investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies.

(3) Borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(4) Issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(5) Make loans to other parties if, as a result, the aggregate value of such loans would exceed one-third of the Master Portfolio’s total assets. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans.

(6) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Master Portfolio’s investment program may be deemed to be an underwriting.

(7) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

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(8) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

With respect to paragraph 3, the 1940 Act currently allows the Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph 5, the 1940 Act and regulatory interpretations currently limit the percentage of the Master Portfolio’s securities that may be loaned to one-third of the value of its total assets.

Non-Fundamental Investment Restrictions.

The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that the Master Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

(4) The Master Portfolio will provide interestholders with at least 60 days’ notice of any change to the Master Portfolio’s non-fundamental policy to invest at least 90% of the value of the Master Portfolio’s net assets, plus the amount of any borrowing for investment purposes, in securities comprising the Russell 2000 Index. The notice will be provided in plain English in a separate written document, and will contain the following prominent statement or similar statement in bold-face type: “Important Notice Regarding Change in Investment Policy.” This statement will appear on both the notice and the envelope in which it is delivered, unless it is delivered separately from other communications to interestholders, in which case the statement will appear either on the notice or the envelope in which the notice is delivered.

Investments and Risks

Borrowing.

The Master Portfolio may borrow money for temporary or emergency purposes, including the meeting of redemption requests. Borrowing involves special risk considerations. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds (or on the assets that were retained rather than sold to meet the needs for which funds were borrowed). Under adverse market conditions, the Master Portfolio might have to sell portfolio securities to meet interest or principal payments at a time when investment considerations would not favor such sales. Reverse repurchase agreements, short sales not against the box, dollar roll transactions and other similar investments that involve a form of leverage have characteristics similar to borrowings, but are not considered borrowings if the Master Portfolio maintains a segregated account.

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Equity Securities.

Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally; particular industries, sectors or geographic regions represented in those markets; or individual issuers. The types of developments that may affect an issuer of an equity security include management performance, financial leverage and reduced demand for the issuer’s goods or services. Common and preferred stock represent equity or ownership interests in an issuer. Preferred stock, however, pays dividends at a specified rate and has precedence over common stock in the payment of dividends. In the event an issuer is liquidated or declares bankruptcy, the claims of owners of bonds and preferred stock take precedence over the claims of those who own common stock.

Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

These obligations are direct lending arrangements between the lender and borrower. There may not be an established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations that are not so rated only if Barclays Global Fund Advisors (“BGFA”) determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by BGFA.

Futures Contracts and Options Transactions.

The Master Portfolio may enter into futures contracts and may purchase and write (i.e. sell) options thereon. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or

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financial instrument at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are also subject to market risk (i.e., exposure to adverse price changes). In addition, in employing futures contracts as a hedge against cash market price volatility, futures prices may correlate imperfectly with the prices of securities held by the Master Portfolio. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute.

The Master Portfolio may engage only in futures contract transactions involving: (i) the sale of a futures contract (i.e., a short position) to hedge the value of securities held by the Master Portfolio; (ii) the purchase of a futures contract when the Master Portfolio holds a short position having the same delivery month (i.e., a long position offsetting a short position); or (iii) the purchase of a futures contract to permit the Master Portfolio to, in effect, participate in the market for the designated securities underlying the futures contract without actually owning such designated securities. If the Master Portfolio enters into a short position in a futures contract as a hedge against anticipated adverse market movements and the market then rises, the increase in the value of the hedged securities will be offset, in whole or in part, by a loss on the futures contract. If, instead, the Master Portfolio purchases a futures contract as a substitute for investing in the designated underlying securities, the Master Portfolio will experience gains or losses that correspond generally to gains or losses in the underlying securities.

Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

Upon the exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily and that change would be reflected in the net asset value of the Master Portfolio.

The Master Portfolio has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5, and, therefore, the Master Portfolio is not subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act.

Stock Index Futures and Options on Stock Index Futures.

The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers “shares” of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date – the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. The Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity.

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An option on a stock index is similar to an option on a stock except that (a) the expiration cycles vary either monthly or quarterly, and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash “exercise settlement amount” equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed “index multiplier.” Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiplier. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset a position in stock index options prior to expiration by entering into a closing transaction on an exchange or the writer may let the option expire unexercised.

Index Swaps.

The Master Portfolio may enter into index swaps. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The use of index swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

Future Developments.

The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments that are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio’s investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its Part A or Part B.

Illiquid Securities.

The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

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Initial Public Offerings.

The Master Portfolio may purchase shares issued in initial public offerings (“IPOs”) in anticipation of such shares becoming part of the Russell 2000 Index. Although companies can be any age or size at the time of their IPOs, they are often smaller and have a limited operating history, which creates a greater potential for the value of their securities to be impaired following the IPO. In addition, market psychology prevailing at the time of an IPO can have a substantial and unpredictable effect on the price of an IPO security, causing the price of a company’s securities to be particular volatile at the time of its IPO and for a period thereafter. Because of the nature of IPOs and the fact that such securities may not be part of the Russell 2000 Index at the time of the Master Portfolio’s purchase, the Master Portfolio’s investments in IPOs may cause its performance to track the Russell 2000 Index less closely.

Investment Companies and Exchange Traded Funds.

The Master Portfolio may invest in securities issued by other open-end and closed end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of the Master Portfolio’s total assets with respect to all such companies in the aggregate. The Master Portfolio has obtained permission from the SEC (via exemptive order) to invest any cash balances that have not been otherwise invested in portfolio securities, and money received as collateral through securities lending activities in certain affiliated money market funds, including those of MIP, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc., which comply with Rule 2a-7 under the 1940 Act. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses.

The Master Portfolio may purchase shares of exchange-traded funds (“ETFs”). Typically, the Master Portfolio would purchase ETF shares for the same reason it would purchase (and as an alternative to purchasing) futures contracts – to obtain relatively low-cost exposure to the stock market while maintaining flexibility to meet the liquidity needs of the Master Portfolio. ETF shares enjoy several advantages over futures. Depending on the market, the holding period, and other factors, ETF shares can be less costly than futures. In addition, ETF shares can be purchased for smaller sums and offer exposure to market sectors and styles for which there is no suitable or liquid futures contract. The Master Portfolio may invest a small portion of its assets in shares of ETFs that are advised by BGFA. BGFA will receive investment advisory fees at both the Master Portfolio level and the ETF level for investments by the Master Portfolio in shares of an ETF advised by BGFA. Because most ETFs are investment companies, the Master Portfolio’s purchases of ETF shares generally are subject to the 3/5/10% limitations described above.

An investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange traded) that has the same investment objectives, strategies, and policies. The price of an ETF can fluctuate within a wide range, and the Master Portfolio could lose money investing in an ETF if the prices of the stocks owned by the ETF go down. In addition, ETFs are subject to the following risks that do not apply to conventional funds: (i) the market price of the ETF’s shares may trade at a discount to their net asset value; (ii) an active trading market for an ETF’s shares may not develop or be maintained; or (iii) trading of an ETF’s shares may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts stock trading generally.

Loans of Portfolio Securities.

The Master Portfolio may lend portfolio securities to certain creditworthy borrowers, including borrowers affiliated with BGFA. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. The Master Portfolio may terminate a loan at any time and obtain the return of the securities loaned. The Master Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

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With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. The Master Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Master Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of the lending Master Portfolio or through one or more joint accounts or money market funds, including those managed by BGFA.

Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Master Portfolio has agreed to pay a borrower), and credit, legal, counterparty and market risk. In the event a borrower does not return the Master Portfolio’s securities as agreed, the Master Portfolio may experience losses if the proceeds received from liquidating the collateral does not at least equal the value of the loaned security at the time the collateral is liquidated plus the transaction costs incurred in purchasing replacement securities.

The Master Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to a securities lending agent who administers the lending program in accordance with guidelines approved by the Master Portfolio’s Board of Trustees. Barclays Global Investors, N.A. (“BGI”) acts as securities lending agent for the Master Portfolio subject to the overall supervision of BGFA. BGI receives a portion of the revenues generated by securities lending activities as compensation for its services in this regard.

Repurchase Agreements.

The Master Portfolio may enter into repurchase agreements with certain counterparties. Repurchase agreements involve an agreement to purchase financial instruments and to resell those instruments back to the same counterparty at an agreed-upon date and price, which price reflects a rate of interest unrelated to a coupon rate or maturity of the purchased instruments. The value of the instruments purchased may be more or less than the price at which the counterparty has agreed to repurchase them. As protection against the risk that the counterparty will not fulfill its obligation, the instruments are marked to market daily and are maintained at a value at least equal to the sale price plus the accrued incremental amount. Delays or losses could result if the counterparty to the repurchase agreement defaults or becomes insolvent. The Master Portfolio will only engage in repurchase agreements with counterparties whose creditworthiness has been reviewed and found satisfactory by BGFA.

Restricted Securities.

Restricted securities are subject to legal restrictions on their sale. Difficulty in selling restricted securities may result in a loss or be costly to the Master Portfolio. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933 (the 1933 Act), or in a registered public offering. Where registration is required, the restricted security’s holder may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time the holder decides to seek registration and the time the holder may be permitted to sell a security under an effective registration statement. If, during that period, adverse market conditions were to develop, the holder might obtain a less favorable price than prevailed when it decided to seek registration of the security.

Reverse Repurchase Agreements.

The Master Portfolio may enter into reverse repurchase agreements, which involve the sale of securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. Generally the effect of such transactions is that the Master Portfolio can recover all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement, while in many cases the Master Portfolio is able to keep some of the interest income associated with those securities. Such transactions are only advantageous if the Master Portfolio has an opportunity to earn a greater rate of interest on the cash derived from these transactions than the interest cost of obtaining the same amount of cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available and the Master Portfolio intends to use the reverse repurchase technique only when

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BGFA believes it will be advantageous to the Master Portfolio. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of the Master Portfolio’s assets. The custodian bank will maintain a separate account for the Master Portfolio with securities having a value equal to or greater than such commitments. Under the 1940 Act, reverse repurchase agreements are considered borrowings.

Short Term Instruments.

The Master Portfolio may invest in various money market instruments. Money market instruments are generally short-term investments that may include but are not limited to: (i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit (“CDs”), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches); (iii) commercial paper; (iv) non-convertible corporate debt securities (e.g., bonds and debentures); (v) repurchase agreements; and (vi) U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, in the opinion of BGFA, are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Money market instruments also include shares of money market mutual funds, including those managed by BGFA.

U.S. Government Obligations.

The Master Portfolio may invest in various types of U.S. Government obligations. A U.S. Government obligation is a type of bond. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and Government National Mortgage Association (i.e., GNMA) certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with Federal National Mortgage Association (i.e., FNMA), Federal Home Loan Mortgage Corporation (i.e., FHLMC), or Federal Home Loan Bank (i.e., FHLB) notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no

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assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Warrants.

A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specified amount of the corporation’s capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities.

Portfolio Holdings Information.

The Master Portfolio’s Board of Trustees has adopted a policy regarding the disclosure of the Master Portfolio’s portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of the Master Portfolio’s interestholders; (b) does not put the interests of the Master Portfolio’s investment adviser (the “BGFA” or “Investment Adviser”), the Master Portfolio’s distributor (the “Distributor”), or any affiliated person of the Master Portfolio, the Investment Adviser or the Distributor, above those of Master Portfolio interestholders; (c) does not advantage any current or prospective Master Portfolio interestholders over any other current or prospective Master Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements limiting the use of such information are in effect.

Daily access to information concerning the Master Portfolio’s portfolio holdings is permitted (i) to certain personnel of those service providers that are involved in portfolio management and providing administrative, operational, risk management, or other support to portfolio management, including affiliated broker-dealers, and (ii) to other personnel of the Investment Adviser and other service providers, such as the Master Portfolio’s administrator, custodian and fund accountant, who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolio and the terms of the Master Portfolio’s current registration statement.

From time to time, information concerning the Master Portfolio’s portfolio holdings may also be provided to other entities that provide additional services to the Master Portfolio, including, among others, rating or ranking organizations, in the ordinary course of business, no earlier than the close of trading on the same business day as the date of the information.

In addition, the Master Portfolio will provide portfolio holdings information to the sponsors, administrators or other service providers for feeder funds as may be necessary to (i) conduct business in the ordinary course in a manner consistent with agreements with the feeder funds and the terms of the Master Portfolio’s current registration statement, or (ii) satisfy legal requirements applicable to the feeder funds. The Master Portfolio may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential feeder fund to the extent necessary for such entities to evaluate a potential investment in the Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.

The Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the SEC on a quarterly basis, based on the Master Portfolio’s fiscal year, within 60 days of the end of the quarter, and will provide that information to shareholders, as required by federal securities laws and regulations thereunder. The Master Portfolio, however, may voluntarily disclose all or part of its portfolio holdings in advance of required filings with the SEC, provided that such information is made generally available to all interestholders and other interested parties in a manner that is consistent with the above policy for disclosure of portfolio holdings information. Such information may be made available through a website available to intermediaries and institutional investors or other means that make the information available to all likely interested parties in a contemporaneous manner.

The Master Portfolio’s Chief Compliance Officer may authorize disclosure of portfolio holdings information pursuant to the above policy and procedures.

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The Master Portfolio’s Board of Trustees reviews the policy and the procedures for disclosure of portfolio holdings information at least annually.

ITEM 12. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled “Management, Organization and Capital Structure.” The Board of Trustees is responsible for the overall management and operations of the Master Portfolio. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each Trustee and Officer, unless otherwise indicated, is c/o Barclays Global Investors, N.A., Mutual Fund Administration, 45 Fremont Street, San Francisco, CA 94105.

Interested Trustees & Officers

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Lee T. Kranefuss,** September 27, 1961	Trustee since November 16, 2001, President and Chief Executive Officer (since May 15, 2002).	Chief Executive Officer of the Intermediary Investor Business of BGI.	124	Trustee of iShares Trust; Trustee of BGIF; and Director of iShares Inc.

Michael A. Latham, September 15, 1965	Secretary, Treasurer and Chief Financial Officer since April 1, 2003.	Chief Operating Officer of the Intermediary Investor Business of BGI (since 2004); Director of Mutual Fund Delivery of the Intermediary Investor Business of BGI (2000-2004); Head of Operations, BGI Europe (1997-2000).	N/A	None.

*	The Trust, Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.
**	Lee T. Kranefuss is deemed to be an “interested person” of the Trust because he serves as Chief Executive Officer of the Intermediary Investor Business of BGI, the administrator of the Master Portfolios and the parent company of BGFA, the investment adviser of the Master Portfolios.

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Independent Trustees

Name and Date of Birth	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Mary G. F. Bitterman, May 29, 1944	Trustee since November 16, 2001.	President (since 2004) and Director (since 2003), of the Bernard Osher Foundation; Director, Lifelong Learning Institutes (since 2003), President and CEO, Public Broadcasting Service (since 2003); President and Chief Executive Officer of The James Irvine Foundation (from 2002-2003); President and Chief Executive Officer of KQED, Inc. from 1993-2002; Director, Bank of Hawaii.	27	Trustee of BGIF; Director, Bank of Hawaii.

Jack S. Euphrat, May 28, 1922	Trustee since October 20, 1993.	Private Investor.	27	Trustee of BGIF.

Richard K. Lyons, February 10, 1961	Trustee since November 16, 2001.	Acting Dean, Professor, University of California, Berkeley: Haas School of Business; Member, Council of Foreign Relations.	124	Trustee of BGIF; Director (Chairman) of Matthews Asian Funds (oversees 6 portfolios); Trustee of iShares Trust; and Director of iShares Inc.

Leo Soong, May 15, 1946	Trustee since February 9, 2000.	President of Trinity Products LLC (beverages); Managing Director of CG Roxane LLC (water company); Co-Founder of Crystal Geyser Water Co. (President through 1999).	27	Trustee of BGIF; Vice Chairman of the California Pacific Medical Center; Director of California State Automobile Association; and Director of the American Automobile Association.

*	The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act.

Committees.

There are two standing committees of the Board of Trustees – the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Trustee that is not an “interested person” of the Trust (as such term is defined in the 1940 Act) (“Independent Trustee”). The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible. Pursuant to the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. Jack S. Euphrat serves as Chairman of the Nominating Committee. The Nominating Committee will not consider nominees recommended by interestholders. During the fiscal year ended December 31, 2004, the Nominating Committee did not hold any meetings.

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The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolio’s accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolio’s financial statements and interacting with the Master Portfolio’s independent auditors on behalf of the full Board. Leo Soong serves as Chairman of the Audit Committee. During the fiscal year ended December 31, 2004, the Audit Committee held four meetings.

Beneficial Equity Ownership Information.

As of the date of this Part B, Trustees of the Trust, as a group, beneficially owned less than 1% of the outstanding beneficial interest of the Trust. The table below shows for each Trustee, the amount of interests in the Master Portfolio beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Master

Portfolios and Family of Investment Companies (as of December 31, 2004)

Interested Trustee	Dollar Range of Securities in Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Lee T. Kranefuss	0	D

Independent Trustees	Dollar Range of Securities in Master Portfolio	Aggregate Dollar Range of Securities in the Family of Investment Companies
Mary G. F. Bitterman	0	0
Jack S. Euphrat	0	0
W. Rodney Hughes*	0	0
Richard K. Lyons	0	D
Leo Soong	0	0

*	Served as Trustee through December 31, 2004.

Ownership of Securities of Certain Entities.

As of December 31, 2004, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

Approval of Investment Advisory Contract.

Under Section 15(c) of the Investment Company Act of 1940, the Board is required to approve the Master Portfolio’s investment advisory contract with BGFA (the “Advisory Contract”) annually. The Board is provided with quantitative and qualitative information to assist the Board in evaluating the terms of the Advisory Contract. This information includes comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser, as well as a description of the quality of services provided by the investment adviser.

Before approving the Advisory Contract, the Board reviewed a detailed profitability analysis of BGFA based on the fees payable under the Advisory Contract as well as any other servicing relationships between the Master Portfolio and BGFA or its affiliates. The Board analyzed the Master Portfolio’s contractual fees, including the investment advisory fee, as well as administration and Rule 12b-1 distribution fees, if any.

The Board also reviewed statistical information regarding the performance and expenses of the Master Portfolio. Prior to reviewing the statistical information, the Board was provided with a detailed description of the methodology

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used to prepare this information. In addition to the performance information for the Master Portfolio, the Board reviewed a comparison of the Master Portfolio’s performance information to other funds in a peer group. The Board then reviewed a comparison of the Master Portfolio’s advisory fee, other fees and total expense ratio to other funds in its peer group.

During its review, the Board considered the advisory fees paid by the Master Portfolio as well as the total fees paid to BGFA and its affiliates for advisory and other services provided to the Master Portfolio. The Board also periodically reviews information pertaining to the fee structure for the Master Portfolio and considers whether alternative fee structures (i.e. breakpoint fee structures or performance-based fees) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in the Master Portfolio’s asset levels.

In addition, the Board analyzed BGFA’s background and services that it provides to the Master Portfolio. For example, the Board reviewed and discussed the investment philosophy and experience of BGFA. The Board also considered the background and experience of the senior management of BGFA and the level of attention given to the Master Portfolio by senior investment personnel of BGFA. In addition to the above considerations, the Board also analyzed BGFA’s indexing strategies, research capabilities, means for executing portfolio transactions and scope of investment services.

Based on the above analysis, the Board determined that the Advisory Contract, including the fee level, was fair and reasonable in light of all relevant circumstances. This determination was based on the following factors as discussed above: (i) level of profits realized by BGFA from the Advisory Contract; (ii) an analysis of advisory fees paid by the Master Portfolio compared to other similar funds; (iii) the scope of BGFA’s background and experience; and (iv) the quality of services provided by BGFA.

Compensation.

Trustees of the Trust are compensated annually by all the registrants in the Fund Complex for their services as indicated in the table below, and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trustees are compensated by the Trust and BGIF for their services as Trustees to the Trust and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex. As of the date of this Part B, the Trustees and Principal Officers of the Trust as a group beneficially owned less than 1% of the outstanding beneficial interest of the Trust.

Compensation Table

For the Calendar Year Ended December 31, 2004

Interested Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Lee Kranefuss Trustee	$0	$0

Independent Trustees

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Mary G. F. Bitterman Trustee	$13,000	$26,000
Jack S. Euphrat Trustee	$13,000	$26,000
W. Rodney Hughes Trustee*	$13,000	$26,000

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Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Richard K. Lyons Trustee	$13,000	$91,000
Leo Soong Trustee	$13,000	$26,000

*	Served as Trustee through December 31, 2004.

Code of Ethics.

The Trust BGFA and SEI have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act. The Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, subject to certain limitations, including securities that may be purchased or held by the Master Portfolios. The Codes of Ethics are on public file with, and are available from, the SEC.

Proxy Voting Policies.

The Trust has adopted as its proxy voting policies the proxy voting guidelines of BGFA, the investment adviser to the Master Portfolio. The Trust has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by the Master Portfolio. Therefore, the remainder of this section discusses BGFA’s proxy voting guidelines.

BGFA votes (or refrains from voting) proxies for the Master Portfolio in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of the Master Portfolio. In some cases, BGFA may determine that it is in the best interests of the Master Portfolio to refrain from exercising the Master Portfolio’s proxy voting rights (such as, for example, proxies on certain non-U.S. securities which might impose costly or time-consuming in-person voting requirements). BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolio. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates. When voting proxies, BGFA attempts to ensure that companies follow practices that advance their economic value and allow the market to place a proper value on their assets. With respect to certain specific issues:

•	BGFA generally supports management in the election of directors and generally supports proposals that strengthen the independence of boards of directors;

•	BGFA generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolio investing in such issuer; and

•	BGFA generally votes against anti-takeover proposals and proposals which would create additional barriers or costs to corporate transactions.

BGFA maintains institutional policies and procedures which are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates, from having any influence on BGFA’s proxy voting activity. In this way, BGFA seeks to prevent conflicts of interest that might influence BGFA’s independent business judgment on how to vote on specific proxy issues (or to refrain from voting). In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further safeguard to avoid the influence of a potential conflict of interest or as otherwise required by applicable law. Such independent fiduciary may either (i) vote such proxy, or (ii) provide BGFA with instructions as to how to vote such proxy. In the latter case, BGFA would vote the proxy in accordance with the independent fiduciary’s instructions.

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Information with respect to how BGFA voted Fund proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available: (i) without charge, upon request, by calling 1-877-244-1544; and (ii) on the SEC’s website at www.sec.gov.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of April 1, 2005, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolio. Approximate percentages are indicated in the table below:

Name and Address of Interestholder	Jurisdiction of Organization	Percentage of Master Portfolio
State Farm Russell 2000 Index Fund One State Farm Plaza Bloomington, IL 61710	Delaware	100%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 5 in Part A.

Investment Adviser.

BGFA provides investment advisory services to the Master Portfolio pursuant to an Advisory Contract with MIP. The Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The Advisory Contract will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Advisory Fees.

BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the periods shown below, the Master Portfolio paid to BGFA the following advisory fees:

Master Portfolio	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
Russell 2000 Index	$57,447	$94,049	$153,342

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Administrator.

BGI serves as the administrator of the Master Portfolio. BGI provides the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s Trustees and officers. BGI also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates MIP’s Trustees, officers and employees who are affiliated with BGI.

Administration Fees.

BGI is entitled to receive a monthly fee at an annual rate of 0.02% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses as described below under “Expenses”. BGI has contracted with Investors Bank & Trust Company (“IBT”) to provide certain sub-administration services for the Master Portfolio, and BGI pays IBT for those services out of the fees BGI receives for its services as administrator.

For the periods shown below, the Master Portfolio paid BGI the following administration fees:

Master Portfolio	Fiscal Year Ended 12/31/2002*	Fiscal Year Ended 12/31/2003*	Fiscal Year Ended 12/31/2004
Russell 2000 Index	$14,362	$23,512	$38,336

*	Stephens Inc. (“Stephens”) and BGI serviced as co-administrators of the Master Portfolio until April 1, 2003. Therefore, fees paid for the above periods, through March 31, 2003, were paid jointly to Stephens and BGI.

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Placement Agent.

SEI Investments Distribution Co. (“SEI”) is the placement agent for the Master Portfolio. SEI is a registered broker/dealer located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. SEI does not receive compensation from the Master Portfolio for acting as placement agent.

Custodian.

IBT is the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it receives compensation for providing sub-administration services to the Master Portfolios.

Transfer and Dividend Disbursing Agent.

IBT also acts as the Master Portfolio’s transfer and dividend disbursing agent. IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds that invest substantially all of their assets in the Master Portfolio.

Legal Counsel.

Morrison & Foerster LLP., 2000 Pennsylvania Avenue NW, Washington, D.C. 20006, serves as legal counsel to the Trust.

Expenses.

Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses that are borne by the Master Portfolio, such as investment advisory fees payable to BGFA and administration fees, if any, payable to BGI, BGI has agreed to bear all costs of the Master Portfolio’s and MIP’s operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 15. PORTFOLIO MANAGERS

The following information supplements and should be read in conjunction with Item 5 in Part A.

As of December 31, 2004, the individuals named as Portfolio Managers in the Russell 2000 Master Portfolio’s prospectuses were also primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts in addition to the Russell 2000 Master Portfolio, as indicated in the table below:

Ed Corallo	Number of other Accounts Managed	Total Assets
Registered Investment Companies	60	$76,393,130,652
Other Pooled Investment Vehicles	2	$1,235,585,422
Other Accounts	8	$2,338,549,334

Patrick O’Connor	Number of other Accounts Managed	Total Assets
Registered Investment Companies	60	$76,393,130,652
Other Pooled Investment Vehicles	2	$1,235,585,422
Other Accounts	10	$2,338,848,763

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Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management seek to track the rate of return, risk profile and other characteristics of independent third-party indexes by either replicating the same combination of securities that compose those indexes or sampling the securities that compose those indexes based on objective criteria and data. Certain of the portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day management are composed of securities the identity and amount of which are selected by a computer model that is based on prescribed, objective criteria using independent third-party data to transform independently maintained indexes. The Portfolio Managers are required to manage each portfolio or account to meet those objectives. Pursuant to BGI and BGFA policy, investment opportunities are allocated equitably among the Russell 2000 Master Portfolio and other portfolios and accounts. For example, under certain circumstances, an investment opportunity may be restricted due to limited supply on the market, legal constraints or other factors, in which event the investment opportunity will be allocated equitably among those portfolios and accounts, including the Russell 2000 Master Portfolio, seeking such investment opportunity. As a consequence, from time to time the Russell 2000 Master Portfolio may receive a smaller allocation of an investment opportunity than they would have if the Portfolio Managers and BGFA and its affiliates did not manage other portfolios or accounts.

Like the Russell 2000 Master Portfolio, the other portfolios or accounts for which the Portfolio Managers are primarily responsible for the day-to-day portfolio management generally pay an asset-based fee to BGFA or BGI, as applicable, for its advisory services. One or more of those other portfolios or accounts, however, may pay BGI an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services. A portfolio or account with an incentive-based fee would pay BGI a portion of that portfolio’s or account’s gains, or would pay BGI more for its services than would otherwise be the case if BGI meets or exceeds specified performance targets. By their very nature, incentive-based fee arrangements could present an incentive for BGI to devote greater resources, and allocate more investment opportunities, to the portfolios or accounts that have those fee arrangements, relative to other portfolios or accounts, in order to earn larger fees. Although BGI has an obligation to allocate resources and opportunities equitably among portfolios and accounts and intends to do so, interestholders of the Russell 2000 Master Portfolio should be aware that, as with any group of portfolios and accounts managed by an investment adviser and/or its affiliates pursuant to varying fee arrangements, including incentive-based fee arrangements, there is the potential for a conflict-of-interest, that may result in the Portfolio Managers’ favoring those portfolios or accounts with incentive-based fee arrangements.

As of December 31, 2004, for the Russell 2000 Master Portfolio, each Portfolio Manager receives a salary and is eligible to receive an annual bonus. Each Portfolio Manager’s salary is a fixed amount generally determined annually based on a number of factors, including, but limited to, the Portfolio Manager’s title, scope of responsibilities, experience and knowledge. Each Portfolio Manager’s bonus is a discretionary amount determined annually based on the overall profitability of the various Barclays Global Investors companies worldwide, the performance of the Portfolio Manager’s business unit, and an assessment of the Portfolio Manager’s individual performance. The Portfolio Manager’s salary and annual bonus are paid in cash. In addition, a Portfolio Manager may be paid a signing bonus or other amounts in connection with initiation of employment with BGFA. If a Portfolio Manager satisfied the requirements for being part of a “select group of management or highly compensated employees (within the meaning of ERISA section 401(a))” as so specified under the terms of BGI’s Compensation Deferral Plan, the Portfolio Manager may elect to defer a portion of his or her bonus under that Plan.

Portfolio Managers may be selected, on a fully discretionary basis, for awards under BGI’s Compensation Enhancement Plan (“CEP”). Under CEP, these awards are determined annually, and vest after two years. At the option of the CEP administrators, the award may be “notionally invested” in funds managed by BGI, which means that the final award amount may be increased or decreased according to the performance of the BGI-managed funds over the two-year period. If the award is not notionally invested, the original award amount is paid once vested.

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A Portfolio Manager may be granted options to purchase shares in Barclays Global Investors UK Holdings Limited (“BGI UK Holdings”), a company organized under the laws of England and Wales that directly or indirectly owns all of the Barclays Global Investors companies worldwide, which options vest in three equal installments over three years and are generally exercisable during prescribed exercise windows. Shares purchased must generally be held 355 days prior to sale. For such purposes, the value of BGI UK Holdings is based on its fair value as determined by an independent public accounting firm.

As of December 31, 2004, the Portfolio Managers beneficially owned shares of the Russell 2000 Master Portfolio for which they are primarily responsible for the day-to-day management in amounts reflected in the following table.

Russell 2000 Index Master Portfolio

	None	$0	$1 to $ 10k	$10,001 to $50k	$50,001 to $100k	$100,001 to $500k	$500,001 to $1m	over $1m
Ed Corallo	X
Patrick O’Connor	X

ITEM 16. BROKERAGE TRANSACTIONS AND OTHER PRACTICES.

General.

BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase and sale of portfolio securities. In selecting brokers or dealers for any transaction in portfolio securities, BGFA’s policy is to make such selection based on factors deemed relevant, including but not limited to, the breadth of the market in the security, the price of the security, the reasonableness of the commission or mark-up or mark-down, if any, execution capability, settlement capability, back office efficiency and the financial condition of the broker or dealer, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers may also be selected because of their ability to handle special or difficult executions, such as may be involved in large block trades, less liquid securities, broad distributions, or other circumstances. BGFA does not consider the provision or value of research, products or services a broker or dealer may provide, if any, as a factor in the selection of a broker or dealer or the determination of the reasonableness of commissions paid in connection with portfolio transactions. The Master Portfoli has adopted policies and procedures that prohibit the consideration of sales of the Master Portfolio’s interests as a factor in the selection of a broker or a dealer to execute its portfolio transactions.

The Master Portfolios’s purchase and sale orders for securities may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority. If purchases or sales of portfolio securities of the Master Portfolio and one or more other accounts managed or advised by BGFA are considered at or about the same time, transactions in such securities are allocated among the Master Portfolio and the other accounts in a manner deemed equitable to all by BGFA. In some cases, this procedure could have a detrimental effect on the price or volume of the security as far as the Master Portfolio is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Master Portfolio. BGFA may deal, trade and invest for its own account in the types of securities in with the Master Portfolio may invest. BGFA may, from time to time, effect trades on behalf of and for the account of a Master Portfolio with brokers or dealers that are affiliated with BGFA, in conformity with the 1940 Act and SEC rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Master Portfolio will not deal with affiliates in principal transactions unless permitted by applicable SEC rule or regulation or by SEC exemptive order.

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Portfolio Turnover.

Portfolio turnover may vary from year to year, as well as within a year. High portfolio turnover rates may result in comparatively greater brokerage expenses and larger amounts of short-term capital gains allocable to interestholders. The variation in the portfolio turnover rate for the Russell 2000 Index Master Portfolio for the fiscal year ended 2004 (20%) as compared to the Master Portfolio’s portfolio turnover rate for the fiscal year ended 2003 (48%) is due to the inclusion of in-kind transactions of the master portfolio in the reported 2003 rate. The portfolio turnover rate the fiscal year ended 2003 excluding in-kind transactions for the Russell 2000 Index Master Portfolios was 22%.

Brokerage Commissions.

For the periods shown below, the Master Portfolio paid the following brokerage commissions.

Master Portfolio	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
Russell 2000 Index	$56,650	$63,185	$43,642

Brokerage Commissions Paid to Affiliates.

For the periods shown below, the Master Portfolio paid brokerage commissions to Barclays Global Investors Services (“BGIS”), a subsidiary of BGI, in the dollar amounts shown below.

Master Portfolio	Fiscal Year Ended 12/31/2002	Fiscal Year Ended 12/31/2003	Fiscal Year Ended 12/31/2004
Russell 2000 Index	$0	$0	$0

Securities of Regular Brokers/Dealers.

As of December 31, 2004, the Master Portfolio owned securities of its “regular brokers or dealers” (as defined in the 1940 Act), or their parents, as follows:

Master Portfolio	Broker/Dealer or Parent	Amount
Russell 2000 Index	Investment Technology Group Inc.	$169,580

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Interestholders in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to interestholders will not be made pro rata in accordance with their interests in the Master Portfolio in order to comply with tax rules and regulations applicable to such allocations. Upon liquidation or dissolution of the Master

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Portfolio, interestholders are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its interestholders. Interests in the Master Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Master Portfolio may not be transferred. No certificates are issued.

Each interestholder is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Interestholders in MIP do not have cumulative voting rights, and interestholders holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other interestholders in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of interestholders but MIP may hold special meetings of interestholders when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an interestholder vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Purchase of Interests.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of BGFA, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions.

The right of redemption of interests in the Master Portfolio may be suspended or the date of redemption payment postponed for more than seven days (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of the value of its net assets is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio’s interestholders.

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Valuation.

In calculating the Master Portfolio’s net asset value, the Master Portfolio’s investments are valued primarily on the basis of market prices. Investments for which the primary market is a national securities or commodities exchange or a recognized foreign securities exchange or commodities exchange are valued at last sale prices on the principal exchange on which they are traded, or in the absence of any sale on the valuation date, at latest quoted bid prices. Securities for which the primary market is Nasdaq Stock Market, Inc. (“Nasdaq”) are valued at the Nasdaq official closing price or, in the absence of any sale on the valuation date, at latest quoted bid prices, which are obtained from a reputable independent pricing service. U.S. Government securities and all other securities for which current over-the-counter market quotations are readily available are valued at latest quoted bid prices, which are obtained from one or more reputable independent pricing services. If quoted prices are unavailable or inaccurate, market values are determined based on quotes obtained from brokers, dealers and/or based on averages of prices obtained from reputable independent pricing services. Money market instruments and debt securities maturing in 60 days or less are valued at amortized cost, and shares of investment companies, other than investment companies whose shares are traded on an exchange, are valued at the fund’s published net asset value per share. Securities held under a repurchase agreement are valued at a price equal to the amount of the cash investment at the time of valuation on the valuation date. The market values of the underlying securities are determined in accordance with the above discussed valuation procedures, as appropriate, for the purpose of determining the adequacy of collateral.

New York Stock Exchange Closings.

The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a statutory trust under Delaware law. Under MIP’s current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income, gains and losses (as determined for federal income tax purposes) generally will be included in determining the investor’s federal income tax liability, regardless of whether the Master Portfolio makes any distributions to the investor. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

The Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a “regulated investment company” under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s “investment company taxable income” annually).

Withdrawals by investors from the Master Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the tax basis of the investor’s interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor’s interests in the Master Portfolio and includes a disproportionate share of any “unrealized receivables” or “substantially appreciated inventory,” as specially defined in the Code, held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The tax basis of any investor’s interests in the Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor’s share of taxable income from the Master Portfolio and decreased, but not below zero, by the amount of any cash distributions, the tax basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

23

Some of the Master Portfolio’s investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Accordingly, while the Master Portfolio intends to account for such transactions in a manner it deems to be appropriate, the Internal Revenue Service might not accept such treatment. If it did not, the special status under the Code of a regulated investment company investing in the Master Portfolio might be jeopardized. The Master Portfolio intends to monitor developments in these areas. In addition, certain requirements that must be met under the Code in order for a regulated investment company, which invests in the Master Portfolio, to maintain its status under the Code may limit the extent to which the Master Portfolio will be able to engage in swap agreements. Transactions that are treated as “straddles” may affect the character and/or time of recognizing other gains and losses of the Master Portfolio. If the Master Portfolio enters into a transaction (such as a “short sale against the box”) that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

In addition to the investments described above, prospective interestholders should be aware that other investments made by the Master Portfolio may involve sophisticated tax rules that may result in income or gain recognition by the Master Portfolio without corresponding current cash receipts. Although the Master Portfolio seeks to avoid significant noncash income, such noncash income could be recognized by the Master Portfolio, in which case the Master Portfolio may distribute cash derived from other sources in order for regulated investment companies investing the Master Portfolio to maintain their status under the Code. In this regard, the Master Portfolio could be required at times to liquidate investments prematurely in order to satisfy its minimum distribution requirements.

Current federal income tax law provides for a maximum individual federal income tax rate applicable to “qualified dividend income” of 15%. In general, “qualified dividend income” is income attributable to dividends received from certain domestic and foreign corporations on or after January 1, 2003, as long as certain holding period requirements are met. Absent further legislation, these reduced rates of tax will expire after December 31, 2008. For this purpose, a regulated investment company investing in the Master Portfolio will be allocated its pro rata share of qualified dividend income realized by the Master Portfolio.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in the Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Master Portfolio.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is SEI, which receives no compensation from the Master Portfolio for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

PricewaterhouseCoopers LLP (“PwC”), 333 Market Street, San Francisco, California 94105, is an independent registered public accounting firm and serves as the independent auditors of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filings. The audited financial statements, including the schedule of investments, statement of assets and liabilities, statement of operations, statements of changes in net assets, and independent auditors’ reports for the Master Portfolios for the fiscal year ended December 31, 2004, are included in the Master Portfolio’s Form N-CSR (SEC File No. 811-07332) as filed with the SEC on March 10, 2005 and are hereby incorporated by reference. The audited financial statements for the Master Portfolios are attached to all Parts Bs delivered to interestholders or prospective interestholders.

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APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc. (“Fitch”):

S&P Long-Term Credit Ratings

“AAA”

An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

“AA”

An obligation rated ‘AA’ differs from the highest rated obligations only in a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

“A”

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

“BBB”

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated ‘BB’, ‘B’ ‘CCC’, ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

“BB”

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“B”

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

“CCC”

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and it is dependent upon favorable business, financial, and economic conditions for the obligor to meets its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

“CC”

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

“C”

A subordinated debt or preferred stock obligation rated ‘C’ is CURRENTLY HIGHLY VULNERABLE to nonpayment. The ‘C’ rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A ‘C’ also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

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“D”

An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or minus (-).

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

S&P Short-Term Credit Ratings

“A-1”

A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2”

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

“A-3”

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

“B”

A short-term obligation rated ‘B’ is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

“C”

A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

“D”

A short-term obligation rated ‘D’ is in payment for default. The ‘D’ rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard and Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Moody’s Long-Term Credit Ratings

“Aaa”

Obligations rated ‘Aaa’ are judged to be of the highest quality, with minimal credit risk.

“Aa”

Obligations rated ‘Aa’ are judged to be of high quality and are subject to very low credit risk.

“A”

Obligations rated ‘A’ are considered upper-medium grade and are subject to low credit risk.

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“Baa”

Obligations rated ‘Baa’ are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

“Ba”

Obligations rated ‘Ba’ are judged to have speculative elements and are subject to substantial credit risk.

“B”

Obligations rated ‘B’ are considered speculative and are subject to high credit risk.

“Caa”

Obligations rated ‘Caa’ are judged to be of poor standing and are subject to very high credit risk.

“Ca”

Obligations rated ‘Ca’ are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C”

Obligations rated ‘C’ are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Moody’s Short-Term Credit Ratings

“P-1”

Issuers (or supporting institutions) rated ‘Prime-1’ have a superior ability to repay short-term debt obligations.

“P-2”

Issuers (or supporting institutions) rated ‘Prime-2’ have a strong ability to repay short-term debt obligations.

“P-3”

Issuers (or supporting institutions) rated ‘Prime-3’ have an acceptable ability to repay short-term obligations.

“NP”

Issuers (or supporting institutions) rated ‘Not Prime’ do not fall within any of the Prime rating categories.

Fitch Long-Term Credit Ratings

Fitch’s long-term credit ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

“AAA”

Obligations rated “AAA” are considered to be investment grade. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

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“AA”

Obligations rated “AA” are considered to be investment grade. ‘AA’ ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A”

Obligations rated “A” are considered to be investment grade. ‘A’ ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

“BBB”

Bonds rated “BBB” are considered to be investment grade. ‘BBB’ ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

“BB”

Obligations rated “BB” are considered to be speculative. ‘BB’ ratings indicate that there is a possibility of credit risk developing, particularly as a result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

“B”

Obligations rated “B” are considered to be highly speculative. ‘B’ ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

“CCC”, “CC” and “C”

Obligations rated “CCC”, “CC” and “C” are considered to be in high default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A ‘CC’ rating indicates that default of some kind appears probably. ‘C’ ratings signal imminent default.

“DDD”, “DD” and “D”

Obligations rated “DDD”, “DD” and “D” are currently in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. ‘DDD’ obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. ‘DD’ indicates potential recoveries in the range of 50%-90% and ‘D’ the lowest recovery potential, i.e. below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated ‘DDD’ have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated ‘DD’ and ‘D’ are generally undergoing a formal reorganization or liquidation process; those rated ‘DD’ are likely to satisfy a higher portion of their outstanding obligations, while entities rated ‘D’ have a poor prospect of repaying all obligations.

Notes:

“+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ category or to categories below ‘CCC’.

Fitch Short-Term Credit Ratings

Fitch’s short-term credit ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

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“F-1”

Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F-2”

Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

“F-3”

Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

“B”

Speculative. Minimal capacity for timely payments of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

“C”

High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

“D”

Default. Denotes actual or imminent payment default.

Notes:

“+” may be appended to an ‘F1’ rating class to denote relative status within the category.

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MASTER INVESTMENT PORTFOLIO

File No. 811-8162

PART C

OTHER INFORMATION

Item 23.	Exhibits.

Exhibit	Description

(a)(1)	Amended and Restated Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed November 15, 1993 and August 31, 1998.

(a)(2)	Certificate of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed November 15, 1993 and August 31, 1998.

(a)(3)	Amendment to the Amended and Restated Agreement and Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed August 31, 1998.

(a)(4)	Certificate of Amendment to the Certificate of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed August 31, 1998.

(b)	By-Laws, incorporated by reference to the Registration Statement on Form N-1A filed November 15, 1993 and August 31, 1998.

(c)	Not Applicable.

(d)(1)	Investment Advisory Contract by and among Barclays Global Fund Advisors (“BGFA”) and Master Investment Portfolio (“MIP”) on behalf of the LifePath Retirement, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios, incorporated by reference to Amendment No. 14, filed April 30, 2001.

(d)(2)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Bond Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 8, 1996.

(d)(3)	Investment Advisory Contract by and among BGFA and MIP on behalf of the S&P 500 Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 8, 1996.

(d)(4)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Money Market Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(d)(5)	Investment Advisory Contract by and among BGFA and MIP on behalf of the International Index Master Portfolio, incorporated by reference to Amendment No. 11 to the Registration Statement, filed September 30, 1999.

(d)(6)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Russell 2000 Index Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

Exhibit	Description

(d)(7)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Prime Money Market Master Portfolio, incorporated by reference to Amendment No. 20 to the Registration Statement, filed April 30, 2003.

(d)(8)	Form of Investment Advisory Contract by and among BGFA and MIP on behalf of the Active Stock Master Portfolio and CoreAlpha Bond Master Portfolio, incorporated by reference to Amendment No. 22, filed January 16, 2004.

(d)(9)	Investment Advisory Contract by and among BGFA and MIP on behalf of the Government Money Market Master Portfolio and the Treasury Money Market Master Portfolio, incorporated by reference to Amendment No. 28 to the Registration Statement, filed January 28, 2005.

(e)	Not Applicable.

(f)	Not Applicable.

(g)	Custody Agreement with Investors Bank & Trust Co. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(1)	Administration Agreement with Barclays Global Investors, N.A. (“BGI”) on behalf of each Master Portfolio, incorporated by reference to Amendment No. 20 to the Registration Statement, filed April 30, 2003.

(h)(2)	Sub-Administration Agreement with Investors Bank & Trust and Barclays Global Investors, N.A. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(h)(3)	Third Party Feeder Fund Agreement by and among Strong Equity Funds, Inc., Strong Funds Distributors, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 7 to the Registration Statement, filed August 31, 1998.

(h)(4)	Third Party Feeder Fund Agreement by and among Hewitt Series Funds, Hewitt Services LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(5)	First Amendment to the Third Party Feeder Fund Agreement by and among Hewitt Series Funds, Hewitt Services LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(6)	Third Party Feeder Fund Agreement by and among Diversified Investors Stock Index Fund, Diversified Investors Securities Corporation and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(7)	Third Party Feeder Fund Agreement by and among Diversified Institutional Stock Index Fund, Diversified Investors Securities Corporation and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(8)	Third Party Feeder Fund Agreement by and among Vantagepoint Funds, ICMA - RC Services, LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

Exhibit	Description

(h)(9)	Amended and Restated Third Party Feeder Fund Agreement by and among E*Trade Funds, E*Trade Securities and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(10)	Amendment No. 2 to the Amended and Restated Third Party Feeder Fund Agreement by and among E*Trade Funds, E*Trade Securities and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(11)	Third Party Feeder Fund Agreement by and among X.Com Funds, X.Com Asset Management, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(12)	Third Party Feeder Fund Agreement by and among Atlas Assets, Inc., Atlas Securities, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(13)	Third Party Feeder Fund Agreement by and among BB&T Funds, BISYS Fund Services Limited Partnership and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(14)	Third Party Feeder Fund Agreement by and among State Farm Mutual Fund Trust, State Farm VP Management Corp. and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(i)	Consent of Counsel (Morrison & Foerster LLP), filed herewith.

(j)(1)	Consent of Independent Auditors (PricewaterhouseCoopers, LLP) filed herewith.

(j)(2)	Power of Attorney for Mary G.F. Bitterman, Jack S. Euphrat, Lee T. Kranefuss, Richard K. Lyons and Leo Soong, incorporated by reference to Amendment No. 20 to the Registration Statement, filed April 30, 2003.

(k)	Not Applicable.

(l)	Not Applicable.

(m)	Not Applicable.

(n)	Not Applicable.

(p)(1)	Joint Code of Ethics of BGIF and MIP, filed herewith.

(p)(2)	Code of Ethics of Barclays Global Fund Advisors, incorporated by reference to Amendment No. 14, filed April 30, 2001.

(p)(3)	Code of Ethics of SEI filed herewith.

Item 24.	Persons Controlled by or Under Common Control with Registrant

As of April 1, 2005, each Fund listed below owned the following percentages of the outstanding beneficial interests of the corresponding Master Portfolios of MIP. For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that a Fund in the table below is identified as the beneficial owner of more than 25% of the corresponding Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.

Master Portfolio	Fund	Percentage of beneficial interests held
Active Stock Master Portfolio (MIP)	LifePath 2020 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	36%

	LifePath 2030 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	26%

Bond Index Master Portfolio (MIP)	Bond Index Fund	100%

CoreAlpha Bond Master Portfolio (MIP)	LifePath 2010 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	34%

	LifePath 2020 Portfolio Barclays Global Investors Funds 45 Fremont Street San Francisco, CA 94105	35%

Government Money Market Master Portfolio (MIP)	Government Money Market Fund	100%

Treasury Money Market Master Portfolio (MIP)	Treasury Money Market Fund	100%

Money Market Master Portfolio (MIP)	Institutional Money Market Fund	90%

LifePath Retirement Master Portfolio (MIP)	LifePath Retirement Portfolio	52%

	State Farm LifePath Income Portfolio One Sate Farm Plaza Bloominton, IL 61791	48%

LifePath 2010 Master Portfolio (MIP)	LifePath 2010 Portfolio	62%

	State Farm LifePath Income Portfolio One Sate Farm Plaza Bloominton, IL 61791	38%

LifePath 2020 Master Portfolio (MIP)	LifePath 2020 Portfolio	65%

	State Farm LifePath Income Portfolio One Sate Farm Plaza Bloominton, IL 61791	35%

LifePath 2030 Master Portfolio (MIP)	LifePath 2030 Portfolio	64%

	State Farm LifePath Income Portfolio One Sate Farm Plaza Bloominton, IL 61791	36%

LifePath 2040 Master Portfolio (MIP)	LifePath 2040 Portfolio	61%

	State Farm LifePath Income Portfolio One Sate Farm Plaza Bloominton, IL 61791	39%

5

Prime Money Market Master Portfolio (MIP)	Prime Money Market Fund	89%

Russell 2000 Master Portfolio (MIP)	State Farm Russell 2000 Index Fund One State Farm Plaza Bloomington, IL 61710	100%

International Index Master Portfolio (MIP)	State Farm EAFE Index Fund One State Farm Plaza Bloomington, IL 61791	100%

Item 25.	Indemnification

Reference is made to Article IX of the Registrant’s Declaration of Trust. The application of these provisions is limited by Article 10 of the Registrant’s By-Laws and by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 26.	Business and Other Connections of Investment Adviser.

The Master Portfolios are advised by BGFA, a wholly-owned subsidiary of BGI. BGFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

The directors and officers of BGFA consist primarily of persons who during the past two years have been active in the investment management business. Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. Information as to the executive officers and directors of BGFA is included in its Form ADV initially filed with the SEC (File No. 801-22609) on November 15, 1984 and updated thereafter and is incorporated herein by reference.

Item 27.	Principal Underwriters.

(a) The Registrant’s placement agent, SEI, acts as distributor for:

SEI Daily Income Trust	July 15, 1982
SEI Liquid Asset Trust	November 29, 1982
SEI Tax Exempt Trust	December 3, 1982
SEI Index Funds	July 10, 1985
SEI Institutional Managed Trust	January 22, 1987
SEI Institutional International Trust	August 30, 1988
The Advisors’ Inner Circle Fund	November 14, 1991
The Advisors’ Inner Circle Fund II	January 28, 1993
Bishop Street Funds	January 27, 1995
SEI Asset Allocation Trust	April 1, 1996
SEI Institutional Investments Trust	June 14, 1996
HighMark Funds	February 15, 1997
Oak Associates Funds	February 27, 1998
The Nevis Fund, Inc.	June 29, 1998
CNI Charter Funds	April 1, 1999
Amerindo Funds Inc.	July 13, 1999
iShares Inc.	January 28, 2000
JohnsonFamily Funds, Inc.	November 1, 2000
The MDL Funds	January 24, 2001
Causeway Capital Management Trust	September 20, 2001
The Japan Fund, Inc.	October 7, 2002
TT International U.S.A. Master Trust	October 6, 2003
TT International U.S.A. Feeder Trust	October 6, 2003
AHA Investment Funds, Inc.	April 11, 2005

SEI provides numerous financial services to investment managers, pension plan sponsors, and bank trust departments. These services include portfolio evaluation, performance measurement and consulting services and automated execution, clearing and settlement of securities transactions.

(b) The following is information with respect to each director, officer or partner of SEI. The principal business address of each director or officer is One Freedom Valley Drive, Oaks, PA 19456.

Name	Positions and Offices with SEI	Positions and Offices with BGIF
William M. Doran	Director Chairman of the Board	N/A
Carl A. Guarino	Director Executive Vice President	N/A
Edward D. Loughlin	Director Executive Vice President	N/A
Mark J. Held	Vice President	N/A
Kevin Barr	President and Chief Operating Officer	N/A
Maxine Chou	Chief Financial Officer & Treasurer	N/A
John Munch	Vice President & General Counsel	N/A
Kenneth Zimmer	Senior Vice President	N/A
Jack May	Vice President	N/A
Kevin P. Robins	Senior Vice President	N/A
Wayne M. Withrow	Director Executive Vice President	N/A
Timothy D. Barto	Assistant Secretary	N/A
Robert Crudup	Senior Vice President	N/A
Richard A. Deak	Assistant Secretary	N/A
Scott W. Dellorfano	Vice President	N/A
Lydia A. Gavalis	Assistant Secretary	N/A
Greg Gettinger	Vice President	N/A
Karen LaTourette	Compliance Officer & Assistant Secretary	N/A

Maria Rinehart	Vice President	N/A
Michael Farrell	Vice President	N/A
Lori L. White	Assistant Secretary	N/A
William E. Zitelli Jr.	Vice President & Assistant Secretary	N/A

(c) Not applicable.

Item 28.	Location of Accounts and Records

(a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, “Records”) at the offices of IBT, 200 Clarendon Street, Boston, Massachusetts 02116.

(b) BGFA and BGI maintain all Records relating to their services as adviser and administrator, respectively, at 45 Fremont Street, San Francisco, California 94105.

(c) SEI maintains all Records relating to its services as distributor at One Freedom Valley Drive, Oaks, Pennsylvania 19456.

(d) IBT maintains all Records relating to its services as sub-administrator and custodian at 200 Clarendon Street, Boston, Massachusetts 02116.

Item 29.	Management Services

Other than as set forth under the captions “Item 5, Management, Organization and Capital Structure” in Part A of this Registration Statement, and “Item 12, Management of the Trust” and “Item 14, Investment Advisory and Other Services” in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 30.	Undertakings

Not applicable.

SIGNATURES

Master Investment Portfolio has duly caused this Post-Effective Amendment to the Registration Statement on Form N-1A of Barclays Global Investors Funds to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, State of California on the 29th day of April, 2005.

MASTER INVESTMENT PORTFOLIO

By:	/s/ Michael A. Latham
Michael A. Latham
Secretary and Treasurer (Principal Financial and Accounting Officer)

This Post-Effective Amendment to the Registration Statement on Form N-1A of Barclays Global Investors Funds has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title

/s/ Michael A. Latham Michael A. Latham	Secretary and Treasurer (Principal Financial and Accounting Officer)	April 29, 2005

* (Mary G. F. Bitterman)	Trustee	April 29, 2005

* (Jack S. Euphrat)	Trustee	April 29, 2005

* (Lee T. Kranefuss)	Chairman, President and Trustee (Principal Executive Officer)	April 29, 2005

* (Richard K. Lyons)	Trustee	April 29, 2005

* (Leo Soong)	Trustee	April 29, 2005

*By:	/s/ Michael A. Latham
Michael A. Latham
As Attorney-in-Fact pursuant to powers of attorney as previously filed.

Exhibit Index

(i)	Legal Opinion and Consent of Counsel.

(j) (1)	Consent of PricewaterhouseCoopers LLC.

(p) (1)	Joint Code of Ethics of BGIF and MIP.

(p) (3)	Code of Ethics of SEI.